    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 8, 1998

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                       AMERICAN INTERNATIONAL GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                               6331                              13-2592361
  (STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL               (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)             IDENTIFICATION NUMBER)

                                 70 PINE STREET
                            NEW YORK, NEW YORK 10270
                                 (212) 770-7000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                               FLORENCE A. DAVIS
                       VICE PRESIDENT AND GENERAL COUNSEL
                       AMERICAN INTERNATIONAL GROUP, INC.
                                 70 PINE STREET
                            NEW YORK, NEW YORK 10270
                                 (212) 770-7000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

                NEIL T. ANDERSON, ESQ.                                CRAIG M. WASSERMAN, ESQ.
                 SULLIVAN & CROMWELL                               WACHTELL, LIPTON, ROSEN & KATZ
                   125 BROAD STREET                                     51 WEST 52ND STREET
                  NEW YORK, NY 10004                                     NEW YORK, NY 10019
                    (212) 558-4000                                         (212) 403-1000

                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement is declared effective and all other conditions to the merger (the "Merger") of SunAmerica Inc. ("SunAmerica") with and into the Registrant pursuant to the Agreement and Plan of Merger described in the enclosed Joint Proxy Statement/Prospectus have been satisfied or waived.
    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Securities Act"), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------
    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                              PROPOSED MAXIMUM        PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF              AMOUNT TO             OFFERING PRICE        AGGREGATE OFFERING          AMOUNT OF
 SECURITIES TO BE REGISTERED(1)       BE REGISTERED(2)           PER SHARE                PRICE(3)          REGISTRATION FEE(4)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $2.50 per
  share..........................       206,249,985                 N.A.             $14,157,071,301.80        $4,176,336.04
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) This Registration Statement relates to the common stock, par value $2.50 per share (the "AIG Common Stock"), of the Registrant estimated to be issuable to holders of common stock, par value $1.00 per share (the "SunAmerica Common Stock"), of SunAmerica in connection with the Merger.
(2) The number of shares to be registered pursuant to this Registration Statement is based on the maximum number of shares of AIG Common Stock estimated to be issuable to shareholders of SunAmerica upon the consummation of the Merger, based on a total number of outstanding shares of SunAmerica Common Stock of 241,228,052, which represents that number of shares of SunAmerica Common Stock expected to be outstanding immediately prior to the Effective Time (including shares issuable upon redemption and conversion of certain securities of SunAmerica and exercises pursuant to incentive plans of SunAmerica), multiplied by the exchange ratio of 0.855 of a share of AIG Common Stock for each share of SunAmerica Common Stock.
(3) Pursuant to Rules 457(f)(1) and 457(c) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum offering price is equal to the market value of the SunAmerica Common Stock to be cancelled in the Merger and is based upon $58.6875, the average of the high and low sale prices per share of SunAmerica Common Stock on the New York Stock Exchange Composite Tape on October 6, 1998.
(4) Calculated by multiplying .000295 by the proposed maximum aggregate offering price. $2,986,067.66 of such amount is offset pursuant to Rule 457 by fees previously paid in connection with the Schedule 14A filed jointly by the Registrant and SunAmerica on September 18, 1998.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

AMERICAN INTERNATIONAL GROUP, INC.                               SUNAMERICA INC.

                        JOINT PROXY STATEMENT/PROSPECTUS

                 MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

The Boards of Directors of American International Group, Inc. and SunAmerica Inc. have agreed to a merger in which AIG will acquire SunAmerica. This proposed merger will join AIG with SunAmerica, a leading participant in asset accumulation products for both the retirement and pre-retirement markets, and will allow AIG to introduce SunAmerica's retirement products into domestic and international markets where the demand for private retirement products is growing rapidly.

In the merger, SunAmerica will merge with and into AIG, with AIG being the surviving corporation. Before the merger, each share of SunAmerica class B stock will be converted into one share of SunAmerica common stock. Holders of SunAmerica common stock (including holders who will receive shares of SunAmerica common stock upon conversion of their shares of SunAmerica class B stock) will receive 0.855 of a share of AIG common stock in exchange for each share of SunAmerica common stock.

We estimate that approximately 206,249,985 shares of AIG common stock will be issued, or issuable upon the exercise of options we expect to be outstanding, to SunAmerica shareholders upon completion of the merger. These shares will represent approximately 16.3% of the outstanding shares of common stock of AIG after the merger on a diluted basis. Likewise, the shares of AIG common stock held by AIG shareholders before the merger will represent approximately 83.7% of the outstanding shares of AIG common stock after the merger on a diluted basis. AIG shareholders will continue to own their existing shares after the merger.

We cannot complete the merger unless we obtain the necessary government approvals and unless the shareholders of both our companies approve it. Each of us will hold a special meeting of our shareholders to consider and vote on this merger proposal. This document describes those meetings and the merger. YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend your shareholder meeting, please take the time to vote by completing and mailing the enclosed proxy card to us. If you date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote "FOR" the merger. If you do not return your card, or if you do not instruct your broker how to vote any shares held for you in "street name", the effect will be the same as a vote against the merger.

The dates, times and places of the special meetings are as follows:

             FOR AIG SHAREHOLDERS:                         FOR SUNAMERICA SHAREHOLDERS:
                 72 Wall Street                             Park Hyatt at Century City
                  Eighth Floor                                   The Grand Salon
               New York, New York                            2151 Avenue of the Stars
    November 18, 1998, 3:00 P.M., local time                 Los Angeles, California
                                                    November 18, 1998, 11:30 A.M., local time

This Joint Proxy Statement/Prospectus gives you detailed information about the merger we are proposing, and it includes our merger agreement as Appendix A. You can also obtain information about our companies from publicly available documents we have each filed with the Securities and Exchange Commission. We encourage you to read this entire document carefully.

WE ENTHUSIASTICALLY SUPPORT THIS COMBINATION OF OUR COMPANIES AND JOIN WITH THE OTHER MEMBERS OF OUR BOARDS OF DIRECTORS IN RECOMMENDING THAT YOU VOTE IN FAVOR OF THE MERGER.


              [/s/ M.R. GREENBERG]                              [/s/ ELI BROAD]
                M. R. GREENBERG                                     ELI BROAD
      CHAIRMAN AND CHIEF EXECUTIVE OFFICER             CHAIRMAN AND CHIEF EXECUTIVE OFFICER
       AMERICAN INTERNATIONAL GROUP, INC.                        SUNAMERICA INC.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS JOINT PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

             JOINT PROXY STATEMENT/PROSPECTUS DATED OCTOBER 7, 1998 AND FIRST MAILED TO SHAREHOLDERS ON OR ABOUT OCTOBER 13, 1998

                                   [AIG LOGO]

                       AMERICAN INTERNATIONAL GROUP, INC.

                      70 PINE STREET, NEW YORK, N.Y. 10270
                            ------------------------

                NOTICE OF SPECIAL MEETING OF COMMON SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 18, 1998
                            ------------------------

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of American International Group, Inc., a Delaware corporation ("AIG"), will be held on November 18, 1998, at 3:00 P.M., local time, at the offices of AIG at 72 Wall Street, Eighth Floor, New York, New York, for the following purposes:

          1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 19, 1998 (the "Merger Agreement"), between SunAmerica Inc., a Maryland corporation ("SunAmerica"), and AIG, pursuant to which SunAmerica will be merged with and into AIG (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement, as more fully described in the attached Joint Proxy Statement/Prospectus. A copy of the Merger Agreement is set forth as Appendix A to the attached Joint Proxy Statement/Prospectus.

          2. To transact such other business as may properly be brought before the Special Meeting, or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on October 9, 1998 as the record date for determining the shareholders entitled to vote at the Special Meeting and any adjournments or postponements thereof. Accordingly, only shareholders of record on such date are entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof.

     The affirmative vote of the holders of a majority of the outstanding shares of AIG common stock is necessary to approve and adopt the Merger Agreement and the Merger. An abstention from voting or a broker non-vote will have the same effect as a vote against approval and adoption of the Merger Agreement and the Merger. Holders of AIG common stock are not entitled to dissenters' rights with respect to the proposals to be voted on at the Special Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER, DECLARED THAT THE MERGER AGREEMENT AND THE MERGER ARE ADVISABLE AND DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, AIG AND ITS SHAREHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

                                          By Order of the Board of Directors

                                          /s/ Kathleen E. Shannon

                                          Kathleen E. Shannon
                                          Secretary

October 7, 1998
New York, New York

     IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON. ACCORDINGLY, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE SHARES REGISTERED IN YOUR NAME (AND, IF YOU HAVE A PROPER POWER OF ATTORNEY, REGISTERED IN A NOMINEE'S NAME) IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                               [SunAmerica LOGO]
                            ------------------------

          NOTICE OF SPECIAL MEETING OF COMMON AND CLASS B SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 18, 1998
                            ------------------------

     NOTICE IS HEREBY GIVEN that a Special Meeting of common and class B shareholders of SunAmerica Inc., a Maryland corporation ("SunAmerica"), will be held on November 18, 1998, at 11:30 A.M., local time, in the Grand Salon of the Park Hyatt at Century City, 2151 Avenue of the Stars, Los Angeles, California, for the following purposes:

          1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 19, 1998 (the "Merger Agreement"), between SunAmerica and American International Group, Inc., a Delaware corporation ("AIG"), pursuant to which SunAmerica will be merged with and into AIG (the "Merger") upon the terms and subject to the conditions set forth in the Merger Agreement, as more fully described in the attached Joint Proxy Statement/Prospectus. A copy of the Merger Agreement is set forth as Appendix A to the attached Joint Proxy Statement/Prospectus.

          2. To transact such other business as may properly be brought before the Special Meeting, or any adjournments or postponements thereof.

     The Board of Directors has fixed the close of business on October 9, 1998 as the record date for determining the common and class B shareholders entitled to vote at the Special Meeting and any adjournments or postponements thereof. Accordingly, only common and class B shareholders of record on such date are entitled to vote at the Special Meeting and any adjournments or postponements thereof.

     The affirmative vote of the holders of two-thirds of the outstanding shares of SunAmerica common stock and the holders of two-thirds of the outstanding shares of SunAmerica class B stock, each voting separately as a class, is necessary to approve and adopt the Merger Agreement and the Merger. An abstention from voting or a broker non-vote will have the same effect as a vote against approval and adoption of the Merger Agreement and the Merger. Holders of SunAmerica common stock and class B stock are not entitled to appraisal rights with respect to any of the proposals to be voted on at the Special Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER, DECLARED THAT THE MERGER AGREEMENT AND THE MERGER ARE ADVISABLE AND DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, SUNAMERICA AND ITS SHAREHOLDERS. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT COMMON AND CLASS B SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

                                          By Order of the Board of Directors

                                          /s/ Susan L. Harris
                                          Susan L. Harris
                                          Senior Vice President and Secretary

October 7, 1998
Los Angeles, California

     GIVEN THE SIGNIFICANT PROPORTION OF VOTES REQUIRED TO APPROVE THE MERGER, IT IS PARTICULARLY IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING, WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON. ACCORDINGLY, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE SHARES REGISTERED IN YOUR NAME (AND, IF YOU HAVE A PROPER POWER OF ATTORNEY, REGISTERED IN A NOMINEE'S NAME) IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING STATEMENTS

     This Joint Proxy Statement/Prospectus contains certain forward-looking statements with respect to the financial condition, results of operations and business of each of AIG and SunAmerica. These statements may be made directly in this document referring to AIG or SunAmerica, or may be "incorporated by reference" to other documents filed with the Securities and Exchange Commission by SunAmerica and may include statements for the period following the consummation of the merger. You can find many of these statements by looking for words such as "believes", "expects", "anticipates", "estimates" or similar expressions in this Joint Proxy Statement/Prospectus or, in the case of SunAmerica, incorporated herein.

     These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Factors that may cause actual results to differ from those contemplated by the forward-looking statements include, among others, the following possibilities:

     - Competitive pressures in the insurance, banking, broker-dealer, investment banking or financial services industries may increase significantly.

     - Changes in the interest rate environment may reduce profit margins.

     - General economic or business conditions, both domestic and foreign, may be less favorable than expected, resulting in, among other things, lower than expected revenues.

     - Costs or difficulties related to the integration of the businesses of AIG and SunAmerica may be greater than expected.

     - Legislative or regulatory changes may adversely affect the businesses in which AIG and SunAmerica are engaged.

     - The rate of customer bankruptcies may increase.

     - Necessary technological changes (including changes to address "Year 2000" data systems issues) may be more difficult or expensive to make than anticipated.

     - Adverse changes may occur in the securities markets.

     Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. SunAmerica's shareholders and AIG shareholders are cautioned not to place undue reliance on such statements, which speak only as of the date of this Joint Proxy Statement/Prospectus or, in the case of SunAmerica documents incorporated by reference, the date of such document.

     All subsequent written and oral forward-looking statements attributable to AIG or SunAmerica or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Neither AIG nor SunAmerica undertakes any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this Joint Proxy Statement/Prospectus or to reflect the occurrence of unanticipated events.

                      REFERENCES TO ADDITIONAL INFORMATION

     This Joint Proxy Statement/Prospectus incorporates important business and financial information about AIG and SunAmerica from documents that are not included in or delivered with this document. This information is available to you without charge upon your written or oral request. You can obtain documents incorporated by reference in this Joint Proxy Statement/Prospectus (other than certain exhibits to those documents) by requesting them in writing or by telephone from the appropriate company at the following addresses:

AMERICAN INTERNATIONAL GROUP, INC.          SUNAMERICA INC.
70 Pine Street                              1 SunAmerica Center
New York, New York 10270                    Century City
(212) 770-7074                              Los Angeles, California 90067-6022
Attention: Director of Investor Relations   (310) 772-6235
                                            E-mail: investor@sunamerica.com
                                            Attention: Vice President, Investor Relations

     If you would like to request documents, please do so by November 9, 1998 in order to receive them before the AIG special meeting or the SunAmerica special meeting, as applicable.

              See "Where You Can Find More Information" (page 79).

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS...    i
REFERENCES TO ADDITIONAL INFORMATION........................   ii
QUESTIONS AND ANSWERS ABOUT THE AIG/SUNAMERICA MERGER.......    1
SUMMARY.....................................................    3
  The Companies.............................................    3
  The Special Meetings......................................    3
  Record Date; Vote Required................................    3
  Recommendations to Shareholders...........................    4
  The Merger................................................    4
  The Merger Agreement......................................    7
  Related Agreements and Transactions.......................    8
  Comparison of Rights of SunAmerica Shareholders and AIG
     Shareholders...........................................    8
  Comparative Per Share Market Price Information............    9
  Listing of AIG Common Stock...............................    9
MARKET PRICE AND DIVIDEND INFORMATION.......................   10
  Dividend Information......................................   10
  Recent Closing Prices.....................................   11
  Number of Shareholders....................................   11
SELECTED CONSOLIDATED FINANCIAL DATA........................   12
COMPARATIVE PER SHARE DATA..................................   14
THE AIG SPECIAL MEETING.....................................   15
  General; Dates, Times and Places..........................   15
  Purpose of the AIG Special Meeting........................   15
  Revocation of Proxies.....................................   15
  Record Date; Vote Required................................   15
  Quorum....................................................   16
  Expenses of Solicitation..................................   16
  Recommendation of AIG Board...............................   16
  Miscellaneous.............................................   17
THE SUNAMERICA SPECIAL MEETING..............................   18
  General; Dates, Times and Places..........................   18
  Purpose of the SunAmerica Special Meeting.................   18
  Revocation of Proxies.....................................   18
  Record Date; Vote Required................................   18
  Quorum....................................................   19
  Expenses of Solicitation..................................   20
  Recommendation of SunAmerica Board........................   20
  Miscellaneous.............................................   20

                                                              PAGE
                                                              ----
THE MERGER..................................................   21
  General...................................................   21
  Background of the Merger..................................   22
  AIG Reasons for the Merger; Recommendation of the AIG
     Board..................................................   23
  SunAmerica Reasons for the Merger; Recommendation of the
     SunAmerica Board.......................................   24
  Opinion of AIG's Financial Advisor........................   25
  Opinions of SunAmerica's Financial Advisors...............   29
  Certain Federal Income Tax Consequences of the Merger.....   34
  Required Regulatory Filings and Approvals.................   35
  Resale of AIG Common Stock................................   37
  Management and Operations Following the Merger............   38
  Interests of Certain Persons in the Merger................   38
  Absence of Appraisal Rights...............................   40
  Accounting Treatment......................................   40
  Public Trading Markets....................................   40
THE MERGER AGREEMENT........................................   41
  General; Merger Consideration.............................   41
  Terms of the Merger.......................................   41
  Closing; Effective Time...................................   42
  Exchange of Certificates..................................   42
  Distributions with Respect to Unexchanged Shares;
     Transfers..............................................   42
  Treatment of SunAmerica Series E Preferred Shares,
     SunAmerica Depositary Shares and SunAmerica Security
     Units..................................................   43
  Corporate Governance......................................   43
  Conditions of the Merger..................................   43
  Certain Covenants.........................................   45
  Representations and Warranties............................   50
  Termination...............................................   51
  Expenses and Termination Fees.............................   51
  Amendment and Waiver; Right to Revise Form of Merger......   52
RELATED AGREEMENTS AND TRANSACTIONS.........................   53
  Voting Agreement..........................................   53
INFORMATION REGARDING AIG...................................   54
INFORMATION REGARDING SUNAMERICA............................   55
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF AIG AND
  SUNAMERICA................................................   56
DESCRIPTION OF AIG CAPITAL STOCK............................   67
  General...................................................   67
  AIG Common Stock..........................................   67
  AIG Preferred Stock.......................................   67

                                                              PAGE
                                                              ----
COMPARISON OF RIGHTS OF SUNAMERICA SHAREHOLDERS AND AIG
  SHAREHOLDERS..............................................   68
  Authorized Stock..........................................   68
  Election and Size of Board of Directors...................   68
  Standards of Conduct for Directors........................   69
  Limitation of Liability of Directors and Officers.........   69
  Indemnification of Directors and Officers.................   70
  Removal of Directors......................................   71
  Vacancies on the Board of Directors.......................   71
  Action By Written Consent.................................   72
  Amendments to Charter.....................................   72
  Amendments to By-Laws.....................................   72
  Special Meetings of Shareholders..........................   72
  Vote on Extraordinary Corporate Transactions..............   73
  Inspection of Documents...................................   73
  Dividends and Other Distributions.........................   73
  Appraisal Rights of Dissenting Shareholders...............   74
  Preemptive Rights.........................................   75
  Special Redemption Provisions.............................   75
  Absence of Rights Plan....................................   76
  State Antitakeover Statutes...............................   76
  Transactions with Interested Directors....................   78
LEGAL MATTERS...............................................   78
EXPERTS.....................................................   78
FUTURE SHAREHOLDER PROPOSALS................................   79
WHERE YOU CAN FIND MORE INFORMATION.........................   79

APPENDIX A  --   Agreement and Plan of Merger between SunAmerica Inc. and
                 American International Group, Inc., dated as of August 19,
                 1998
APPENDIX B  --   Voting Agreement between Eli Broad and American
                 International Group, Inc., dated as of August 19, 1998
APPENDIX C  --   Fairness Opinion of Morgan Stanley & Co. Incorporated, dated
                 August 19, 1998
APPENDIX D  --   Fairness Opinion of Goldman, Sachs & Co., dated August 19,
                 1998
APPENDIX E  --   Fairness Opinion of Wasserstein Perella & Co., Inc., dated
                 August 19, 1998

                        INDEX OF SELECTED DEFINED TERMS

                                                  PAGE
                                                  ----
1940 Act........................................   36
1997 ESPP.......................................   48
20th Century....................................   54
Acquisition Proposal............................   47
Advisers Act....................................   36
Advisory Clients................................   36
Advisory Entities...............................   36
Affiliate Letter................................   37
Aggregate Equity Consideration..................   32
AICCO...........................................   54
AIG.............................................   10
AIG Board.......................................   10
AIG By-Laws.....................................   16
AIG Certificate.................................   16
AIG Common Stock................................   10
AIG Historical Stock Prices.....................   32
AIG Preferred Stock.............................   67
AIG Record Date.................................   15
AIG Requisite Vote..............................   15
AIG Shareholders................................   15
AIG Special Meeting.............................   15
AIGFP...........................................   54
AIGTG...........................................   54
Antitrust Division..............................   35
Articles of Merger..............................   21
CIBC Act........................................   36
Closing.........................................   42
Closing Date....................................   42
Code............................................   23
Commission......................................   12
Comparable Asset Accumulators...................   26
Comparable Asset Managers.......................   26
Comparable Life and Annuity Companies...........   26
Comparable Public Companies.....................   26
Delaware Certificate of Merger..................   21
Department......................................   21
DGCL............................................   16
Effective Time..................................   21
EPS.............................................   33
ERISA...........................................   50
Exchange Act....................................   16
Exchange Agent..................................   42
Exchange Fund...................................   42
Exchange Ratio..................................   21
Excluded Shares.................................   21
FAS 115.........................................   26
FDIC............................................   36
Form A..........................................   35
Form E..........................................   36
Fowler Agreement................................   38
FTC.............................................   35
Fund Clients....................................   36
GICs............................................   55
Goldman Sachs...................................   22
Goldman Sachs Engagement Letter.................   29
Goldman Sachs Opinion...........................   29
Governmental Consents...........................   44
Governmental Entity.............................   44
HSR Act.........................................   35
IBES............................................   27
ILFC............................................   54
Incentive Payments..............................   38

                                                  PAGE
                                                  ----
Investment Contracts............................   36
Joint Proxy Statement/Prospectus................   15
Krat Agreement..................................   38
LTIP............................................   39
LTM.............................................   32
MacKenzie.......................................   16
Merger..........................................   15
Merger Agreement................................   15
Merger Consideration............................   21
MGCL............................................   19
MGCL Interested Stockholder.....................   76
Morgan Stanley..................................   22
Morgan Stanley Opinion..........................   25
Morrow..........................................   20
NASD............................................   37
New Shares......................................   53
NYSE............................................   10
Order...........................................   44
Precedent Transactions..........................   27
Registration Statement..........................   44
Representatives.................................   47
S&P 500.........................................   26
Securities Act..................................   37
Selected Accumulation Companies.................   32
Selected Financial Services Industry
  Transactions..................................   32
Selected Life and Accumulation Industry
  Transactions..................................   32
Selected Other Financial Companies..............   33
Shares..........................................   53
SICO............................................   15
Starr Entities..................................   16
Starr...........................................   15
Starr Foundation................................   15
SunAmerica......................................   10
SunAmerica Award................................   39
SunAmerica Board................................   18
SunAmerica Broker-Dealers.......................   36
SunAmerica By-Laws..............................   19
SunAmerica Certificates.........................   42
SunAmerica Charter..............................   19
SunAmerica Class B Stock........................   18
SunAmerica Common Stock.........................   10
SunAmerica Depositary Shares....................   43
SunAmerica Historical Stock Prices..............   32
SunAmerica Nontransferable Class B Stock........   18
SunAmerica Option...............................   39
SunAmerica Record Date..........................   18
SunAmerica Reports..............................   46
SunAmerica Requisite Vote.......................   18
SunAmerica Security Units.......................   29
SunAmerica Series E Preferred Shares............   68
SunAmerica Series E Preferred Stock.............   68
SunAmerica Shareholders.........................   18
SunAmerica Special Meeting......................   18
SunAmerica Stock Plans..........................   39
Surviving Corporation...........................   41
TRH.............................................   54
U.S. GAAP.......................................   26
Voting Agreement................................   19
Wasserstein Perella.............................   22
Wasserstein Perella Opinion.....................   30
Wintrob Agreement...............................   38

             QUESTIONS AND ANSWERS ABOUT THE AIG/SUNAMERICA MERGER

Q: WHY ARE THE TWO COMPANIES PROPOSING TO MERGE?

A: AIG is the leading U.S.-based international insurance organization and among the largest underwriters of commercial and industrial coverages in the United States. SunAmerica is a leading participant in the retirement savings market, with the fifth largest retail securities sales force in the United States. The merger will join SunAmerica's wide array of products for the asset accumulation market with AIG's extensive global network to establish AIG as a leading provider of retirement savings products in both the domestic and international markets. To review the reasons for the merger in greater detail, see pages 23 through 25.

Q: WHAT DO I NEED TO DO NOW?

A: After you have carefully read this Joint Proxy Statement/Prospectus, just indicate on your proxy card how you want to vote, and sign and mail it in the enclosed prepaid return envelope marked "Proxy" as soon as possible, so that your shares may be represented and voted at the appropriate special meeting, as indicated below:

                               AIG SPECIAL MEETING:
                                 November 18, 1998
                               3:00 P.M., local time
                                  72 Wall Street
                                   Eighth Floor
                                New York, New York

                            SUNAMERICA SPECIAL MEETING:
                                 November 18, 1998
                              11:30 A.M., local time
                            Park Hyatt at Century City
                                  The Grand Salon
                             2151 Avenue of the Stars
                              Los Angeles, California

                           YOUR VOTE IS VERY IMPORTANT.

   Holders of a majority of the outstanding shares of AIG common stock must approve the merger, and therefore it is important that AIG shareholders return their signed proxy cards. Since holders of two-thirds of the outstanding shares of SunAmerica common stock and holders of two-thirds of the outstanding shares of SunAmerica class B stock, each voting separately as a class, must approve the merger, it is especially important that SunAmerica shareholders return their signed proxy cards.
   The AIG board of directors and the SunAmerica board of directors each unanimously recommends voting "FOR" the proposed merger.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
   SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted on the proposed merger, which will have the same effect as voting against the proposed merger.

Q: CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A: Yes. There are three ways in which you may revoke your proxy and change your vote. First, you may send a written notice to the party to whom you submitted your proxy stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy card. Third, you may attend the AIG special meeting or the SunAmerica special meeting, as applicable, and vote in person. Simply attending the special meeting, however, will not revoke your proxy. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, AIG will send SunAmerica shareholders written instructions for exchanging their share certificates. AIG shareholders will keep their existing share certificates.

Q: WHAT WILL HOLDERS OF SUNAMERICA COMMON STOCK AND HOLDERS OF SUNAMERICA CLASS
   B STOCK RECEIVE IN THE MERGER?

A: Before the completion of the merger, each share of SunAmerica class B stock will be converted into one share of SunAmerica common stock. Holders of shares of SunAmerica common stock (including those holders who will receive shares of SunAmerica common stock upon conversion of their shares of SunAmerica class B stock) will receive 0.855 of a share of AIG common stock in exchange for each share of SunAmerica common stock. AIG will not issue fractional shares of AIG common stock. Instead, cash will be paid with respect to fractional shares. For example, a holder of 100 shares of SunAmerica common stock would receive 85 shares of AIG common stock, plus a cash payment equal to the value of 0.50 of a share of AIG common stock.

Q: WHAT IS THE "EXCHANGE RATIO?"

A: The exchange ratio is the fraction of a share of AIG common stock into which each share of SunAmerica common stock will be converted upon completion of the merger. The exchange ratio will equal 0.855.

   Please note that because the exchange ratio is fixed and the market price of the shares of AIG common stock that SunAmerica shareholders will receive may fluctuate, SunAmerica shareholders cannot be sure of the market value of the shares of AIG common stock they will receive.

Q: WHAT WILL HOLDERS OF AIG COMMON STOCK RECEIVE IN THE MERGER?

A: Holders of AIG common stock will retain the shares of AIG common stock that they currently own and such shares will remain unchanged. However, as a result of the merger, they will own shares of a larger, more diversified company, as more fully described in this Joint Proxy Statement/Prospectus.

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working towards completing the merger as quickly as possible. In addition to the approvals of the holders of AIG common stock, SunAmerica common stock and SunAmerica class B stock, we must also obtain certain insurance and other regulatory approvals that are expected to be obtained following the special meetings. We expect to receive all of these approvals in late 1998 or early 1999.

Q: WHAT ARE THE TAX CONSEQUENCES OF THE MERGER?

A: We expect that for United States federal income tax purposes, your exchange of shares of SunAmerica common stock for shares of AIG common stock generally will not cause you to recognize any gain or loss. You will, however, recognize income or gain in connection with any cash received instead of fractional shares of AIG common stock. Your holding period for the AIG common stock received in the merger, which determines how any gain or loss should be treated for federal income tax purposes upon future sales of AIG common stock, generally will include the holding period for the common stock exchanged in the merger. For a more complete description of federal income tax considerations, see page 34.

Q: WILL THE COMPOSITION OF THE AIG BOARD OF DIRECTORS CHANGE AS A RESULT OF THE
   MERGER?

A: Yes. At the time the merger is completed, the AIG board of directors will elect two individuals designated by SunAmerica to the AIG board of directors. AIG and SunAmerica expect that the two designees will be Eli Broad, Chairman and Chief Executive Officer of SunAmerica, and Jay S. Wintrob, Vice Chairman of SunAmerica.

Q: WHAT OTHER MATTERS WILL BE VOTED ON AT THE SPECIAL MEETINGS?

A: We do not expect to ask you to vote on any matter other than the merger at either special meeting.

Q: WILL THE RIGHTS OF SUNAMERICA SHAREHOLDERS CHANGE AS A RESULT OF THE MERGER?

A: Yes. Currently, SunAmerica shareholder rights are governed by Maryland law and SunAmerica's Restated Charter and By-Laws, whereas AIG shareholder rights are governed by Delaware law and AIG's Restated Certificate of Incorporation and By-Laws. After the merger, SunAmerica shareholders will become shareholders of AIG, and therefore their rights will be governed by Delaware law and AIG's Restated Certificate of Incorporation and By-Laws. For a summary of certain differences between the rights of SunAmerica shareholders and the rights of AIG shareholders, see page 68.

Q: WHOM SHOULD SHAREHOLDERS CALL WITH QUESTIONS AND TO OBTAIN ADDITIONAL COPIES
   OF THE JOINT PROXY STATEMENT/PROSPECTUS?

A: AIG shareholders should call MacKenzie Partners, Inc. at 1-800-322-2885.

   SunAmerica shareholders should call Morrow & Co. at 1-800-566-9061.

                                    SUMMARY

     This brief summary highlights selected information from this Joint Proxy Statement/Prospectus. It does not contain all of the information that is important to you. We urge you to read carefully the entire Joint Proxy Statement/Prospectus and the other documents to which this document refers to understand fully the merger. See "Where You Can Find More Information" (page
79). Each item in this summary includes a page reference directing you to a more complete description of that item.

THE COMPANIES
----------------

AMERICAN INTERNATIONAL GROUP, INC. (PAGE 54)
70 Pine Street
New York, New York 10270
(212) 770-7000

AIG is a holding company with a market capitalization, as of September 30, 1998, of approximately $82.3 billion. Through its subsidiaries, AIG is primarily engaged in a broad range of insurance and insurance-related activities and financial services in the United States and abroad. AIG's primary activities include both general and life insurance operations.

AIG's general insurance subsidiaries are multiple line companies writing substantially all lines of property and casualty insurance. One or more of these companies is licensed to write substantially all of these lines in all states of the United States and in more than 100 foreign countries.

AIG's life insurance subsidiaries offer a wide range of traditional insurance and financial and investment products. One or more of these subsidiaries is licensed to write life insurance in all states in the United States and in more than 70 foreign countries.

SUNAMERICA INC. (PAGE 55)
1 SunAmerica Center
Century City
Los Angeles, California 90067-6022
(310) 772-6000

SunAmerica is a financial services company specializing in retirement savings and investment products and services with a market capitalization of approximately $13.2 billion as of September 30, 1998. The SunAmerica life companies collectively rank among the largest issuers of fixed and variable annuities and guaranteed investment contracts in the nation. SunAmerica achieves broad-based distribution through six of SunAmerica's wholly-owned broker-dealers, known as the SunAmerica Financial Network, as well as an extensive network of independent NASD broker-dealers, full service securities firms, insurance agents and major financial institutions. Complementing these businesses are SunAmerica's asset management operations and its trust company which provides administrative and custodial services to qualified retirement plans.

THE SPECIAL MEETINGS
-----------------------

AIG SHAREHOLDERS. (PAGE 15)

The AIG special meeting will be held on November 18, 1998 at 3:00 P.M., local time, at the offices of AIG at 72 Wall Street, Eighth Floor, New York, New York. At the AIG special meeting, you will be asked to:

1. approve and adopt the merger agreement and the merger of SunAmerica with and into AIG; and

2. act on other matters that may be brought before the AIG special meeting.

SUNAMERICA SHAREHOLDERS. (PAGE 18)

The SunAmerica special meeting will be held on November 18, 1998 at 11:30 A.M., local time, in the Grand Salon of the Park Hyatt at Century City, 2151 Avenue of the Stars, Los Angeles, California. At the SunAmerica special meeting, you will be asked to:

1. approve and adopt the merger agreement and the merger of SunAmerica with and into AIG; and

2. act on other matters that may be brought before the SunAmerica special meeting.

RECORD DATE; VOTE REQUIRED
------------------------------

AIG SHAREHOLDERS. (PAGE 15)

You may vote at the AIG special meeting if you owned AIG common stock at the close of business on October 9, 1998. On September 30, 1998, there were 1,049,959,401 shares of AIG common stock outstanding and entitled to vote. To approve and adopt the merger agreement and the merger, the holders of a majority of the shares of AIG common stock outstanding on October 9, 1998 must vote in favor of doing so. You can cast one vote for each share of AIG common stock that you owned on October 9, 1998.

SUNAMERICA SHAREHOLDERS. (PAGE 18)

You may vote at the SunAmerica special meeting if you owned SunAmerica common stock or SunAmerica class B stock at the close of business on October 9, 1998. On September 30, 1998, there were 179,580,522 shares of SunAmerica common stock and 16,272,702 shares of SunAmerica class B stock outstanding and entitled to vote. To approve and adopt the merger agreement and the merger, the holders of two-thirds of the shares of SunAmerica common stock outstanding on October 9, 1998 and holders of two-thirds of SunAmerica class B stock outstanding on October 9, 1998, each voting separately as a class, must vote in favor of doing so. You may cast one vote for each share of SunAmerica common stock and ten votes for each share of SunAmerica class B stock that you owned on October 9, 1998. Since Eli Broad, Chairman and Chief Executive Officer of SunAmerica, who owns approximately 82% of the outstanding shares of SunAmerica class B stock, has agreed in a voting agreement to vote his SunAmerica class B stock to approve the merger, the required two-thirds approval of the SunAmerica class B stock is assured.

RECOMMENDATIONS TO SHAREHOLDERS
-------------------------------------

AIG SHAREHOLDERS. (PAGE 16)

The AIG board of directors believes that the merger is fair to AIG and to you as an AIG shareholder and in your best interests, and unanimously recommends that you vote "FOR" the proposal to approve and adopt the merger agreement and the merger.

SUNAMERICA SHAREHOLDERS. (PAGE 20)

The SunAmerica board of directors believes that the merger is fair to SunAmerica and to you as a SunAmerica shareholder and in your best interests, and unanimously recommends that you vote "FOR" the proposal to approve and adopt the merger agreement and the merger.

THE MERGER
------------

GENERAL (PAGE 21)

We propose a merger in which SunAmerica will merge with and into AIG, with AIG being the surviving corporation. AIG will continue as a Delaware corporation and will retain its Restated Certificate of Incorporation and By-Laws. After the merger, SunAmerica will no longer exist; however, AIG intends to continue to operate SunAmerica's business separately from AIG's other operations at SunAmerica's Los Angeles headquarters under the SunAmerica name.

WHAT YOU WILL RECEIVE

SUNAMERICA SHAREHOLDERS. (PAGE 21)

As a result of the merger, you will receive 0.855 of a share of AIG common stock for each share of SunAmerica common stock that you own on the date of the merger. This number is referred to as the "exchange ratio". No fractional shares of AIG common stock will be issued. Instead, you will receive a check in payment of any fractional shares based on the market value of AIG common stock as of the date the merger is completed.

Because each share of SunAmerica class B stock will be converted into one share of SunAmerica common stock before the merger, holders of shares of SunAmerica class B stock will hold shares of SunAmerica common stock at the time of the merger and will receive 0.855 of a share of AIG common stock for each share of SunAmerica common stock which they hold as a result of the conversion.

Because the merger consideration is based on a fixed exchange ratio, the number of shares of AIG common stock that holders of common stock will receive for each share of SunAmerica common stock will not change even if the market prices of AIG common stock and SunAmerica common stock change before the merger is completed. Accordingly, the market value of AIG common stock to be received by SunAmerica shareholders in the merger may be less or more than the current market value of the comparable number of shares of AIG common stock.

YOU SHOULD NOT SEND IN YOUR STOCK CERTIFICATES UNTIL INSTRUCTED TO DO SO AFTER THE MERGER IS COMPLETED.

AIG SHAREHOLDERS. (PAGE 21)

As an AIG shareholder, each of your shares of AIG common stock will remain issued and outstanding as a share of AIG common stock. However, you will own shares of a larger, more diversified company, as more fully described in this Joint Proxy Statement/Prospectus.

YOU SHOULD NOT SEND IN YOUR STOCK CERTIFICATES BECAUSE YOU WILL NOT EXCHANGE YOUR STOCK CERTIFICATES IN CONNECTION WITH THE MERGER.

OWNERSHIP OF AIG FOLLOWING THE MERGER
(PAGE 21)

We estimate that approximately 206,249,985 shares of AIG common stock will be issued, or issuable upon the exercise of options we expect to be outstanding, to SunAmerica shareholders upon completion of the merger. These shares will represent approximately 16.3% of the outstanding shares of AIG common stock after the merger on a diluted basis. Likewise, the shares of AIG common stock held by AIG shareholders before the merger will represent approximately 83.7% of the outstanding shares of AIG common stock after the merger on a diluted basis. AIG shareholders will continue to own their existing shares after the merger.

REASONS FOR THE MERGER

AIG. (PAGE 23)

The AIG Board determined to recommend approval and adoption of the merger agreement and the merger based on a number of factors, including the following:

1. the AIG board of directors' review of the business, operations, financial condition, earnings and prospects of both AIG and SunAmerica;

2. current domestic and foreign industry, economic and market conditions;

3. the consistency of the merger with AIG's long-term business strategy;

4. potential synergies in connection with the merger;

5. the complementary nature of AIG's and SunAmerica's businesses;

6. the structure of the merger and the terms of the merger agreement and the voting agreement, including the fact that the merger is intended to be a "tax-free" reorganization for federal income tax purposes and to qualify for "pooling of interests" accounting treatment; and

7. the analyses, presentation and opinion of AIG's financial advisor, Morgan Stanley & Co. Incorporated.

SUNAMERICA. (PAGE 24)

The SunAmerica board of directors determined to recommend approval and adoption of the merger agreement and the merger based on a number of factors, including the following:

1. the SunAmerica board of directors' review of the business, operations, financial condition, earnings and prospects of both SunAmerica and AIG;

2. the anticipated benefits of the merger for SunAmerica's core retirement savings products and investment services businesses;

3. the combined company's expected strong credit position in the domestic and international markets;

4. the anticipated financial impact of the proposed transaction on the combined company's future financial performance and on the SunAmerica shareholders;

5. the premium represented by the exchange ratio as of the last trading day prior to the date on which the SunAmerica board of directors approved the merger;

6. the structure of the merger and the terms of the merger agreement and the voting agreement, including the fact that the merger is intended to be a "tax-free" reorganization for federal income tax purposes and to qualify for "pooling of interests" accounting treatment;

7. the fact that SunAmerica is expected to be operated separately within the AIG corporate group;

8. the complementary nature of AIG's and SunAmerica's businesses;

9. the analyses, presentations and opinions of SunAmerica's financial advisors, Goldman, Sachs & Co. and Wasserstein Perella & Co., Inc.; and

10. the opportunity for SunAmerica shareholders to participate in a larger, more diversified financial products and services company.

OPINIONS OF FINANCIAL ADVISORS

AIG. (PAGE 25)

Morgan Stanley & Co. Incorporated, which has served as AIG's financial advisor in connection with the merger, has delivered its written opinion dated August 19, 1998 to the AIG board of directors that as of such date the exchange ratio pursuant to the merger agreement is fair from a financial point of view to AIG. A copy of the opinion delivered by Morgan Stanley is attached to this document as

Appendix C. You should read the opinion in its entirety to understand the assumptions made, matters considered and limitations on the review undertaken by Morgan Stanley in providing this opinion.

SUNAMERICA. (PAGE 29)

Each of Goldman, Sachs & Co. and Wasserstein Perella & Co., Inc. has served as SunAmerica's financial advisor in connection with the merger and each has delivered its written opinion dated August 19, 1998 to the SunAmerica board of directors that as of such date the exchange ratio in the merger is fair from a financial point of view to the holders of SunAmerica common stock. A copy of the opinion delivered by Goldman Sachs is attached to this document as Appendix D and a copy of the opinion delivered by Wasserstein Perella is attached to this document as Appendix E. You should read these opinions in their entirety to understand the assumptions made, matters considered and limitations on the review undertaken by each of Goldman Sachs and Wasserstein Perella in providing its opinion.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES
(PAGE 34)

SunAmerica shareholders generally will not recognize taxable gain or loss for United States federal income tax purposes upon the exchange of SunAmerica common stock for AIG common stock, except with respect to any cash received instead of fractional shares of AIG common stock. The holding period for the AIG common stock received by SunAmerica shareholders in the merger, which determines how any gain or loss should be treated for federal income tax purposes upon future sales of AIG common stock, generally will include the holding period for the common stock exchanged in the merger.

We have conditioned the merger on our receipt of legal opinions that the federal income tax treatment will be as we have described in this document.

This tax treatment may not apply to certain SunAmerica shareholders and may depend on your specific situation and on variables not within our control. You should consult your own tax advisor for a full understanding of the tax consequences of the merger to you.

REGULATORY APPROVALS REQUIRED FOR THE MERGER (PAGE 35)

The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, required us to furnish certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and requires that a specified waiting period has expired or been terminated before the merger can be completed. Even after the waiting period expires or terminates, the Antitrust Division of the Department of Justice and the Federal Trade Commission will have the authority to challenge the merger on antitrust grounds before or after the merger is completed.

The merger is also subject to the receipt of certain approvals from various state and foreign insurance regulatory authorities and the expiration of specified waiting periods. In August and September 1998, AIG made all such applicable filings.

Because SunAmerica owns three premium finance companies, AIG is required to obtain approvals or make prior notice filings under the applicable change of control laws in certain states. By the end of October 1998, AIG expects to have made all such applicable filings.

In addition, because one of SunAmerica's subsidiaries is a trust company chartered by the State of Colorado and insured by the Federal Deposit Insurance Corporation, AIG is required to obtain approval from both the Federal Deposit Insurance Corporation and the Banking Board of the State of Colorado to acquire the trust company.

The merger is conditioned on the receipt of approvals and consents from certain of SunAmerica's fund and advisory clients representing at least 80% of the total assets which are subject to investment contracts with SunAmerica's fund and advisory clients.

We cannot predict whether we will obtain the required regulatory and other approvals within the time frame contemplated by the merger agreement or on conditions that would not be detrimental to AIG.

APPRAISAL RIGHTS FOR DISSENTING SHAREHOLDERS (PAGE 74)

Applicable law does not provide appraisal rights to dissenting shareholders in the merger.

THE MERGER AGREEMENT
-------------------------

The merger agreement is attached to this document as Appendix A. Please read the merger agreement in its entirety. It is the legal document that governs the merger.

EFFECTIVE TIME (PAGE 42)

The merger will occur shortly after all of the conditions to the completion of the merger have been satisfied. It is currently anticipated that the merger will occur in late 1998 or early 1999.

CONDITIONS TO COMPLETION OF THE MERGER (PAGE 43)

The completion of the merger depends on a number of conditions being satisfied, including the following:

1. approval of the merger by both AIG shareholders and SunAmerica shareholders;

2. approval by the New York Stock Exchange for the listing of the shares of AIG common stock to be issued in the merger;

3. approval of the merger by certain federal and state regulatory authorities and the expiration of applicable waiting periods;

4. the absence of any injunction or legal restraint blocking the merger, or of any proceeding by a government body trying to block the merger;

5. receipt by each of AIG and SunAmerica of legal opinions that the United States federal income tax treatment of AIG, SunAmerica and the holders of SunAmerica common stock will be as we have described in this document;

6. receipt by each of AIG and SunAmerica of letters from our respective independent accountants that the merger will qualify for "pooling of interests" accounting treatment;

7. receipt by each of AIG and SunAmerica of an affiliate letter from each person identified as an affiliate of the other; and

8. receipt of approvals and consents from certain fund and advisory clients of SunAmerica relating to investment contracts with SunAmerica's fund and advisory clients.

If the law permits, either of AIG or SunAmerica could choose to waive a condition to its obligation to complete the merger even though that condition has not been satisfied. We cannot be certain when (or if) the conditions to the merger will be satisfied or waived, or that the merger will be completed.

SUNAMERICA STOCK OPTIONS (PAGE 39)

When we complete the merger, each unexercised stock option to buy SunAmerica common stock outstanding under SunAmerica's stock option plans will become an option to purchase AIG common stock. The number of shares of AIG common stock subject to each new option, as well as the exercise price of each new option, will be adjusted to reflect the applicable terms of the merger.

ACCOUNTING TREATMENT (PAGE 40)

We expect the merger to qualify as a "pooling of interests", which means that we will treat our companies as if they had always been combined for accounting and financial reporting purposes.

TERMINATION OF THE MERGER AGREEMENT (PAGE 51)

We may agree in writing to terminate the merger agreement at any time without completing the merger, even after the shareholders of both our companies have approved it.

In addition, either of us may decide, without the consent of the other, to terminate the merger agreement if:

1. the merger has not been completed by June 30, 1999;

2. the SunAmerica shareholders or the AIG shareholders fail to approve the merger;

3. either SunAmerica or AIG breaches its representations, warranties or obligations under the merger agreement in a manner that would be reasonably likely to have a material adverse effect on the financial condition, operations, properties, business or results of operations of either SunAmerica or AIG or would have the effect of blocking or materially delaying the merger, and the breach cannot be cured;

4. an event has occurred or a circumstance exists which has a material adverse effect on the financial condition, operations, properties, business or results of operations of either SunAmerica or AIG or has the effect of blocking or materially delaying the merger; or

5. any legal restriction permanently restraining, enjoining or otherwise prohibiting completion of the merger has become final and non-appealable.

In addition, AIG may terminate the merger agreement if the SunAmerica board of directors withdraws or adversely modifies its approval or recommendation of the merger agreement or fails to reconfirm the recommendation.

TERMINATION FEES (PAGE 51)

SunAmerica has agreed to pay AIG a fee of $500 million if the merger agreement is terminated under circumstances in which another person approaches SunAmerica and proposes a merger or similar transaction and a merger or similar transaction thereafter occurs. AIG has agreed to pay SunAmerica a fee of $500 million if the merger agreement is terminated because the AIG shareholders fail to approve the merger.

AMENDMENT AND WAIVER (PAGE 52)

We may agree to amend the merger agreement, including changing the structure of the merger before its completion. After SunAmerica's shareholders or AIG's shareholders adopt the merger agreement, however, the agreement cannot be amended in any way that requires further shareholder approval under applicable law without first obtaining that approval. Also, each of us may waive our right to require the other party to adhere to the terms and conditions of the merger agreement, to the extent legally permissible.

RELATED AGREEMENTS AND TRANSACTIONS (PAGE 53)
----------------------------------------------------

VOTING AGREEMENT (PAGE 53)

To induce AIG to enter into the merger agreement, Eli Broad, Chairman and Chief Executive Officer of SunAmerica, entered into a voting agreement with AIG. Mr. Broad has agreed to vote all of his shares of SunAmerica common stock and SunAmerica class B stock "FOR" the approval and adoption of the merger agreement and the merger at the SunAmerica special meeting. In addition, the voting agreement provides that Mr. Broad will convert each share of SunAmerica class B stock held by him into one share of SunAmerica common stock immediately before the merger.

The voting agreement is attached to this document as Appendix B. Please read the voting agreement in its entirety.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGE 38)

Some of SunAmerica's directors and executive officers have interests in the merger that are different from, or in addition to, your interests as SunAmerica shareholders. These interests exist because of certain rights the officers and directors of SunAmerica have pursuant to the terms of certain benefit and compensation plans maintained by SunAmerica and also, in the case of the officers, pursuant to the terms of certain employment agreements with SunAmerica. These employment agreements may provide certain officers with severance benefits if their employment is terminated under specified circumstances following the merger. Some of these plans will provide for the accelerated vesting of or lapse of restrictions with respect to certain stock-based rights.

At the time the merger is completed, the AIG board of directors will elect two individuals designated by SunAmerica to the AIG board of directors. AIG and SunAmerica expect that the two SunAmerica designees will be Mr. Broad and Jay S. Wintrob, Vice Chairman of SunAmerica. Also, following the merger, AIG will indemnify the officers and directors of SunAmerica for certain events occurring before the merger.

The members of SunAmerica's board of directors knew about these additional interests, and considered them, when they approved the merger agreement.

COMPARISON OF RIGHTS OF SUNAMERICA SHAREHOLDERS AND AIG SHAREHOLDERS (PAGE 68)

The rights of SunAmerica's shareholders are currently governed by Maryland law and SunAmerica's Restated Charter and By-Laws whereas the rights of AIG shareholders are governed by Delaware law and AIG's Restated Certificate of Incorporation and By-Laws. Upon the completion of the merger, SunAmerica shareholders will become shareholders of AIG, and therefore their rights will be governed by Delaware law and by AIG's Restated Certificate of Incorporation and By-Laws. As a result of these different governing laws and organizational documents, SunAmerica shareholders will have different rights as holders of AIG common stock than they currently have as holders of SunAmerica common stock or SunAmerica class B stock.

COMPARATIVE PER SHARE MARKET PRICE INFORMATION (PAGE 10)

Shares of AIG common stock and SunAmerica common stock are listed on the New York Stock Exchange. AIG is listed under the symbol "AIG", and SunAmerica is listed under the symbol "SAI". On August 19, 1998, the last trading day before we announced the merger, AIG common stock closed at $94 5/8 per share, and SunAmerica common stock closed at $64 1/4 per share. On October 6, 1998, AIG common stock closed at $71 1/16 per share and SunAmerica common stock closed at $57 5/8 per share. SunAmerica class B stock is not publicly traded.

Based on the exchange ratio in the merger, which is 0.855 of a share of AIG common stock for each share of SunAmerica common stock, the market value of the consideration that SunAmerica shareholders would receive for each share of SunAmerica common stock would be $80.90 based on AIG's closing common stock price on August 19, 1998, and $60.76 based on AIG's closing common stock price on October 6, 1998.

The market price of both AIG and SunAmerica common stock will fluctuate prior to the merger. No assurance can be given as to the future prices or markets for AIG common stock or SunAmerica common stock. You should obtain current stock price quotations for both AIG and SunAmerica common stock.

LISTING OF AIG COMMON STOCK (PAGE 50)
---------------------------------------------

AIG has agreed to list the shares of AIG common stock to be issued in connection with the merger on the New York Stock Exchange.

                     MARKET PRICE AND DIVIDEND INFORMATION

     The common stock, par value $2.50 per share (the "AIG Common Stock"), of American International Group, Inc., a Delaware corporation ("AIG"), is listed on the New York Stock Exchange, Inc. ("NYSE") under the symbol "AIG". The common stock, par value $1.00 per share (the "SunAmerica Common Stock"), of SunAmerica Inc., a Maryland corporation ("SunAmerica"), is listed on the NYSE under the symbol "SAI". The SunAmerica Class B Stock (as defined under the caption "The SunAmerica Special Meeting -- General; Dates, Times and Places") is not publicly traded. The table below sets forth, for the calendar quarters indicated, the high and low closing sales prices per share of AIG Common Stock and SunAmerica Common Stock, as reported on the NYSE Composite Tape, and the dividends per share declared on AIG Common Stock and SunAmerica Common Stock. All prices are as reported by the National Quotation Bureau, Incorporated, as adjusted for applicable stock splits.

                                                AIG                            SUNAMERICA
                                          COMMON STOCK(A)                   COMMON STOCK(B)
                                    ----------------------------      ----------------------------
                                    HIGH      LOW      DIVIDENDS      HIGH      LOW      DIVIDENDS
                                    ----      ---      ---------      ----      ---      ---------
1995:
     First Quarter................  $ 31 15/16 $28 11/16  $0.034      $ 9 11/16 $ 8       $0.033
     Second Quarter...............    35 3/16  30 5/8    0.034         11 15/16   9 1/2    0.033
     Third Quarter................    38 7/16  31 13/16   0.038        14        11 1/4    0.033
     Fourth Quarter...............    42 3/16  36 11/16   0.038        16 7/16   13 3/4    0.050
1996:
     First Quarter................    45 11/16  39 11/16   0.038       18 13/16  15 1/16   0.050
     Second Quarter...............    43 13/16  39 3/16   0.038        19 9/16   15 1/4    0.050
     Third Quarter................    44 13/16  40 1/16   0.045        24 3/16   17 15/16   0.050
     Fourth Quarter...............    51 3/16  45 1/8    0.045         30 7/16   24 3/16   0.067
1997:
     First Quarter................    56 7/8   47 13/16   0.045        33 5/16   25 1/16   0.067
     Second Quarter...............    66 13/16  50 11/16   0.045       33 15/16  25 5/16   0.067
     Third Quarter................    71       62 15/16   0.050        40 5/16   33        0.067
     Fourth Quarter...............    74 5/8   65 5/16   0.050         44 3/4    34 1/2    0.100
1998:
     First Quarter................    86 1/4   67        0.050         50        37 5/8    0.100
     Second Quarter...............    97 5/16  81 13/16   0.050        57 9/16   46 11/16   0.100
     Third Quarter................   101 15/16  76 1/4   0.056         75        56 1/16   0.150
     Fourth Quarter (through
       October 6, 1998)...........    75 3/8  71 1/16    0.056(c)      60 3/8    57 9/16     nil

---------------

(a) All AIG Common Stock information has been adjusted to reflect three stock splits, each effected as a stock dividend, paid on July 28, 1995, July 25, 1997 and July 31, 1998, respectively.

(b) All SunAmerica Common Stock information has been adjusted to reflect three stock splits, each effected as a stock dividend, paid on November 10, 1995, August 30, 1996 and August 29, 1997.

(c) Declared September 16, 1998, payable December 18, 1998 to shareholders of record on December 4, 1998.

DIVIDEND INFORMATION

     Following the Merger (as defined under the caption "The AIG Special
Meeting -- Purpose of the AIG Special Meeting"), subject to the dividend preferences of any AIG Preferred Stock (as defined under the caption "Description of AIG Capital Stock -- General") which may be outstanding (none of which is currently outstanding), the holders of AIG Common Stock will be entitled to receive such dividends as may be declared by the Board of Directors of AIG (the "AIG Board") from funds legally available therefor. Certain restrictions apply under applicable insurance laws to the payment of dividends to AIG by its insurance subsidiaries.

RECENT CLOSING PRICES

     The following table sets forth the closing sales prices per share of AIG Common Stock and SunAmerica Common Stock on the NYSE on August 19, 1998, the last trading day before announcement of the execution of the Merger Agreement (as defined under the caption "The AIG Special Meeting -- Purpose of the AIG Special Meeting") and on October 6, 1998, the last trading day prior to the date of this Joint Proxy Statement/Prospectus.

                                              AIG          SUNAMERICA
                                          COMMON STOCK    COMMON STOCK
                                          ------------    ------------
August 19, 1998.........................      $ 94 5/8        $ 64 1/4
October 6, 1998.........................      $ 71 1/16       $ 57 5/8

     BECAUSE THE MARKET PRICE OF AIG COMMON STOCK IS SUBJECT TO FLUCTUATION, THE MARKET VALUE OF THE SHARES OF AIG COMMON STOCK THAT SUNAMERICA SHAREHOLDERS (AS DEFINED UNDER THE CAPTION "THE SUNAMERICA SPECIAL MEETING -- GENERAL; DATES, TIMES AND PLACES") WILL RECEIVE IN THE MERGER MAY INCREASE OR DECREASE FOLLOWING THE MERGER. SUNAMERICA SHAREHOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR AIG COMMON STOCK AND SUNAMERICA COMMON STOCK. NO ASSURANCE CAN BE GIVEN AS TO THE FUTURE PRICES OR MARKETS FOR AIG COMMON STOCK OR SUNAMERICA COMMON STOCK.

NUMBER OF SHAREHOLDERS

     As of September 30, 1998, there were approximately 2,200 shareholders of record who held shares of SunAmerica Common Stock and approximately 8 shareholders of record who held shares of SunAmerica Class B Stock, as shown on the records of SunAmerica's transfer agents for such shares.

     As of September 30, 1998, there were approximately 21,500 shareholders of record who held shares of AIG Common Stock, as shown on the records of AIG's transfer agents for such shares.

                      SELECTED CONSOLIDATED FINANCIAL DATA

AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES

     The selected consolidated financial data of AIG as of and for the years ended December 31, 1997, 1996 and 1995 has been derived from consolidated financial statements of AIG which have been audited by PricewaterhouseCoopers LLP, independent auditors, and incorporated by reference into this Joint Proxy Statement/Prospectus. The balance sheet data for 1995 and the selected consolidated financial data of AIG as of and for the years ended December 31, 1994 and 1993 have been derived from audited consolidated financial statements previously filed with the Securities and Exchange Commission (the "Commission"), but not incorporated by reference herein. The selected consolidated financial data as of and for the six months ended June 30, 1998 and 1997, has been derived from unaudited consolidated financial statements filed with the Commission and incorporated by reference herein and include all adjustments (consisting of normal recurring accruals) which AIG considers necessary for a fair presentation of the consolidated financial position, results of operations and cash flows. Operating results for the six months ended June 30, 1998, are not necessarily indicative of the results that may be expected for the entire year ending December 31, 1998. Certain accounts in the selected consolidated financial data for periods ended prior to January 1, 1998, have been conformed to the 1998 presentation. This information is qualified in its entirety by, and should be read in conjunction with, the consolidated financial statements, the notes thereto, and "Management's Discussion and Analysis of Results of Operations and Financial Condition" for AIG incorporated by reference in this Joint Proxy Statement/Prospectus.

              AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES
                      SELECTED CONSOLIDATED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                            SIX MONTHS ENDED
                                                JUNE 30,                              YEARS ENDED DECEMBER 31,
                                         -----------------------   --------------------------------------------------------------
                                            1998         1997         1997         1996         1995         1994         1993
                                            ----         ----         ----         ----         ----         ----         ----
                                         (UNAUDITED)  (UNAUDITED)
Revenues(a)...........................   $15,831,929  $14,947,357  $30,602,300  $27,942,567  $25,614,004  $22,121,931  $19,830,549
General insurance:
  Net premiums written................    6,998,633    6,856,889   13,407,529   12,691,679   11,893,022   10,865,753   10,025,903
  Net premiums earned.................    6,620,113    6,208,092   12,421,040   11,854,815   11,405,731   10,286,831    9,566,640
  Adjusted underwriting profit........      280,875      253,293      490,168      449,784      416,637      200,484       68,735
  Net investment income...............    1,002,749      902,951    1,853,523    1,690,798    1,547,572    1,436,254    1,342,383
  Realized capital gains..............       96,356       78,599      128,175       64,985       68,077       51,360       60,719
  Operating income....................    1,379,980    1,234,843    2,471,866    2,205,567    2,032,286    1,688,098    1,471,837
Life insurance:
  Premium income......................    4,982,427    4,848,790    9,925,639    8,978,246    8,038,150    6,724,321    5,746,046
  Net investment income...............    1,560,063    1,405,110    2,896,469    2,675,881    2,264,905    1,748,428    1,499,714
  Realized capital gains (losses).....      (14,495)       6,249       21,186       34,798       32,703       86,706       54,576
  Operating income....................      853,844      741,319    1,571,483    1,323,758    1,090,605      952,484      781,611
Financial services operating income...      405,836      306,949      701,337      523,906      417,741      404,853      390,038
Equity in income of minority-owned
  insurance operations................       57,127       57,789      113,636       99,359       81,722       56,005       39,589
Other realized capital losses.........       (3,095)     (10,136)     (30,846)     (11,792)     (28,946)     (51,213)      (8,197)
Income before income taxes and
  cumulative effect of accounting
  changes.............................    2,590,500    2,266,671    4,698,898    4,013,222    3,465,883    2,951,979    2,601,081
Income taxes..........................      761,957      659,241    1,366,563    1,115,965      955,500      776,464      683,003
Income before cumulative effect of
  accounting changes..................    1,828,543    1,607,430    3,332,335    2,897,257    2,510,383    2,175,515    1,918,078
Cumulative effect of accounting
  changes, net of tax:
  Minority-owned insurance
    operations........................           --           --           --           --           --           --       20,695
Net income............................    1,828,543    1,607,430    3,332,335    2,897,257    2,510,383    2,175,515    1,938,773
Earnings per common share(b):
  Income before cumulative effect of
    accounting changes -- diluted.....         1.73         1.52         3.15         2.72         2.35         2.03         1.78
  Cumulative effect of accounting
    changes, net of tax:
    Minority-owned insurance
      operations -- diluted...........           --           --           --           --           --           --         0.02
  Net income -- diluted...............         1.73         1.52         3.15         2.72         2.35         2.03         1.80
Cash dividend per common share........          .10          .09          .19          .17          .14          .13          .11
Total assets..........................   176,103,221  156,235,280  163,970,687  148,431,002  134,136,398  114,346,117  101,014,848
Long-term debt(c).....................   19,641,575   19,287,886   17,813,908   17,506,359   14,452,851   12,613,907   10,955,963
Capital funds (shareholders'
  equity).............................   25,729,459   23,023,110   24,001,127   22,044,224   19,827,103   16,421,661   15,224,195

---------------

(a) Represents the sum of general net premiums earned, life premium income, net investment income, financial services commissions, transaction and other fees, equity in income of minority-owned insurance operations and realized capital gains (losses). In 1997, agency operations were insignificant and were presented as a component of general insurance. Agency operations for the years prior to 1997 have been reclassified to conform to the 1997 presentation.

(b) Per share amounts for all periods presented reflect the adoption of Statement of Financial Accounting Standards No. 128 "Earnings per share". Per share information also reflects common stock splits in the form of 50 percent dividends paid July 31, 1998, July 25, 1997 and July 28, 1995.

(c) Including commercial paper and excluding that portion of long-term debt maturing in less than one year.

SUNAMERICA INC.

     The selected consolidated financial data of SunAmerica as of and for the fiscal years ended September 30, 1997, 1996 and 1995 has been derived from consolidated financial statements of SunAmerica which have been audited by PricewaterhouseCoopers LLP, independent auditors, and incorporated by reference into this Joint Proxy Statement/Prospectus. The balance sheet data for 1995 and the selected consolidated financial data of SunAmerica as of and for the years ended September 30, 1994 and 1993 have been derived from audited consolidated financial statements previously filed with the Commission, but not incorporated by reference herein. The selected consolidated financial data as of and for the nine months ended June 30, 1998 and 1997, has been derived from unaudited consolidated financial statements filed with the Commission and incorporated by reference herein and include all adjustments (consisting of normal recurring accruals) which SunAmerica considers necessary for a fair presentation of the consolidated financial position, results of operations and cash flows. Operating results for the nine months ended June 30, 1998, are not necessarily indicative of the results that may be expected for the entire year ending September 30, 1998. Certain accounts in the selected consolidated financial data for periods ended prior to October 1, 1997, have been conformed to the 1998 presentation. This information is qualified in its entirety by, and should be read in conjunction with, the consolidated financial statements, the notes thereto, and "Management's Discussion and Analysis of Results of Operations and Financial Condition" for SunAmerica incorporated by reference in this Joint Proxy Statement/Prospectus.

                                SUNAMERICA INC.
                      SELECTED CONSOLIDATED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                         NINE MONTHS
                                       ENDED JUNE 30,                              YEARS ENDED SEPTEMBER 30,
                                  -------------------------   -------------------------------------------------------------------
                                     1998          1997          1997          1996          1995          1994          1993
                                     ----          ----          ----          ----          ----          ----          ----
                                  (UNAUDITED)   (UNAUDITED)
RESULTS OF OPERATIONS:
    Net investment income.......  $  617,528    $  481,433    $   679,377   $   492,756   $   365,555   $   294,454   $   263,791
    Net realized investment
      gains (losses)............      11,224       (30,882)       (29,203)      (30,314)      (33,012)      (21,124)      (21,287)
    Fee income..................     333,359       225,373        317,703       248,411       198,604       171,085       148,646
    General and administrative
      expenses..................    (235,979)     (191,708)      (265,738)     (210,650)     (165,434)     (135,161)     (153,923)
    Amortization of deferred
      acquisition costs.........    (174,482)     (112,493)      (165,089)     (108,176)      (86,107)      (69,253)      (53,216)
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
    Pretax income...............     551,650       371,723        537,050       392,027       279,606       240,001       184,011
    Income tax expense..........    (149,200)     (110,200)      (158,000)     (117,600)      (85,400)      (74,700)      (57,000)
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
INCOME BEFORE CUMULATIVE EFFECT
  OF
  CHANGE IN ACCOUNTING FOR
    INCOME TAXES................     402,450       261,523        379,050       274,427       194,206       165,301       127,011
    Cumulative effects of change
      in accounting for income
      taxes.....................          --            --             --            --            --       (33,500)           --
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
NET INCOME......................  $  402,450    $  261,523    $   379,050   $   274,427   $   194,206   $   131,801   $   127,011
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========
EARNINGS PER SHARE:
    Income before cumulative
      effect of change in
      accounting for income
      taxes.....................  $     1.82    $     1.27    $      1.81   $      1.32   $      0.96   $      0.80   $      0.61
    Cumulative effect of change
      in accounting for income
      taxes.....................          --            --             --            --            --         (0.18)           --
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
    Net income..................  $     1.82    $     1.27    $      1.81   $      1.32   $      0.96   $      0.62   $      0.61
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========
CASH DIVIDENDS PER SHARE PAID TO
  COMMON SHAREHOLDERS:
    Nontransferable Class B
      Stock.....................  $   0.2700    $   0.1800    $    0.2400   $    0.1800   $    0.1200   $    0.0800   $    0.0560
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========
    Common Stock................  $   0.3000    $   0.2001    $    0.2668   $    0.2000   $    0.1333   $    0.0889   $    0.0623
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========
FINANCIAL POSITION:
    Investments.................  $25,807,698   $23,284,625   $24,408,178   $16,199,784   $10,808,959   $ 9,280,390   $10,364,952
    Variable annuity assets.....  12,238,751     8,377,439      9,514,675     6,380,458     5,263,006     4,513,093     4,194,970
    Deferred acquisition
      costs.....................   1,138,161     1,213,353      1,118,582       782,300       526,415       581,874       475,917
    Other assets................     690,209       568,531        595,451       364,279       245,787       280,868       231,582
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
        Total assets............  $39,874,819   $33,443,948   $35,636,886   $23,726,821   $16,844,167   $14,656,225   $15,267,421
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========
    Reserves for fixed annuity
      contracts.................  $13,235,627   $14,750,327   $14,445,126   $ 9,654,674   $ 4,862,250   $ 4,519,623   $ 4,934,871
    Reserves for guaranteed
      investment
      contracts.................   7,862,295     5,355,677      5,553,292     4,169,028     3,607,192     2,783,522     2,216,104
    Variable annuity
      liabilities...............  12,238,751     8,377,439      9,514,675     6,380,458     5,263,006     4,513,093     4,194,970
    Trust deposits..............     422,290       417,835        427,433       436,048       426,595       442,320       378,986
    Other payables and accrued
      liabilities...............     969,462       948,488      1,097,418       489,672       747,733       860,763     1,828,153
    Long-term notes and
      debentures................   1,236,374     1,004,585      1,136,072       573,335       524,835       472,835       380,560
    Other senior indebtedness...          --            --             --            --            --        28,662       127,151
    Deferred income taxes.......     448,459       299,082        383,764       125,417       146,847        74,319        96,599
    Preferred securities of
      grantor trusts............     495,000       495,000        495,000       237,631        52,631            --            --
    Shareholders' equity........   2,966,561     1,795,515      2,584,106     1,660,558     1,213,078       961,088     1,110,027
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
        Total liabilities and
          shareholders' equity..  $39,874,819   $33,443,948   $35,636,886   $23,726,821   $16,844,167   $14,656,225   $15,267,421
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========

                           COMPARATIVE PER SHARE DATA

     The following table sets forth certain information regarding earnings, dividend and book value per share for each of SunAmerica Common Stock and AIG Common Stock on an historical basis and historical equivalent basis. The information set forth below should be read in conjunction with the historical consolidated financial statements of SunAmerica and AIG, including the notes thereto, incorporated by reference or appearing elsewhere in this Joint Proxy Statement/Prospectus. See "Where You Can Find More Information".

                                            SIX MONTHS ENDED              YEARS ENDED              SIX MONTHS ENDED
                                                JUNE 30,                  DECEMBER 31,                 MARCH 31,
                                        -------------------------   ------------------------   -------------------------
                                           1998          1997        1997     1996     1995       1998          1997
                                           ----          ----        ----     ----     ----       ----          ----
                                        (UNAUDITED)   (UNAUDITED)                              (UNAUDITED)   (UNAUDITED)
SUNAMERICA HISTORICAL(a)
   Earnings per share -- diluted......       n/a           n/a         n/a      n/a      n/a     $ 1.16        $ 0.81
   Cash dividends declared per common
     share............................       n/a           n/a         n/a      n/a      n/a       0.20          0.13
   Book value per share (unaudited)...       n/a           n/a         n/a      n/a      n/a      13.71           n/a

AIG HISTORICAL(b)
   Earnings per share -- diluted......    $ 1.73        $ 1.52      $ 3.15   $ 2.72   $ 2.35        n/a           n/a
   Cash dividends declared per
     share............................      0.10          0.09        0.19     0.17     0.14        n/a           n/a
   Book value per share (unaudited)...     24.50           n/a       22.87      n/a      n/a        n/a           n/a

HISTORICAL AIG PRO FORMA EQUIVALENT
 FOR
 SUNAMERICA SHAREHOLDERS
 (UNAUDITED)(c)
   Earnings per share -- diluted......    $ 1.68        $ 1.44      $ 3.01   $ 2.57   $ 2.20        n/a           n/a
   Cash dividends declared per
     share............................      0.09          0.08        0.16     0.15     0.12        n/a           n/a
   Book value per share...............     23.04           n/a       21.70      n/a      n/a        n/a           n/a

                                              YEARS ENDED
                                             SEPTEMBER 30,
                                        ------------------------
                                         1997     1996     1995
                                         ----     ----     ----

SUNAMERICA HISTORICAL(a)
   Earnings per share -- diluted......  $ 1.81   $ 1.32   $ 0.96
   Cash dividends declared per common
     share............................    0.27     0.20     0.13
   Book value per share (unaudited)...   12.40      n/a      n/a
AIG HISTORICAL(b)
   Earnings per share -- diluted......     n/a      n/a      n/a
   Cash dividends declared per
     share............................     n/a      n/a      n/a
   Book value per share (unaudited)...     n/a      n/a      n/a
HISTORICAL AIG PRO FORMA EQUIVALENT
 FOR
 SUNAMERICA SHAREHOLDERS
 (UNAUDITED)(c)
   Earnings per share -- diluted......     n/a      n/a      n/a
   Cash dividends declared per
     share............................     n/a      n/a      n/a
   Book value per share...............     n/a      n/a      n/a

---------------
(a) All SunAmerica information has been adjusted to reflect three stock splits, each effected as a stock dividend, paid November 10, 1995, August 30, 1996 and August 29, 1997.

(b) All AIG information has been adjusted to reflect the stock splits in the form of 50 percent common stock dividends paid July 25, 1997 and July 31, 1998.

(c) Represents pro forma AIG historical information after applying the exchange ratio of 0.855 of a share of AIG Common Stock for each share of SunAmerica Common Stock.

                            THE AIG SPECIAL MEETING

GENERAL; DATES, TIMES AND PLACES

     This Proxy Statement/Prospectus of AIG and Proxy Statement of SunAmerica (the "Joint Proxy Statement/Prospectus") is first being mailed to the holders of AIG Common Stock ("AIG Shareholders"), on or about October 13, 1998, and is accompanied by the notice of the Special Meeting of AIG Common Shareholders (the "AIG Special Meeting") and a form of proxy that is solicited by the AIG Board for use at the AIG Special Meeting to be held on November 18, 1998 at 3:00 P.M., local time, at the offices of AIG at 72 Wall Street, Eighth Floor, New York, New York, and at any adjournments or postponements thereof. This Joint Proxy Statement/Prospectus is also furnished to SunAmerica Shareholders (as defined under the caption "The SunAmerica Special Meeting -- General; Dates, Times and Places") as a prospectus in connection with the issuance by AIG of shares of AIG Common Stock pursuant to the Merger Agreement.

PURPOSE OF THE AIG SPECIAL MEETING

     At the AIG Special Meeting, AIG Shareholders will be asked to consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 19, 1998 (the "Merger Agreement"), between SunAmerica and AIG, pursuant to which SunAmerica will merge with and into AIG (the "Merger"), and the Merger.

REVOCATION OF PROXIES

     Any person who signs and mails the enclosed proxy may revoke it at any time before it is voted by giving written notice of revocation to AIG, by mailing a later dated proxy which is received by AIG prior to the AIG Special Meeting or by voting in person at the AIG Special Meeting. All written notices of revocation and other communications with respect to revocation of AIG proxies should be addressed to American International Group, Inc., 70 Pine Street, New York, New York 10270, Attention: Corporate Secretary.

RECORD DATE; VOTE REQUIRED

     All voting rights for the AIG Special Meeting are vested exclusively in the AIG Shareholders, with each share entitled to one vote. Only holders of shares of AIG Common Stock of record at the close of business on October 9, 1998 (the "AIG Record Date") are entitled to notice of and to vote at the AIG Special Meeting. AIG Shareholders have no dissenters' rights in connection with the Merger.

     Approval and adoption of the Merger Agreement and the Merger requires the affirmative vote by the holders of at least a majority of the shares of AIG Common Stock outstanding as of the AIG Record Date (the "AIG Requisite Vote").

     Under NYSE rules, brokers and nominees are precluded from exercising their voting discretion on the proposal to approve and adopt the Merger Agreement and the Merger and, for this reason, absent specific instructions from the beneficial owner of shares, are not permitted to vote such shares thereon. Because the affirmative vote of the holders of a majority of the shares of AIG Common Stock outstanding as of the AIG Record Date is required for approval and adoption of the Merger Agreement and the Merger, an abstention or a broker non-vote with respect to the proposal to approve and adopt the Merger Agreement and the Merger will have the effect of a vote against the Merger Agreement and the Merger. ACCORDINGLY, THE AIG BOARD URGES THE AIG SHAREHOLDERS TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

     To the knowledge of AIG, as of September 30, 1998, Starr International Company, Inc., a private holding company organized under the laws of Panama ("SICO"), is the only person who owns in excess of 5% of AIG Common Stock. As of September 30, 1998, SICO held 169,769,783 shares of AIG Common Stock, or approximately 16.2% of the outstanding AIG Common Stock. The Starr Foundation, a New York not-for-profit corporation (the "Starr Foundation"), and C.V. Starr & Co., Inc., a private holding company incorporated under the laws of Delaware ("Starr" and together with SICO and The Starr Foundation, the

"Starr Entities"), held 36,477,270 and 25,269,809 shares of AIG Common Stock, or approximately 3.5% and 2.4%, respectively, of the outstanding AIG Common Stock on that date. As of September 30, 1998, the directors and executive officers of AIG as a group beneficially owned 59,663,767 shares of AIG Common Stock and as of that date, the directors and officers of AIG, the directors and holders of common stock of Starr and the Starr Entities owned or otherwise controlled approximately 28.6% of the outstanding shares of AIG Common Stock. Based on the 1,049,959,401 shares of AIG Common Stock outstanding as of September 30, 1998, a total of 524,979,701 shares of AIG Common Stock are required to be voted in favor of the Merger Agreement and the Merger in order for the Merger Agreement and the Merger to be approved by the holders of AIG Common Stock. Therefore, as of September 30, 1998, the Starr Entities together with the directors and officers of AIG, as a group beneficially owned approximately 55.6% of the 524,979,701 shares of AIG Common Stock required for approval and adoption of the Merger Agreement and the Merger.

     Additional information with respect to beneficial ownership of AIG Common Stock and AIG by persons and entities owning more than 5% of such stock and more detailed information with respect to beneficial ownership of AIG Common Stock and by directors and executive officers of AIG is incorporated herein by reference to AIG's Annual Report on Form 10-K, for the fiscal year ended December 31, 1997. See "Where You Can Find More Information".

     As of the date of this Joint Proxy Statement/Prospectus, SunAmerica does not beneficially own more than 5% of AIG Common Stock, the only class of voting securities of AIG.

QUORUM

     The Delaware General Corporation Law (the "DGCL"), the AIG Restated Certificate of Incorporation, as amended (the "AIG Certificate"), the AIG By-Laws (the "AIG By-Laws") and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), contain requirements governing the actions of AIG Shareholders at the AIG Special Meeting. The AIG By-Laws provide that holders of a majority of the outstanding shares of AIG Common Stock entitled to vote on the AIG Record Date must be present, either in person or by proxy, at the AIG Special Meeting to constitute a quorum. In general, abstentions and broker non-votes will be counted as present or represented for the purposes of determining a quorum for the AIG Special Meeting.

EXPENSES OF SOLICITATION

     The expenses of the solicitation of proxies with respect to the AIG Special Meeting will be borne by AIG. In addition to solicitation by mail, arrangements will be made with brokers and other custodians, nominees and fiduciaries to send proxy materials to their principals and AIG will, upon request, reimburse them for reasonable expenses of so doing. Solicitation of proxies from some AIG Shareholders may be made by AIG's officers, directors, consultants and employees by telephone, facsimile, or in person after the initial solicitation. In addition, MacKenzie Partners, Inc. ("MacKenzie") has been retained to assist AIG in the solicitation of proxies. MacKenzie may contact AIG Shareholders by mail, telephone, facsimile, telegraph and personal interviews and may request brokers, dealers and other nominee shareholders to forward materials to the beneficial owners of shares of AIG Common Stock. MacKenzie will receive reasonable and customary compensation for its services (with such amount not to exceed $12,500), will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection therewith, including certain liabilities under the federal securities laws.

RECOMMENDATION OF AIG BOARD

     THE AIG BOARD UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER, DECLARED THAT THE MERGER AGREEMENT AND THE MERGER ARE ADVISABLE AND DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, AIG AND THE AIG SHAREHOLDERS. ACCORDINGLY, THE AIG BOARD UNANIMOUSLY RECOMMENDS THAT THE AIG SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER. See "The Merger -- AIG Reasons for the Merger; Recommendation of the AIG Board".

MISCELLANEOUS

     It is not expected that any matter not referred to herein will be presented for action at the AIG Special Meeting. If any other matters are properly brought before the AIG Special Meeting, including without limitation a motion to adjourn or postpone such AIG Special Meeting to another time and/or place for the purpose of, among other things, permitting dissemination of information regarding material developments relating to the Merger Agreement and the Merger, or soliciting additional proxies in favor of the approval of the Merger Agreement and the Merger, the persons named on the accompanying proxy card will vote the shares represented by such proxy upon such matters in their discretion; provided, however, that if AIG proposes to adjourn or postpone such AIG Special Meeting for the purpose of soliciting additional votes in favor of the Merger Agreement and the Merger, and seeks a vote of AIG Shareholders on such proposal, no proxy that is voted against the Merger Agreement and Merger on the proxy card (or on which an AIG Shareholder elects to abstain on such matter) will be voted in favor of any adjournment or postponement for the purpose of soliciting additional proxies. Any other proxy will be deemed to have voted "FOR" such adjournment or postponement proposal if such proposal is made. Should the AIG Special Meeting be reconvened, all proxies will be voted in the same manner as such proxies would have been voted when the AIG Special Meeting was originally convened, except for proxies effectively revoked or withdrawn prior to the time proxies are voted at such reconvened AIG Special Meeting.

     AIG SHAREHOLDERS SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. AIG SHAREHOLDERS WILL NOT EXCHANGE THEIR STOCK CERTIFICATES IN CONNECTION WITH THE MERGER.

                         THE SUNAMERICA SPECIAL MEETING

GENERAL; DATES, TIMES AND PLACES

     This Joint Proxy Statement/Prospectus is first being mailed to the holders of SunAmerica Common Stock and the holders of Nontransferable Class B Stock, par value $1.00 per share, of SunAmerica ("SunAmerica Nontransferable Class B Stock" and, together with the Transferable Class B Stock, par value $1.00 per share, of SunAmerica (none of which are outstanding as of the date hereof), the "SunAmerica Class B Stock", such holders of SunAmerica Common Stock and SunAmerica Class B Stock collectively, the "SunAmerica Shareholders"), on or about October 13, 1998, and is accompanied by the notice of the Special Meeting of SunAmerica Common and Class B Shareholders (the "SunAmerica Special Meeting") and a form of proxy that is solicited by the Board of Directors of SunAmerica (the "SunAmerica Board") for use at the SunAmerica Special Meeting to be held on November 18, 1998 at 11:30 A.M., local time, in the Grand Salon of the Park Hyatt at Century City, 2151 Avenue of the Stars, Los Angeles, California, and at any adjournments or postponements thereof.

PURPOSE OF THE SUNAMERICA SPECIAL MEETING

     At the SunAmerica Special Meeting, SunAmerica Shareholders will be asked to consider and vote upon a proposal to approve and adopt the Merger Agreement and the Merger.

REVOCATION OF PROXIES

     Any person who signs and mails the enclosed proxy may revoke it at any time before it is voted by giving written notice of revocation to SunAmerica, by mailing a later dated proxy which is received by SunAmerica prior to the SunAmerica Special Meeting or by voting in person at the SunAmerica Special Meeting. All written notices of revocation and other communications with respect to revocation of SunAmerica proxies should be addressed to SunAmerica Inc., 1 SunAmerica Center, Century City, Los Angeles, California 90067-6022, Attention:
Corporate Secretary.

RECORD DATE; VOTE REQUIRED

     All voting rights for the SunAmerica Special Meeting are vested exclusively in the SunAmerica Shareholders, with holders of SunAmerica Common Stock entitled to one vote per share and holders of SunAmerica Class B Stock entitled to ten votes per share, each voting separately as a class. Only holders of SunAmerica Common Stock and holders of SunAmerica Class B Stock of record at the close of business on October 9, 1998 (the "SunAmerica Record Date") are entitled to vote at the SunAmerica Special Meeting. Holders of SunAmerica Common Stock are not entitled to appraisal rights in connection with the Merger. Because all SunAmerica Class B Stock will be converted into SunAmerica Common Stock before the Merger and therefore holders of SunAmerica Class B Stock will hold SunAmerica Common Stock immediately prior to the Merger, as described below, holders of SunAmerica Class B Stock will not have appraisal rights in connection with the Merger. See "Comparison of Rights of SunAmerica Shareholders and AIG Shareholders -- Appraisal Rights of Dissenting Shareholders".

     Approval and adoption of the Merger Agreement and the Merger requires the affirmative vote by the holders of at least two-thirds of the shares of SunAmerica Common Stock outstanding as of the SunAmerica Record Date and by the holders of at least two-thirds of the shares of SunAmerica Class B Stock outstanding as of the SunAmerica Record Date, each voting separately as a class (the "SunAmerica Requisite Vote").

     Under NYSE rules, brokers and nominees are precluded from exercising their voting discretion on the proposal to approve and adopt the Merger Agreement and the Merger and, for this reason, absent specific instructions from the beneficial owner of shares of SunAmerica Common Stock, are not permitted to vote such shares thereon. Because the affirmative vote of the holders of two-thirds of the shares of SunAmerica Common Stock outstanding as of the SunAmerica Record Date and the holders of two-thirds of the shares of SunAmerica Class B Stock outstanding as of the SunAmerica Record Date, each voting separately as a class, is required for approval and adoption of the Merger Agreement and the Merger, an abstention or a broker non-vote with respect to the proposal to approve and adopt the Merger Agreement and the Merger will have the effect of a vote against the Merger Agreement and the Merger. ACCORDINGLY, THE SUNAMERICA BOARD URGES THE

SUNAMERICA SHAREHOLDERS TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

     As of September 30, 1998, directors and executive officers of SunAmerica and their affiliates as a group beneficially owned 16,461,211 shares of SunAmerica Common Stock, or approximately 8.60% of the shares of SunAmerica Common Stock outstanding as of September 30, 1998 of which Eli Broad, beneficially owned 13,015,360 shares of SunAmerica Common Stock, or approximately 6.80% of the shares of SunAmerica Common Stock outstanding as of September 30,1998. Based on the 179,580,522 shares of SunAmerica Common Stock outstanding as of September 30, 1998, a total of 119,720,348 shares of SunAmerica Common Stock are required to be voted in favor of the Merger Agreement and the Merger in order for the Merger Agreement and the Merger to be approved by the holders of SunAmerica Common Stock. As of September 30, 1998, directors and executive officers of SunAmerica and their affiliates as a group beneficially owned approximately 13.8% of the shares of SunAmerica Common Stock required for approval and adoption of the Merger Agreement and the Merger.

     As of September 30, 1998, Mr. Broad beneficially owned 13,340,591 shares of SunAmerica Class B Stock, or approximately 82% of the shares of SunAmerica Class B Stock outstanding as of September 30, 1998. No other director or executive officer of SunAmerica or any of their affiliates beneficially owned any shares of SunAmerica Class B Stock as of September 30, 1998. Based on the 16,272,702 shares of SunAmerica Class B Stock outstanding as of September 30, 1998, a total of 10,848,468 shares of SunAmerica Class B Stock are required to be voted in favor of the Merger Agreement and the Merger in order for the Merger Agreement and the Merger to be approved by the holders of SunAmerica Class B Stock. Mr. Broad has entered into a voting agreement with AIG, dated August 19, 1998 (the "Voting Agreement"), pursuant to which Mr. Broad has agreed, among other things, to vote all of his shares of SunAmerica Common Stock and SunAmerica Class B Stock in favor of the proposal to approve and adopt the Merger Agreement and the Merger. See "Related Agreements and Transactions -- Voting Agreement". Because Mr. Broad has contractually agreed to vote all of his 13,340,591 shares of SunAmerica Class B Stock, or approximately 82% of the shares of SunAmerica Class B Stock outstanding as of September 30, 1998, in favor of the proposal to approve and adopt the Merger Agreement and the Merger, the requisite approval of the holders of SunAmerica Class B Stock is assured.

     The SunAmerica Restated Charter, as amended (the "SunAmerica Charter") provides that when the number of outstanding shares of SunAmerica Class B Stock outstanding falls below 5% of the combined aggregate number of outstanding shares of SunAmerica Common Stock and SunAmerica Class B Stock, the outstanding shares of SunAmerica Class B Stock will immediately be converted into shares of SunAmerica Common Stock. Accordingly, all of the outstanding shares of SunAmerica Class B Stock will be converted into shares of SunAmerica Common Stock immediately following conversion of the shares of SunAmerica Class B Stock held by Mr. Broad pursuant to the Voting Agreement. See "Related Agreements and Transactions -- Voting Agreement".

     Additional information with respect to beneficial ownership of SunAmerica Common Stock and SunAmerica Class B Stock by persons and entities owning more than 5% of such SunAmerica Common Stock and SunAmerica Class B Stock and more detailed information with respect to beneficial ownership of SunAmerica Common Stock and SunAmerica Class B Stock by directors and executive officers of SunAmerica is incorporated herein by reference to SunAmerica's Annual Report on Form 10-K for the fiscal year ended September 30, 1997. See "Where You Can Find More Information".

     As of the date of this Joint Proxy Statement/Prospectus, AIG has no interest, direct or indirect, in any securities of SunAmerica, except that AIG has entered into the Voting Agreement (see "Related Agreements and Transactions -- Voting Agreement"), and except that AIG is deemed to beneficially own through certain of its subsidiaries, or due to investment advisory relationships of certain of its subsidiaries, 6,525 shares of SunAmerica Common Stock.

QUORUM

     The Maryland General Corporation Law (the "MGCL"), the SunAmerica Charter, the SunAmerica By-Laws (the "SunAmerica By-Laws") and the Exchange Act contain requirements governing the actions of

SunAmerica Shareholders at the SunAmerica Special Meeting. According to the MGCL and the SunAmerica By-Laws, holders of a majority of the shares of SunAmerica Common Stock and holders of a majority of the shares of SunAmerica Class B Stock entitled to vote as of the SunAmerica Record Date must be present, either in person or by proxy, at the SunAmerica Special Meeting to constitute a quorum. In general, broker non-votes and abstentions are counted as present or represented for the purposes of determining a quorum for the SunAmerica Special Meeting.

EXPENSES OF SOLICITATION

     The expenses of the solicitation of proxies with respect to the SunAmerica Special Meeting will be borne by SunAmerica. In addition to solicitation by mail, arrangements will be made with brokers and other custodians, nominees and fiduciaries to send proxy materials to their principals and SunAmerica will, upon request, reimburse them for reasonable expenses of so doing. Solicitation of proxies from some SunAmerica Shareholders may be made by SunAmerica's officers and regular employees by telephone, facsimile, or in person after the initial solicitation. In addition, Morrow & Co. ("Morrow") has been retained to assist SunAmerica in the solicitation of proxies. Morrow may contact SunAmerica Shareholders by mail, telephone, facsimile, telegraph and personal interviews and may request brokers, dealers and other nominee shareholders to forward materials to the beneficial owners of shares of SunAmerica Common Stock and SunAmerica Class B Stock. Morrow will receive reasonable and customary compensation for its services (estimated at $25,000), will be reimbursed for certain reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses in connection therewith, including certain liabilities under the federal securities laws.

RECOMMENDATION OF SUNAMERICA BOARD

     THE SUNAMERICA BOARD UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER, DECLARED THAT THE MERGER AGREEMENT AND THE MERGER ARE ADVISABLE AND DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, SUNAMERICA AND THE SUNAMERICA SHAREHOLDERS. ACCORDINGLY, THE SUNAMERICA BOARD UNANIMOUSLY RECOMMENDS THAT SUNAMERICA SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER. See "The Merger -- SunAmerica Reasons for the Merger; Recommendation of the SunAmerica Board".

MISCELLANEOUS

     It is not expected that any matter not referred to herein will be presented for action at the SunAmerica Special Meeting. If any other matters are properly brought before the SunAmerica Special Meeting, including without limitation a motion to adjourn or postpone such SunAmerica Special Meeting to another time and/or place for the purpose of, among other things, permitting dissemination of information regarding material developments relating to the Merger Agreement and the Merger, or soliciting additional proxies in favor of the approval of the Merger Agreement and the Merger, the persons named on the accompanying proxy card will vote the shares represented by such proxy upon such matters in their discretion; provided, however, that if SunAmerica proposes to adjourn or postpone such SunAmerica Special Meeting for the purpose of soliciting additional votes in favor of the Merger Agreement and the Merger, and seeks a vote of SunAmerica Shareholders on such proposal, no proxy that is voted against the Merger Agreement and Merger on the proxy card (or on which a SunAmerica Shareholder elects to abstain on such matter) will be voted in favor of any adjournment or postponement for the purpose of soliciting additional proxies. Any other proxy will be deemed to have voted "FOR" such adjournment or postponement proposal if such proposal is made. Should the SunAmerica Special Meeting be reconvened, all proxies will be voted in the same manner as such proxies would have been voted when the SunAmerica Special Meeting was originally convened, except for proxies effectively revoked or withdrawn prior to the time proxies are voted at such reconvened SunAmerica Special Meeting.

     SUNAMERICA SHAREHOLDERS SHOULD NOT SEND IN ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS. PROMPTLY AFTER THE EFFECTIVE TIME (AS DEFINED UNDER THE CAPTION "THE MERGER -- GENERAL") OF THE MERGER, AIG WILL MAIL TO SUNAMERICA SHAREHOLDERS A TRANSMITTAL FORM WITH INSTRUCTIONS ON HOW TO EXCHANGE THEIR STOCK CERTIFICATES FOR CERTIFICATES OF AIG COMMON STOCK.

                                   THE MERGER

     The discussion in this Joint Proxy Statement/Prospectus of the Merger and the principal terms of the Merger Agreement and the Voting Agreement is subject to, and qualified in its entirety by reference to, the Merger Agreement and the Voting Agreement. A copy of the Merger Agreement is attached hereto as Appendix A and a copy of the Voting Agreement is attached hereto as Appendix B.

GENERAL

     We are furnishing this Joint Proxy Statement/Prospectus to holders of AIG Common Stock, holders of SunAmerica Common Stock and holders of SunAmerica Class B Stock in connection with the solicitation of proxies by the respective Boards of Directors of AIG and SunAmerica for use at their respective special meetings of shareholders, and at any adjournments or postponements thereof. At the AIG Special Meeting, holders of AIG Common Stock will be asked to vote upon a proposal to approve and adopt the Merger Agreement and the Merger. At the SunAmerica Special Meeting, holders of SunAmerica Common Stock and holders of SunAmerica Class B Stock will each be asked to vote, separately as a class, upon a proposal to approve and adopt the Merger Agreement and the Merger.

     The Merger Agreement provides, among other things, for a merger of SunAmerica with and into AIG, with AIG being the surviving corporation. In the Merger, each share of SunAmerica Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of SunAmerica Common Stock owned by AIG or any subsidiary of AIG, or shares of SunAmerica Common Stock that are owned by SunAmerica or any subsidiary of SunAmerica (other than certain shares of Nontransferable Class B Stock held by a SunAmerica subsidiary) and in each case not held on behalf of third parties (collectively, the "Excluded Shares")) will be converted into, and become exchangeable for, 0.855 (the "Exchange Ratio") of a share (the "Merger Consideration") of AIG Common Stock. See "The Merger Agreement--General; Merger Consideration" and "-- Terms of the Merger". The Merger will become effective upon the latest of (i) the time when Articles of Merger (the "Articles of Merger") are accepted for record by the State Department of Assessments and Taxation of Maryland (the "Department"), (ii) the time when a Certificate of Merger (the "Delaware Certificate of Merger") has been duly filed with the Secretary of State of Delaware as provided in DGCL
Section 251 or (iii) such later time agreed to by SunAmerica and AIG and established under the Articles of Merger and the Delaware Certificate of Merger but not later than 30 days after the date of the filing and acceptance for record of the Articles of Merger by the Department (the "Effective Time"), which is currently expected to occur after receipt of requisite regulatory approvals if the AIG Requisite Vote and the SunAmerica Requisite Vote are obtained. See "The Merger Agreement -- Closing; Effective Time".

     In connection with the Merger, AIG entered into the Voting Agreement with Mr. Broad pursuant to which Mr. Broad has agreed, among other things, to (i) vote all of his shares of SunAmerica Common Stock and SunAmerica Class B Stock in favor of the proposal to approve and adopt the Merger Agreement and the Merger and (ii) convert immediately prior to the Effective Time each share of SunAmerica Class B Stock held by him into one share of SunAmerica Common Stock. See "Related Agreements and Transactions -- Voting Agreement".

     Approximately 206,249,985 shares of AIG Common Stock will be issued, or issuable upon the exercise of options expected to be outstanding, to SunAmerica Shareholders upon consummation of the Merger. On a diluted basis, approximately 16.3% of the outstanding shares of AIG Common Stock at the Effective Time will be held by former SunAmerica Shareholders and approximately 83.7% will be held by AIG Shareholders who were shareholders of AIG prior to the Merger.

     Because the market price of AIG Common Stock is subject to fluctuation, the market value of the shares of AIG Common Stock that SunAmerica Shareholders will receive in the Merger may increase or decrease following the Merger. SunAmerica Shareholders are urged to obtain current market quotations for AIG Common Stock and SunAmerica Common Stock. No assurance can be given as to the future prices or markets for AIG Common Stock or SunAmerica Common Stock.

BACKGROUND OF THE MERGER

     In the spring of 1998, M.R. Greenberg, Chairman and Chief Executive Officer of AIG, asked Mr. Broad if SunAmerica would be receptive to a possible strategic combination with AIG, and Mr. Broad indicated that he was not interested in pursuing such discussions at such time. Thereafter, in light of the continuing trends toward consolidation in the financial services industry and Mr. Broad's assessment of the strategic benefits that could be derived from a combination with AIG, Mr. Broad determined that it would be desirable to explore the possibility of a combination with AIG. On July 23, 1998, Mr. Broad met with Mr. Greenberg to discuss the possible terms upon which such a strategic combination might be accomplished.

     In connection with their exploration of a potential strategic combination, AIG engaged Morgan Stanley & Co. Incorporated ("Morgan Stanley") to act as its financial advisor to assist AIG in its analysis and consideration of a potential transaction and SunAmerica engaged Goldman, Sachs & Co. ("Goldman Sachs") and Wasserstein Perella & Co., Inc. ("Wasserstein Perella") to act as joint financial advisors to SunAmerica. On July 28, 1998, AIG and SunAmerica entered into a confidentiality agreement for the purpose of exploring a possible transaction between the two parties.

     From July 28, 1998 until the date of the Merger Agreement, AIG and SunAmerica exchanged confidential information, and conducted due diligence meetings between senior officers and managers of AIG and SunAmerica.

     At a regularly scheduled meeting of the SunAmerica Board held on July 30 and 31, 1998, Mr. Broad discussed with the SunAmerica Board the possibility of a combination with AIG and summarized the status of discussions to date.

     On August 6, 1998, Mr. Greenberg and Edward E. Matthews, AIG Vice Chairman--Investments and Financial Services, met with Mr. Broad and Jay S. Wintrob, Vice Chairman of SunAmerica, to discuss the basic form and certain terms of a possible transaction. During the next several days, representatives of AIG and SunAmerica and their respective financial advisors continued negotiations in person and by telephone concerning the terms of a possible transaction.

     On August 12, 1998, representatives of AIG and SunAmerica agreed, subject to completion of their reviews of each other's business, negotiation of mutually agreeable merger transaction documentation and approvals of the AIG Board and SunAmerica Board, that the proposed transaction would be structured as a stock-for-stock merger with an exchange ratio of 0.855 of a share of AIG Common Stock for each share of SunAmerica Common Stock.

     On August 15, 1998, counsel to AIG delivered to counsel to SunAmerica preliminary drafts of the Merger Agreement and the Voting Agreement. From that date through the date of the Merger Agreement, representatives of AIG and SunAmerica negotiated the Merger Agreement and the Voting Agreement. Throughout this period, each of SunAmerica and AIG continued to review the results of their ongoing respective due diligence efforts and to review the various financial and nonfinancial strategic benefits that could be derived from the proposed combination.

     At a meeting held on August 19, 1998, Mr. Greenberg described the proposed transaction to the AIG Board, summarized the SunAmerica business and the various rationales for the transaction, and gave an overview of the due diligence review concerning SunAmerica conducted over the preceding week. Morgan Stanley presented its fairness opinion and described for the AIG Board the analyses conducted by Morgan Stanley in reaching its conclusion. The AIG Board asked questions of the management of AIG and Morgan Stanley. Thereafter, following further discussion, the AIG Board unanimously approved the Merger Agreement and the Merger, declared that the Merger Agreement and the Merger are advisable and determined that the Merger is fair to, and in the best interests of, AIG and its shareholders.

     At a meeting held on August 19, 1998, Mr. Broad provided the SunAmerica Board with a summary of the discussions with AIG and the various rationales and contemplated benefits from the proposed transactions as well as an overview of the due diligence review concerning AIG. Goldman Sachs and Wasserstein Perella presented their respective fairness opinions and described for the SunAmerica Board the detailed analysis conducted by each of them in reaching their conclusions. SunAmerica's legal counsel reviewed the terms of the Merger Agreement and the Voting Agreement and advised the SunAmerica Board with respect to the legal standards applicable to the SunAmerica Board's consideration of the proposed transaction. The SunAmerica Board asked questions of the management of SunAmerica and SunAmerica's legal and financial advisors. Following further discussion, the SunAmerica Board unanimously approved the Merger Agreement and the Merger, declared that the Merger Agreement and the Merger are advisable and determined that the Merger is fair to, and in the best interests of, SunAmerica and its shareholders. Thereafter, the member of the SunAmerica Board who had been unable to attend the meeting indicated his concurrence with the actions taken by the SunAmerica Board.

     The Merger Agreement was executed by AIG and SunAmerica, and the Voting Agreement was executed by AIG and Mr. Broad, after the close of business on August 19, 1998.

AIG REASONS FOR THE MERGER; RECOMMENDATION OF THE AIG BOARD

     In reaching its determination to recommend approval and adoption of the Merger Agreement and the Merger, the AIG Board consulted with AIG management, as well as with its financial advisor, Morgan Stanley, and considered a number of factors, including the following:

          (i) The current status of AIG's business, operations, financial condition, earnings and prospects, and current domestic and foreign industry, economic and market conditions.

          (ii) The consistency of the Merger with AIG's long-term business strategies.

          (iii) The expectation that the Merger would result in synergies for the two companies' operations, including giving SunAmerica access to AIG's domestic and international distribution network which would enable SunAmerica's products to expand beyond its current market. See "Cautionary Statement Regarding Forward-Looking Statements" and "-- Management and Operations Following the Merger".

          (iv) The business, operations, financial condition, earnings and prospects of SunAmerica, and current industry, economic and market conditions. In making its determination, the AIG Board took into account the fact that senior management of AIG had performed a due diligence review of SunAmerica's business.

          (v) The complementary nature of the two companies' businesses and the belief of senior management that AIG and SunAmerica share a similar culture and possess complementary skills.

          (vi) The structure of the Merger and the terms of the Merger Agreement and the Voting Agreement, including the fact that the fixed Exchange Ratio provides certainty as to the number of shares of AIG Common Stock to be issued in the Merger and that the Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and for "pooling of interests" accounting treatment. See "The Merger Agreement -- General -- Merger Consideration" and "-- Terms of the Merger".

          (vii) The financial and strategic analyses and presentation to the AIG Board on August 19, 1998 as well as the opinion of Morgan Stanley that, as of August 19, 1998, and subject to the assumptions made, matters considered and limitations on the review undertaken, the Exchange Ratio pursuant to the Merger Agreement was fair from a financial point of view to AIG. See "-- Opinion of AIG's Financial Advisor".

     The foregoing discussion addresses the material factors considered by the AIG Board in its consideration of the Merger. In view of the variety of factors and the amount of information considered, the AIG Board did not find it practicable to, and did not, make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. The determination was made after consideration of all of the factors as a whole. In addition, individual members of the AIG Board may have given different weights to different factors.

     THE AIG BOARD UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER, DECLARED THAT THE MERGER AGREEMENT AND THE MERGER ARE ADVISABLE AND DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, AIG AND THE AIG SHAREHOLDERS. ACCORDINGLY, THE AIG BOARD UNANIMOUSLY RECOMMENDS THAT THE AIG SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

SUNAMERICA REASONS FOR THE MERGER; RECOMMENDATION OF THE SUNAMERICA BOARD

     In reaching its determination to recommend approval and adoption of the Merger Agreement and the Merger, the SunAmerica Board consulted with SunAmerica management, as well as with its financial advisors, Goldman Sachs and Wasserstein Perella, and considered a number of factors, including the following:

          (i) The SunAmerica Board's review of SunAmerica's business, operations, financial condition, earnings and prospects.

          (ii) The anticipated benefits of the Merger for SunAmerica's core retirement savings products and investment services businesses as a result of the financial, marketing and distribution advantages that will result from a combination with AIG. The SunAmerica Board noted, in particular, that the Merger would enable SunAmerica to introduce its retirement products more broadly into the world markets that are served by AIG's expansive global network.

          (iii) The business, operations, financial condition, earnings and prospects of each of SunAmerica and AIG. In making its determination, the SunAmerica Board took into account the fact that senior management of SunAmerica had performed a due diligence review of AIG's business.

          (iv) The belief that the combined company's expected strong credit position both domestically and internationally will provide the combined company with enhanced opportunities to market SunAmerica's financial products and less costly access to the capital markets relative to SunAmerica on a stand-alone basis.

          (v) The anticipated financial impact of the proposed transaction on the combined company's future financial performance and on SunAmerica Shareholders. The combined company's ability to achieve such results depends on various factors, a number of which will be beyond its control, including the regulatory environment, economic conditions and unanticipated changes in business conditions and inflation, and there can be no assurance in this regard.

          (vi) The fact that the Exchange Ratio represented a premium over the market price of SunAmerica Common Stock as of the last trading day prior to date on which the SunAmerica Board approved the Merger Agreement.

          (vii) The structure of the Merger and the terms of the Merger Agreement and the Voting Agreement, including the fact that the Merger is intended to qualify as a tax-free reorganization under Section 368(a) of the Code and for "pooling of interests" accounting treatment.

          (viii) The nonfinancial terms of the transaction, including the fact that SunAmerica is expected to be operated separately within the AIG corporate group.

          (ix) The complementary nature of the two companies' businesses and the belief of senior management that SunAmerica and AIG share a similar culture and possess complementary skills.

          (x) The presentations by Goldman Sachs and Wasserstein Perella with respect to the transaction and the opinion of each of such firms as to the fairness, from a financial point of view, of the Exchange Ratio to be received by holders of shares of SunAmerica Common Stock in the Merger. See "-- Opinions of SunAmerica's Financial Advisors".

          (xi) The opportunity for SunAmerica Shareholders to participate, as holders of AIG Common Stock, in a larger, more diversified financial products and services company by means of a transaction which is designed to be tax-free to SunAmerica Shareholders.

     The foregoing discussion addresses the material factors considered by the SunAmerica Board in its consideration of the Merger. In view of the variety of factors and the amount of information considered, the SunAmerica Board did not find it practicable to, and did not, make specific assessments of, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. The determination was made after consideration of all of the factors as a whole. In addition, individual members of the SunAmerica Board may have given different weights to different factors. For a discussion of the interests of certain members of SunAmerica's management and the SunAmerica Board in the Merger, see "-- Interests of Certain Persons in the Merger".

     THE SUNAMERICA BOARD UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER, DECLARED THAT THE MERGER AGREEMENT AND THE MERGER ARE ADVISABLE AND DETERMINED THAT THE MERGER IS FAIR TO, AND IN THE BEST INTERESTS OF, SUNAMERICA AND THE SUNAMERICA SHAREHOLDERS. ACCORDINGLY, THE SUNAMERICA BOARD UNANIMOUSLY RECOMMENDS THAT THE SUNAMERICA SHAREHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE MERGER.

OPINION OF AIG'S FINANCIAL ADVISOR

     AIG retained Morgan Stanley to act as its financial advisor in connection with the Merger and related matters based upon Morgan Stanley's qualifications, expertise and reputation. On August 19, 1998, Morgan Stanley delivered its oral opinion to the AIG Board that, as of such date and based upon the procedures and subject to the assumptions and qualifications described to the AIG Board and later set forth in the written opinion of Morgan Stanley dated August 19, 1998, the Exchange Ratio pursuant to the Merger Agreement was fair from a financial point of view to AIG. AIG did not impose any limitations with respect to the investigations made or procedures followed by Morgan Stanley in rendering its opinion.

     THE FULL TEXT OF MORGAN STANLEY'S WRITTEN OPINION DATED AUGUST 19, 1998, WHICH SETS FORTH, AMONG OTHER THINGS, ASSUMPTIONS MADE, MATTERS CONSIDERED, AND SCOPE AND LIMITATIONS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS (THE "MORGAN STANLEY OPINION") AND IS INCORPORATED HEREIN BY REFERENCE. AIG SHAREHOLDERS ARE URGED TO, AND SHOULD, READ THE MORGAN STANLEY OPINION CAREFULLY AND IN ITS ENTIRETY. THE MORGAN STANLEY OPINION IS DIRECTED TO THE AIG BOARD AND THE FAIRNESS OF THE EXCHANGE RATIO, FROM A FINANCIAL POINT OF VIEW, TO AIG PURSUANT TO THE MERGER AGREEMENT AND IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY AIG SHAREHOLDER AS TO HOW TO VOTE AT THE AIG SPECIAL MEETING. THE SUMMARY OF THE MORGAN STANLEY OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE MORGAN STANLEY OPINION.

     In arriving at its opinion, Morgan Stanley (i) reviewed certain publicly available financial statements and other information of SunAmerica and AIG, respectively; (ii) reviewed certain internal financial statements and other financial and operating data concerning SunAmerica prepared by the management of SunAmerica; (iii) analyzed certain financial projections prepared by the management of SunAmerica; (iv) discussed the past and current operations and financial condition and the prospects of SunAmerica with senior executives of SunAmerica; (v) discussed the past and current operations and financial condition and the prospects of AIG with senior executives of AIG; (vi) discussed with the senior managements of SunAmerica and AIG the strategic objectives of the Merger and their estimates of the synergies, cost savings and other benefits expected to result from the Merger; (vii) analyzed the pro forma impact of the Merger on AIG's earnings per share of AIG Common Stock; (viii) reviewed the reported prices and trading activity for SunAmerica Common Stock and AIG Common Stock; (ix) compared the financial performance of SunAmerica and AIG and the prices and trading activity of SunAmerica Common Stock and AIG Common Stock with that of certain other comparable publicly-traded companies and their securities;
(x) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions; (xi) participated in discussions and negotiations among representatives of SunAmerica and AIG and their financial and legal advisors; (xii) reviewed the Merger Agreement and certain related documents; and (xiii) performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

     In rendering its opinion, Morgan Stanley assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by Morgan Stanley for the purposes of the Morgan Stanley Opinion. With respect to the financial projections of SunAmerica and the estimates of the synergies, cost savings and other benefits expected to result from the Merger, Morgan Stanley assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of SunAmerica and AIG. Morgan Stanley had limited access to internal financial or other operating data regarding AIG, as AIG was aware, and therefore the financial and other information regarding AIG reviewed by Morgan Stanley in connection with the rendering of the Morgan Stanley Opinion was limited to publicly available information and certain discussions with AIG's senior management regarding AIG's financial condition and prospects and their strategic objectives of the Merger and their estimates of the synergies, cost savings and other benefits expected to result from the Merger. In addition, Morgan Stanley assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, including, among other things, that the Merger will be accounted for as a "pooling of interests" business combination in accordance with United States generally accepted accounting principles ("U.S. GAAP") and the Merger will be treated as a tax-free reorganization and/or exchange, each pursuant to the Code. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of SunAmerica, nor was Morgan Stanley furnished with any such appraisals. The Morgan Stanley Opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date of the Morgan Stanley Opinion. Morgan Stanley did not express any opinion as to the prices at which the AIG Common Stock will trade at any time.

     The following is a brief summary of certain analyses performed by Morgan Stanley and reviewed with the AIG Board on August 19, 1998 in connection with the preparation of the Morgan Stanley Opinion and with its oral presentation to the AIG Board on such date:

     AIG and SunAmerica Common Stock Performance. Morgan Stanley's analysis of the performance of AIG Common Stock and SunAmerica Common Stock consisted of a historical analysis of the indexed price performance of AIG Common Stock and SunAmerica Common Stock from July 29, 1988 through August 18, 1998, and relative to the indexed price performance of the Standard and Poor's industrial average of 500 stocks (the "S&P 500"). Morgan Stanley also analyzed the relative price/earnings ratios for AIG and SunAmerica on a monthly basis for the periods from July 31, 1988 to July 31, 1998 as well as AIG's current price/earnings ratio versus its historical price/earnings ratio on a monthly basis for the last ten years.

     Comparable Public Company Analysis. As part of its analysis, Morgan Stanley compared certain financial information of SunAmerica with corresponding publicly available information of a group of ten publicly traded companies that Morgan Stanley considered comparable in certain respects with SunAmerica (the "Comparable Public Companies"), which group included: (i) two publicly-traded companies primarily involved in the asset accumulation sector of the life insurance industry (the "Comparable Asset Accumulators"), which are Hartford Life, Inc. and Nationwide Financial Services, Inc.; (ii) six publicly-traded life insurance and annuity companies (the "Comparable Life and Annuity Companies"), which are Equitable Companies Inc., Protective Life Corporation, Liberty Financial Companies, Inc., American General Corporation, Conseco, Inc. and ReliaStar Financial Corp.; and (iii) two publicly-traded asset management companies (the "Comparable Asset Managers"), which are Franklin Resources, Inc. and T. Rowe Price Associates, Inc. Historical financial information used in connection with the ratios provided below was as of June 30, 1998 with respect to the financial information for SunAmerica, and as of March 31, 1998 with respect to financial information for the Comparable Public Companies.

     Morgan Stanley analyzed the relative performance of SunAmerica by comparing certain market trading statistics for SunAmerica with those of the Comparable Public Companies. The market trading information used in ratios provided below is as of August 18, 1998. The market trading information used in the valuation analysis was (i) market price to adjusted (excluding the effects of Financial Accounting Standards No. 115 ("FAS 115")) book value (which was 5.0x in the case of SunAmerica; 3.8x in the case of the average of the Comparable Asset Accumulators; 2.4x in the case of the average of the Comparable Life and Annuity Companies; and 7.6x in the case of the Comparable Asset Managers); (ii) market price to estimated earnings per share for 1998 (which was 23.8x in the case of SunAmerica; 21.3x in the case of the average of the Comparable Asset Accumulators; 15.9x in the case of the average of the Comparable Life and Annuity Companies; and 25.9x in the case of the average of the Comparable Asset Managers); and (iii) market price to estimated earnings per share for 1999 (which was 19.9x in the case of SunAmerica; 18.4x in the case of the average of the Comparable Asset Accumulators; 13.8x in the case of the average of the Comparable Life and Annuity Companies; and 21.9x in the case of the average of the Comparable Asset Managers). Earnings per share estimates for SunAmerica Common Stock were based on Morgan Stanley Dean Witter research estimates. Earnings per share estimates for the Comparable Public Companies were based on median I/B/E/S International, Inc. ("IBES") estimates as of August 18, 1998. IBES is a data service that monitors and publishes compilations of earnings estimates by selected research analysts regarding companies of interest to institutional investors. The implied range of public market values for SunAmerica Common Stock, on a stand-alone basis, derived from the analysis of the Comparable Public Companies' market price to book value, market price to 1998 estimated earnings per share, and market price to 1999 estimated earnings per share ranged from approximately $58 to $65 per share based on SunAmerica's book value (excluding FAS 115) and 1998 and 1999 earnings estimates, as adjusted to reflect the conversion of certain SunAmerica securities that would occur at, or prior to, the Effective Time.

     Acquisition Premiums over Public Market Valuation Analysis. Using the implied public market values for SunAmerica Common Stock derived from the Comparable Public Company analysis, Morgan Stanley performed an analysis of the implied acquisition value of SunAmerica Common Stock, based on premiums to public market values. Using a range of premiums from 25% to 45%, a range Morgan Stanley considered representative of the acquisition premiums paid in comparable acquisitions, the implied acquisition value of SunAmerica Common Stock ranged from approximately $76 to $89.

     Precedent Transaction Analysis. Using publicly available information, Morgan Stanley performed an analysis of seven precedent transactions (the "Precedent Transactions") in the insurance and asset management business segments that Morgan Stanley deemed comparable to the Merger in order to compare the multiples of book value and projected earnings indicated by the Exchange Ratio in the Merger to those multiples indicated for the Precedent Transactions. The seven transactions constituting the Precedent Transactions were (acquiree/acquiror): Life ReCorporation/Swiss Reinsurance Corporation; General ReCorporation/Berkshire Hathaway Inc.; Mercury Asset Management Group PLC/Merrill Lynch & Co.; Equitable of Iowa Companies/ING Group; Security Connecticut Corporation/ReliaStar Financial Corporation; Chubb Life Insurance Co. of America/Jefferson-Pilot Corporation; and USLife Corporation/American General Corporation.

     The ranges of multiples of book value (based on the acquired company's most recently reported book value per share prior to the announcement of the transaction) and of estimated earnings per share (based on IBES estimates of the acquired company's earnings per share prior to announcement of the transaction (or in the case of Mercury Asset Management, the earnings per share for the twelve months prior to announcement of the transaction)) for the Precedent Transactions were 1.0x to 17.0x and 14.1x to 25.4x, respectively. The multiple of SunAmerica's book value as of June 30, 1998 (excluding FAS 115) and of Morgan Stanley Dean Witter research's estimated fiscal 1999 earnings for Sun America, indicated by the Exchange Ratio in the Merger was 5.9x and 26.8x, respectively. Morgan Stanley also analyzed the multiples of SunAmerica's internal management earnings estimates for fiscal 1999 (which were higher than Morgan Stanley Dean Witter research and IBES earnings estimates) indicated by the Exchange Ratio in the Merger. The foregoing multiples indicated by the Exchange Ratio were based on the closing prices of AIG Common Stock on August 18, 1998 and the book value and earnings estimates of SunAmerica were adjusted to reflect the conversion of certain SunAmerica securities that would occur at, or prior to, the time of the Merger.

     Pro Forma Earnings Analysis. Morgan Stanley analyzed the financial impact of the Merger on AIG's estimated earnings per share and the estimates of the synergies, cost savings and other benefits expected to result from the Merger under two different scenarios for the years 1999 and 2000. Under the first scenario, the earnings estimates for SunAmerica were based on Morgan Stanley Dean Witter research estimates for calendar 1999 on a stand-alone basis, and an assumed annual growth rate for calendar year 2000. Under the second scenario, the earnings estimates for SunAmerica were based on SunAmerica's internal management estimates for calendar 1999 on a stand-alone basis, and an assumed annual growth rate for calendar year 2000. In both scenarios, the earnings estimates for AIG on a stand-alone basis were based on median IBES EPS estimates for calendar year 1999, and the median IBES projected five-year growth rate. In addition, in both scenarios the earnings estimates for SunAmerica were adjusted to reflect the conversion of certain SunAmerica securities that would occur at, or prior to, the Effective Time.

     No company or transaction used in the Comparable Public Company and Precedent Transaction Analyses is identical to SunAmerica or the Merger. Accordingly, an analysis of the results of the foregoing, including the acquisition premium over public market value analysis, necessarily involves complex considerations and judgments concerning financial and operating characteristics of SunAmerica and other general business, economic, market, or financial factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis (such as determining the average or the median) is not itself a meaningful method of using comparable public company data.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Morgan Stanley believes that selecting any portion of Morgan Stanley's analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of SunAmerica.

     In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of SunAmerica. The analyses performed by Morgan Stanley are not necessarily indicative of actual value, which may be significantly more or less favorable than suggested by such analyses. Such analyses were performed solely as part of Morgan Stanley's analysis of whether the Exchange Ratio pursuant to the Merger Agreement was fair from a financial point of view to AIG, and were conducted in connection with the delivery of the Morgan Stanley Opinion. The analyses do not purport to be appraisals or to reflect the prices at which SunAmerica might actually be sold.

     As described above, the Morgan Stanley Opinion and the information provided by Morgan Stanley to the AIG Board were two of a number of factors taken into consideration by the AIG Board in making its determination to recommend the approval and adoption of the Merger Agreement and the Merger. Consequently, the Morgan Stanley analyses described above should not be viewed as determinative of the opinion of the AIG Board or the view of the management with respect to the value of SunAmerica, or whether the AIG Board would have been willing to agree to a different Exchange Ratio.

     The Exchange Ratio was determined through negotiations between AIG and its advisors and SunAmerica and its advisors.

     The AIG Board retained Morgan Stanley based upon its experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. As part of its investment banking business, Morgan Stanley is regularly engaged in the valuation of business and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuation for estate, corporate and other purposes. In the ordinary course of its business, Morgan Stanley and its affiliates may actively trade the debt and equity securities or senior loans of AIG and SunAmerica for their own account and for the accounts of customers and, accordingly, may at any time hold a long- or short-term position in such securities. In the past, Morgan Stanley has provided financial advisory and financing services to AIG and SunAmerica and its affiliates, for which services Morgan Stanley has received customary fees.

     Pursuant to a letter agreement dated August 17, 1998 between AIG and Morgan Stanley, Morgan Stanley is entitled to an advisory fee of between $400,000 and $500,000 or, if the Merger with SunAmerica is consummated, a transaction fee equal to $15 million, which is payable upon the Closing (as defined under the caption "The Merger Agreement -- Closing; Effective Time") and against which any advisory fee paid would be credited. AIG has also agreed to reimburse Morgan Stanley for its reasonable expenses, including the fees of outside counsel engaged with AIG's consent. In addition, AIG has agreed to indemnify Morgan Stanley and its affiliates against certain liabilities and expenses, including liabilities under federal securities laws, arising out of the engagement and the transactions in connection therewith.

OPINIONS OF SUNAMERICA'S FINANCIAL ADVISORS

  Goldman Sachs Opinion

     On August 19, 1998, Goldman Sachs delivered its oral opinion to the SunAmerica Board to the effect that, as of such date, the Exchange Ratio to be received by the holders of shares of SunAmerica Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares of SunAmerica Common Stock. Goldman Sachs confirmed its oral opinion by delivering to the SunAmerica Board a written opinion dated August 19, 1998 (the "Goldman Sachs Opinion").

     THE FULL TEXT OF THE GOLDMAN SACHS OPINION, WHICH SETS FORTH ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN IN CONNECTION THEREWITH, IS ATTACHED AS APPENDIX D TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. THE GOLDMAN SACHS OPINION WAS PROVIDED FOR THE INFORMATION AND ASSISTANCE OF THE SUNAMERICA BOARD IN CONNECTION WITH ITS CONSIDERATION OF THE MERGER. THE GOLDMAN SACHS OPINION ADDRESSES ONLY THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE EXCHANGE RATIO TO THE HOLDERS OF SHARES OF SUNAMERICA COMMON STOCK AND DOES NOT CONSTITUTE A RECOMMENDATION AS TO HOW ANY HOLDER OF SHARES OF SUNAMERICA COMMON STOCK SHOULD VOTE AT THE SUNAMERICA SPECIAL MEETING WITH RESPECT TO THE MERGER OR ANY OTHER MATTER RELATED THERETO. THE DESCRIPTION OF THE GOLDMAN SACHS OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO APPENDIX
D. HOLDERS OF SHARES OF SUNAMERICA COMMON STOCK ARE URGED TO READ THE GOLDMAN SACHS OPINION IN ITS ENTIRETY.

     Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with SunAmerica, having provided certain investment banking services to SunAmerica from time to time, including having advised SunAmerica in its acquisition of the annuity operations of John Alden Financial Corporation in 1997, having acted as co-manager of its offering of 10 million 8 1/2% Premium Equity Redemption Cumulative Security Units (the "SunAmerica Security Units") in 1996, and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Merger Agreement. Since August 1, 1996, Goldman Sachs has received compensation from SunAmerica for such services of approximately $3.4 million other than fees payable to Goldman Sachs pursuant to the terms of an engagement letter agreement, dated August 19, 1998 (the "Goldman Sachs Engagement Letter"). Goldman Sachs has also provided certain investment banking services to AIG from time to time, including having acted as financial advisor with respect to AIG's investment in 20th Century Industries in 1994 and having acted as financial advisor in its bid for American Bankers Insurance Group, Inc. in 1997, and Goldman Sachs may provide investment banking services to AIG, including acting as financial advisor, in the future. Goldman Sachs provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of SunAmerica or AIG for its own account and for the accounts of customers and may hold, at any time, a long or short position in such securities. As of August 19, 1998, Goldman Sachs and its wholly-owned subsidiaries held for their accounts and for the accounts of their customers a long position of 1,499,361 shares of SunAmerica Common Stock and a short position of 651,056 shares of SunAmerica Common Stock.

     In connection with the Goldman Sachs Opinion, Goldman Sachs reviewed, among other things, the Merger Agreement; Annual Reports to Shareholders and Annual Reports on Form 10-K of SunAmerica for the five fiscal years ended September 30, 1997; Annual Reports to Shareholders and Annual Reports on Form 10-K of AIG for the five fiscal years ended December 31, 1997; certain interim reports to shareholders and Quarterly Reports on Form 10-Q of SunAmerica and AIG; selected Statutory Annual Statements filed by certain insurance subsidiaries of SunAmerica and AIG with the insurance departments of the states under the laws of which they are respectively organized; certain other communications from SunAmerica and AIG to their respective shareholders; certain internal financial and actuarial analyses for SunAmerica and AIG and financial forecasts for SunAmerica, each prepared by their respective managements and provided to Goldman Sachs for purposes of its analysis; and estimates of certain cost savings and operating synergies that the management of SunAmerica expects will result from the Merger. Goldman Sachs also held discussions with members of the senior management of SunAmerica and AIG regarding past and current business operations, financial condition and future prospects of their respective companies. In addition, Goldman Sachs reviewed the reported price and trading activity for SunAmerica Common Stock and AIG Common Stock, compared certain financial information and stock market information for SunAmerica and AIG with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the insurance industry specifically and in other industries generally and performed such other studies and analyses and reviewed such other information as Goldman Sachs considered appropriate. As the SunAmerica Board was aware, Goldman Sachs requested but did not receive financial forecasts of AIG. Goldman Sachs' review of such matters was limited to a discussion with AIG management of certain publicly available estimates of AIG's future financial performance provided by IBES.

     Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information reviewed by it, and assumed such accuracy and completeness for purposes of rendering the Goldman Sachs Opinion. In that regard, Goldman Sachs assumed and relied upon, with the SunAmerica Board's consent, the reasonableness and accuracy of the financial forecasts of SunAmerica, including, without limitation, the projected estimates of cost savings and operating synergies expected to result from the Merger. Goldman Sachs is not an actuarial firm and its services did not include actuarial determinations or evaluations by it or an attempt to evaluate actuarial assumptions. In addition, Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities of SunAmerica or AIG or any of their subsidiaries and was not furnished with any such evaluation or appraisal. Goldman Sachs was not requested to, and did not, solicit third party indications of interest in acquiring all or part of SunAmerica or investigate any alternative transactions that might be available to SunAmerica. Goldman Sachs assumed, with the SunAmerica Board's consent, that the Merger will be accounted for as a "pooling of interests" under generally accepted accounting principles. Goldman Sachs also assumed, with the SunAmerica Board's consent, that obtaining all regulatory and other approvals and third party consents required for consummation of the Merger will not have an adverse impact on SunAmerica or AIG or on the anticipated benefits of the Merger.

  Wasserstein Perella Opinion

     On August 19, 1998, Wasserstein Perella delivered its oral opinion to the SunAmerica Board to the effect that, as of such date, and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the Exchange Ratio to be received by the holders of shares of SunAmerica Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders of shares of SunAmerica Common Stock. Wasserstein Perella confirmed its oral opinion by delivery to the SunAmerica Board a written opinion, dated August 19, 1998 (the "Wasserstein Perella Opinion").

     THE FOLLOWING SUMMARY OF THE WASSERSTEIN PERELLA OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE WASSERSTEIN PERELLA OPINION ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS AS APPENDIX E AND INCORPORATED HEREIN BY REFERENCE. HOLDERS OF SHARES OF SUNAMERICA COMMON STOCK ARE URGED TO, AND SHOULD, READ THE WASSERSTEIN PERELLA OPINION CAREFULLY IN ITS ENTIRETY AND CONSIDER THE ASSUMPTIONS MADE AND LIMITS OF THE REVIEW BY WASSERSTEIN PERELLA. THE WASSERSTEIN PERELLA OPINION IS ADDRESSED TO THE SUNAMERICA BOARD AND ADDRESSES ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE EXCHANGE RATIO TO BE RECEIVED BY THE HOLDERS OF SHARES OF SUNAMERICA COMMON STOCK PURSUANT TO THE MERGER. THE EXCHANGE RATIO TO BE RECEIVED BY THE HOLDERS OF SHARES OF SUNAMERICA COMMON STOCK PURSUANT TO THE MERGER WAS DETERMINED BY SUNAMERICA AND AIG THROUGH ARM'S-LENGTH NEGOTIATIONS IN WHICH WASSERSTEIN PERELLA AND GOLDMAN SACHS ADVISED SUNAMERICA. THE WASSERSTEIN PERELLA OPINION DOES NOT ADDRESS THE UNDERLYING BUSINESS DECISION BY SUNAMERICA TO EFFECT THE TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF SHARES OF SUNAMERICA COMMON STOCK AS TO HOW SUCH HOLDER SHOULD VOTE WITH RESPECT TO THE MERGER AND SHOULD NOT BE RELIED UPON BY ANY HOLDER OF SUNAMERICA COMMON STOCK AS SUCH. THE FOLLOWING SUMMARY DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE ANALYSIS PERFORMED BY WASSERSTEIN PERELLA.

     The SunAmerica Board selected Wasserstein Perella as its financial advisor in connection with the proposed merger because Wasserstein Perella is an internationally recognized investment banking firm and members of Wasserstein Perella have substantial experience in transactions similar to the Merger. Wasserstein Perella is an investment banking firm engaged in, among other things, the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In addition, Wasserstein Perella has performed various investment banking services for SunAmerica and AIG from time to time in the past, and may provide such services to SunAmerica and AIG in the future. In the ordinary course of Wasserstein Perella's business, Wasserstein Perella may actively trade the debt and equity securities of SunAmerica and AIG for its own account and for the accounts of customers and, accordingly, may hold, at any time, a long or short position in such securities.

     In connection with the Wasserstein Perella Opinion, Wasserstein Perella reviewed, among other things, the Merger Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of SunAmerica for the five fiscal years ended September 30, 1997; Annual Reports to Stockholders and Annual Reports on Form 10-K of AIG for the five fiscal years ended December 31, 1997; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of SunAmerica and AIG; Statutory Annual Statements filed by certain insurance subsidiaries of SunAmerica and AIG with the Insurance Departments of the States under the laws of which they are respectively organized for the five years ended December 31, 1997; certain other communications from SunAmerica and AIG to their respective stockholders; certain internal financial and actuarial analyses for SunAmerica and AIG and certain financial forecasts for SunAmerica, in each case prepared by their respective managements and provided to Wasserstein Perella for purposes of its analysis; and estimates of certain cost savings and operating synergies that the management of SunAmerica expects will result from the Merger. Wasserstein Perella also held discussions with members of the senior managements of SunAmerica and AIG regarding past and current business operations, financial condition and future prospects of their respective companies. In addition, Wasserstein Perella reviewed the reported price and trading activity for the shares of SunAmerica Common Stock and the shares of AIG Common Stock, compared certain financial and stock market information for SunAmerica and AIG with similar information for certain other companies, the securities of which are publicly traded, that Wasserstein Perella believed may be relevant or comparable in certain respects to SunAmerica and AIG or one or more of their businesses or assets, and Wasserstein Perella reviewed the financial terms of certain recent business combinations in the insurance industry specifically, and in other industries generally, that it believed to be reasonably comparable to the Merger or otherwise relevant to its inquiry. Wasserstein Perella also performed such other financial studies, analyses and investigations and reviewed such other information as it considered appropriate for purposes of the Wasserstein Perella Opinion. As the SunAmerica Board was aware, Wasserstein Perella requested but did not receive financial forecasts of AIG. Wasserstein Perella's review of such matters was limited to a discussion with AIG management of certain publicly available estimates of AIG's future financial performance provided by IBES.

     In Wasserstein Perella's review and analysis and in formulating its opinion, Wasserstein Perella assumed and relied upon the accuracy and completeness of all of the financial and other information provided to or discussed with it or publicly available, and Wasserstein Perella did not assume any responsibility for independent verification of any such information. In that regard, Wasserstein Perella assumed and relied upon, with the consent of SunAmerica, the reasonableness and accuracy of the financial forecasts of SunAmerica, including, without limitation, the projected estimates of certain cost savings and operating synergies expected to result from the Merger, and assumed that such forecasts, projections and estimates were reasonably prepared in good faith and on bases reflecting the best currently available judgments of the management of SunAmerica and that such estimates will be realized in the amounts and times contemplated thereby. Wasserstein Perella expressed no opinion with respect to such forecasts, projections and estimates or the assumptions upon which they are based. Wasserstein Perella is not an actuarial firm and its advisory services did not include actuarial determinations or evaluations by it or an attempt to evaluate actuarial assumptions. In addition, Wasserstein Perella did not review any of the books and records of SunAmerica or AIG, or assume any responsibility for conducting a physical inspection of the properties or facilities of SunAmerica or AIG or for making or obtaining an independent evaluation or appraisal of the assets and liabilities of SunAmerica or AIG or any of their subsidiaries and have not been furnished with any such evaluation or appraisal. Wasserstein Perella was not requested to, and did not, solicit third-party indications of interest in acquiring all or part of SunAmerica or investigate any alternative transactions that may be available to SunAmerica. SunAmerica informed Wasserstein Perella and Wasserstein Perella assumed, with the consent of SunAmerica, that the Merger will qualify as a tax-free "reorganization" under the provisions of Section 368(a) of the Code and be accounted for as a "pooling of interests" under generally accepted accounting principles. Wasserstein Perella also assumed that obtaining all regulatory and other approvals and third-party consents required for consummation of the Merger will not have an adverse impact on SunAmerica or AIG or on the anticipated benefits of the Merger, and assumed that the transactions described in the Merger Agreement will be consummated without waiver or modification of any of the material terms or conditions contained therein by any party thereto. The Wasserstein Perella Opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by Wasserstein Perella as of the date of the Wasserstein Perella Opinion. Wasserstein Perella did not express any opinion as to the prices at which any of the securities of SunAmerica or AIG will actually trade at any time.

  Financial Analyses used by Goldman Sachs and Wasserstein Perella

     The following is a summary of certain of the financial analyses used by Goldman Sachs and Wasserstein Perella in connection with providing their respective opinions to the SunAmerica Board of Directors on August 19, 1998.

     Implied Multiple Analysis. Goldman Sachs and Wasserstein Perella calculated the premium to market price of SunAmerica on August 18, 1998, aggregate equity consideration based upon the Exchange Ratio and AIG's market price on August 18, 1998 ("Aggregate Equity Consideration") as a multiple of the latest twelve months ("LTM") net income and Aggregate Equity Consideration as a multiple of U.S. GAAP book value for the Merger and for selected transactions in the life and accumulation industry (the "Selected Life and Accumulation Industry Transactions") and in the financial services industry (the "Selected Financial Services Industry Transactions"). With respect to the Merger, the premium to market was 28.7%, Aggregate Equity Consideration as a multiple of LTM net income was 34.6x and Aggregate Equity Consideration as a multiple of U.S. GAAP book value was 5.1x. In comparison, for the Selected Life and Accumulation Industry Transactions, (i) the premium to market ranged from 10.9% to 51.4% with a median of 19.5%, (ii) Aggregate Equity Consideration as a multiple of LTM net income ranged from a low of 13.1x to a high of 37.4x with a median of 17.3x, and (iii) Aggregate Equity Consideration as a multiple of U.S. GAAP book value ranged from a low of 1.1x to a high of 4.1x with a median of 2.1x. Such analysis also indicated that for Selected Financial Services Industry Transactions, (i) the premium to market ranged from 22.1% to 82.5% with a median of 36.2%, (ii) Aggregate Equity Consideration as a multiple of LTM net income ranged from a low of 12.2x to a high of 32.0x with a median of 23.9x, and (iii) Aggregate Equity Consideration as a multiple of U.S. GAAP book value ranged from a low of 1.9x to a high of 10.9x with a median of 3.7x.

     Summary Financial Information. Goldman Sachs and Wasserstein Perella reviewed summary financial information (i) for SunAmerica for the fiscal years ended September 30, 1993 through 1997 and for the nine-month periods ended June 30, 1997 and 1998 and (ii) for AIG for the fiscal years ended December 31, 1993 through 1997 and for the six-month periods ended June 30, 1997 and 1998.

     Historical Trading and Exchange Ratio Analysis. Goldman Sachs and Wasserstein Perella reviewed the historical weekly trading prices for SunAmerica Common Stock for the period from August 20, 1993 through August 18, 1998 (the "SunAmerica Historical Stock Prices") and for AIG Common Stock for the period from August 20, 1993 through August 18, 1998 (the "AIG Historical Stock Prices"). Goldman Sachs and Wasserstein Perella also reviewed the implied ratio of the market price of a share of SunAmerica Common Stock to the market price of a share of AIG Common Stock for each week during the period from August 20, 1993 to August 18, 1998, which ranged from a low of 0.269 to a high of 0.675 with a median of 0.397.

     Selected Companies Analysis. Goldman Sachs and Wasserstein Perella calculated certain financial information, ratios and public market multiples relating to SunAmerica, and compared them to corresponding financial information, ratios and public market multiples for Hartford Life Inc. and Nationwide Financial Services, Inc. (the "Selected Accumulation Companies"), and financial information, ratios and public market multiples relating to AIG to corresponding financial information, ratios and public market multiples for Citigroup (pro forma for the announced merger of Citicorp and Travelers Group Inc.), American Express Co. and Allstate Corp. (the "Selected Other Financial Companies"). The multiples of the Selected Accumulation Companies, the Selected Other Financial Companies, SunAmerica and AIG were calculated using financial data as of June 30, 1998 and market data as of August 18, 1998. Earnings estimates used in the analysis were based on the latest median IBES earnings per share ("EPS") estimates. The analysis showed, among other things, that the ratio of price to EPS (i) using estimated 1998 EPS ranged from a low of 20.1x to a high of 22.5x for the Selected Accumulation Companies as compared to 24.3x for SunAmerica based on IBES estimates and 23.4x for SunAmerica based on SunAmerica management estimates, and from a low of 14.4x to a high of 21.1x for the Selected Other Financial Companies as compared to 27.0x for AIG, and (ii) using estimated 1999 EPS ranged from a low of 17.5x to a high of 19.3x for the Selected Accumulation Companies as compared to 20.1x for SunAmerica based on IBES estimates and 17.6x based on SunAmerica management estimates, and from a low of 13.4x to a high of 18.6x for the Selected Other Financial Companies as compared to 23.8x for AIG. The analysis also showed that
(i) the 1998 to 1999 estimated EPS growth rate ranged from 14.5% to 16.7% for the Selected Accumulation Companies as compared to 19.4% for SunAmerica, and from 7.5% to 15.4% for the Selected Other Financial Companies as compared to 13.4% for AIG, and (ii) the IBES five-year EPS growth rate ranged from a low of 15.0% to a high of 16.0% for the Selected Accumulation Companies as compared to 15.0% for SunAmerica and from a low of 12.0% to a high of 15.0% for the Selected Other Financial Companies as compared to 13.8% for AIG. Finally, the analysis showed that (i) the ratio of 1998 price to earning ratio to IBES estimated five-year growth rate ranged from 1.3x to 1.5x for the Selected Accumulation Companies as compared to 1.6x for SunAmerica, and from 1.2x to 1.5x for the Selected Other Financial Companies as compared to 2.0x for AIG, and (ii) the ratio of price to book ranged from a low of 3.16x to a high of 4.13x for the Selected Accumulation Companies as compared to 4.37x for SunAmerica and from a low of 2.68x to a high of 5.25x for the Selected Other Financial Companies as compared to 3.89x for AIG.

     Pro Forma Earnings Analysis. Goldman Sachs and Wasserstein Perella prepared a pro forma earnings analysis of the Merger using earnings estimates for AIG and SunAmerica for the years 1999 and 2000. This analysis assumed the Merger would be accounted for as a pooling of interests under U.S. GAAP and assumed cost savings resulting from the Merger, as provided by SunAmerica management. For each of these years, Goldman Sachs and Wasserstein Perella compared the EPS for AIG, on a stand-alone basis, to the EPS for the combined company on a pro forma basis based upon (i) IBES median estimates with respect to AIG and SunAmerica management estimates for 1999 and assuming a growth rate supplied by SunAmerica management for 2000 with respect to SunAmerica and (ii) IBES estimates with respect to AIG and SunAmerica.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Goldman Sachs and Wasserstein Perella believe that their analyses must be considered as a whole and that selecting portions of their analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying the analyses set forth in the Goldman Sachs Opinion and the Wasserstein Perella Opinion. In addition, Goldman Sachs and Wasserstein Perella considered the results of all such analyses and did not assign relative weights to any of the analyses, so the ranges of valuations resulting from any particular analysis described above should not be taken to be Goldman Sachs' or Wasserstein Perella's view of the actual value of SunAmerica or a combination of SunAmerica and AIG.

     In performing their analyses, Goldman Sachs and Wasserstein Perella made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of SunAmerica or AIG. The analyses performed by Goldman Sachs and Wasserstein Perella are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Goldman Sachs' or Wasserstein Perella's analysis of the fairness of the Exchange Ratio pursuant to the Merger Agreement to holders of shares of SunAmerica Common Stock from a financial point of view and were provided to the SunAmerica Board. The analyses do not purport to be appraisals or to reflect the prices at which a company might be sold. In addition, as described above, the Goldman Sachs Opinion and the Wasserstein Perella Opinion constituted one of many factors taken into consideration by the SunAmerica Board in making its determination to approve the Merger. Consequently, the analyses described above should not be viewed as determinative of the SunAmerica Board's or SunAmerica management's opinion with respect to the value of SunAmerica or a combination of SunAmerica and AIG, or of whether the SunAmerica Board or SunAmerica management would have been willing to agree to a different exchange ratio. SunAmerica placed no limits on the scope of the analysis performed, or opinion expressed, by Goldman Sachs or Wasserstein Perella.

  Terms of Goldman Sachs' Engagement

     Pursuant to the terms of the Goldman Sachs Engagement Letter, SunAmerica has agreed to pay Goldman Sachs $5 million at the time of the signing of the Merger Agreement and has agreed to pay Goldman Sachs an additional $5 million upon the consummation of the transactions contemplated by the Merger Agreement. In addition, SunAmerica also agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys' fees (which shall not exceed $100,000 without SunAmerica's prior approval), and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws, in connection with this engagement.

  Terms of Wasserstein Perella's Engagement

     Pursuant to the terms of an engagement letter agreement, dated August 19, 1998, SunAmerica has agreed to pay Wasserstein Perella $5 million at the time of the signing of the Merger Agreement and has agreed to pay Wasserstein Perella an additional $5 million upon consummation of the transactions contemplated by the Merger Agreement. In addition, SunAmerica also agreed to reimburse Wasserstein Perella for its reasonable out-of-pocket expenses, including attorneys' fees (which shall not exceed $100,000 without SunAmerica's approval), and to indemnify Wasserstein Perella against certain liabilities, including certain liabilities under the federal securities laws, in connection with such engagement.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following summary discusses the material federal income tax consequences of the Merger. The summary is based upon the Code, applicable Treasury regulations thereunder and administrative rulings and judicial authority as of the date hereof. All of the foregoing are subject to change, possibly with retroactive effect, and any such change could affect the continuing validity of the discussion. The discussion assumes that holders of shares of SunAmerica Common Stock hold such shares as capital assets. Further, the discussion does not address the tax consequences that may be relevant to a particular shareholder subject to special treatment under certain federal income tax laws, such as dealers in securities, traders in securities that elect to use a mark-to-market method of accounting, non-United States persons, tax-exempt organizations, shareholders who acquired shares of SunAmerica Common Stock through the exercise of options, grants of performance shares under SunAmerica's equity-based compensation plans or otherwise as compensation or through a tax-qualified retirement plan, or holders that hold SunAmerica Common Stock as part of a straddle or conversion transaction. This discussion does not address any consequences arising under the laws of any state, locality or foreign jurisdiction.

     (i) General. It is intended that the Merger constitute a "reorganization" pursuant to Section 368(a) of the Code. The respective obligations of the parties to consummate the Merger are conditioned on the receipt by AIG of an opinion of Sullivan & Cromwell, and the receipt by SunAmerica of an opinion of Wachtell, Lipton, Rosen & Katz, each dated the Closing Date (as defined under the caption "The Merger Agreement -- Closing; Effective Time"), and each to the effect that (i) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) each of AIG and SunAmerica will be a party to that reorganization within the meaning of
Section 368(b) of the Code, and (iii) no gain or loss will be recognized by the SunAmerica Shareholders who exchange all of their SunAmerica Common Stock solely for shares of AIG Common Stock pursuant to the Merger (except with respect to any cash received in lieu of a fractional share interest in AIG Common Stock). See "The Merger Agreement -- Conditions of the Merger". Such opinions will be based upon, among other things, representa-tions of AIG, SunAmerica and/or officers and principal shareholders of AIG and SunAmerica customarily given in transactions of this type.

     (ii) Consequences to Holders of SunAmerica Common Stock. As a "reorganization", the Merger would have the following consequences for holders of SunAmerica Common Stock: No gain or loss would be recognized by a holder of SunAmerica Common Stock as a result of the surrender of shares of SunAmerica Common Stock in exchange for shares of AIG Common Stock pursuant to the Merger, except as discussed below with respect to cash received in lieu of fractional shares of AIG Common Stock. The aggregate tax basis of the shares of AIG Common Stock received in the Merger (including any fractional shares of AIG Common Stock deemed received as described below) would be the same as the aggregate tax basis of the shares of SunAmerica Common Stock surrendered in exchange therefor. The holding period of the shares of AIG Common Stock received (including any fractional shares of AIG Common Stock deemed received as described below) would include the holding period of shares of SunAmerica Common Stock surrendered in exchange therefor.

     If a holder of shares of SunAmerica Common Stock receives cash in lieu of a fractional share interest in AIG Common Stock in the Merger, such fractional share interest would be treated as having been distributed to the holder, and such cash amount would be treated as received in redemption of the fractional share interest. In general, the holder would recognize capital gain or loss equal to the cash amount received for the fractional share of AIG Common Stock reduced by the portion of the holder's tax basis in shares of SunAmerica Common Stock surrendered that is allocable to the fractional share interest in AIG Common Stock. The capital gain or loss would be long-term capital gain or loss if the holder's holding period in the fractional share interest for federal income tax purposes is more than one year. Long-term capital gain of a non-corporate U.S. holder is generally subject to a maximum tax rate of 20%.

     THE PRECEDING DISCUSSION DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO THE MERGER. THUS, SUNAMERICA SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING TAX RETURN REPORTING REQUIREMENTS, THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, AND OTHER APPLICABLE TAX LAWS AND THE EFFECT OF ANY PROPOSED CHANGES IN THE TAX LAWS.

REQUIRED REGULATORY FILINGS AND APPROVALS

     Antitrust. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder by the Federal Trade Commission (the "FTC"), the Merger cannot be consummated until notifications have been given and certain information has been furnished to the FTC and the Antitrust Division of the Department of Justice (the "Antitrust Division") and specified waiting period requirements have been satisfied. AIG and SunAmerica filed notification and report forms under the HSR Act with the FTC and the Antitrust Division on September 15, 1998 and September 16, 1998, respectively.

     At any time before or after consummation of the Merger, the Antitrust Division or the FTC or any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Merger or seeking divestiture of substantial assets of AIG or SunAmerica. Such action could include seeking to enjoin the consummation of the Merger or seeking divestiture of SunAmerica or businesses of AIG or SunAmerica by AIG. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

     Insurance. SunAmerica's insurance subsidiaries are subject to the insurance statutes of the jurisdictions in which they are incorporated, the jurisdictions in which they are licensed, and the insurance holding company acts in those jurisdictions. These statutes generally require prior approval for persons acquiring control of insurance companies domiciled or commercially domiciled in the state, whether directly or indirectly, through merger or acquisition or otherwise. Accordingly, in connection with the Merger, in August and September 1998, AIG filed an application for approval of acquisition of control of or merger with a domestic or commercially domiciled insurer or a comparable application (each, a "Form A") in Arizona, California, and New York and filed a similar application in the Cayman Islands.

     The insurance laws and regulations of Arizona require a public hearing before consummation of the acquisition of control described in the Arizona Form A filing. As of the date hereof, no hearing has yet been scheduled for Arizona. New York does not require a hearing prior to approval, but AIG would be entitled to a hearing in the event that the New York Insurance Department proposed not to grant the approval. Hearings are not required in California or the Cayman Islands. As of the date hereof, no Form A approvals have been obtained by AIG.

     In addition to the Form A filings, in September 1998, AIG filed Pre-Acquisition Notification Forms Regarding the Potential Competitive Impact of a Proposed Merger or Acquisition by a Non-Domiciliary Insurer Doing Business in this State or by a Domestic Insurer (each, a "Form E") in Delaware, Georgia, New Hampshire, New Jersey, Tennessee and Washington as required by applicable law. The Form E filings are generally reviewed within 60 days with respect to Washington and 30 days with respect to the other five states after filing with the applicable state insurance departments, which may request additional information on the competitive impact of a proposed acquisition. Approval of the Merger is not required in these states, but the insurance departments of these states could determine to take action to impose conditions on the Merger.

     There can be no assurance that the required regulatory approvals described above will be received or, if received, of the timing and the terms and conditions thereof.

     Premium Finance Companies. SunAmerica's three premium finance companies are subject to applicable laws of the states in which they are domiciled (California and Delaware) and in which they do business. Certain of those states, including Arizona, California, Florida, Iowa, Louisiana, Massachusetts, New York and Texas, require prior approval or notification of the applicable regulatory agency for a change in control of a premium finance company domiciled or doing business in such state. Accordingly, in connection with the Merger, by the end of October 1998, AIG expects to have submitted the necessary applications for such approvals in Arizona, California, Florida, Iowa, Louisiana, Massachusetts, New York and Texas.

     Banking. The indirect acquisition by AIG of Resources Trust Company, a wholly-owned subsidiary of SunAmerica which was chartered by the State of Colorado and which is insured by the Federal Deposit Insurance Corporation (the "FDIC"), will require the approval of the Banking Board of the State of Colorado and is subject to the prior notice and approval requirements of the Change in Bank Control Act of 1978, as amended (the "CIBC Act"). Under the CIBC Act, AIG is required to give 60 days' prior written notice to the FDIC of the acquisition, during which time the FDIC may act on the notice either by approving or disapproving the acquisition or by requiring additional information regarding the acquisition or additional time to consider the notice. Under
Article 23 of the Colorado Revised Statutes, AIG must also receive the approval of the Banking Board of the State of Colorado in order to acquire control of Resources Trust Company.

     Broker-Dealer and Investment Adviser. Pursuant to certain contracts ("Investment Contracts"), various SunAmerica subsidiaries (the "Advisory Entities") provide investment management, investment advisory, sub-advisory, administration, distribution or certain other services to fund clients ("Fund Clients") registered under the Investment Company Act of 1940 (the "1940 Act") and/or private clients ("Advisory Clients") pursuant to the Investment Advisers Act of 1940 (the "Advisers Act"). SunAmerica operates its broker-dealer operations, known as the SunAmerica Financial Network, through six of its wholly-owned broker-dealers: Advantage Capital Corporation, Royal Alliance Associates, Inc., SunAmerica Securities, Inc., Sentra Securities Corporation, Spelman & Co., Inc. and FSC Securities Corporation; SunAmerica also owns two additional broker-dealers: Keogler Morgan & Co. and SunAmerica Capital Services, Inc. (collectively, the "SunAmerica Broker-Dealers").

     Certain of the Investment Contracts pursuant to which the Advisory Entities provide services may terminate as a result of the Merger or may require the consent of Advisory Clients for their continuance after the Merger. As a result, approvals by the boards of directors/trustees and securityholders of Fund Clients registered under the 1940 Act of new Investment Contracts between such Fund Clients and the same Advisory Entity on terms substantially identical to those of the terminating agreements will be sought by SunAmerica in connection with the Merger. The obligations of AIG under the Merger Agreement are subject to the receipt by SunAmerica of the approvals and consents from SunAmerica's Fund Clients and Advisory Clients representing at least 80% of the total assets, as of the date of the Merger Agreement, subject to Investment Contracts with all of SunAmerica's Fund Clients and Advisory Clients. See "The Merger
Agreement -- Conditions of the Merger" and "-- Certain Covenants -- Fund Client Contracts; Non-Fund Advisory Contracts; Qualification of Fund Clients and Fund Client Boards". In connection with obtaining the approval of securityholders of Fund Clients, various proxy solicitation materials will be reviewed by the Commission and an exemptive order pursuant to the 1940 Act will be sought from the Commission to permit the Advisory Entities to continue to earn advisory fees for services to Fund Clients prior to obtaining securityholder approval. It is expected that, pursuant to this exemptive order, such fees will be paid into an escrow account pending securityholder approval. SunAmerica will also seek, as necessary, the approval of Advisory Clients in the manner required under advisory contracts entered into between Advisory Entities and Advisory Clients and by the Advisers Act. Following the Effective Time, the Advisory Entities will amend their registrations with the Commission to reflect the change of ownership.

     Each SunAmerica Broker-Dealer has notified or will notify the National Association of Securities Dealers, Inc. (the "NASD") of the change of ownership of the SunAmerica Broker-Dealers pursuant to the Merger. Following the Effective Time, each broker-dealer owned by AIG (including the former SunAmerica Broker-Dealers) will be required to amend filings previously made with the Commission.

RESALE OF AIG COMMON STOCK

     All shares of AIG Common Stock received by SunAmerica Common Shareholders in the Merger will be freely transferable, except that shares of AIG Common Stock received by persons who are deemed to be "affiliates" (as such term is defined in Rule 145 under the Securities Act of 1933, as amended (the "Securities Act")) of SunAmerica at the time of the SunAmerica Special Meeting may be resold by them only in transactions permitted by the resale provisions of Rule 145 under the Securities Act (or Rule 144 under the Securities Act in the case of such persons who become affiliates of AIG) or as otherwise permitted under the Securities Act. Persons who may be deemed to be "affiliates" of SunAmerica or AIG generally include individuals or entities that control, are controlled by, or are under common control with, such party and may include certain officers and directors of such party as well as principal shareholders of such party.

     Pursuant to the terms of the Merger Agreement, each of SunAmerica and AIG has delivered to the other a list of names of those persons whom they believe to be "affiliates" of their respective companies for the purposes of applicable interpretations regarding the "pooling of interests" method of accounting and, in the case of SunAmerica, within the meaning of Rule 145 under the Securities Act. Each of SunAmerica and AIG has agreed to use its best efforts to cause each person who is identified as an "affiliate" in the list referred to above to deliver to the other party, prior to the date of the SunAmerica Special Meeting in the case of AIG, or the AIG Special Meeting in the case of SunAmerica, a letter (each an "Affiliate Letter") in the form attached to the Merger Agreement. Such Affiliate Letter shall provide that, in the case of SunAmerica affiliates, each such person will agree not to sell, transfer or otherwise dispose of any shares of (i) SunAmerica Common Stock or SunAmerica Class B Stock that such person may own from the period beginning on the date that is 30 days prior to the date of the Closing and ending at the earlier of the Effective Time or the termination of the Merger Agreement or (ii) AIG Common Stock to be received by such person in or pursuant to the Merger, except in compliance with applicable provisions of the Securities Act. Such Affiliate Letter, in the case of both SunAmerica affiliates and AIG affiliates, shall provide that each such person will agree not to, from and after the period beginning on the date that is 30 days prior to the Effective Time, sell, transfer or otherwise dispose of, or reduce any risk relative to, AIG Common Stock, or any capital stock of SunAmerica, until after such time as financial results covering at least 30 days of post-Merger operations of AIG and SunAmerica have been published.

     This Joint Proxy Statement/Prospectus cannot be used in connection with resales of AIG Common Stock received in the Merger by any person who may be deemed to be an "affiliate" of SunAmerica or AIG under the Securities Act.

MANAGEMENT AND OPERATIONS FOLLOWING THE MERGER

     Following the Merger, AIG will continue the operations of SunAmerica. As of the date of this Joint Proxy Statement/Prospectus, AIG intends to cause the business of SunAmerica to be operated at SunAmerica's Los Angeles headquarters separately from the other subsidiaries of AIG following the Effective Time. The board of directors of AIG will be comprised of the members of the current AIG Board, and two additional members designated by SunAmerica. See "-- Interests of Certain Persons in the Merger". The officers of AIG also will remain unchanged as a result of the Merger. The SunAmerica Shareholders will become shareholders of AIG, and their rights as shareholders will be governed by the AIG Certificate, the AIG By-Laws and the laws of the State of Delaware. See "Comparison of Rights of SunAmerica Shareholders and AIG Shareholders".

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Certain members of SunAmerica's management have interests in the Merger that are in addition to their interests as SunAmerica Shareholders generally. The SunAmerica Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby.

     The Merger Agreement provides that at the Effective Time, AIG will cause to be elected to the AIG Board two persons to be designated by SunAmerica and reasonably acceptable to AIG. AIG and SunAmerica expect that Eli Broad, Chairman and Chief Executive Officer of SunAmerica, and Jay S. Wintrob, Vice Chairman of SunAmerica, will be the designees of SunAmerica.

  Employment Arrangements with SunAmerica

     Jay S. Wintrob is a party to a change of control employment agreement with SunAmerica (the "Wintrob Agreement"), dated as of April 27, 1995, that provides that upon a termination of Mr. Wintrob's employment by SunAmerica other than for Cause or Disability or by Mr. Wintrob for Good Reason (in each case, as defined in the Wintrob Agreement) within the five-year period following a Change of Control (as defined in the Wintrob Agreement), Mr. Wintrob will be entitled to receive the following: (i) cash severance equal to the product of (A) Mr. Wintrob's average annual cash compensation (based on the average of his base salary plus bonus or incentive compensation earned in the three fiscal years prior to the date of termination) and (B) a multiple based on the time remaining from the date of termination until the expiration of the five-year employment period, which may not be greater than two or less than one; (ii) accrued and unpaid base salary, deferred compensation and vacation pay; and (iii) other benefits (excluding severance benefits) pursuant to the terms of SunAmerica's plans. In addition, upon any such termination, unvested options will vest and remain exercisable for one year from the date of termination, and the restrictions on awards of certain restricted stock will lapse.

     Pursuant to the terms of a letter agreement between SunAmerica and Gary W. Krat, dated as of August 15, 1997 (the "Krat Agreement"), upon a termination of Mr. Krat's employment by SunAmerica without Cause (as defined in the Krat Agreement), he will be entitled to receive severance pay equal to one year of base salary.

     Pursuant to the terms of a letter agreement between SunAmerica and Michael
L. Fowler, dated as of July 14, 1992 (the "Fowler Agreement"), among other things, Mr. Fowler is eligible to receive incentive compensation and payments based on the profits associated with the business he manages (the "Incentive Payments"), which are payable following certain specified periods, provided that Mr. Fowler continues to be employed by SunAmerica as of such payment dates. In connection with the Merger, the Board approved an amendment to the Fowler Agreement to provide that if Mr. Fowler's employment is terminated after the Effective Time either by the Company without cause or by Mr. Fowler for good reason, Mr. Fowler will be entitled to receive the Incentive Payments earned in respect of periods ending prior to his date of termination without regard to his continued employment.

  Other Employment Arrangements

     After the date of this Joint Proxy Statement/Prospectus and before the Effective Time, it is expected that certain members of SunAmerica's key management will be offered an opportunity to enter into employment agreements designed to retain and ensure the continued employment of such members of key management following the Effective Time.

  Long-Term Compensation Programs

     Pursuant to the terms of the SunAmerica Long-Term Incentive Plan (the "LTIP"), upon a Change of Ownership of SunAmerica (as defined in the LTIP), all conditions to the payment of an award, including awards to certain executive officers and employee directors of SunAmerica, will be deemed satisfied. The values of the awards granted to Messrs. Broad, Wintrob, Krat and Fowler under the LTIP that will be deemed earned are approximately $0, $4,482,500, $1,630,000 and $611,250, respectively.

  Stock-Based Rights

     The Merger Agreement provides that, at the Effective Time, each outstanding option to purchase shares of SunAmerica Common Stock (each, a "SunAmerica Option") and each other right with respect to SunAmerica Common Stock (each, a "SunAmerica Award") under SunAmerica's 1997 Employee Incentive Stock Plan, 1988 Employee Stock Plan, 1995 Performance Stock Plan Amended and Restated 1996, 1998 Long-Term Performance-Based Incentive Plan for the Chief Executive Officer, Long-Term Performance-Based Incentive Plan Amended and Restated 1997, Non-Employee Directors' Stock Option Plan or 1987 Restricted Stock Plan (the "SunAmerica Stock Plans"), whether vested or unvested, will be deemed to constitute an option to acquire or a right to receive shares of AIG Common Stock and will be converted into and become an option or a right with respect to AIG Common Stock. Pursuant to the terms of the SunAmerica Stock Plans, as a result of the Merger, the unvested SunAmerica Options held by employees, including certain executive officers, and directors, will become fully vested and exercisable. In addition, as a result of the Merger, the restrictions on certain awards of restricted stock (including certain performance-based restricted stock) held by employees, including certain executive officers and employee directors, will lapse. The numbers of unvested SunAmerica Options held by Messrs. Broad, Wintrob, Krat and Fowler under the SunAmerica Stock Plans that will vest and become exercisable as a result of the Merger are approximately 0, 322,140, 122,490 and 27,900, respectively. The aggregate number of unvested SunAmerica Options held by the non-employee directors of SunAmerica that will become fully vested and exercisable as a result of the Merger is approximately 19,198. The number of shares of SunAmerica Common Stock underlying awards of restricted stock held by Messrs. Broad, Wintrob, Krat and Fowler under the SunAmerica Stock Plans that will become non-forfeitable and transferable as a result of the Merger are approximately 41,238, 387,657, 157,500, and 45,000, respectively. See "The Merger Agreement -- Certain Covenants -- Stock Options and Other Awards".

  Indemnification and Insurance

     The Merger Agreement provides that the Surviving Corporation will indemnify the present and former directors and officers of SunAmerica to the fullest extent permitted by law against any liabilities or expenses incurred in connection with any claim or proceeding arising out of matters existing or occurring at or prior to the Effective Time. The Merger Agreement further provides that, for a period of four years following the Effective Time, the Surviving Corporation will maintain a policy of directors' and officers' liability insurance for acts and omissions occurring prior to the Effective Time at least as favorable as SunAmerica's current policy, so long as the annual premium therefor is not in excess of 150% of the current amount expended by SunAmerica to procure such insurance. See "The Merger Agreement -- Certain Covenants -- Indemnification; Directors' and Officers' Insurance".

ABSENCE OF APPRAISAL RIGHTS

     AIG Shareholders are not entitled to any dissenters' rights under the DGCL as a result of the proposal to be voted upon at the AIG Special Meeting. SunAmerica Shareholders are not entitled to any appraisal rights under the MGCL as a result of the proposal to be voted upon at the SunAmerica Special Meeting. See "Comparison of Rights of SunAmerica Shareholders and AIG
Shareholders -- Appraisal Rights of Dissenting Shareholders".

ACCOUNTING TREATMENT

     Consummation of the Merger is conditioned upon the receipt by each of AIG and SunAmerica of a letter from its independent public accountant that the Merger will qualify for "pooling of interests" accounting treatment for the Merger. See "The Merger Agreement -- Conditions of the Merger".

     AIG and SunAmerica believe that the Merger will qualify as a "pooling of interests" for accounting and financial reporting purposes. Under this method of accounting, AIG will restate, retroactively at the Effective Time, its consolidated financial statements to include the assets, liabilities, shareholders' equity and results of operations of SunAmerica as if the companies had always been combined.

     The unaudited pro forma financial information contained in this Joint Proxy Statement/Prospectus has been prepared using the "pooling of interests" accounting method to account for the Merger. See "Summary -- Comparative Per Share Market Price Information" and "Selected Consolidated Financial Data".

PUBLIC TRADING MARKETS

     SunAmerica Common Stock is currently listed on the NYSE and the Pacific Exchange, Inc. under the symbol "SAI". In addition, SunAmerica Depositary Shares and SunAmerica Security Units (as defined under the caption "The Merger Agreement -- Treatment of SunAmerica Series E Preferred Shares, SunAmerica Depositary Shares and SunAmerica Security Units") are listed on the NYSE. Upon consummation of the Merger, SunAmerica Common Stock, SunAmerica Depositary Shares and SunAmerica Security Units will be delisted from the NYSE and deregistered under the Exchange Act. AIG Common Stock currently is listed on the NYSE under the symbol "AIG". Application will be made for the listing on the NYSE of the shares of AIG Common Stock to be issued in the Merger. The authorization for listing on the NYSE upon official notice of issuance of the shares of AIG Common Stock issuable to SunAmerica Shareholders pursuant to the Merger Agreement is a condition to the consummation of the Merger. See "The Merger Agreement -- Conditions of the Merger".

                              THE MERGER AGREEMENT

     The following describes certain aspects of the proposed Merger, including material provisions of the Merger Agreement. The following description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Appendix A to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. All holders of AIG Common Stock, SunAmerica Common Stock and SunAmerica Class B Stock and are urged to read the Merger Agreement carefully.

GENERAL; MERGER CONSIDERATION

     The Merger Agreement provides for a business combination between AIG and SunAmerica in which, subject to the satisfaction of the conditions therein, the Merger will be effected and the holders of SunAmerica Common Stock (other than the Excluded Shares) will be issued AIG Common Stock in a transaction intended to qualify as a "pooling of interests" for accounting purposes and as a "reorganization" within the meaning of Section 368(a) of the Code for federal income tax purposes. In the Merger, each outstanding share of SunAmerica Common Stock (other than Excluded Shares) will be converted into and become exchangeable for the Merger Consideration. Each share of AIG Common Stock (other than those held by SunAmerica or one of its subsidiaries) will remain outstanding following the Merger.

     The terms of the Merger are set forth in the Merger Agreement, a copy of which is attached hereto as Appendix A.

TERMS OF THE MERGER

     Pursuant to the Merger Agreement, and on the terms and conditions set forth therein, at the Effective Time, SunAmerica will be merged with and into AIG. Upon consummation of the Merger, the separate corporate existence of SunAmerica will cease and AIG will be the surviving corporation in the Merger (the "Surviving Corporation") and will continue to be governed by the laws of Delaware. As a result of the Merger and without any action on the part of the SunAmerica Shareholders, each issued and outstanding share of SunAmerica Common Stock (other than the Excluded Shares) shall be converted into, and become exchangeable for, 0.855 of a share of AIG Common Stock and the right, if any, to receive cash in lieu of any fractional shares into which such shares of SunAmerica Common Stock have been converted and any distribution or dividend in respect of AIG Common Stock with a record date which is at or after the Effective Time, in each case without interest.

     If at any time during the period between the date of the Merger Agreement and the Effective Time there is a change in the number of shares of SunAmerica Common Stock other than as permitted by the Merger Agreement or AIG Common Stock or securities convertible or exchangeable into or exercisable for shares of SunAmerica Common Stock other than as permitted by the Merger Agreement or AIG Common Stock, respectively, issued and outstanding as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration will be equitably adjusted.

     No fractional shares of AIG Common Stock will be issued in the Merger. Instead, the Merger Agreement provides that each holder of SunAmerica Common Stock who would otherwise have been entitled to receive a fractional share of AIG Common Stock will be entitled to receive cash, in lieu thereof representing such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent (as defined under the caption "-- Exchange of Certificates") on behalf of such holder of the aggregate fractional shares of AIG Common Stock that such holder otherwise would be entitled to receive. Any such sale shall be made by the Exchange Agent within five business days after the date upon which the SunAmerica Certificates (or affidavit(s) of loss in lieu thereof) that would otherwise result in the issuance of such fractional shares of AIG Common Stock have been received by the Exchange Agent.

CLOSING; EFFECTIVE TIME

     The closing of the Merger (the "Closing") will take place on the tenth business day after which the last to be fulfilled or waived of the conditions to the Merger set forth in the Merger Agreement to be fulfilled prior to Closing is satisfied or waived or on such other day as SunAmerica and AIG agree in writing (the "Closing Date"). As soon as practicable following the Closing, SunAmerica and AIG will cause the Articles of Merger to be executed, acknowledged and filed with and accepted for record by the Department and cause the Delaware Certificate of Merger to be executed and acknowledged and filed with the Secretary of State of Delaware as provided in DCGL Section 251. The Merger will become effective at the Effective Time, which is defined in the Merger Agreement as the date on which the latest of the following actions is completed: (a) at the time the Articles of Merger are accepted for record by the Department, (b) the Delaware Certificate of Merger has been duly filed with the Secretary of State of Delaware, or (c) at such later time agreed to by SunAmerica and AIG and established under the Articles of Merger and the Delaware Certificate of Merger but not later than 30 days after the date of the filing and acceptance for record of the Articles of Merger by the Department. See "-- Conditions of the Merger".

EXCHANGE OF CERTIFICATES

     Promptly after the Effective Time, AIG shall deposit, or shall cause to be deposited, with an exchange agent (the "Exchange Agent") for the benefit of the holders of SunAmerica Common Stock, certificates representing the shares of AIG Common Stock and cash in lieu of fractional shares and, after the Effective Time, if applicable, any cash, dividends or other distributions with respect to the AIG Common Stock to be issued or paid pursuant to the terms of the Merger Agreement in exchange for shares of SunAmerica Common Stock outstanding immediately prior to the Effective Time upon due surrender of the certificates formerly representing SunAmerica Common Stock ("SunAmerica Certificates") (or affidavit(s) of loss in lieu thereof) (such certificates for shares of AIG Common Stock, together with the amount of any cash, dividends or other distributions payable with respect thereto, being hereinafter referred to as the "Exchange Fund"). Promptly after the Effective Time, the Surviving Corporation will cause the Exchange Agent to mail to each holder of record of SunAmerica Common Stock (other than holders of Excluded Shares) a letter of transmittal and instructions concerning the exchange of SunAmerica Certificates for certificates representing shares of AIG Common Stock and, if applicable, any cash, unpaid dividends or other distributions and cash in lieu of fractional shares. Upon surrender of a SunAmerica Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such SunAmerica Certificate will be entitled to receive in exchange therefor a certificate representing that number of whole shares of AIG Common Stock that such holder is entitled to receive pursuant to the Merger Agreement and a check in the amount (after giving effect to any required tax withholdings) of any cash in lieu of fractional shares plus, if applicable, any cash, unpaid non-stock dividends and any other dividends or other distributions, that such holder has the right to receive pursuant to the provisions of the Merger Agreement, and the SunAmerica Certificate so surrendered will forthwith be canceled. No interest will be paid or accrued on any amount payable upon due surrender of the SunAmerica Certificates.

     HOLDERS OF SUNAMERICA COMMON STOCK SHOULD NOT SEND THEIR SUNAMERICA CERTIFICATES TO THE EXCHANGE AGENT UNTIL TRANSMITTAL MATERIALS ARE RECEIVED FROM THE EXCHANGE AGENT. HOLDERS OF AIG COMMON STOCK WILL NOT EXCHANGE THEIR CERTIFICATES REPRESENTING SHARES OF AIG COMMON STOCK.

DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES; TRANSFERS

     All shares of AIG Common Stock to be issued pursuant to the Merger will be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by AIG in respect of the AIG Common Stock, the record date for which is at or after the Effective Time, that declaration will include dividends or other distributions in respect of all shares issuable pursuant the Merger Agreement. No dividends or other distributions in respect of the AIG Common Stock will be paid to any holder of any unsurrendered SunAmerica Certificate until such SunAmerica Certificate is surrendered for exchange in accordance with the Merger Agreement. Subject to the effect of applicable laws, following surrender of any such SunAmerica Certificate, there will be issued and/or paid to the holder of the certificates representing whole shares of AIG Common Stock issued in exchange therefor, without interest, (a) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of AIG Common Stock and not paid and (b) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of AIG Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender. After the Effective Time, there shall be no transfers on the stock transfer books of SunAmerica of the shares of SunAmerica Common Stock that were outstanding immediately prior to the Effective Time.

TREATMENT OF SUNAMERICA SERIES E PREFERRED SHARES, SUNAMERICA DEPOSITARY SHARES AND SUNAMERICA SECURITY UNITS

     SunAmerica has agreed to take all necessary action to call for redemption all of the SunAmerica Series E Preferred Shares (as defined under the caption "Comparison of Rights of SunAmerica Shareholders and AIG Shareholders") and $3.10 Depositary Shares representing SunAmerica Series E Preferred Shares (the "SunAmerica Depositary Shares") (and will comply with all provisions relating to such securities, including notice provisions) so that such securities are redeemed prior to or on October 31, 1998 and, in exchange for such securities, SunAmerica will deliver to the holders of such securities shares of SunAmerica Common Stock plus all accrued and unpaid dividends on the securities redeemed in accordance with the terms of such securities.

     SunAmerica has also agreed to take all necessary action to call for redemption all of the outstanding SunAmerica Security Units (and will comply with all provisions relating to such securities, including notice provisions) so that such securities are redeemed prior to the Effective Time and, in exchange for such securities, SunAmerica will deliver to the holders of such securities shares of SunAmerica Common Stock plus all accrued and unpaid dividends on the securities redeemed in accordance with the terms of such securities.

     Accordingly, SunAmerica mailed the required notice to holders of SunAmerica Series E Preferred Shares and SunAmerica Depositary Shares on September 22, 1998 and to holders of SunAmerica Security Units on October 7, 1998.

     HOLDERS OF SUNAMERICA SERIES E PREFERRED SHARES, SUNAMERICA DEPOSITARY SHARES AND SUNAMERICA SECURITY UNITS SHOULD NOT SEND THEIR CERTIFICATES REPRESENTING SUCH SECURITIES TO THE EXCHANGE AGENT. HOLDERS OF SUCH SECURITIES WILL RECEIVE INSTRUCTION FROM SUNAMERICA IN CONNECTION WITH THE REDEMPTION OF SUCH SECURITIES.

CORPORATE GOVERNANCE

  Certificate of Incorporation and By-Laws of the Surviving Corporation

     The Merger Agreement provides that the AIG Certificate and the AIG By-Laws as in effect immediately prior to the Effective Time will continue to be the certificate of incorporation and bylaws of the Surviving Corporation.

  Directors and Officers of the Surviving Corporation

     The Merger Agreement provides that the directors of AIG immediately prior to the Effective Time shall continue to be the directors of the Surviving Corporation and that AIG shall cause to be elected to the board of the Surviving Corporation two persons to be designated by SunAmerica and reasonably acceptable to AIG. The Merger Agreement further provides that the officers of AIG at the Effective Time shall be the officers of the Surviving Corporation.

CONDITIONS OF THE MERGER

  Mutual Conditions

     The obligation of each of SunAmerica and AIG to effect the Merger is subject to, among other things, the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

          (a) the receipt of the SunAmerica Requisite Vote and the AIG Requisite Vote, each in accordance with applicable law;

          (b) the authorization for listing on the NYSE upon official notice of issuance of the shares of AIG Common Stock issuable to SunAmerica Shareholders;

          (c) the expiration or termination of the waiting period applicable to the consummation of the Merger under the HSR Act and applicable insurance laws, and, other than the filing of the Articles of Merger with and acceptance for record thereof by the Department and the filing of the Delaware Certificate of Merger with the Secretary of State of the State of Delaware, all notices, reports and other filings required to be made prior to the Effective Time by SunAmerica or AIG or any of their respective subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by SunAmerica, AIG or any of their respective subsidiaries or affiliates (as defined in the Exchange Act) from, any governmental or regulatory authority, agency, commission, body or other governmental entity ("Governmental Entity") and such consents, registrations, approvals, permits and authorizations (collectively, "Governmental Consents") in connection with the execution and delivery of the Merger Agreement by SunAmerica or AIG and the consummation of the Merger and the other transactions contemplated thereby having been made or obtained (as the case may be);

          (d) no court or Governmental Entity of competent jurisdiction having enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits the consummation of the Merger (an "Order"), and no Governmental Entity shall have instituted any proceeding or threatened to institute any proceedings seeking any such Order;

          (e) the Registration Statement on Form S-4 (the "Registration Statement") to register the AIG Common Stock to be issued in the Merger, of which this Joint Proxy Statement/Prospectus is a part, having been declared effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement having been issued, and no proceedings for that purpose having been initiated or threatened, by the Commission;

          (f) the receipt by AIG of all state securities and "blue sky" permits and approvals, if any, necessary to consummate the transactions contemplated by the Merger Agreement;

          (g) the other party's representations and warranties (without giving effect to any qualifications as to materiality), being true and correct as of the date of the Merger Agreement (except where the failure to be true and correct would not, individually or in the aggregate, be reasonably likely to have a SunAmerica Material Adverse Effect or an AIG Material Adverse Effect (each as defined in the Merger Agreement), as the case may
     be) and as of the Closing Date and the receipt of certificates signed by such party's executive officers to such effect;

          (h) the performance in all material respects by the other party of its obligations under the Merger Agreement and the receipt of certificates signed by certain of such party's executive officers to such effect;

          (i) the receipt by the other party of all material third party consents (and, in the case of such consents and Governmental Consents obtained by SunAmerica, the absence of any conditions imposed by or in connection with such consents on the operations of any asset or businesses of the parties which is reasonably likely to materially and adversely impact the economic or business benefits to AIG and its subsidiaries of the transactions contemplated by the Merger Agreement);

          (j) the receipt by each party of the opinion of their respective tax counsel regarding the treatment of the Merger as a "reorganization" under the Code;

          (k) the receipt by each party of a letter from their respective independent accountants to the effect that the Merger will qualify for "pooling of interests" accounting treatment; and

          (l) the receipt by each party of an Affiliates Letter from each person identified as an affiliate of the other (see "-- Certain
     Covenants -- Certain Other Covenants").

  Additional Conditions to the Obligations of AIG

     In addition, the obligations of AIG under the Merger Agreement are subject to the receipt by SunAmerica of the approvals and consents from SunAmerica's Fund Clients and Advisory Clients representing at least 80% of the total assets, as of the date of the Merger Agreement, which are subject to Investment Contracts with SunAmerica's Fund Clients and Advisory Clients. See "-- Certain Other Covenants" and "-- Fund Client Contracts; Non-Fund Advisory Contracts; Qualification of Fund Clients and Fund Client Boards".

CERTAIN COVENANTS

  Conduct of SunAmerica's Business Prior to the Merger

     SunAmerica has agreed as to itself and, where indicated, each of its subsidiaries that after the date of the Merger Agreement and prior to the Effective Time (unless AIG shall otherwise approve in writing and except as otherwise expressly contemplated by the Merger Agreement or as disclosed in the SunAmerica Disclosure Letter) that, among other things:

          (a) SunAmerica and its subsidiaries will conduct their businesses in the ordinary and usual course consistent with past practice (it being understood that nothing contained in the Merger Agreement permits SunAmerica to enter into or engage in (through acquisition, product extension or otherwise) the business of selling any products or services materially different from existing products or services of SunAmerica and its subsidiaries or to enter into or engage in any new lines of business without AIG's prior written approval);

          (b) SunAmerica and its subsidiaries will use their best efforts to preserve their business organizations intact and maintain their existing relations and goodwill with customers, suppliers, reinsurers, distributors, regulators, creditors, lessors, employees and business associates;

          (c) SunAmerica will not issue, sell, pledge, dispose of or encumber any capital stock owned by it of any of its subsidiaries except in connection with the redemption of the SunAmerica Series E Preferred Shares (and the simultaneous conversion of the SunAmerica Depositary Shares), redemption of the SunAmerica Security Units and the conversion of the SunAmerica Class B Stock (as described in the Merger Agreement and the Voting Agreement, as the case may be);

          (d) SunAmerica will not amend or modify the SunAmerica Charter or SunAmerica By-Laws or comparable governing instruments;

          (e) SunAmerica will not split, combine or reclassify its outstanding shares of stock;

          (f) SunAmerica will not authorize, declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than dividends from its wholly-owned subsidiaries, regular quarterly cash dividends paid by it on the SunAmerica Common Stock not in excess of $0.15 per share of SunAmerica Common Stock and regular dividends and distributions paid by it on the SunAmerica Series E Preferred Shares and the SunAmerica Security Units pursuant to the terms thereof;

          (g) SunAmerica will not repurchase, redeem or otherwise acquire (except in connection with any SunAmerica Stock Plan (as such term is defined under the caption "-- Employee Benefits") and the redemption of SunAmerica Series E Preferred Shares (and the simultaneous conversion of the SunAmerica Depositary Shares) and the redemption of SunAmerica Security Units as described above or permit any of its subsidiaries to purchase or otherwise acquire any shares of its stock or any securities convertible into or exchangeable or exercisable for any shares of its stock;

          (h) neither SunAmerica nor its subsidiaries will issue, sell, pledge, dispose of or encumber any shares of, or any securities convertible into, or exchangeable or exercisable for, or options, warrants, calls, commitments or rights or agreements of any kind to acquire, any shares of its capital stock of any class or any voting debt or any other property or assets (other than shares issuable pursuant to options outstanding on the date of the Merger Agreement under any of the SunAmerica Stock Plans or upon redemption of the SunAmerica Series E Preferred Shares (and the simultaneous conversion of the SunAmerica

     Depositary Shares), the redemption of the SunAmerica Security Units or the conversion of the SunAmerica Class B Stock as described in the Merger Agreement and the Voting Agreement, as the case may be);

          (i) other than in the ordinary and usual course of business, neither SunAmerica nor any of its subsidiaries will transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets (including capital stock of its subsidiaries) or incur or modify any material indebtedness or other liability;

          (j) neither SunAmerica nor any of its subsidiaries will incur any long-term indebtedness (other than replacement debt as it matures) in excess of $250 million, incur any short-term indebtedness which is reflected on SunAmerica's balance sheet (as determined in accordance with U.S. GAAP) at the end of the financial quarter in which such short-term indebtedness was incurred;

          (k) neither SunAmerica nor any of its subsidiaries will make or authorize or commit for any capital expenditures other than in amounts less than $25 million in the aggregate or, by any means, make any acquisition of, or investment in, assets or stock of any other person or entity (other than in the ordinary course of business) in excess of $50 million; provided, however, that no such acquisition can be of a controlling interest in any other person;

          (l) neither SunAmerica nor any of its subsidiaries will terminate, establish, adopt, enter into, make any new, or accelerate the vesting or payment of any existing, grants or awards under, amend or otherwise modify any of SunAmerica's compensation and benefit plans except in the ordinary course of business consistent with past practice or as may be required by law, or contractual obligations in effect as of the date of the Merger Agreement, or as contemplated by the Merger Agreement, or increase the salary, wage, bonus or other compensation of any employees other than normal base wage and base salary increases in the ordinary and usual course of business;

          (m) neither SunAmerica nor any of its subsidiaries will settle or compromise any material claims or litigation, pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, liabilities or obligations in the ordinary and usual course of business and within the amounts reflected or reserved on the most recent consolidated financial statements contained in each registration statement, report, proxy statement or information statement prepared by SunAmerica since September 30, 1995, including (A) SunAmerica's Annual Report on Form 10-K for the year ended September 30, 1997 and (B) SunAmerica's Quarterly Report on Form 10-Q for the periods ended December 31, 1997, March 31, 1998 and June 30, 1998, each in the form (including exhibits, annexes and any amendments thereto) filed with the Commission (collectively, including any such reports filed with the Commission subsequent to the date hereof, the "SunAmerica Reports");

          (n) neither SunAmerica nor any of its subsidiaries will modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims, except in the ordinary and usual course of business;

          (o) neither SunAmerica nor any of its subsidiaries will make any material tax election or permit any insurance policy naming it as a beneficiary or loss-payable payee to be canceled or terminated except in the ordinary and usual course of business;

          (p) neither SunAmerica nor any of its subsidiaries will enter into any agreement containing any provision or covenant limiting in any material respect the ability of SunAmerica or any subsidiary or affiliate to sell any products or services of or to any other person, engage in any line of business or compete with or to obtain products or services from any person or limiting the ability of any person to provide products or services to SunAmerica or any of its subsidiaries or affiliates;

          (q) neither SunAmerica nor any of its subsidiaries will take any action or omit to take any action that would cause any of its representations and warranties in the Merger Agreement to become untrue in any material respect; and

          (r) neither SunAmerica nor any of its subsidiaries will authorize or enter into any agreement to take any of the foregoing actions.

  Agreement Not to Solicit Other Offers

     SunAmerica has agreed that it will not, and it will not permit or cause any of its subsidiaries, or any of SunAmerica's or its subsidiaries' directors and officers to, and SunAmerica shall direct and cause its and its subsidiaries' employees, agents and representatives (including any advisor, investment banker, attorney or accountant retained by it or any of its subsidiaries) (collectively, its "Representatives") not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of 50% or more of the assets or any voting securities of, SunAmerica and any of its subsidiaries (any such proposal or offer, for the purpose of the Merger Agreement being referred to as an "Acquisition Proposal"). SunAmerica has further agreed that it will not, and it will not permit or cause any of its subsidiaries or any of SunAmerica's or its subsidiaries' officers and directors to, and SunAmerica shall direct and cause its employees, agents and Representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, whether made before or after the date of the Merger Agreement, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that SunAmerica may, and may authorize and permit its employees, agents and Representatives to, furnish or cause to be furnished confidential information and may participate in such negotiations and discussions if the SunAmerica Board determines in good faith (after having consulted with and considered the advice of outside legal counsel) that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law. SunAmerica has agreed to immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted theretofore with respect to any of the foregoing. SunAmerica has further agreed that it will take the necessary steps to promptly inform its officers, directors, subsidiaries and Representatives of the foregoing obligations and the obligations in the Confidentiality Agreement (as defined in the Merger Agreement). SunAmerica has agreed to notify AIG immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of SunAmerica's officers, directors or its Representatives indicating, in connection with such notice, the name of such person and the material terms and conditions of any proposals or offers. SunAmerica has also agreed to promptly request each person that has theretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal to return all confidential information theretofore furnished to such person by or on behalf of SunAmerica or any of its subsidiaries.

  Employee Benefits

     AIG has agreed that from the Effective Time until the first anniversary thereof, the employees of SunAmerica and its subsidiaries will continue to be provided with benefits under employee benefit plans (other than plans involving the issuance of SunAmerica Common Stock) that are substantially similar in the aggregate to those currently provided by SunAmerica and its subsidiaries to such employees. Any such employees will receive credit under any plans in which the employees are eligible to participate after the Effective Time for service with SunAmerica or its subsidiaries (to the extent service was recognized under SunAmerica's compensation and benefit plans) prior to the Effective Time in connection with any welfare benefit plan for all purposes (other than benefit levels or amounts) and any pension plan for purposes of eligibility, vesting and benefit entitlement (but not benefit accruals or the amount or level of employer contributions). AIG also has agreed to cause all pre-existing conditions or limitations and any eligibility waiting periods (to the extent such limitations or waiting periods did not apply to such employees under SunAmerica's compensation and benefit plans) under group health plans of AIG or any of its subsidiaries to be waived with respect to such employees and their eligible dependents. AIG also agreed to give each such employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for expenses incurred prior to the Effective Time during the applicable plan year.

     AIG has agreed to honor all employee benefit obligations to current and former employees under SunAmerica's compensation and benefit plans and all employee severance plans (or policies) in existence on the date of the Merger Agreement, all employment or severance agreements entered into by SunAmerica or adopted by the SunAmerica Board prior to the date of the Merger Agreement and all employment agreements and amendments thereto authorized by the SunAmerica Board on or prior to the date of the Merger Agreement and disclosed to AIG. Nothing in the Merger Agreement prevents AIG from terminating any of SunAmerica's compensation and benefit plans (other than any severance plan or policy of SunAmerica prior to the first anniversary of the Effective Time) in accordance with their terms and subject to applicable law.

     SunAmerica has agreed to take such actions as may be necessary to provide that the exercise date in respect of the offering period under SunAmerica's 1997 Employee Stock Purchase Plan (the "1997 ESPP") in which the Effective Time falls will be accelerated, and all unexercised options granted in respect of such offering period will be exercised immediately prior to the Effective Time. SunAmerica has further agreed to take all such actions as may be necessary to terminate the 1997 ESPP as of the Effective Time and to cease all further offerings and payroll deductions under the 1997 ESPP.

  Stock Options and Other Awards

     The Merger Agreement provides that at the Effective Time, each SunAmerica Option, whether vested or unvested, will be deemed to constitute an option to acquire, on the same terms and conditions, the same number of shares of AIG Common Stock as the holder of such SunAmerica Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded to the nearest whole number), at a price per share (rounded to the nearest whole cent) equal to the aggregate exercise price for the shares of SunAmerica Common Stock otherwise purchasable pursuant to such SunAmerica Option divided by the number of full shares of AIG Common Stock deemed purchasable pursuant to such SunAmerica Option as provided above; provided, however, that in the case of any SunAmerica Option to which
Section 422 of the Code applies, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option will be subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code.

     At the Effective Time, each SunAmerica Award, whether vested or unvested, will be deemed to constitute a right to receive or acquire, on the same terms and conditions as were applicable under the SunAmerica Award, the same number of shares of AIG Common Stock as the holder of such SunAmerica Award would have been entitled to receive pursuant to the Merger had such holder received such SunAmerica Award in full immediately prior to the Effective Time (rounded to the nearest whole number).

     Effective at the Effective Time, AIG has agreed to assume (i) each SunAmerica Option in accordance with the terms of the relevant SunAmerica Stock Plan under which such SunAmerica Option was issued and the stock option agreement by which such SunAmerica Option is evidenced, and (ii) each SunAmerica Award in accordance with the terms of the relevant SunAmerica Stock Plan under which such SunAmerica Award was issued and award agreement by which such SunAmerica Award is evidenced. At or prior to the Effective Time, AIG has agreed to take all corporate action necessary to reserve for issuance a sufficient number of shares of AIG Common Stock (i) for delivery upon exercise of SunAmerica Options and (ii) for issuance with respect to SunAmerica Awards assumed by AIG.

  Pooling of Interests

     The Merger Agreement provides that during the period from the date of the Merger Agreement until the Effective Time, none of AIG, SunAmerica or any of their respective subsidiaries or other affiliates over which they exercise control, will knowingly take any action, or knowingly fail to take any action, that is reasonably likely to jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes. See "-- Conditions of the Merger".

  Access

     SunAmerica has agreed to provide, and to cause its subsidiaries to provide, AIG's officers, directors, employees, counsel, accountants and other authorized representatives access during normal business hours to its and its subsidiaries' property, books, contracts and records throughout the period prior to the Effective Time and during such period to furnish to AIG all information as it may reasonably request. Such access may be denied, however, if in SunAmerica's reasonable judgment such access would result in the disclosure of trade secrets of third parties or the violation of SunAmerica's confidentiality obligations, provided that SunAmerica has used all reasonable efforts to obtain the consent of such third parties to such inspection or disclosure. No such investigation will affect or be deemed to modify any representation or warranty made by SunAmerica.

  Indemnification; Directors' and Officers' Insurance

     AIG has agreed to indemnify and hold harmless each present and former director and officer of SunAmerica (when acting in such capacity) from liability arising out of matters existing or occurring at or prior to the Effective Time to the fullest extent that SunAmerica would have been permitted to indemnify such parties under Maryland law and the SunAmerica Articles and SunAmerica By-Laws. AIG also has agreed that the Surviving Corporation will maintain a policy of directors' and officers' liability insurance coverage for up to four years following the Effective Time, subject to certain maximum required premium amounts. See "The Merger -- Interests of Certain Persons in the Merger".

  Compliance with 1940 Act Section 15

     SunAmerica has agreed to use all commercially reasonable efforts to ensure compliance with Section 15(f) of the 1940 Act prior to the Closing so that the transactions contemplated by the Merger Agreement will be in compliance therewith, including assuring that at the time of Closing at least 75% of the Board of Directors or Trustees of each Fund Client are not "interested persons" (as such term is defined in the 1940 Act) of the Surviving Corporation or SunAmerica. AIG has agreed to use all commercially reasonable efforts to assure compliance with Section 15(f) of the 1940 Act as it applies to transactions contemplated by the Merger Agreement and, from and after the Closing, to conduct the business of the Surviving Corporation to assure that, insofar as within the control of AIG, (i) for three years after the Closing Date at least 75% of the members of the Board of Directors or Trustees of each Fund Client which enters into a replacement Investment Contract are not "interested persons" of the Surviving Corporation or SunAmerica and (ii) there is not imposed on any Fund Client an "unfair burden" (within the meaning of Section 15(f) of the 1940 Act) as a result of the transactions contemplated by the Merger Agreement, or any express or implied terms, conditions or understandings applicable thereto.

  Fund Client Contracts; Non-Fund Advisory Contracts;
  Qualification of Fund Clients and Fund Client Boards

     SunAmerica has agreed to use its best efforts to cause (a) the consideration and due approval by the Board of Directors of each Fund Client, and to the extent required by the 1940 Act, the consideration and due approval by such Fund Client's securityholders, of a new Investment Contract with the same Advisory Entity or (in the case of SunAmerica, the Surviving Corporation) to become effective upon the Closing, in each case, on the same material terms as in effect on the date of the Merger Agreement and (b) to the extent necessary, the preparation and filing of an application to the Commission for exemptive relief under Section 15(a) of the 1940 Act to permit each Fund Client to operate under such new Investment Contract prior to securityholder approval.

     SunAmerica or the relevant Advisory Entity has agreed to notify each Advisory Client of the transactions contemplated by the Merger Agreement and to use its best efforts to obtain such Advisory Client's consent to the "assignment" (as defined in the Advisers Act) of its Investment Contract involving investment advisory services in a form reasonably satisfactory to AIG.

     Subject to fiduciary duties to Fund Clients, SunAmerica has agreed to use its best efforts to cause the Fund Clients to take no action that would prevent any Fund Client from qualifying as a "regulated investment company" (within the meaning of Section 851 of the Code) or that would be inconsistent with any Fund Client's prospectus and other offering, advertising and marketing materials.

  Certain Other Covenants

     The Merger Agreement also contains certain other agreements relating to the conduct of the parties prior to the Effective Time, including those requiring the parties (i) to cooperate and use their reasonable best efforts in preparing, filing and obtaining all necessary regulatory approvals and consents; (ii) to keep one another apprised of the status of matters relating to the Merger; (iii) to give prompt notice of any change, individually or in the aggregate, which is reasonably likely to result in a material adverse effect; (iv) to coordinate payment of dividends to ensure holders of SunAmerica Common Stock do not receive multiple dividends, or fail to receive a dividend, in any calendar quarter; (v) to use their best efforts to cause the shares of AIG Common Stock to be issued in the Merger to be approved for listing on the NYSE and (vi) to use their respective best efforts to deliver to the other party, prior to the date of the SunAmerica Special Meeting in the case of AIG, or the AIG Special Meeting in the case of SunAmerica, necessary Affiliates Letters. SunAmerica and AIG have also agreed that none of the information they supply for inclusion in the Registration Statement and this Joint Proxy Statement/Prospectus will contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. In addition, SunAmerica has agreed (i) to deliver to AIG certain additional information relating to SunAmerica's business and operations, and SunAmerica and AIG have agreed that such information will not be deemed to modify any of SunAmerica's representations in the Merger Agreement; and (ii) at the request of AIG, to promptly withdraw any applications made to any applicable regulatory authority to convert SunAmerica's subsidiary Resources Trust Company to a thrift and (iii) to cooperate with AIG to protect intellectual property rights of SunAmerica Inc.

REPRESENTATIONS AND WARRANTIES

  Mutual Representations and Warranties

     SunAmerica and AIG have made representations relating to, among other things: (a) each of SunAmerica's and AIG's capitalization and organization and similar corporate matters; (b) authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (c) conflicts under governing documents, required consents, approvals and filings, and violations of any agreements, licenses, permits or laws; (d) documents filed with the Commission (and, in the case of SunAmerica, applicable insurance regulatory authorities) and financial statements, and the accuracy of information contained therein; (e) absence of undisclosed liabilities; (f) absence of certain material adverse events, changes or effects; (g) litigation and liabilities; (h) compliance with insurance laws and regulations, related insurance matters, compliance with other laws and required licenses and permits;
(i) Year 2000 compliance; (j) knowledge concerning qualification of the Merger as a "pooling of interests" transaction or a "reorganization" under Section 368(a) of the Code; (k) receipt of fairness opinions from their respective financial advisers; and (l) actions taken in connection with takeover statutes.

  Additional Representations and Warranties of SunAmerica

     SunAmerica has made additional representations relating to, among other things: (a) retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); (b) compliance with environmental laws; (c) certain tax matters; (d) ownership of intellectual property and absence of infringement of third-party intellectual property; (e) the absence of brokers and finders; (f) the disclosure and enforceability of certain material contracts; (g) the absence of regulatory disqualifications; (h) the adequacy of reserves and related matters; (i) the operation of its insurance business and the maintenance of separate accounts;
(j) investment contracts, funds and clients; (k) broker-dealer operations; and
(l) its derivatives instruments.

  Additional Representations and Warranties of AIG

     AIG has made additional representations relating to, among other things:
(a) prior to the Effective Time, AIG will have taken all necessary corporate action to permit it to issue the number of shares of AIG Common Stock required to be issued in the Merger; and (b) as of the date of the Merger Agreement, AIG intends to cause the business of SunAmerica to be operated separately from other subsidiaries of AIG following the Effective Time.

TERMINATION

     The Merger Agreement may be terminated: (i) at any time prior to the Effective Time, whether before or after approval of the Merger Agreement by the SunAmerica Shareholders or AIG Shareholders, by mutual written consent of SunAmerica and AIG by action of the SunAmerica Board and the AIG Board, respectively; (ii) by action of the SunAmerica Board or the AIG Board if the Merger shall not have been consummated by June 30, 1999, whether such date is before or after the date of approval by the SunAmerica Shareholders; (iii) by action of the SunAmerica Board or the AIG Board if the SunAmerica Requisite Vote or the AIG Requisite Vote shall not have been obtained at the SunAmerica Special Meeting or the AIG Special Meeting, as the case may be, or at any adjournments or postponements thereof; (iv) at any time prior to the Effective Time (provided that the terminating party is not then in material breach under the Merger Agreement) by action of the SunAmerica Board or the AIG Board, as the case may be, in the event of any of (A) a breach of a representation or warranty by the other party which would be reasonably likely to have, individually or in the aggregate, a SunAmerica Material Adverse Effect or an AIG Material Adverse Effect (both as defined in the Merger Agreement), as the case may be, which breach cannot be cured or has not been cured within 20 days after written notice thereof; (B) a material breach by the other party of any covenant or agreement in the Merger Agreement, which breach cannot be or has not been cured within 20 days after written notice thereof; or (c) a SunAmerica Material Adverse Effect exists (in which case AIG may terminate) or an AIG Material Adverse Effect exists (in which case SunAmerica may terminate); (v) by action of the SunAmerica Board or the AIG Board if any order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after approval by the SunAmerica Shareholders or AIG Shareholders); or (vi) by AIG, any time prior to the Effective Time, whether before or after the approval by AIG Shareholders, by action of the AIG Board if the SunAmerica Board shall have withdrawn or adversely modified its approval or recommendation of the Merger Agreement or failed to reconfirm such recommendation within five business days after a written request by AIG to do so, provided that the right to terminate pursuant to clause (ii) above shall not be available to any party that has breached in any material respect its obligations under the Merger Agreement in any manner that proximately contributed to the occurrence of the failure of the Merger to be consummated.

EXPENSES AND TERMINATION FEES

     The Merger Agreement provides that the Surviving Corporation will pay all expenses, including those of the Exchange Agent, arising in connection with the exchange of SunAmerica Common Stock for the Merger Consideration. Except as described below, whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement will be paid by the party incurring such expenses, except that the filing fee for the Registration Statement and expenses incurred in connection with the printing and mailing of the Joint Proxy Statement/Prospectus and the Registration Statement will be shared equally by AIG and SunAmerica.

     The Merger Agreement provides that if it is terminated by SunAmerica or AIG in the manner described in clause (ii), clause (iii) (with respect only to the SunAmerica Requisite Vote) or clause (vi), each under the caption
"-- Termination", and prior to the date of such termination any person (other than AIG) has made to SunAmerica or any of its subsidiaries a bona fide Acquisition Proposal or has publicly announced the intention (whether or not conditional) to make a proposal or offer relating to an Acquisition Proposal to SunAmerica or any of its subsidiaries, then, no later than two days following the earlier to occur of (a) the entrance into an agreement by SunAmerica or any of its subsidiaries concerning a transaction which is an Acquisition Proposal or
(b) the date any person (other than AIG) purchases 50% or more of the assets or voting securities of SunAmerica and its subsidiaries (provided that, the entering of any definitive agreement described in clauses (a) and (b) above by SunAmerica or any of its subsidiaries or if there is no such agreement with respect to a purchase described in clause (b) above, any tender, exchange or other offer or arrangement is first publicly disclosed, within 18 months of such termination of the Merger Agreement), SunAmerica shall pay AIG a termination fee of $500 million. If SunAmerica or AIG terminates the Merger Agreement in the manner described in clause (iii) (with respect only to the AIG Requisite Vote) under the caption "-- Termination", then AIG will, no later than two days after the Merger Agreement has been terminated, pay SunAmerica a termination fee of $500 million.

AMENDMENT AND WAIVER; RIGHT TO REVISE FORM OF MERGER

     Subject to the provisions of applicable law, any provision of the Merger Agreement may be amended or modified at any time prior to the Effective Time by means of a written agreement executed and delivered by duly authorized officers of the respective parties. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

     Subject to applicable law, pursuant to the Merger Agreement, SunAmerica and AIG may mutually agree to revise the structure of the Merger to the extent they determine such change to be desirable, provided any such change does not affect the consideration to be received by SunAmerica Shareholders, cause any material delay in the consummation of the Merger or adversely affect the ability of the Merger to qualify as a reorganization under Section 368(a) of the Code.

                      RELATED AGREEMENTS AND TRANSACTIONS

VOTING AGREEMENT

     The following description of certain terms of the Voting Agreement is only a summary and does not purport to be complete. This discussion is qualified in its entirety by reference to the complete text of the Voting Agreement, a copy of which is attached hereto as Appendix B.

  Voting and Proxies

     In order to induce AIG to enter into the Merger Agreement, Mr. Broad entered into the Voting Agreement with AIG. Pursuant to the Voting Agreement, Mr. Broad has agreed to vote, and to cause any holder of record to vote, 3,634,605 shares of SunAmerica Common Stock and 13,340,591 shares of SunAmerica Class B Stock beneficially owned by him (which shares he has represented are all the shares of SunAmerica Common Stock and SunAmerica Class B Stock beneficially owned by him for which he has the sole authority to vote, excluding any shares of SunAmerica Common Stock or SunAmerica Class B Stock which he has the right to obtain upon the exercise of stock options outstanding on the date of the Voting Agreement) (collectively, the "Shares") and all shares of SunAmerica Common Stock and all shares of SunAmerica Class B Stock subsequently acquired by him (including by conversion of SunAmerica Class B Stock into SunAmerica Common Stock) and all shares of SunAmerica Common Stock and all shares of SunAmerica Class B Stock for which Mr. Broad voluntarily acquires the right to vote or to share in the voting (collectively, the "New Shares") in favor of adoption and approval of the Merger Agreement and the Merger (and each other action and transaction contemplated by the Merger Agreement or by the Voting Agreement) at every meeting of the shareholders of SunAmerica at which such matters are considered and at every adjournment thereof. Mr. Broad has agreed to deliver to AIG upon request a proxy which shall be coupled with an interest and irrevocable to the extent permitted under Maryland law, with the total number of his Shares and any New Shares correctly indicated thereon. Mr. Broad also has agreed to use his reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary or advisable in order to consummate and make effective the transactions contemplated by the Voting Agreement.

  Prohibited Actions

     During the term of the Voting Agreement, Mr. Broad has agreed not to, and not to permit any entity under his control to, deposit any of the Shares in a voting trust or subject the Shares to any agreement, arrangement or understanding with respect to voting the Shares other than agreements entered into with AIG.

  Conversion of SunAmerica Class B Stock

     Mr. Broad has agreed to convert, immediately prior to the Effective Time, each share of SunAmerica Class B Stock held by him into one fully paid and nonassessable share of SunAmerica Common Stock, in accordance with the terms of the SunAmerica Class B Stock as set forth in the SunAmerica Charter. The SunAmerica Charter provides that when the number of outstanding shares of SunAmerica Class B Stock outstanding falls below 5% of the aggregate number of the issued and outstanding shares of SunAmerica Common Stock and SunAmerica Class B Stock, the outstanding shares of SunAmerica Class B Stock will immediately be converted into shares of SunAmerica Common Stock. Accordingly, all of the outstanding shares of SunAmerica Class B Stock will be converted into shares of SunAmerica Common Stock immediately following conversion of the shares of SunAmerica Class B Stock held by Mr. Broad pursuant to the Voting Agreement.

  Other Provisions

     The Voting Agreement also contains provisions relating to, among other things, representations and warranties by Mr. Broad and specific performance of the Voting Agreement. The Voting Agreement terminates upon the earlier to occur of (i) the Effective Time or (ii) the termination of the Merger Agreement in accordance with its terms.

                           INFORMATION REGARDING AIG

     AIG is a holding company with a market capitalization, as of September 30, 1998, of approximately $82.3 billion, which through its subsidiaries is primarily engaged in a broad range of insurance and insurance-related activities and financial services in the United States and abroad. AIG's primary activities include both general and life insurance operations. AIG's principal insurance company subsidiaries are American Home Assurance Company, National Union Fire Insurance Company of Pittsburgh, Pa., New Hampshire Insurance Company, Lexington Insurance Company, American International Underwriters Overseas, Ltd., American Life Insurance Company, American International Assurance Company, Limited, Nan Shan Life Insurance Company, Ltd., The Philippine American Life and General Insurance Company, American International Reinsurance Company, Ltd. and United Guaranty Residential Insurance Company.

     AIG's general insurance subsidiaries are multiple line companies writing substantially all lines of property and casualty insurance. One or more of these companies is licensed to write substantially all of these lines in all states of the United States and in more than 100 foreign countries.

     AIG's life insurance subsidiaries offer a wide range of traditional insurance and financial and investment products. One or more of these subsidiaries is licensed to write life insurance in all states in the United States and in over 70 foreign countries.

     AIG operations which contribute to financial services income include primarily A.I. Credit Corp. ("AICCO"), AIG Financial Products Corp. and its subsidiary companies ("AIGFP"), AIG Trading Group Inc. and its subsidiaries ("AIGTG"), International Lease Finance Corporation ("ILFC") and UeberseeBank AG. AICCO's business is principally in premium financing. AIGFP structures financial transactions, including long-dated interest rate and currency swaps and structures borrowings through notes, bonds and guaranteed investment agreements. AIGTG engages in various commodities trading, foreign exchange trading and market making activities. ILFC is engaged primarily in the acquisition of new and used commercial jet aircraft and the leasing and remarketing of such aircraft to airlines around the world. UeberseeBank AG operates as a Swiss bank.

     During the third quarter of 1998, AIG increased its ownership interest in each of Transatlantic Holdings, Inc. ("TRH") and 20th Century Industries ("20th Century") to more than 50%. Through their respective subsidiaries, TRH is the largest broker market reinsurer in the United States and 20th Century is the ninth largest publicly held personal automobile insurer in the United States.

                        INFORMATION REGARDING SUNAMERICA

     SunAmerica is a financial services company which specializes in retirement savings and investment products and services and has a market capitalization, as of September 30, 1998, of approximately $13.2 billion. SunAmerica earns fees or spread income on assets, which at June 30, 1998 were approximately $112 billion. Together, the SunAmerica life insurance companies rank among the largest U.S. issuers of tax-deferred fixed and variable annuities and guaranteed investment contracts ("GICs"). SunAmerica's principal insurance company subsidiaries are SunAmerica Life Insurance Company, Anchor National Life Insurance Company, SunAmerica National Life Insurance Company, First SunAmerica Life Insurance Company and CalAmerica Life Insurance Company. Complementing these annuity and GIC operations are SunAmerica's asset management operations; its six broker-dealers, which provide a broad range of financial planning and investment services through more than 9,400 independent registered representatives nationwide; its trust company, which provides administrative and custodial services to qualified retirement plans; and its premium finance company, one of the nation's leaders in its field.

     SunAmerica's six wholly-owned broker-dealers, known as the SunAmerica Financial Network, comprise the largest network of independent registered representatives in the nation and the fifth-largest securities sales force, based on industry data. These wholly-owned broker-dealers accounted for approximately one-third of SunAmerica's total annuity sales in fiscal 1997. The Company also distributes its products and services through an extensive network of independent broker-dealers, full-service securities firms, independent general insurance agents, major financial institutions and, in the case of its GICs, by marketing directly to banks, municipalities, asset management firms, certain trusts and direct plan sponsors and through intermediaries, such as managers or consultants servicing these groups. These six wholly-owned broker-dealers are Advantage Capital Corporation, Royal Alliance Associates, Inc., SunAmerica Securities, Inc., Sentra Securities Corporation, Spelman & Co., Inc. and FSC Securities Corporation.

     In recent years, SunAmerica has expanded its offerings of fee-based products and services such as variable annuities, mutual funds, trust services and premium financing. Fee income has also expanded through the receipt of broker-dealer net retained commissions, resulting primarily from the expansion of SunAmerica's wholly-owned broker-dealer network, through both acquisitions and internal recruiting, and increased demand for long-term investment products.

                          UNAUDITED PRO FORMA COMBINED
                   FINANCIAL STATEMENTS OF AIG AND SUNAMERICA

     The following unaudited pro forma financial information combines the historical consolidated balance sheets and statements of income of AIG and SunAmerica, including their respective subsidiaries, after giving effect to the Merger. The unaudited pro forma combined balance sheets at December 31, 1997 and June 30, 1998 with respect to AIG and September 30, 1997 and March 31, 1998 with respect to SunAmerica, set forth below, give effect to the Merger as if it had occurred at December 31, 1997. The unaudited pro forma combined statements of income for each of the three years ended December 31, 1997, 1996 and 1995 and six months ended June 30, 1998 and 1997 with respect to AIG and the three fiscal years ended September 30, 1997, 1996 and 1995 and six months ended March 31, 1998 and 1997 with respect to SunAmerica give effect to the Merger as if it had occurred on January 1, 1995. These statements are prepared on the basis of accounting for the Merger as a "pooling of interests" and are based on the assumptions set forth in the notes thereto.

     The following pro forma financial information has been prepared from, and should be read in conjunction with, the audited historical consolidated financial statements and related notes thereto of AIG and SunAmerica, incorporated by reference herein. The following information is not necessarily indicative of the financial position or operating results that would have occurred had the Merger been consummated on the date, or at the beginning of the period for which the Merger is being given effect, nor is it necessarily indicative of future financial position or operating results. See "Where You Can Find More Information".

    AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES AND SUNAMERICA INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 (IN THOUSANDS)

                                                          HISTORICAL
                                                 ----------------------------
                                                     AIG         SUNAMERICA
                                                 DECEMBER 31,   SEPTEMBER 30,                   PRO FORMA
                                                     1997           1997        ADJUSTMENTS      COMBINED
                                                 ------------   -------------   ------------   ------------
ASSETS:
  Investments and cash:
    Fixed maturities:
       Bonds available for sale, at market
         value.................................  $ 38,077,792    $18,523,655    $         --   $ 56,601,447
       Bonds held to maturity, at amortized
         cost..................................    12,530,315             --              --     12,530,315
       Bonds trading securities, at market
         value.................................       718,548             --              --        718,548
       Preferred stocks, at amortized cost.....       239,331             --              --        239,331
    Equity securities:
       Common stocks, at market value..........     5,209,274         96,541              --      5,305,815
       Non-redeemable preferred stocks, at
         market value..........................       138,745             --              --        138,745
    Mortgage loans on real estate, policy and
       collateral loans -- net.................     7,919,764      3,139,309              --     11,059,073
    Financial services assets:
       Flight equipment primarily under
         operating leases, net of accumulated
         depreciation..........................    14,438,074             --              --     14,438,074
       Securities available for sale, at market
         value.................................     9,145,317             --              --      9,145,317
       Trading securities, at market value.....     3,974,561             --              --      3,974,561
       Spot commodities, at market value.......       459,517             --              --        459,517
       Unrealized gain on interest rate and
         currency swaps, options and forward
         transactions..........................     7,422,290             --              --      7,422,290
       Trading assets..........................     6,715,486             --              --      6,715,486
       Securities purchased under agreements to
         resell, at contract value.............     4,551,191             --              --      4,551,191
    Other invested assets......................     4,681,423      1,655,324              --      6,336,747
    Short-term investments, at cost............     3,332,542        993,349              --      4,325,891
    Cash.......................................        86,917             --              --         86,917
                                                 ------------    -----------    ------------   ------------
         Total investments and cash............   119,641,087     24,408,178              --    144,049,265
  Investment income due and accrued............     1,368,404        296,637              --      1,665,041
  Premiums and insurance balances
    receivable -- net..........................    10,282,987             --              --     10,282,987
  Reinsurance assets...........................    16,110,521             --              --     16,110,521
  Deferred policy acquisition costs............     6,592,506      1,118,582              --      7,711,088
  Investments in partially-owned companies.....     1,121,173             --              --      1,121,173
  Real estate and other fixed assets, net of
    accumulated depreciation...................     2,342,187             --              --      2,342,187
  Separate and variable accounts...............     3,993,971      9,514,675              --     13,508,646
  Other assets.................................     2,517,851        298,814              --      2,816,665
                                                 ------------    -----------    ------------   ------------
         Total assets..........................  $163,970,687    $35,636,886    $         --   $199,607,573
                                                 ============    ===========    ============   ============

       See accompanying notes to pro forma combined financial statements.

    AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES AND SUNAMERICA INC.

                                 (IN THOUSANDS)

                                                         HISTORICAL
                                                -----------------------------
                                                    AIG          SUNAMERICA
                                                DECEMBER 31,    SEPTEMBER 30,                    PRO FORMA
                                                    1997            1997         ADJUSTMENTS      COMBINED
                                                ------------    -------------    -----------    ------------
LIABILITIES:
  Reserve for losses and loss expenses........  $ 33,400,160     $        --      $      --     $ 33,400,160
  Reserve for unearned premiums...............     8,739,006              --             --        8,739,006
  Future policy benefits for life and accident
    and health insurance contracts............    24,502,005              --             --       24,502,005
  Policyholders' contract deposits............    10,323,112      19,998,418             --       30,321,530
  Other policyholders' funds..................     2,352,514              --             --        2,352,514
  Reserve for commissions, expenses and
    taxes.....................................     1,739,945              --             --        1,739,945
  Insurance balances payable..................     1,702,578              --             --        1,702,578
  Funds held by companies under reinsurance
    treaties..................................       336,585              --             --          336,585
  Income taxes payable:
    Current...................................       585,375           2,025             --          587,400
    Deferred..................................       470,706         383,764             --          854,470
  Financial services liabilities:
    Borrowings under obligations of guaranteed
      investment agreements...................     8,000,326              --             --        8,000,326
    Securities sold under agreements to
      repurchase, at contract value...........     2,706,310              --             --        2,706,310
    Trading liabilities.......................     5,366,421              --             --        5,366,421
    Securities and spot commodities sold but
      not yet purchased, at market value......     5,171,680              --             --        5,171,680
    Unrealized loss on interest rate and
      currency swaps, options and forward
      transactions............................     5,979,571              --             --        5,979,571
    Deposits due to banks and other
      depositors..............................       972,423         427,433             --        1,399,856
    Commercial paper..........................     2,208,167              --             --        2,208,167
    Notes, bonds and loans payable............    12,608,891              --             --       12,608,891
  Commercial paper............................     1,166,740              --             --        1,166,740
  Notes, bonds, loans and mortgages payable...     1,276,521       1,136,072             --        2,412,593
  Separate and variable accounts..............     3,993,971       9,514,675             --       13,508,646
  Other liabilities...........................     5,966,553       1,095,393             --        7,061,946
                                                ------------     -----------      ---------     ------------
         Total liabilities....................   139,569,560      32,557,780             --      172,127,340
                                                ------------     -----------      ---------     ------------
  Preferred shareholders' equity in subsidiary
    company...................................       400,000         495,000             --          895,000
                                                ------------     -----------      ---------     ------------
CAPITAL FUNDS:
  Common stock................................     1,897,804         179,076        309,297        2,386,177
  Nontransferable Class B Stock...............            --          16,273        (16,273)              --
  Preferred stock.............................            --         248,000             --          248,000
  Additional paid-in capital..................       105,689         750,401       (293,024)         563,066
  Unrealized appreciation of investments, net
    of taxes..................................     1,350,182         209,910             --        1,560,092
  Cumulative translation adjustments, net of
    taxes.....................................    (1,178,041)             --             --       (1,178,041)
  Retained earnings...........................    22,920,991       1,180,446             --       24,101,437
  Treasury stock, at cost.....................    (1,095,498)             --             --       (1,095,498)
                                                ------------     -----------      ---------     ------------
         Total capital funds..................    24,001,127       2,584,106             --       26,585,233
                                                ------------     -----------      ---------     ------------
         Total liabilities and capital
           funds..............................  $163,970,687     $35,636,886      $      --     $199,607,573
                                                ============     ===========      =========     ============

       See accompanying notes to pro forma combined financial statements.

    AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES AND SUNAMERICA INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 (IN THOUSANDS)

                                                          HISTORICAL
                                                  --------------------------
                                                      AIG        SUNAMERICA
                                                    JUNE 30,      MARCH 31,                    PRO FORMA
                                                      1998          1998       ADJUSTMENTS      COMBINED
                                                  ------------   -----------   ------------   ------------
ASSETS:
  Investments and cash:
    Fixed maturities:
       Bonds available for sale, at market
         value..................................  $ 39,998,093   $18,955,142   $         --   $ 58,953,235
       Bonds held to maturity, at amortized
         cost...................................    11,991,025            --             --     11,991,025
       Bonds trading securities, at market
         value..................................       791,507            --             --        791,507
       Preferred stocks, at amortized cost......       232,218            --             --        232,218
    Equity securities:
       Common stocks, at market value...........     5,108,222       108,532             --      5,216,754
       Non-redeemable preferred stocks, at
         market value...........................       227,558            --             --        227,558
    Mortgage loans on real estate, policy and
       collateral loans -- net..................     8,278,255     2,994,918             --     11,273,173
    Financial services assets:
       Flight equipment primarily under
         operating leases, net of accumulated
         depreciation...........................    16,035,894            --             --     16,035,894
       Securities available for sale, at market
         value..................................     7,686,970            --             --      7,686,970
       Trading securities, at market value......     5,875,223            --             --      5,875,223
       Spot commodities, at market value........       365,608            --             --        365,608
       Unrealized gain on interest rate and
         currency swaps, options and forward
         transactions...........................     8,060,799            --             --      8,060,799
       Trading assets...........................     6,497,672            --             --      6,497,672
       Securities purchased under agreements to
         resell, at contract value..............     7,690,933            --             --      7,690,933
    Other invested assets.......................     5,797,925     1,937,338             --      7,735,263
    Short-term investments, at cost.............     3,772,939       982,521             --      4,755,460
    Cash........................................       162,854            --             --        162,854
                                                  ------------   -----------   ------------   ------------
         Total investments and cash.............   128,573,695    24,978,451             --    153,552,146
Investment income due and accrued...............     1,613,057       286,682             --      1,899,739
Premiums and insurance balances
  receivable -- net.............................    11,512,725            --             --     11,512,725
Reinsurance assets..............................    16,134,201            --             --     16,134,201
Deferred policy acquisition costs...............     6,801,252     1,126,772             --      7,928,024
Investments in partially-owned companies........     1,141,286            --             --      1,141,286
Real estate and other fixed assets, net of
  accumulated depreciation......................     2,333,692            --             --      2,333,692
Separate and variable accounts..................     5,063,969    11,415,780             --     16,479,749
Other assets....................................     2,929,344       431,895             --      3,361,239
                                                  ------------   -----------   ------------   ------------
         Total assets...........................  $176,103,221   $38,239,580   $         --   $214,342,801
                                                  ============   ===========   ============   ============

       See accompanying notes to pro forma combined financial statements.

    AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES AND SUNAMERICA INC.

                                 (IN THOUSANDS)

                                                      HISTORICAL
                                              --------------------------
                                                  AIG        SUNAMERICA
                                                JUNE 30,      MARCH 31,                   PRO FORMA
                                                  1998          1998       ADJUSTMENTS     COMBINED
                                              ------------   -----------   -----------   ------------
LIABILITIES:
  Reserve for losses and loss expenses......  $ 33,913,832   $        --    $     --     $ 33,913,832
  Reserve for unearned premiums.............     9,204,004            --          --        9,204,004
  Future policy benefits for life and
     accident and health insurance
     contracts..............................    25,869,309            --          --       25,869,309
  Policyholders' contract deposits..........    11,168,502    20,348,022          --       31,516,524
  Other policyholders' funds................     2,336,715            --          --        2,336,715
  Reserve for commissions, expenses and
     taxes..................................     2,097,075            --          --        2,097,075
  Insurance balances payable................     1,998,597            --          --        1,998,597
  Funds held by companies under reinsurance
     treaties...............................       331,008            --          --          331,008
  Income taxes payable:
     Current................................       552,088         3,647          --          555,735
     Deferred...............................       597,349       505,079          --        1,102,428
  Financial services liabilities:
     Borrowings under obligations of
       guaranteed investment agreements.....     8,543,659            --          --        8,543,659
     Securities sold under agreements to
       repurchase, at contract value........     4,694,009            --          --        4,694,009
     Trading liabilities....................     4,879,728            --          --        4,879,728
     Securities and spot commodities sold
       but not yet purchased, at market
       value................................     6,980,492            --          --        6,980,492
     Unrealized loss on interest rate and
       currency swaps, options and forward
       transactions.........................     5,859,944            --          --        5,859,944
     Deposits due to banks and other
       depositors...........................       962,161       438,416          --        1,400,577
     Commercial paper.......................     3,331,517            --          --        3,331,517
     Notes, bonds and loans payable.........    12,733,857            --          --       12,733,857
  Commercial paper..........................     1,253,137            --          --        1,253,137
  Notes, bonds, loans and mortgages
     payable................................     1,379,273     1,236,290          --        2,615,563
  Separate and variable accounts............     5,063,969    11,415,780          --       16,479,749
  Other liabilities.........................     6,223,537       950,615          --        7,174,152
                                              ------------   -----------    --------     ------------
          Total liabilities.................   149,973,762    34,897,849          --      184,871,611
                                              ------------   -----------    --------     ------------
  Preferred shareholders' equity in
     subsidiary company.....................       400,000       495,000          --          895,000
                                              ------------   -----------    --------     ------------
CAPITAL FUNDS:
  Common stock..............................     1,897,804       179,093     309,322        2,386,219
  Nontransferable Class B Stock.............            --        16,273     (16,273)              --
  Preferred stock...........................            --       248,000          --          248,000
  Additional paid-in capital................        87,873       746,072    (293,049)         540,896
  Retained earnings.........................    24,645,131     1,392,638          --       26,037,769
  Accumulated other comprehensive income....       173,387       264,655          --          438,042
  Treasury stock, at cost...................    (1,074,736)           --          --       (1,074,736)
                                              ------------   -----------    --------     ------------
          Total capital funds...............    25,729,459     2,846,731          --       28,576,190
                                              ------------   -----------    --------     ------------
          Total liabilities and capital
            funds...........................  $176,103,221   $38,239,580    $     --     $214,342,801
                                              ============   ===========    ========     ============

       See accompanying notes to pro forma combined financial statements.

    AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES AND SUNAMERICA INC.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                              HISTORICAL SIX MONTHS ENDED
                                                              ----------------------------
                                                                  AIG          SUNAMERICA
                                                                JUNE 30,       MARCH 31,      PRO FORMA
                                                                  1998            1998         COMBINED
                                                              ------------    ------------    ----------
GENERAL INSURANCE OPERATIONS:
  Net premiums written......................................   $6,998,633       $     --      $6,998,633
  Change in unearned premium reserve........................     (378,520)            --        (378,520)
                                                               ----------       --------      ----------
  Net premiums earned.......................................    6,620,113             --       6,620,113
  Net investment income.....................................    1,002,749             --       1,002,749
  Realized capital gains....................................       96,356             --          96,356
                                                               ----------       --------      ----------
                                                                7,719,218             --       7,719,218
                                                               ----------       --------      ----------
  Losses and loss expenses incurred.........................    5,039,947             --       5,039,947
  Underwriting expenses.....................................    1,299,291             --       1,299,291
                                                               ----------       --------      ----------
                                                                6,339,238             --       6,339,238
                                                               ----------       --------      ----------
  Operating income..........................................    1,379,980             --       1,379,980
                                                               ----------       --------      ----------
LIFE INSURANCE OPERATIONS:
  Premium and fee income....................................    4,982,427        209,793       5,192,220
  Net investment income.....................................    1,560,063        403,343       1,963,406
  Realized capital gains (losses)...........................      (14,495)         5,452          (9,043)
                                                               ----------       --------      ----------
                                                                6,527,995        618,588       7,146,583
                                                               ----------       --------      ----------
  Death and other benefits..................................    2,092,099             --       2,092,099
  Increase in future policy benefits........................    2,323,747             --       2,323,747
  Acquisition and insurance expenses........................    1,258,305        265,856       1,524,161
                                                               ----------       --------      ----------
                                                                5,674,151        265,856       5,940,007
                                                               ----------       --------      ----------
  Operating income..........................................      853,844        352,732       1,206,576
                                                               ----------       --------      ----------
Financial services operating income.........................      405,836             --         405,836
Equity in income of minority-owned insurance operations.....       57,127             --          57,127
Other realized capital losses...............................       (3,095)            --          (3,095)
Minority interest expense...................................      (32,981)            --         (32,981)
Other income (deductions) -- net............................      (70,211)            --         (70,211)
                                                               ----------       --------      ----------
INCOME BEFORE INCOME TAXES..................................    2,590,500        352,732       2,943,232
                                                               ----------       --------      ----------
Total income taxes..........................................      761,957         95,200         857,157
                                                               ----------       --------      ----------
NET INCOME..................................................   $1,828,543       $257,532      $2,086,075
                                                               ==========       ========      ==========
Earnings per common share:
  Net income -- Basic.......................................   $     1.74       $     --      $     1.72
  Net income -- Diluted.....................................   $     1.73       $     --      $     1.68
Average shares outstanding -- Basic.........................    1,049,545        164,765       1,214,310
Average shares outstanding -- Diluted.......................    1,054,760        190,087       1,244,847

       See accompanying notes to pro forma combined financial statements.

    AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES AND SUNAMERICA INC.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                         HISTORICAL SIX MONTHS ENDED
                                                         ----------------------------
                                                             AIG          SUNAMERICA
                                                           JUNE 30,       MARCH 31,      PRO FORMA
                                                             1997            1997         COMBINED
                                                         ------------    ------------    ----------
GENERAL INSURANCE OPERATIONS:
  Net premiums written.................................   $6,856,889       $     --      $6,856,889
  Change in unearned premium reserve...................     (648,797)            --        (648,797)
                                                          ----------       --------      ----------
  Net premiums earned..................................    6,208,092             --       6,208,092
  Net investment income................................      902,951             --         902,951
  Realized capital gains...............................       78,599             --          78,599
                                                          ----------       --------      ----------
                                                           7,189,642             --       7,189,642
                                                          ----------       --------      ----------
  Losses and loss expenses incurred....................    4,741,855             --       4,741,855
  Underwriting expenses................................    1,212,944             --       1,212,944
                                                          ----------       --------      ----------
                                                           5,954,799             --       5,954,799
                                                          ----------       --------      ----------
  Operating income.....................................    1,234,843             --       1,234,843
                                                          ----------       --------      ----------

LIFE INSURANCE OPERATIONS:
  Premium and fee income...............................    4,848,790        143,577       4,992,367
  Net investment income................................    1,405,110        295,673       1,700,783
  Realized capital gains (losses)......................        6,249        (18,746)        (12,497)
                                                          ----------       --------      ----------
                                                           6,260,149        420,504       6,680,653
                                                          ----------       --------      ----------
  Death and other benefits.............................    1,931,359             --       1,931,359
  Increase in future policy benefits...................    2,368,354             --       2,368,354
  Acquisition and insurance expenses...................    1,219,117        181,702       1,400,819
                                                          ----------       --------      ----------
                                                           5,518,830        181,702       5,700,532
                                                          ----------       --------      ----------
  Operating income.....................................      741,319        238,802         980,121
                                                          ----------       --------      ----------
Financial services operating income....................      306,949             --         306,949

Equity in income of minority-owned insurance                  57,789             --          57,789
  operations...........................................

Other realized capital losses..........................      (10,136)            --         (10,136)

Minority interest expense..............................      (20,242)            --         (20,242)

Other income (deductions) -- net.......................      (43,851)            --         (43,851)
                                                          ----------       --------      ----------

INCOME BEFORE INCOME TAXES.............................    2,266,671        238,802       2,505,473
                                                          ----------       --------      ----------

Total income taxes.....................................      659,241         71,600         730,841
                                                          ----------       --------      ----------

NET INCOME.............................................   $1,607,430       $167,202      $1,774,632
                                                          ==========       ========      ==========

Earnings per common share:
  Net income -- Basic..................................   $     1.52       $     --      $     1.47
  Net income -- Diluted................................   $     1.52       $     --      $     1.44

Average shares outstanding -- Basic....................    1,054,594        150,602       1,205,196
Average shares outstanding -- Diluted..................    1,059,409        172,247       1,231,656

       See accompanying notes to pro forma combined financial statements.

    AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES AND SUNAMERICA, INC.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                      HISTORICAL TWELVE MONTHS ENDED
                                                      -------------------------------
                                                           AIG           SUNAMERICA
                                                      DECEMBER 31,     SEPTEMBER 30,      PRO FORMA
                                                          1997              1997          COMBINED
                                                      -------------    --------------    -----------
GENERAL INSURANCE OPERATIONS:
  Net premiums written..............................   $13,407,529       $       --      $13,407,529
  Change in unearned premium reserve................      (986,489)              --         (986,489)
                                                       -----------       ----------      -----------
  Net premiums earned...............................    12,421,040               --       12,421,040
  Net investment income.............................     1,853,523               --        1,853,523
  Realized capital gains............................       128,175               --          128,175
                                                       -----------       ----------      -----------
                                                        14,402,738               --       14,402,738
                                                       -----------       ----------      -----------
  Losses and loss expenses incurred.................     9,356,219               --        9,356,219
  Underwriting expenses.............................     2,574,653               --        2,574,653
                                                       -----------       ----------      -----------
                                                        11,930,872               --       11,930,872
                                                       -----------       ----------      -----------
  Operating income..................................     2,471,866               --        2,471,866
                                                       -----------       ----------      -----------
LIFE INSURANCE OPERATIONS:
  Premium and fee income............................     9,925,639          317,703       10,243,342
  Net investment income.............................     2,896,469          679,377        3,575,846
  Realized capital gains (losses)...................        21,186          (29,203)          (8,017)
                                                       -----------       ----------      -----------
                                                        12,843,294          967,877       13,811,171
                                                       -----------       ----------      -----------
  Death and other benefits..........................     4,052,180               --        4,052,180
  Increase in future policy benefits................     4,759,018               --        4,759,018
  Acquisition and insurance expenses................     2,460,613          430,827        2,891,440
                                                       -----------       ----------      -----------
                                                        11,271,811          430,827       11,702,638
                                                       -----------       ----------      -----------
  Operating income..................................     1,571,483          537,050        2,108,533
                                                       -----------       ----------      -----------
Financial services operating income.................       701,337               --          701,337
Equity in income of minority-owned insurance
  operations........................................       113,636               --          113,636
Other realized capital losses.......................       (30,846)              --          (30,846)
Minority interest expense...........................       (31,926)              --          (31,926)
Other income (deductions) -- net....................       (96,652)              --          (96,652)
                                                       -----------       ----------      -----------
INCOME BEFORE INCOME TAXES..........................     4,698,898          537,050        5,235,948
                                                       -----------       ----------      -----------
Total income taxes..................................     1,366,563          158,000        1,524,563
                                                       -----------       ----------      -----------
NET INCOME..........................................   $ 3,332,335       $  379,050      $ 3,711,385
                                                       ===========       ==========      ===========
Earnings per common share:
  Net income -- Basic...............................   $      3.16       $       --      $      3.08
  Net income -- Diluted.............................   $      3.15       $       --      $      3.01
Average shares outstanding -- Basic.................     1,052,895          153,371        1,206,266
Average shares outstanding -- Diluted...............     1,057,477          175,896        1,233,373

       See accompanying notes to pro forma combined financial statements.

    AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES AND SUNAMERICA INC.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                      HISTORICAL TWELVE MONTHS ENDED
                                                      -------------------------------
                                                           AIG           SUNAMERICA
                                                      DECEMBER 31,     SEPTEMBER 30,      PRO FORMA
                                                          1996              1996          COMBINED
                                                      -------------    --------------    -----------
GENERAL INSURANCE OPERATIONS:
  Net premiums written..............................   $12,691,679      $        --      $12,691,679
  Change in unearned premium reserve................      (836,864)              --         (836,864)
                                                       -----------      -----------      -----------
  Net premiums earned...............................    11,854,815               --       11,854,815
  Net investment income.............................     1,690,798               --        1,690,798
  Realized capital gains............................        64,985               --           64,985
                                                       -----------      -----------      -----------
                                                        13,610,598               --       13,610,598
                                                       -----------      -----------      -----------
  Losses and loss expenses incurred.................     8,996,431               --        8,996,431
  Underwriting expenses.............................     2,408,600               --        2,408,600
                                                       -----------      -----------      -----------
                                                        11,405,031               --       11,405,031
                                                       -----------      -----------      -----------
  Operating income..................................     2,205,567               --        2,205,567
                                                       -----------      -----------      -----------
LIFE INSURANCE OPERATIONS:
  Premium and fee income............................     8,978,246          248,411        9,226,657
  Net investment income.............................     2,675,881          492,756        3,168,637
  Realized capital gains (losses)...................        34,798          (30,314)           4,484
                                                       -----------      -----------      -----------
                                                        11,688,925          710,853       12,399,778
                                                       -----------      -----------      -----------
  Death and other benefits..........................     3,733,523               --        3,733,523
  Increase in future policy benefits................     4,370,055               --        4,370,055
  Acquisition and insurance expenses................     2,261,589          318,826        2,580,415
                                                       -----------      -----------      -----------
                                                        10,365,167          318,826       10,683,993
                                                       -----------      -----------      -----------
  Operating income..................................     1,323,758          392,027        1,715,785
                                                       -----------      -----------      -----------
Financial services operating income.................       523,906               --          523,906
Equity in income of minority-owned insurance
  operations........................................        99,359               --           99,359
Other realized capital losses.......................       (11,792)              --          (11,792)
Minority interest expense...........................       (43,226)              --          (43,226)
Other income (deductions) -- net....................       (84,350)              --          (84,350)
                                                       -----------      -----------      -----------
INCOME BEFORE INCOME TAXES..........................     4,013,222          392,027        4,405,249
                                                       -----------      -----------      -----------
Total income taxes..................................     1,115,965          117,600        1,233,565
                                                       -----------      -----------      -----------
NET INCOME..........................................   $ 2,897,257      $   274,427      $ 3,171,684
                                                       ===========      ===========      ===========
Earnings per common share:
  Net income -- Basic...............................   $      2.73      $        --      $      2.63
  Net income -- Diluted.............................   $      2.72      $        --      $      2.57
Average shares outstanding -- Basic.................     1,059,851          146,710        1,206,561
Average shares outstanding -- Diluted...............     1,063,974          170,447        1,234,421

       See accompanying notes to pro forma combined financial statements.

    AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES AND SUNAMERICA INC.

                UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                        HISTORICAL TWELVE MONTHS ENDED
                                                        ------------------------------
                                                            AIG           SUNAMERICA
                                                        DECEMBER 31,     SEPTEMBER 30,      PRO FORMA
                                                            1995             1995           COMBINED
                                                        ------------     -------------     -----------
GENERAL INSURANCE OPERATIONS:
  Net premiums written................................  $11,893,022        $     --        $11,893,022
  Change in unearned premium reserve..................     (487,291)             --           (487,291)
                                                        -----------        --------        -----------
  Net premiums earned.................................   11,405,731              --         11,405,731
  Net investment income...............................    1,547,572              --          1,547,572
  Realized capital gains..............................       68,077              --             68,077
                                                        -----------        --------        -----------
                                                         13,021,380              --         13,021,380
                                                        -----------        --------        -----------
  Losses and loss expenses incurred...................    8,659,835              --          8,659,835
  Underwriting expenses...............................    2,329,259              --          2,329,259
                                                        -----------        --------        -----------
                                                         10,989,094              --         10,989,094
                                                        -----------        --------        -----------
  Operating income....................................    2,032,286              --          2,032,286
                                                        -----------        --------        -----------
LIFE INSURANCE OPERATIONS:
  Premium and fee income..............................    8,038,150         198,604          8,236,754
  Net investment income...............................    2,264,905         365,555          2,630,460
  Realized capital gains (losses).....................       32,703         (33,012)              (309)
                                                        -----------        --------        -----------
                                                         10,335,758         531,147         10,866,905
                                                        -----------        --------        -----------
  Death and other benefits............................    3,348,058              --          3,348,058
  Increase in future policy benefits..................    3,739,976              --          3,739,976
  Acquisition and insurance expenses..................    2,157,119         251,541          2,408,660
                                                        -----------        --------        -----------
                                                          9,245,153         251,541          9,496,694
                                                        -----------        --------        -----------
  Operating income....................................    1,090,605         279,606          1,370,211
                                                        -----------        --------        -----------
Financial services operating income...................      417,741              --            417,741
Equity in income of minority-owned insurance
  operations..........................................       81,722              --             81,722
Other realized capital losses.........................      (28,946)             --            (28,946)
Minority interest expense.............................      (36,317)             --            (36,317)
Other income (deductions) -- net......................      (91,208)             --            (91,208)
                                                        -----------        --------        -----------
INCOME BEFORE INCOME TAXES............................    3,465,883         279,606          3,745,489
                                                        -----------        --------        -----------
Total income taxes....................................      955,500          85,400          1,040,900
                                                        -----------        --------        -----------
NET INCOME............................................  $ 2,510,383        $194,206        $ 2,704,589
                                                        ===========        ========        ===========
Earnings per common share:
  Net income -- Basic.................................  $      2.35        $     --        $      2.25
  Net income -- Diluted...............................  $      2.35        $     --        $      2.20
Average shares outstanding -- Basic...................    1,066,550         136,210          1,202,760
Average shares outstanding -- Diluted.................    1,070,268         159,409          1,229,677

       See accompanying notes to pro forma combined financial statements.

    AMERICAN INTERNATIONAL GROUP, INC. AND SUBSIDIARIES AND SUNAMERICA INC.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(a) The unaudited pro forma combined balance sheets and pro forma combined statements of income reflect a combination based upon an exchange ratio of
    0.855 of a share of AIG Common Stock for each outstanding share of SunAmerica Common Stock. If the Merger had been consummated at June 30, 1998, the diluted number of shares of AIG Common Stock which would have been issued would have approximated 200,000,000 after reflecting AIG's stock split in the form of a 50 percent stock dividend paid July 31, 1998.

(b) Per share data for AIG has been retroactively adjusted to reflect the common stock split in the form of a 50 percent common stock dividend paid July 31, 1998.

(c) With respect to AIG, certain accounts have been reclassified in the 1997, 1996 and 1995 financial statements to conform to the 1998 presentation.

(d) SunAmerica reports on a fiscal year ending September 30.

                        DESCRIPTION OF AIG CAPITAL STOCK

     The following description does not purport to be complete and is qualified in its entirety by reference to the AIG Certificate, the AIG By-Laws and the DGCL.

GENERAL

     The authorized capital stock of AIG consists of 2,000,000,000 shares of AIG Common Stock and 6,000,000 shares of Serial Preferred Stock, par value $5.00 per share ("AIG Preferred Stock"). As of September 30, 1998, there were 1,049,959,401 shares of AIG Common Stock outstanding, and no shares of AIG Preferred Stock outstanding.

AIG COMMON STOCK

     All of the outstanding shares of AIG Common Stock are fully paid and nonassessable. Subject to the prior rights of the holders of AIG Preferred Stock that may be issued and outstanding, the holders of AIG Common Stock are entitled to receive dividends as and when declared by the AIG Board out of funds legally available therefor, and, in the event of the dissolution of AIG, to share ratably in all assets remaining after payment of liabilities and satisfaction of the liquidation preferences, if any, of then outstanding shares of AIG Preferred Stock, as provided in the AIG Certificate. Each holder of AIG Common Stock is entitled to one vote for each share held of record on all matters presented to a vote at a shareholders meeting, including the election of directors. Holders of AIG Common Stock have no cumulative voting rights or preemptive rights to purchase or subscribe for any stock or other securities and there are no conversion rights or redemption or sinking fund provisions with respect to such stock. Additional authorized shares of AIG Common Stock may be issued without shareholder approval.

AIG PREFERRED STOCK

     The authorized but unissued shares of AIG Preferred Stock are available for issuance from time to time at the discretion of the AIG Board without shareholder approval. The AIG Board has the authority to determine for each series of AIG Preferred Stock it establishes the number, designation, preferences, limitations, and relative rights of the shares of such series, subject to applicable law and the provisions of any outstanding series of AIG Preferred Stock. The terms of any series of AIG Preferred Stock, including without limitation the dividend rate, redemption price, liquidation rights, sinking fund provisions, conversion rights and voting rights, and any corresponding effect on other shareholders, will be dependent largely on factors existing at the time of issuance. Such terms and effects could include restrictions on dividends on the AIG Common Stock if dividends on the AIG Preferred Stock are in arrears, dilution of the voting power of other shareholders to the extent a series of the AIG Preferred Stock has voting rights, and reduction of amounts available for liquidation as a result of any liquidation preference granted to any series of AIG Preferred Stock.

                COMPARISON OF RIGHTS OF SUNAMERICA SHAREHOLDERS
                              AND AIG SHAREHOLDERS

     AIG is incorporated under the laws of the State of Delaware. SunAmerica is incorporated under the laws of the State of Maryland. The holders of shares of SunAmerica Common Stock and SunAmerica Class B Stock whose rights as shareholders are currently governed by Maryland law, the SunAmerica Charter and the SunAmerica By-Laws, will, upon the exchange of their shares, in the case of the SunAmerica Class B Stock, for SunAmerica Common Stock prior to the Effective Time in accordance with the Merger Agreement and the Voting Agreement and, in the case of the SunAmerica Common Stock, for shares of AIG Common Stock at the Effective Time pursuant to the Merger, become holders of AIG Common Stock and their rights as such will be governed by Delaware law, the AIG Certificate and the AIG By-Laws. The material differences between the rights of holders of shares of SunAmerica Common Stock and SunAmerica Class B Stock and the rights of holders of shares of AIG Common Stock, which result from differences in their governing corporate documents and differences in Delaware and Maryland corporate law, are summarized below.

     The following summary is not intended to be complete and is qualified in its entirety by reference to the MGCL, the DGCL, the SunAmerica Charter, the SunAmerica By-Laws, the AIG Certificate and the AIG By-Laws, as appropriate. The identification of specific differences is not meant to indicate that other equally or more significant differences do not exist. Copies of the SunAmerica Charter, the SunAmerica By-Laws, the AIG Certificate and the AIG By-Laws are incorporated herein by reference and will be sent to holders of SunAmerica Common Stock and SunAmerica Class B Stock upon request. See "Where You Can Find More Information".

AUTHORIZED STOCK

     The SunAmerica Charter provides for authorized stock consisting of 350,000,000 shares of SunAmerica Common Stock, $1.00 par value per share, 25,000,000 shares of SunAmerica Nontransferable Class B Stock, 15,000,000 shares of Transferable Class B Stock, $1.00 par value per share, and 20,000,000 shares of Preferred Stock, no par value, of which 92,000 have been designated as Series E Mandatory Conversion Premium Dividend Preferred Stock (the "SunAmerica Series E Preferred Stock"). Outstanding shares of such SunAmerica Series E Preferred Stock (the "SunAmerica Series E Preferred Shares") shall be redeemed prior to the Effective Time and, pursuant to the MGCL and the SunAmerica Charter, will have the status of authorized and unissued shares of SunAmerica Preferred Stock. See "The Merger Agreement -- Treatment of SunAmerica Series E Preferred Shares, SunAmerica Depositary Shares and SunAmerica Security Units".

     The AIG Certificate provides for authorized stock consisting of 2,000,000,000 shares of AIG Common Stock, $2.50 par value per share, and 6,000,000 shares of Serial Preferred Stock, $5.00 par value per share.

ELECTION AND SIZE OF BOARD OF DIRECTORS

     The MGCL provides that directors, unless their terms are staggered, shall hold office until the next annual meeting of shareholders and until their successors are elected and qualify. The charter or bylaws of a Maryland corporation may provide for staggered terms for directors of up to five years and the charter may authorize the election of directors by any class or series of shares. If the board is divided into classes, the term of at least one class shall expire each year. Unless the charter or bylaws provide otherwise, directors of Maryland corporations are elected by a plurality of all the votes cast at a meeting at which a quorum is present. The MGCL provides that every corporation shall have at least three directors and that the precise number of directors shall be specified in a corporation's charter until such number is changed in accordance with the corporation's bylaws.

     The SunAmerica By-Laws provide that directors are elected by a plurality of votes cast at annual meetings at which a quorum is present and shall hold office until the next annual meeting and until their successors are elected and qualify. The SunAmerica Charter does not provide for cumulative voting.

     The SunAmerica Charter provides that the number of directors shall be nine but may be increased or decreased from time to time pursuant to the SunAmerica By-Laws but shall never be less than three. The

SunAmerica By-Laws provide that the number of directors shall be set in the SunAmerica Charter unless amended by a majority of the SunAmerica Board, but in no event shall the SunAmerica Board be composed of more than 12 or less than three directors. The SunAmerica Board is not divided into classes and is currently composed of 11 directors.

     Under Delaware law, directors, unless their terms are staggered, are elected at each annual shareholders meeting. The certificate of incorporation may authorize the election of certain directors by one or more classes or series of shares, and the certificate of incorporation, an initial bylaw or a bylaw adopted by a vote of the shareholders may provide for staggered terms for the directors. The certificate of incorporation or the bylaws also may allow the shareholders or the board of directors to fix or change the number of directors, but a corporation must have at least one director. Under Delaware law, shareholders do not have cumulative voting rights unless the certificate of incorporation so provides.

     The AIG By-Laws provide that directors are elected by a plurality of votes at annual meetings and hold office until the next annual meeting and until their successors are elected and qualify or until their earlier resignation or removal. The AIG Certificate does not provide for cumulative voting.

     The AIG Certificate provides that the number of directors shall be fixed in the manner provided in the AIG By-Laws. The AIG By-Laws fix the number of directors at not less than seven nor more than 21. Currently, the AIG Board is not divided into classes and is composed of 17 directors. The AIG By-Laws provide that the size of the AIG Board may be increased by the vote of a majority of directors then in office, although less than a quorum, or by the affirmative vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon.

STANDARDS OF CONDUCT FOR DIRECTORS

     Under Maryland law, the standards of conduct for directors are governed by statute. Section 2-405.1(a) of the MGCL requires that a director of a Maryland corporation perform his or her duties in "good faith", with "a reasonable belief" that his or her actions are "in the best interests of the corporation" and with the care of an "ordinarily prudent person in a like position . . . under similar circumstances".

     Under Delaware law, the standards of conduct for directors have developed through written opinions of the Delaware courts in cases decided by them. Generally, directors of Delaware corporations are subject to a duty of loyalty, a duty of care and a duty of candor to the shareholders. The duty of loyalty has been said to require directors to refrain from self-dealing. According to the Delaware Supreme Court, the duty of care requires "directors . . . in managing the corporate affairs . . . to use that amount of care which ordinarily careful and prudent men would use in similar circumstances" and the duty of candor requires directors "to disclose fully and fairly all material information within the board's control when it seeks shareholder action." Later case law has established "gross negligence" as the test for breach of the standard for the duty of care in the process of decision-making by directors of Delaware corporations.

LIMITATION OF LIABILITY OF DIRECTORS AND OFFICERS

     The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services, or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The SunAmerica Charter provides that the personal liability of its directors and officers to SunAmerica or its shareholders for money damages shall be limited to the fullest extent permitted under the MGCL.

     Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director (but not an officer) to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not limit the liability of a director for (i) any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability under Section 174 of the DGCL for unlawful payment of dividends or stock purchases or

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

redemptions, or (iv) any transaction from which the director derived an improper personal benefit. The AIG Certificate provides that no director of AIG shall be liable to it or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such an exemption from liability or limitation thereof is not permitted under the DGCL.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The MGCL requires a corporation (unless its charter provides otherwise, which the SunAmerica Charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses (including attorney's fees) actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or in which the director was found to have received an improper personal benefit, unless a court so orders and then only for expenses.

     In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

     Under the MGCL, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent creates a rebuttable presumption that such person is not entitled to indemnification.

     The SunAmerica Charter provides for indemnification for any director or officer to the fullest extent required or permitted by the MGCL, including the advancement of expenses. In the Merger Agreement, AIG has agreed to continue the indemnification rights of officers and directors of SunAmerica with respect to matters existing or occurring prior to the Effective Time and to continue directors' and officers' liability insurance coverage, as described above in "The Merger Agreement -- Certain Covenants".

     Under Delaware law, a corporation may indemnify any person made a party or threatened to be made a party to any type of proceeding (other than an action by or in the right of the corporation) because he is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or entity, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. A corporation may indemnify any person made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that there may be no such indemnification if the person is found liable to the corporation unless, in such a case, the court determines the person is entitled thereto. A corporation must indemnify a director, officer, employee or agent who successfully defends himself in a proceeding to which he was a party because he was a director, officer, employee or agent of the corporation against expenses actually and reasonably incurred by him. Expenses incurred by an officer or director (or other employees or agents as deemed appropriate by the board of directors) in defending a civil or criminal proceeding may be paid by the corporation in advance of the final

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

disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation. The Delaware law indemnification and expense advancement provisions are not exclusive of any other rights which may be granted by the AIG By-Laws, a vote of shareholders or disinterested directors, agreement or otherwise.

     Under the DGCL, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person is prohibited from being indemnified.

     The AIG Certificate provides for the indemnification to the fullest extent permitted by law of any person made, or threatened to be made, a party to an action, suit or proceeding (whether, civil, criminal, administrative or investigative) by reason of the fact that he or his testator or intestate is or was a director, officer or employee of AIG or serves or served any other enterprise at the request of AIG.

REMOVAL OF DIRECTORS

     The MGCL entitles shareholders to remove directors of corporations without cumulative voting and without classified boards, with or without cause, by the affirmative vote of a majority of the votes entitled to be cast for the election of directors, unless the charter of the corporation provides otherwise. Directors elected by a particular voting group may only be removed by the shareholders of that voting group. No decrease or increase in the number of directors by amendment to the SunAmerica By-Laws effected by the SunAmerica Board shall affect the tenure of office of any incumbent director.

     Under the DGCL, a director of a corporation that does not have a classified board of directors or cumulative voting may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote.

VACANCIES ON THE BOARD OF DIRECTORS

     Under the MGCL, shareholders may elect a successor to fill a vacancy on the board of directors which results from the removal of a director. A director elected by the shareholders to fill a vacancy which results from the removal of a director serves for the balance of the term of the removed director. Unless the charter provides otherwise, if the holders of any class or series of stock are entitled separately to elect one or more directors, any vacancy created by the removal of a director elected by such class or series may be filled by the shareholders of such class or series. A vacancy in a class of directors that holders of a class or series of shares is entitled to elect may be filled by the remaining directors elected by that class or series or by the sole remaining director so elected. Under the MGCL, as well as the SunAmerica By-Laws, a majority of the remaining directors may appoint a director to fill a vacancy, unless the vacancy was created by an increase in the size of the SunAmerica Board. Any vacancy resulting from an increase in the number of directors may be filled by a majority vote of the entire board. There is no provision in the MGCL providing for the filling of vacancies on the board of directors by the Maryland courts. A director elected by the board of directors to fill a vacancy serves until the next annual meeting of shareholders and until his successor is elected and qualifies.

     Under Delaware law, unless the certificate of incorporation or bylaws provide otherwise, the board of directors of a corporation may fill any vacancy on the board, including vacancies resulting from an increase in the number of directors. The AIG By-Laws provide that any vacancy created by the removal of a director with or without cause by holders of a majority of shares entitled to vote at an election of directors may be filled by the same majority (or by a majority of the holders of a class or series of shares where such class or series is entitled to elect one or more of the directors of the class from which a director was removed). Other vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all of the shareholders having a right to vote as a single class or from any other cause may be filled by a majority of directors then in office, although less than a quorum, or by the sole remaining director. Whenever the holders of any class or series of stock are entitled to elect one or more directors, vacancies and newly created directorships of such class or series may be filled by a majority of the directors elected by such class or series thereof then in office or by the sole remaining director so elected.

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

ACTION BY WRITTEN CONSENT

     Under the MGCL, any action required or permitted to be taken at a meeting of shareholders may be taken without a meeting only if a unanimous written consent is signed by each shareholder entitled to vote on the matter and a written waiver of any right to dissent is signed by each shareholder who would have been entitled to notice of, but could not vote at, such shareholder meeting and such consent and waiver are filed with the records of the shareholders meeting.

     Delaware law provides that, unless limited by the certificate of incorporation, any action that could be taken by shareholders at a meeting may be taken without a meeting if a consent (or consents) in writing, setting forth the action so taken, is signed by the holders of record of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. The AIG By-Laws provide that prompt notice of an action taken by written consent which is not unanimous is required to be given to those shareholders who do not consent.

AMENDMENTS TO CHARTER

     Under the MGCL, an amendment of a corporate charter requires a resolution by the board of directors setting forth the proposed amendment and declaring it advisable and approval by the shareholders of the corporation by the affirmative vote of two-thirds of all shares entitled to vote on the matter, unless the charter provides otherwise. The SunAmerica Charter provides that no provisions of the SunAmerica Charter may be amended without the affirmative vote of the holders of a majority of the shares of SunAmerica Common Stock and a majority of the shares of SunAmerica Nontransferable Class B Stock, each voting separately as a class. Any amendment to the terms or contract rights of any classes of stock set out in the SunAmerica Charter requires authorization by the vote or votes required by the laws of Maryland or the provisions of the SunAmerica Charter.

     Under Delaware law, unless a higher vote is required in the certificate of incorporation, an amendment to the certificate of incorporation of a corporation may be approved by a majority of the outstanding shares and a majority of the outstanding shares of each class entitled to vote upon the proposed amendment.

AMENDMENTS TO BY-LAWS

     The MGCL provides that the power to adopt, alter and repeal a corporation's bylaws shall be vested in the shareholders, except to the extent that a corporation's charter or bylaws confer this power on the corporation's board of directors. With certain exceptions, the SunAmerica By-Laws provide that a majority of SunAmerica shareholders has the power to amend, adopt or repeal the SunAmerica By-Laws at any annual meeting or any special meeting called for that purpose and that the SunAmerica Board may, at any special or regular meeting thereof, amend, adopt or repeal the SunAmerica By-Laws.

     The DGCL provides that a corporation's bylaws may be amended by that corporation's shareholders, or, if so provided in the corporation's certificate of incorporation, the corporation's directors. The AIG Certificate gives its directors the power to make, alter, amend, change, add to or repeal the AIG By-Laws. The AIG By-Laws provide that they may be amended or repealed, and new bylaws may be adopted, by the affirmative vote of a majority of the AIG Board, but the holders of a majority of the shares then entitled to vote may adopt additional bylaws and may amend or repeal any bylaw whether or not adopted by them.

SPECIAL MEETINGS OF SHAREHOLDERS

     Pursuant to the MGCL and the SunAmerica By-Laws, a special meeting of shareholders may be called by the chairman of the board, the president or by a majority of the board of directors, and shall be called by the Secretary of SunAmerica at the written request of shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting. A request for a special meeting must state the purpose of the meeting and the matters proposed to be acted on. The costs of sending notice of such special meeting are to be borne by the shareholders requesting it.

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

     Delaware law provides that special meetings of the shareholders of a corporation may be called by the corporation's board of directors or by such other persons as may be authorized in the corporation's certificate of incorporation or bylaws. The AIG By-Laws provide that special meetings of shareholders may be called by the Chairman, a Vice Chairman, if any, the President, if any, the Secretary or the AIG Board and shall be called by the Secretary upon the written request of shareholders who together own of record 25% or more of the outstanding shares of each class of stock entitled to vote at such meeting.

VOTE ON EXTRAORDINARY CORPORATE TRANSACTIONS

     The MGCL states that, with certain exceptions, a proposed consolidation, merger, share exchange, transfer of assets or dissolution of the corporation must be recommended by the board of directors and, with certain exceptions, approved by the affirmative vote of two-thirds of all the votes entitled to be cast on the matter. In addition, under the MGCL, if two or more classes of stock are entitled to vote separately on any matter requiring approval of two-thirds of all the votes entitled to be cast, the matter must be approved by two-thirds of all the votes of each class unless the corporation's charter provides otherwise. The SunAmerica Charter provides that SunAmerica may not effect a merger or consolidation into any other corporation or a sale of all or substantially all of SunAmerica's assets unless authorized by the vote required by Maryland law and by a majority of the shares voting of SunAmerica Common Stock and SunAmerica Class B Stock, each voting separately as a class, unless a greater vote is required by Maryland law.

     Delaware law provides that, unless otherwise specified in a corporation's certificate of incorporation, a sale or other disposition of all or substantially all of the corporation's assets, a merger or consolidation of the corporation with another corporation or a dissolution of the corporation requires the affirmative vote of the board of directors (except in certain limited circumstances) plus, with certain exceptions, the affirmative vote of a majority of the outstanding stock entitled to vote thereon. The AIG Certificate does not contain vote requirements for extraordinary corporate transactions in addition to or different from the approvals mandated by law.

INSPECTION OF DOCUMENTS

     Under the MGCL, a shareholder is entitled to inspect and copy the bylaws, minutes of proceedings of the shareholders, annual statements of affairs and voting trust agreements on file at the corporation's principal office, during regular business hours of the corporation. In addition, one or more shareholders of a Maryland corporation who together are and for at least six months have been shareholders of record or the holders of voting trust certificates of at least five percent of the outstanding stock of the corporation may (i) inspect and copy, on written request, the corporation's books of account and its stock ledger; (ii) present a written request for a statement of its affairs; or (iii) for a corporation that does not maintain a stock ledger at its principal office, present a written request for a list of shareholders. Such statement of affairs or stock ledger must be produced by the corporation within 20 days of the request. In addition, the SunAmerica By-Laws require the Secretary of SunAmerica to furnish a shareholder list at each meeting.

     The DGCL allows any shareholder, upon written demand under oath stating the purpose thereof, the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its shareholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose means a purpose reasonably related to such person's interest as a shareholder.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The MGCL permits a corporation to make a distribution, including dividends, redemptions or stock repurchases, unless prohibited by its charter or if, after giving effect to the distribution, the corporation would not be able to pay its debts as they become due in the usual course of business or the corporation's total assets would be less than the sum of its liabilities and, unless the charter provides otherwise (which the SunAmerica Charter does not), senior liquidation preferences. For purposes of determining whether a distribution is lawful, the board of directors may base its determination on financial statements prepared on the basis of accounting

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

practices and principles that are reasonable in the circumstances or on a fair valuation or any other method that is reasonable in the circumstances.

     The SunAmerica Charter provides that the SunAmerica Board may declare dividends or other distributions from time to time out of assets or funds of SunAmerica legally available therefor. Holders of SunAmerica Series E Preferred Shares are entitled to receive, when, as and if declared by the SunAmerica Board, dividends at the rate of $155 per annum per share, which are fully cumulative. No dividends or other distributions, other than stock dividends, may be paid on shares of SunAmerica Common Stock or SunAmerica Class B Stock, unless and until all accrued and unpaid dividends for outstanding SunAmerica Preferred Stock for all dividend periods are paid or set aside and declared for payment. Pursuant to the SunAmerica Charter, holders of SunAmerica Class B Stock are entitled to receive dividends in an amount equal to 90 percent of the dividends paid to holders of SunAmerica Common Stock.

     Subject to any restrictions contained in a corporation's certificate of incorporation, Delaware law generally provides that a corporation may declare and pay dividends out of "surplus" (defined as the excess, if any, of net assets (total assets less total liabilities) over capital) or, when no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, except that dividends may not be paid out of net profits if the capital of the corporation is less than the amount of capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In accordance with the DGCL, "capital" is determined by the board of directors and shall not be less than the aggregate par value of the outstanding capital stock of the corporation having par value.

     The AIG By-Laws provide that the AIG Board may, out of funds legally available and at any regular or special meeting, declare dividends upon the capital stock of AIG as and when it deems expedient. All outstanding classes of AIG Preferred Stock shall rank senior to the AIG Common Stock in respect of the right to receive dividends.

APPRAISAL RIGHTS OF DISSENTING SHAREHOLDERS

     Under the MGCL, a shareholder of a Maryland corporation has, subject to certain limitations, the right to demand and receive the fair value of such shareholder's stock from the corporation if: (i) the corporation consolidates or merges with another corporation; (ii) the shareholder's stock is acquired in a share exchange; (iii) the corporation transfers all or substantially all of its assets in a manner that requires shareholder approval under the MGCL; (iv) unless permitted to do so by its charter (which the SunAmerica Charter does permit), the corporation amends its charter so as to alter the contract rights, as expressly set forth in the charter, of outstanding stock and substantially adversely affects the shareholder's rights; or (v) the transaction involves a business combination between the corporation and an interested shareholder (defined generally in the MGCL as any person that is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting stock of the corporation). Unless the transaction involves a business combination between the corporation and an interested shareholder, the right to receive fair value for stock does not exist (A) if the stock of the corporation is listed on a national securities exchange or is designated as a national market system security on an interdealer quotation system by the NASD, or (B) if such stock is that of a successor in a merger, unless, among other things, (i) the merger alters the contract rights of the stock as expressly set forth in the corporation's charter, without such charter reserving the right to do so, or
(ii) the stock is to be changed or converted into something other than either the stock in the successor or cash, scrip, or other rights or interests arising out of provisions for the treatment of fractional shares of stock in the successor. Consequently, because SunAmerica Common Stock is listed on the NYSE, appraisal rights are not available to holders of SunAmerica Common Stock. No shares of SunAmerica Class B Stock or SunAmerica Series E Preferred Stock will be outstanding at the Effective Time and, consequently, appraisal rights will not be available to holders of SunAmerica Class B Stock or SunAmerica Series E Preferred Stock.

     Under Delaware law, in certain circumstances, a shareholder of a Delaware corporation is entitled to demand appraisal and obtain payment of the judicially determined fair value of his or her shares in the event of any plan of merger or consolidation to which the corporation, the shares of which he or she holds, is a party, provided such shareholder continuously holds such shares through the effective date of the merger, otherwise

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

complies with the requirements of Delaware law for the perfection of appraisal rights and does not vote in favor of the merger. However, this right to demand appraisal does not apply to shareholders if: (1) they are shareholders of a surviving corporation and if a vote of the shareholders of such corporation is not necessary to authorize the merger or consolidation; or (2) the shares held by the shareholders are of a class or series listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the NASD or are held of record by more than 2,000 shareholders on the date set to determine the shareholders entitled to vote on the merger or consolidation. Notwithstanding the above, appraisal rights are available for the shares of any class or series of stock of a Delaware corporation if the holders thereof are required by the terms of an agreement of merger or consolidation to accept for their stock anything except: (i) shares of stock of the corporation surviving or resulting from the merger or consolidation; (ii) shares of stock of any other corporation which at the effective date of the merger or consolidation will be listed on the NYSE or the American Stock Exchange, designated as a national market system security on an interdealer quotation system by the NASD or held of record by more than 2,000 shareholders; (iii) cash in lieu of fractional shares of the corporations described in (i) and (ii); or (iv) any combination of the shares of stock and cash in lieu of fractional shares described in (i), (ii) and (iii).

     A Delaware corporation may provide in its certificate of incorporation that appraisal rights shall be available for the shares of any class or series of its stock as the result of an amendment to its certificate of incorporation, any merger or consolidation to which the corporation is a party or a sale of all or substantially all of the assets of the corporation. The AIG Certificate does not contain any provision regarding appraisal rights. Consequently, because AIG Common Stock is listed on the NYSE, appraisal rights are not available to holders of shares of AIG Common Stock.

PREEMPTIVE RIGHTS

     Under the MGCL as in effect at the time SunAmerica was incorporated, subject to several statutory exceptions and the power of the corporation to deny preemptive rights in its charter, shareholders had preemptive rights. Although the MGCL was amended subsequent to SunAmerica's incorporation to deny preemptive rights unless such rights are provided for in the charter, SunAmerica remains subject to the provisions of the MGCL in respect of preemptive rights that existed at the time of its incorporation. The SunAmerica Charter denies preemptive rights to holders of any class of stock.

     Delaware law does not provide (except in limited instances) for preemptive rights to acquire a corporation's unissued stock. However, such right may be expressly granted to the shareholders in a corporation's certificate of incorporation. The AIG Certificate provides that holders of AIG Common Stock are not entitled to preemptive rights.

SPECIAL REDEMPTION PROVISIONS

     The MGCL permits a corporation to acquire its own shares subject to the statutory requirements discussed above with respect to dividends and other distributions. The SunAmerica Charter provides that shares of SunAmerica Common Stock and SunAmerica Class B Stock are subject to purchase by SunAmerica in any manner permitted by law or pursuant to an agreement. The SunAmerica Series E Preferred Shares are subject to redemption by SunAmerica in accordance with their terms and will be redeemed prior to the Effective Time pursuant to the Merger Agreement as described under "The Merger Agreement -- Treatment of SunAmerica Series E Preferred Shares, SunAmerica Depositary Shares and SunAmerica Security Units".

     Under the DGCL, a corporation may purchase or redeem shares of any class of its capital stock, but subject generally to the availability of sufficient lawful funds therefor and provided that at all times, at the time of any such redemption, the corporation shall have outstanding shares of one or more classes or series of capital stock which have full voting rights that are not subject to redemption. The AIG Certificate contains no provision for special redemptions of shares of its capital stock.

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

ABSENCE OF RIGHTS PLAN

     Delaware and Maryland law do not prohibit corporations from issuing stock purchase rights. Neither SunAmerica nor AIG has adopted a shareholder rights agreement.

STATE ANTITAKEOVER STATUTES

     Under the MGCL, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any person (other than the corporation or a subsidiary of the corporation) who beneficially owns 10% or more of the voting power of the corporation's shares or an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of the corporation (an "MGCL Interested Stockholder") or an affiliate of such an MGCL Interested Stockholder are prohibited for five years after the most recent date on which the MGCL Interested Stockholder becomes an MGCL Interested Stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation, voting together as a single voting group, and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the MGCL Interested Stockholder who will (or whose affiliate will) be a party to the business combination or by an affiliate or associate of the MGCL Interested Stockholder, voting together as a single voting group, unless, among other conditions, the corporation's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the MGCL Interested Stockholder for its shares. These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the MGCL Interested Stockholder becomes an MGCL Interested Stockholder. The SunAmerica Board approved a resolution exempting the Merger Agreement, the Merger and the transactions contemplated thereby from Section 3-602 of the MGCL.

     Under the MGCL, "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock owned by the acquirer, by officers or by directors who are employees of the corporation. "Control shares" are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of directors of the corporation to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any shareholders meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled

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

to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

     The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by a provision in the charter or bylaws of the corporation adopted before the acquisition of the shares.

     Neither the SunAmerica Charter nor the SunAmerica By-Laws contain a provision exempting from the control share acquisition statute any acquisitions by any person of shares of stock of SunAmerica. In addition, the SunAmerica By-Laws provide that Rule 13e-3 transactions by SunAmerica or an Affiliate of SunAmerica (as defined for the purposes of Rule 13e-3 under the Exchange Act) may not be consummated unless approved by a majority of Outside Directors. "Outside Directors" are directors who are not employees of SunAmerica or any of its subsidiaries (provided that Mr. Broad is expressly not an Outside Director). This provision of the SunAmerica By-Laws may not be amended except with the vote of the holders of not less than a majority of the total voting power held by Unaffiliated Stockholders (as defined for the purposes of Rule 13e-3 under the Exchange Act).

     In general, Section 203 of the DGCL prevents an "Interested Stockholder" (defined generally as a person with 15% or more of a corporation's outstanding voting stock, with the exception of any person who owned and has continued to own shares in excess of the 15% limitation since December 23, 1987) from engaging in a Business Combination with a Delaware corporation for three years following the date such person became an Interested Stockholder. The term "Business Combination" includes mergers or consolidations with an Interested Stockholder and certain other transactions with an Interested Stockholder, including, without limitation: (i) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (except proportionately as a shareholder of such corporation) to or with the Interested Stockholder of assets (except proportionately as a shareholder of the corporation) having an aggregate market value equal to 10% or more of the aggregate market value of all assets of the corporation or of certain subsidiaries thereof determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; (ii) any transaction which results in the issuance or transfer by the corporation or by certain subsidiaries thereof of stock of the corporation or such subsidiary to the Interested Stockholder, except pursuant to certain transfers in a conversion or exchange or pro rata distribution to all shareholders of the corporation or certain other transactions, none of which increase the Interested Stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock; (iii) any transaction involving the corporation or certain subsidiaries thereof which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or series, or securities convertible into stock of the corporation or any subsidiary which is owned by the Interested Stockholder (except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused directly or indirectly by the Interested Stockholder); or (iv) any receipt by the Interested Stockholder of the benefit (except proportionately as a shareholder of such corporation) of any loans, advances, guarantees, pledges, or other financial benefits provided by or through the corporation or certain subsidiaries.

     The three-year moratorium may be avoided if: (i) before such person became an Interested Stockholder, the board of directors of the corporation approved either the Business Combination or the transaction in which the Interested Stockholder became an Interested Stockholder, or (ii) upon consummation of the transaction which resulted in the shareholder becoming an Interested Stockholder, the shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares held by directors who are also officers of the corporation and by employee stock ownership plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or (iii) on or following the date on which such person became an Interested Stockholder, the Business Combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of shareholders (not by written consent) by the affirmative vote of the shareholders of at least 66 2/3% of the outstanding voting stock of the corporation not owned by the Interested Stockholder.

     The Business Combination restrictions described above do not apply if, among other things: (i) the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by the statute; (ii) the corporation by action by the holders of a majority of the voting stock of the corporation approves an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by the statute (effective twelve
(12) months after the amendment's adoption), which amendment shall not be applicable to any business combination with a person who was an Interested Stockholder at or prior to the time of the amendment; or (iii) the corporation does not have a class of voting stock that is (a) listed on a national securities exchange, (b) authorized for quotation on Nasdaq or a similar quotation system; or (c) held of record by more than 2,000 shareholders. The statute also does not apply to certain Business Combinations with an Interested Stockholder when such combination is proposed after the public announcement of, and before the consummation or abandonment of, a merger or consolidation, a sale of 50% or more of the aggregate market value of the assets of the corporation on a consolidated basis or the aggregate market value of all outstanding shares of the corporation, or a tender offer for 50% or more of the outstanding voting shares of the corporation, if the triggering transaction is with or by a person who either was not an Interested Stockholder during the previous three years or who became an Interested Stockholder with the approval of the board, and if the transaction is approved or not opposed by a majority of the current directors who were also directors prior to any person becoming an Interested Stockholder during the previous three years. The AIG Certificate does not contain a provision electing not to be governed by the Business Combination restrictions.

     Delaware does not have a control share acquisition statute.

TRANSACTIONS WITH INTERESTED DIRECTORS

     Under both the DGCL and the MGCL, certain contracts or transactions with a corporation's director (or a corporation, partnership or other organization in which a corporation's director is a director or has a material financial interest) are not void or voidable solely because of such interest, because the director was present at a board or committee meeting at which the contract or transaction was authorized or because such director's vote was counted for such purpose, provided: (a) the material facts are disclosed or known to the board or committee and a majority of disinterested members thereof approves the contract or transaction; (b) the material facts are disclosed or known to the shareholders entitled to vote thereon and the contract or transaction is approved by a majority of shares held by such shareholders (with the exclusion, in the case of the MGCL, of shares owned by interested directors); or (c) the contract or transaction is fair (and, in the case of the MGCL, reasonable) to the corporation (in the case of the DGCL, at the time it was approved). The DGCL provision also applies to officers of the corporation. Both the SunAmerica Charter and the AIG Charter provide that such contracts or transactions are not invalidated, provided that the interests of directors therein are disclosed or known to the board of directors or a majority thereof.

                                 LEGAL MATTERS

     The validity of the shares of AIG Common Stock to be issued in connection with the Merger will be passed upon for AIG by Kathleen E. Shannon, Esq., Vice President and Associate General Counsel of AIG.

     Sullivan & Cromwell, counsel to AIG, and Wachtell, Lipton, Rosen & Katz, counsel to SunAmerica, will deliver opinions concerning certain federal income tax consequences of the Merger.

                                    EXPERTS

     The consolidated financial statements and schedules of AIG at December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 incorporated by reference in this Joint Proxy Statement/Prospectus have been audited by PricewaterhouseCoopers LLP, independent auditors, as set forth in their report thereon included in AIG's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements and schedules of SunAmerica at September 30, 1997 and 1996 and for each of the three years in the period ended September 30, 1997 incorporated by reference in this Joint Proxy Statement/Prospectus have been audited by PricewaterhouseCoopers LLP, independent auditors, as set forth in their report thereon included in SunAmerica's Annual Report on Form 10-K for the fiscal year ended September 30, 1997 and incorporated herein by reference. Such consolidated financial statements and schedules are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                          FUTURE SHAREHOLDER PROPOSALS

     Shareholder proposals intended for inclusion in next year's proxy statement should be sent to the Secretary of AIG at 70 Pine Street, New York, New York 10270 and must be received by December 8, 1998. Under the AIG By-Laws, notice of any shareholder proposal to be made at the 1999 annual meeting of shareholders of AIG must be received no less than 60 days nor more than 90 days prior to the date of the annual meeting of shareholders of AIG. If public notice of the 1999 annual meeting of shareholders of AIG is not given at least 70 days before the meeting date, any shareholder proposal must be received by AIG within 10 days after such public notice. A copy of the current AIG By-Laws may be obtained from the Secretary of AIG. The provisions in the AIG By-Laws relevant to the foregoing will be continued unchanged after the Merger.

     SunAmerica expects to consummate the Merger prior to its annual meeting in the first quarter of 1999. The Commission rules set forth standards as to what shareholder proposals are required to be included in a proxy statement. All proposals from SunAmerica Shareholders for inclusion in the proxy materials for the 1999 annual meeting of SunAmerica were required to have been submitted to the Secretary of SunAmerica by September 1, 1998.

                      WHERE YOU CAN FIND MORE INFORMATION

     AIG has filed with the Commission a Registration Statement under the Securities Act that registers the distribution to the SunAmerica Shareholders of the AIG Common Stock to be issued in connection with the Merger. The Registration Statement, including the attached exhibits and schedules, contains additional relevant information about AIG and the AIG Common Stock. The rules and regulations of the Commission allow us to omit certain information included in the Registration Statement from this Joint Proxy Statement/ Prospectus.

     In addition, AIG and SunAmerica file reports, proxy statements and other information with the Commission under the Exchange Act. You may read and copy this information at the following locations of the Commission:

Public Reference Room   New York Regional Office    Chicago Regional Office
450 Fifth Street, N.W.    7 World Trade Center          Citicorp Center
      Room 1024                Suite 1300           500 West Madison Street
Washington, D.C. 20549  New York, New York 10048           Suite 1400
                                                  Chicago, Illinois 60661-2511

     You may also obtain copies of this information by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the Commission's Public Reference Room in Washington, D.C. can be obtained by calling the Commission at 1-800-SEC-0330.

     The Commission also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers, such as AIG and SunAmerica, who file electronically with the Commission. The address of that site is http://www.sec.gov.

     You can also inspect reports, proxy statements and other information about AIG and SunAmerica at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Commission allows us to "incorporate by reference" information into this Joint Proxy Statement/ Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this Joint Proxy Statement/Prospectus, except for any information superseded by information in this Joint Proxy Statement/Prospectus. This Joint Proxy Statement/Prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission. These documents contain important information about our companies and their finances.

AIG COMMISSION FILINGS (FILE NO. 1-8787)       PERIOD OR DATE FILED

Annual Report on Form 10-K                     Year ended December 31, 1997

Quarterly Reports on Form 10-Q                 Quarters ended March 31, 1998 and June 30,
                                               1998

Current Reports on Form 8-K                    Filed on February 10, 1998, August 20, 1998
                                               and August 24, 1998

Proxy Statement on Schedule 14A                Filed on April 6, 1998

The description of the AIG Common Stock set    Filed pursuant to Section 12 of the Exchange
forth in the AIG registration statement on     Act on September 20, 1984, including any
Form 8-A                                       amendment or report filed with the Commission
                                               for the purpose of updating such description.

SUNAMERICA COMMISSION FILINGS                  PERIOD OR DATE FILED
(FILE NO. 1-4618)

Annual Report on Form 10-K                     Year ended September 30, 1997

Quarterly Reports on Form 10-Q                 Quarters ended December 31, 1997, March 31,
                                               1998 and June 30, 1998

Current Reports on Form 8-K                    Filed on December 2, 1997, July 17, 1998 and
                                               August 24, 1998

The description of SunAmerica Common Stock     Filed pursuant to Section 12 of the Exchange
set forth in the SunAmerica registration       Act, dated October 25, 1995, including any
statement on Form 8-A.                         amendment or report filed with the Commission
                                               for the purpose of updating such description.

     AIG and SunAmerica also incorporate by reference additional documents that either company may file with the Commission between the date of this Joint Proxy Statement/Prospectus and the date of the AIG Special Meeting or the SunAmerica Special Meeting, as applicable. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     AIG has supplied all information contained or incorporated by reference in this Joint Proxy Statement/ Prospectus relating to AIG, and SunAmerica has supplied all such information relating to SunAmerica.

     You can obtain any of the documents incorporated by reference in this document from AIG or SunAmerica, as the case may be, or from the Commission through the Commission's web site at the address described above. Documents incorporated by reference are available from the companies without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this Joint Proxy Statement/Prospectus. You can obtain documents incorporated by reference in this Joint Proxy Statement/Prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

AMERICAN INTERNATIONAL GROUP, INC.          SUNAMERICA INC.
70 Pine Street                              1 SunAmerica Center
New York, New York 10270                    Century City
(212) 770-7074                              Los Angeles, California 90067-6022
Attention: Director of Investor             (310) 772-6000
Relations                                   E-mail: investor@sunamerica.com
                                            Attention: Vice President, Investor
                                            Relations

     If you would like to request documents from us, please do so by November 9, 1998 to receive them before the AIG Special Meeting or the SunAmerica Special Meeting, as the case may be.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS TO VOTE ON THE MERGER. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED OCTOBER 7, 1998. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THE JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THE JOINT PROXY STATEMENT/PROSPECTUS TO SHAREHOLDERS NOR THE ISSUANCE OF AIG COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

                                   APPENDIX A

                          AGREEMENT AND PLAN OF MERGER

                                    BETWEEN

                                SUNAMERICA INC.

                                      AND

                       AMERICAN INTERNATIONAL GROUP, INC.

                          DATED AS OF AUGUST 19, 1998

                               TABLE OF CONTENTS

                          AGREEMENT AND PLAN OF MERGER

RECITALS ............................................................   1
                               ARTICLE I

                  THE MERGER; CLOSING; EFFECTIVE TIME
 1.1.  The Merger..................................................    1
 1.2.  Closing.....................................................    1
 1.3.  Effective Time..............................................    1

                               ARTICLE II

                      CERTIFICATE OF INCORPORATION
                               AND BYLAWS
                      OF THE SURVIVING CORPORATION
 2.1.  The Certificate of Incorporation............................    2
 2.2.  The Bylaws..................................................    2

                              ARTICLE III

                         OFFICERS AND DIRECTORS
                      OF THE SURVIVING CORPORATION
 3.1.  Directors...................................................    2
 3.2.  Officers....................................................    2

                               ARTICLE IV

                     EFFECT OF THE MERGER ON STOCK;
                        EXCHANGE OF CERTIFICATES
 4.1.  Effect on Stock.............................................    2
       (a) Merger Consideration....................................    2
       (b) Cancellation of Common Shares...........................    3
       (c) Parent Capital Stock....................................    3
 4.2.  Exchange of Certificates for Common Shares..................    3
       (a) Exchange Agent..........................................    3
       (b) Exchange Procedures.....................................    3
       (c) Distributions with Respect to Unexchanged Common            4
       Shares......................................................
       (d) Transfers...............................................    4
       (e) Fractional Shares.......................................    4
       (f) Termination of Exchange Fund............................    4
       (g) Lost, Stolen or Destroyed Certificates..................    4
       (h) Affiliates..............................................    5
 4.3.  Dissenters' Rights..........................................    5
 4.4.  Adjustments to Prevent Dilution.............................    5
 4.5.  Treatment of Preferred Shares and Depositary Shares.........    5
 4.6.  Treatment of the Security Units.............................    5

                               ARTICLE V

                     REPRESENTATIONS AND WARRANTIES
 5.1.  Representations and Warranties of the Company...............    5
       (a)  Organization, Good Standing and Qualification..........    5
       (b)  Capital Structure......................................    6
       (c)  Corporate Authority; Approval and Fairness.............    7
       (d)  Governmental Filings; No Violations....................    7

       (e)  Company Reports; Financial Statements; Undisclosed         8
            Liabilities;   Statutory Statements....................
       (f)  Absence of Certain Changes.............................    9
       (g)  Litigation and Liabilities.............................   10
       (h)  Employee Benefits......................................   10
       (i)   Compliance with Laws; Permits.........................   11
       (j)   Takeover Statutes.....................................   12
       (k)  Environmental Matters..................................   12
       (l)   Taxes.................................................   13
       (m) Intellectual Property...................................   14
       (n)  Brokers and Finders....................................   14
       (o)  No Regulatory Disqualifications........................   14
       (p)  Insurance Business.....................................   14
       (q)  Liabilities and Reserves...............................   16
       (r)  Separate Accounts......................................   16
       (s)  Material Contracts.....................................   16
       (t)  Year 2000 Compliance...................................   17
       (u)  Investment Contracts, Funds and Clients................   17
       (v)  Company Broker/Dealers.................................   18
       (w)  Pooling of Interests; Reorganization...................   18
       (x)  Derivatives............................................   18
 5.2.  Representations and Warranties of Parent....................   18
       (a)  Organization, Good Standing and Qualification..........   19
       (b)  Capital Structure......................................   19
       (c)  Corporate Authority....................................   19
       (d)  Governmental Filings; No Violations....................   19
       (e)  Parent Reports; Financial Statements; Undisclosed         20
       Liabilities.................................................
       (f)  Absence of Certain Changes.............................   20
       (g)  Litigation and Liabilities.............................   21
       (h)  Compliance with Laws...................................   21
       (i)   Year 2000 Compliance..................................   22
       (j)   Takeover Statutes.....................................   22
       (k)  Pooling of Interests; Reorganization...................   22
       (l)   Separate Operating Company............................   22

                               ARTICLE VI

                               COVENANTS
 6.1.  Company Interim Operations..................................   22
 6.2.  Acquisition Proposals.......................................   23
 6.3.  Information Supplied........................................   24
 6.4.  Stockholders Meeting........................................   24
 6.5.  Filings; Other Actions; Notification........................   24
 6.6.  Pooling.....................................................   25
 6.7.  Access......................................................   25
 6.8.  Affiliates..................................................   26
 6.9.  Stock Exchange Listing and De-listing.......................   26

6.10.  Publicity...................................................   26
6.11.  Benefits....................................................   26
       (a) Stock Options and Other Awards..........................   26
       (b) Employee Benefits.......................................   27
6.12.  Expenses....................................................   28
6.13.  Indemnification; Directors' and Officers' Insurance.........   28
6.14.  Preferred Shares and Depositary Shares......................   29
6.15.  Security Units..............................................   29
6.16.  Other Actions by the Company and Parent.....................   29
       (a) Takeover Statute........................................   29
       (b) Dividends...............................................   29
6.17.  Compliance with 1940 Act Section 15.........................   29
6.18.  Fund Client Contracts.......................................   30
6.19.  Non-Fund Advisory Contracts.................................   30
6.20.  Qualification of the Fund Clients; Fund Client Boards.......   30
6.21.  Board of Directors of Parent................................   30
6.22.  Delivery of Disclosure Information..........................   30
6.23.  SunAmerica Inc..............................................   30
6.24.  Thrift Application..........................................   30

                              ARTICLE VII

                               CONDITIONS
 7.1.  Conditions to Each Party's Obligation to Effect the            31
       Merger......................................................
       (a) Stockholder Approval....................................   31
       (b) NYSE Listing............................................   31
       (c) Regulatory Consents.....................................   31
       (d) Litigation..............................................   31
       (e) S-4.....................................................   31
       (f) Blue Sky Approvals......................................   31
       (g) Pooling of Interests....................................   31
       (h) Affiliates Letters......................................   31
 7.2.  Conditions to Obligations of Parent.........................   31
       (a) Representations and Warranties..........................   31
       (b) Performance of Obligations of the Company...............   32
       (c) Consents................................................   32
       (d) Tax Opinion.............................................   32
       (e) Client Approvals........................................   32
 7.3.  Conditions to Obligation of the Company.....................   32
       (a) Representations and Warranties..........................   32
       (b) Performance of Obligations of Parent....................   32
       (c) Consents Under Agreements...............................   32
       (d) Tax Opinion.............................................   33

                              ARTICLE VIII

                              TERMINATION
 8.1.  Termination by Mutual Consent...............................   33
 8.2.  Termination by Either Parent or the Company.................   33
 8.3.  Termination by Parent.......................................   33
 8.4.  Effect of Termination and Abandonment.......................   33

                               ARTICLE IX

                       MISCELLANEOUS AND GENERAL
 9.1.  Survival....................................................   34
 9.2.  Modification or Amendment...................................   34
 9.3.  Waiver of Conditions........................................   34
 9.4.  Counterparts................................................   34
 9.5.  GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL...............   34
 9.6.  Notices.....................................................   35
 9.7.  Entire Agreement; No Other Representations..................   35
 9.8.  No Third Party Beneficiaries................................   36
 9.9.  Obligations of Parent and of the Company....................   36
9.10.  Severability................................................   36
9.11.  Interpretation..............................................   36
9.12.  Assignment..................................................   36
9.13.  Right to Revise Form of Merger..............................   36

Exhibit A    --  Voting Agreement
Exhibit A-1  --  Form of Company Affiliate Letter
Exhibit A-2  --  Form of Parent Affiliate Letter

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of August 19, 1998, between SunAmerica Inc., a Maryland corporation (the "Company"), and American International Group, Inc., a Delaware corporation ("Parent").

                                    RECITALS

     WHEREAS, the Boards of Directors of the Company and Parent have approved this Agreement, declared that this Agreement is advisable, and adopted the plan of merger set forth herein whereby the Company will merge with and into Parent upon the terms and subject to the conditions set forth in this Agreement (the "Merger");

     WHEREAS, it is intended that, for federal income tax purposes, the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code");

     WHEREAS, it is intended that, for financial accounting purposes, the Merger shall be accounted for as a "pooling of interests";

     WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Parent's willingness to enter into this Agreement, a certain stockholder of the Company has entered into a voting and conversion agreement, dated as of the date hereof and attached hereto as Exhibit A (the "Voting Agreement"), pursuant to which such stockholder has agreed, among other things, to (i) vote all of his Common Shares and Class B Shares (both as defined below) in favor of the Merger and (ii) elect to convert each Class B Share held by him into one Common Share, such conversion to be effective immediately prior to the Effective Time (as defined below) ; and

     WHEREAS, the Company and Parent desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

     NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                      THE MERGER; CLOSING; EFFECTIVE TIME

     1.1. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3) the Company shall be merged with and into Parent and the separate corporate existence of the Company shall thereupon cease. Parent shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and the separate corporate existence of Parent with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the Maryland General Corporation Law, as amended (the "Maryland Code"), and the Delaware General Corporation Law (the "DGCL").

     1.2.  Closing.  The closing of the Merger (the "Closing") shall take place
(i) at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York at 9:00 a.m. New York City time on the tenth business day after which the last to be fulfilled or waived of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and Parent may agree in writing (the "Closing Date").

     1.3. Effective Time. As soon as practicable following the Closing, Parent will (i) cause Articles of Merger (the "Articles of Merger") to be executed, acknowledged and filed with and accepted for record by the State Department of Assessments and Taxation of Maryland (the "Department") pursuant to Maryland Code Section 3-107 and (ii) cause a Certificate of Merger (the "Delaware Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of Delaware as provided in DGCL Section 251. The Merger shall become effective on the date on which the latest of the following actions shall have been completed: (i) at the time when the Articles of Merger are accepted for record by the Department, (ii) the Delaware Certificate of Merger has been duly filed with the Secretary of State of Delaware or (iii) such later time agreed to by the Company and Parent and established under the Articles of Merger and the Delaware Certificate of Merger but not later than 30 days after the date of its filing and acceptance for record by the Department (the "Effective Time").

                                   ARTICLE II

                          CERTIFICATE OF INCORPORATION
                                   AND BYLAWS
                          OF THE SURVIVING CORPORATION

     2.1. The Certificate of Incorporation. The Certificate of Incorporation of Parent, as amended, as in effect immediately prior to the Effective Time shall continue to be the certificate of incorporation of the Surviving Corporation (the "Charter"), until duly amended as provided therein or by applicable law.

     2.2. The Bylaws. The bylaws of Parent in effect at the Effective Time shall continue to be the bylaws of the Surviving Corporation (the "Bylaws"), until thereafter amended as provided therein or by applicable law.

                                  ARTICLE III

                             OFFICERS AND DIRECTORS
                          OF THE SURVIVING CORPORATION

     3.1. Directors. Except as contemplated by Section 6.21, the directors of Parent at the Effective Time shall, from and after the Effective Time, continue to be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

     3.2. Officers. The officers of Parent at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

                                   ARTICLE IV

                         EFFECT OF THE MERGER ON STOCK;
                            EXCHANGE OF CERTIFICATES

     4.1. Effect on Stock. At the Effective Time, as a result of the Merger and without any action on the part of the holder of any stock of the Company:

     (a) Merger Consideration. Subject to Section 4.2(e), each share of the Common Stock, par value $1.00 per share, of the Company (a "Common Share" or, collectively, the "Common Shares") issued and outstanding immediately prior to the Effective Time (other than Shares owned by Parent or any Subsidiary (as defined in Section 5.1) of Parent (collectively, the "Parent Companies") or Common Shares that are owned by the Company or any Subsidiary of the Company other than the 8,707,500 Non-Transferable Class B Shares held by the Company's Subsidiary, Stanford Ranch, Inc. and in each case not held on behalf of third parties (collectively, "Excluded Common Shares")) shall be converted into, and become exchangeable for, 0.855 (the "Exchange Ratio") shares (the "Merger Consideration") of Common Stock, par value $2.50 per share, of Parent ("Parent Common Stock").

     (b) Cancellation of Common Shares.

     (i) At the Effective Time, all Common Shares shall no longer be outstanding and shall be cancelled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any of such Common Shares (other than Excluded Common Shares) shall thereafter represent only the right to receive the Merger Consideration and the right, if any, to receive pursuant to
Section 4.2(e) cash in lieu of fractional shares into which such Common Shares have been converted pursuant to this Section 4.1(b) and any distribution or dividend pursuant to Section 4.2(c).

     (ii) Each Common Share issued and outstanding immediately prior to the Effective Time and owned by any of the Parent Companies or owned by the Company or any Subsidiary of the Company (in each case other than Common Shares that are owned on behalf of third parties), shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

     (c) Parent Capital Stock. At and after the Effective Time, each share of Parent Common Stock issued and outstanding immediately prior to the Effective Time (except as set forth in the next sentence hereof) shall remain an issued and outstanding share of capital stock of the Surviving Corporation and shall not be affected by the Merger. At the Effective Time, each share of Parent Common Stock owned by the Company or any Subsidiary of the Company (in each case other than Common Shares that are owned on behalf of third parties), shall, by virtue of the Merger and without any action on the part of the holder thereof, become authorized but unissued stock of the Company.

     4.2.  Exchange of Certificates for Common Shares.

     (a) Exchange Agent. Promptly after the Effective Time, Parent shall deposit, or shall cause to be deposited, with an exchange agent selected by Parent with the Company's prior approval, which shall not be unreasonably withheld, (the "Exchange Agent"), for the benefit of the holders of Common Shares immediately prior to the Effective Time, certificates representing the shares of Parent Common Stock and cash in lieu of fractional shares and, after the Effective Time, if applicable, any cash, dividends or other distributions with respect to the Parent Common Stock to be issued or paid pursuant to Section 4.2(c) in exchange for Common Shares outstanding immediately prior to the Effective Time upon due surrender of the Certificates (or affidavits of loss in lieu thereof) pursuant to the provisions of this Article IV (such certificates for shares of Parent Common Stock, together with the amount of any dividends or other distributions payable with respect thereto, being hereinafter referred to as the "Exchange Fund").

     (b) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of Common Shares (other than holders of Excluded Common Shares) (i) a letter of transmittal specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent, such letter of transmittal to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (ii) instructions for use in effecting the surrender of the Certificates in exchange for (A) certificates representing shares of Parent Common Stock or (B) if applicable, any cash, unpaid dividends or other distributions and cash in lieu of fractional shares. Subject to Section 4.2(h), upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Parent Common Stock that such holder is entitled to receive pursuant to this Article IV and (y) a check in the amount (after giving effect to any required tax withholdings) of (A) any cash in lieu of fractional shares plus (B) if applicable, any cash, unpaid non-stock dividends and any other dividends or other distributions, that such holder has the right to receive pursuant to the provisions of this Article IV, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Common Shares that is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, together with a check for any cash to be paid upon due surrender of the Certificate and any other dividends or distributions in respect thereof, may be issued and/or paid to such a transferee if the Certificate formerly representing such Common

Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person (as defined below) requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of Parent or the Exchange Agent that such tax has been paid or is not applicable.

     For the purposes of this Agreement, the term "Person" shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity (as defined in Section 5.1(d)) or other entity of any kind or nature.

     (c) Distributions with Respect to Unexchanged Common Shares. All shares of Parent Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and whenever a dividend or other distribution is declared by Parent in respect of the Parent Common Stock the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares issuable pursuant to this Agreement. No dividends or other distributions in respect of the Parent Common Stock shall be paid to any holder of any unsurrendered Certificate until such Certificate is surrendered for exchange in accordance with this Article IV. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued and/or paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender.

     (d) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Common Shares that were outstanding immediately prior to the Effective Time.

     (e) Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Parent Common Stock will be issued and any holder of Common Shares entitled to receive a fractional share of Parent Common Stock but for this Section 4.2(e) shall be entitled to receive a cash payment in lieu thereof, which payment shall represent such holder's proportionate interest in the net proceeds from the sale by the Exchange Agent on behalf of such holder of the aggregate fractional shares of Parent Common Stock that such holder otherwise would be entitled to receive. Any such sale shall be made by the Exchange Agent within five business days after the date upon which the Certificate(s) (or affidavit(s) of loss in lieu thereof) that would otherwise result in the issuance of such fractional shares of Parent Common Stock have been received by the Exchange Agent.

     (f) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments thereof and any Parent Common Stock) that remains unclaimed by the stockholders of the Company for 180 days after the Effective Time shall be paid or transferred to Parent. Any stockholders of the Company who have not theretofore complied with this Article IV shall thereafter look only to Parent for payment of their shares of Parent Common Stock and any cash, dividends and other distributions in respect thereof payable and/or issuable pursuant to Section 4.1, Section 4.2(c) and Section 4.2(e) upon due surrender of their Certificates (or affidavits of loss in lieu thereof), in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of Common Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (g) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and any cash payable and any unpaid dividends or other distributions in respect thereof pursuant to Section 4.2(c) and Section 4.2(e) upon due surrender of and deliverable in respect of the Common Shares represented by such Certificate pursuant to this Agreement.

     (h) Affiliates. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any "affiliate" (as determined pursuant to Section 6.8) of the Company shall not be exchanged until Parent has received a written agreement from such Person as provided in Section 6.8 hereof.

     4.3. Dissenters' Rights. In accordance with Section 3-202(c) of the Maryland Code, no right to demand or receive fair value shall be available to holders of Shares (as defined in Section 5.1(b)) in connection with the Merger.

     4.4. Adjustments to Prevent Dilution. In the event that the Company changes the number of Shares or securities convertible or exchangeable into or exercisable for Shares (other than as permitted by this Agreement), or Parent changes the number of shares of Parent Common Stock or securities convertible or exchangeable into or exercisable for shares of Parent Common Stock, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, merger, subdivision, issuer tender or exchange offer, or other similar transaction, the Merger Consideration shall be equitably adjusted.

     4.5. Treatment of Preferred Shares and Depositary Shares. The Preferred Shares and the Depositary Shares (as each term is defined in Section 5.1(b)) shall be treated as set forth in Section 6.14.

     4.6.  Treatment of the Security Units.  The Security Units (as defined in
Section 5.1(b)) shall be treated as set forth in Section 6.15.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

     5.1. Representations and Warranties of the Company. Except as set forth in the disclosure letter delivered to Parent by the Company on or prior to entering into this Agreement, or in accordance with Section 6.22 hereof (the "Company Disclosure Letter"), the Company hereby represents and warrants to Parent that (it being understood that the words "to the Knowledge of the Company" or "the Company's Knowledge" and any words of similar import shall mean the actual knowledge of the persons whose names are set forth in Section 5.1(a)(i) of the Company Disclosure Letter; provided, however, when such representations and warranties are given as of the Closing Date as conditions to Closing, such words shall mean to the actual knowledge of such persons and Gary Krat after reasonable inquiry of others within the Company and its Subsidiaries):

     (a) Organization, Good Standing and Qualification.

     (i) Each of the Company and its Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, when taken together with all other such failures, is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect (as defined below). The Company has made available to Parent a complete and correct copy of the Company's charter and bylaws, and, promptly following the date of this Agreement, the Company will make available the charter and bylaws or other comparable governing instruments of its material Subsidiaries, each as amended to date. The Company's and its material Subsidiaries' charter and bylaws made available are in full force and effect. As promptly as practicable following the date of this Agreement, the Company shall deliver to Parent
Section 5.1(a)(ii) of the Company Disclosure Letter which contains a correct and complete list of each jurisdiction where the Company and each of its Subsidiaries is organized and qualified to do business, and the jurisdictions where the transactions contemplated by this Agreement will require Parent to obtain "change in control" approvals from applicable regulators.

     As used in this Agreement, the term (x) "Subsidiary" means, with respect to the Company or Parent, as the case may be, any entity, whether incorporated or unincorporated, of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the Board of Directors or other persons performing similar functions is directly or indirectly owned or controlled by such party or by one or more of its respective Subsidiaries or by such party and any one or more of its respective Subsidiaries (other than voting securities as to which instructions are taken as to voting and other than entities which do not conduct any activity relating to the operations of the Company), (y) "Company Material Adverse Effect" means a material adverse effect on the financial condition, operations, properties, business or results of operations of the Company and its Subsidiaries taken as a whole or an effect which is reasonably likely to prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

     (ii) The Company conducts its insurance operations through SunAmerica Life Insurance Company of America, SunAmerica National Life Insurance Company, First SunAmerica Life Insurance Company, Anchor National Life Insurance Company and CalAmerica Life Insurance Company (collectively, the "Company Insurance Companies"). As promptly as practicable following the date of this Agreement, the Company will deliver to Parent Section 5.1(ii) of the Company Disclosure Letter which sets forth the jurisdictions where the Company Insurance Companies are domiciled or "commercially domiciled" and licensed to do an insurance business for insurance regulatory purposes. Each of the Company Insurance Companies is (A) duly licensed or authorized as an insurance company and, where applicable, a reinsurer in its jurisdiction of incorporation, (B) duly licensed or authorized as an insurance company and, where applicable, a reinsurer in each other jurisdiction where it is required to be so licensed or authorized, and (C) duly authorized in its jurisdiction of incorporation and each other applicable jurisdiction to write each line of business reported as being written in the Company SAP Statements (as defined in Section 5.1(e))), except, in each case, where the failure to be so licensed or authorized is not reasonably likely to have a Company Material Adverse Effect. The Company and each of the Company Insurance Companies have made all required filings under applicable insurance company statutes except where the failure to file is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

     (b) Capital Structure. The authorized stock of the Company consists of 350,000,000 Common Shares, of which 179,469,132 Common Shares were outstanding as of the close of business on July 31, 1998, 25,000,000 shares of Non-Transferable Class B Stock, par value $1.00 per share (the "Non-Transferable Class B Shares"), of which 16,272,702 Non-Transferable Class B Shares were outstanding as of the date hereof and of which 8,707,500 Non-Transferable Class B Shares were held by Stanford Ranch, Inc. (all such Non-Transferable Class B Shares held by Stanford Ranch, Inc. being without voting rights), 15,000,000 shares of Transferable Class B Stock, par value $1.00 per share (the "Transferable Class B Shares" and, together with the Non-Transferable Class B Shares, the "Class B Shares"), none of which were outstanding as of the close of business on the date hereof, and 20,000,000 shares of preferred stock, no par value, of which 92,000 shares have been designated Series E Mandatory Conversion Premium Dividend Preferred Stock (the "Preferred Shares" and together with the Common Shares and Class B Shares, the "Shares"), and of which 80,000 Preferred Shares were outstanding as of the date hereof. All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. As of October 31, 1998, there will be no Preferred Shares or Depository Shares (as defined below) outstanding, and as of the Effective Time, there will be no Class B Shares or Security Units (as defined below) outstanding. The Company has no commitments to issue or deliver Shares except that, as of August 19, 1998, there were 40,335,140 Common Shares reserved for issuance pursuant to the Company's 1997 Employee Incentive Stock Plan, 1988 Employee Stock Plan, 1995 Performance Stock Plan Amended and Restated 1996, 1997 Long-Term Incentive Plan, 1998 Long-Term Performance-Based Incentive Plan for the Chief Executive Officer, 1997 Employee Stock Purchase Plan, Long-Term Performance Based Incentive Plan Amended and Restated 1997, Non-Employee Directors' Stock Option Plan and 1987 Restricted Stock Plan (collectively, the "Stock Plans"), 13,340,591 Common Shares subject to issuance upon conversion of the Non-Transferable Class B Shares pursuant to the Voting

Agreement, 18,000,000 Common Shares subject to issuance upon the conversion of the Preferred Shares and the simultaneous conversion of the $3.10 Depositary Shares (the "Depositary Shares") (plus additional Common Shares subject to issuance pursuant to Section 3 of the Articles Supplementary dated October 30, 1995 governing the terms of the Preferred Shares in respect of accrued and unpaid dividends) and 17,250,000 Common Shares subject to issuance on conversion of the Company's 8 1/2% Premium Equity Redemption Cumulative Security Units (the "Security Units") pursuant to the terms thereof. As promptly as practicable following the date of this Agreement, the Company will deliver to Parent Section 5.1(b) of the Company Disclosure Letter which will contain a correct and complete list of each outstanding option to purchase Shares under the Stock Plans (each a "Company Option"), including the holder, date of grant, exercise price and number of Shares subject thereto. Each of the outstanding shares of capital stock or other securities of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and owned by the Company or by a direct or indirect wholly-owned subsidiary of the Company, free and clear of any lien, pledge, security interest, claim or other encumbrance. Except as set forth above, there are no Shares authorized, reserved, issued or outstanding and there are no preemptive or other outstanding rights, subscriptions, options, warrants, stock appreciation rights, redemption rights, repurchase rights, convertible securities or other agreements, arrangements or commitments of any character relating to the issued or unissued share capital or other ownership interest of the Company or any of its Subsidiaries or any other securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company or its Subsidiaries, and no securities evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or, except as referred to in this subsection (b), convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter ("Voting Debt").

     (c) Corporate Authority; Approval and Fairness.

     (i) The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate, subject only to approval of the Merger by the holders of at least two-thirds of the outstanding Common Shares and Class B Shares (each voting separately as a class), respectively, entitled to vote on the matter (the "Company Requisite Vote"), the Merger. This Agreement is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

     (ii) The Board of Directors of the Company (A) has unanimously adopted the plan of merger set forth herein and approved this Agreement and the other transactions contemplated hereby, (B) has declared that the Merger and this Agreement and the other transactions contemplated hereby are advisable, and (C) has received the opinions of its financial advisors, Goldman, Sachs & Co. and Wasserstein Perella & Co., Inc., to the effect that as of the date hereof, the Exchange Ratio to be received by the holders of the Common Shares in the Merger is fair to such holders from a financial point of view.

     (d) Governmental Filings; No Violations.

     (i) Other than the filings and/or notices (A) pursuant to Section 1.3, (B) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), the Investment Company Act of 1940 (the "1940 Act") and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), (C) to comply with state securities or "blue-sky" laws, (D) required to be made with the New York Stock Exchange, Inc. (the "NYSE"), the National Association of Securities Dealers, Inc. ("NASD") and the Pacific Exchange, Inc., and other applicable self-regulatory organizations, applicable state banking authorities and applicable federal regulatory agencies including the Federal Deposit Insurance Corporation and the Office of Thrift Supervision, and (E) the filing of appropriate documents with, and, to the extent necessary, approval of, the respective Commissioners of Insurance of the states of Arizona, California, New York and the insurance authorities of the Cayman Islands and such notices and consents as may be required under the insurance laws of any jurisdiction in which the Company, Parent or any of their respective subsidiaries is domiciled or does business, no filings, reports or notices are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any governmental or regulatory authority, agency, commission, body or other governmental entity ("Governmental Entity"), in connection with the execution and delivery of this Agreement by the Company and the consummation by the Company of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

     (ii) The execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the charter or bylaws of the Company or the comparable governing instruments of any of its Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of the Company or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation, whether written or oral ("Contracts" and individually, a "Contract"), binding upon the Company or any of its Subsidiaries (provided, as to consummation, the filings, reports and notices are made, and approvals are obtained, as referred to in Section 5.1(d)(i) or Section 6.18) or any Law (as defined in Section 5.1(i)) or governmental or non-governmental permit, registration, authorization or license to which the Company or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any Contract, except, in the case of clause (B) or (C) above, for any breach, violation, default, acceleration, creation or change that is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. As promptly as practicable following the date of this Agreement, the Company will deliver to Parent Section 5.1(d) of the Company Disclosure Letter which sets forth, to the Knowledge of the Company, a correct and complete list in all material respects of Contracts of the Company and its Subsidiaries pursuant to which consents or waivers are or may be required prior to consummation of the transactions contemplated by this Agreement (whether or not subject to the exception set forth with respect to clauses (B) and (C) above).

     (e) Company Reports; Financial Statements; Undisclosed Liabilities; Statutory Statements.

     (i) The Company has delivered or made available to Parent each registration statement, report, proxy statement or information statement prepared by it since September 30, 1995, including (A) the Company's Annual Report on Form 10-K for the year ended September 30, 1997 (the "Audit Date," and such report on Form 10-K, the "1997 10-K") and (B) the Company's Quarterly Report on Form 10-Q for the periods ended December 31, 1997, March 31, 1998 and June 30, 1998, each in the form (including exhibits, annexes and any amendments thereto) filed with the Securities and Exchange Commission (the "SEC") (collectively, including any such reports filed with the SEC subsequent to the date hereof, the "Company Reports"). As of their respective dates, the Company Reports did not, and any Company Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of the Company and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in stockholders' equity included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with accounting principles generally accepted in the United States ("U.S. GAAP") consistently applied during the periods involved, except as may be noted therein.

     (ii) Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of the Company included in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1998, and for liabilities incurred in the ordinary course of business consistent with past practice, since

June 30, 1998, neither the Company nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect.

     (iii) Each of the Company Insurance Companies has filed all annual and quarterly statements, together with all exhibits, interrogatories, notes, schedules and any actuarial opinions, affirmations or certifications or other supporting documents in connection therewith, required to be filed with or submitted to the appropriate regulatory authorities of the jurisdiction in which it is domiciled or commercially domiciled on forms prescribed or permitted by such authority (collectively, the "Company SAP Statements"). The Company has delivered or made available to Parent all Company SAP Statements for each Company Insurance Company for the period ended December 31, 1995, each in the form (including exhibits, annexes and any amendments thereto) filed with the applicable state insurance regulatory agency. Financial statements included in the Company SAP Statements and prepared on a statutory basis, including the notes thereto, were prepared in conformity with statutory accounting practices prescribed or permitted by the applicable insurance regulatory authority consistently applied for the periods covered thereby and present fairly the statutory financial position of such Company Insurance Companies as at the respective dates thereof and the results of operations of such Company Insurance Companies for the respective periods then ended. The Company SAP Statements complied in all material respects with all applicable laws, rules and regulations when filed, and no material deficiency has been asserted with respect to any Company SAP Statements by the applicable insurance regulatory body or any other governmental agency or body. Except as indicated therein, all assets that are reflected on the Company SAP Statements comply with applicable Insurance Laws with respect to admitted assets and are in an amount at least equal to the minimum amounts required by applicable Insurance Laws. The statutory balance sheets and income statements included in the Company SAP Statements have been audited by PricewaterhouseCoopers LLP and the Company has delivered or made available to Parent true and complete copies of all audit opinions related thereto. As promptly as practicable following the date of this Agreement, the Company will deliver or make available to Parent true and complete copies of all examination reports of insurance departments and any insurance regulatory agencies since January 1, 1995 relating to the Company Insurance Companies.

     (f) Absence of Certain Changes. Except as disclosed in the Company Reports filed prior to the date hereof, since the Audit Date the Company and its Subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses consistent with past practice and there has not been (i) any change in the financial condition, operations, properties, business or results of operations of the Company and its Subsidiaries or any development or combination of developments of which the Company has Knowledge, that, individually or in the aggregate, has had or is reasonably likely to have a Company Material Adverse Effect; (ii) any damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company or any of its Subsidiaries, whether or not covered by insurance, except for such damage, destruction or other casualty loss which is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect; (iii) any change by the Company in accounting principles, practices or methods other than as required by U.S. GAAP or as disclosed in the Company Reports or Company SAP Statements filed prior to the date hereof; (iv) any declaration, setting aside or payment of any dividend or other distribution in respect of the stock of the Company, except for cash dividends on its capital stock publicly announced prior to the date hereof; (v) any addition, or any development involving a prospective material addition, to the Company's consolidated reserves for future policy benefits or other policy claims and benefits, except for such additions or developments which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect; or (vi) any change in the accounting, actuarial, investment, reserving, underwriting or claims administration policies, practices, procedures, methods, assumptions or principles of the Company or any Company Insurance Company not disclosed in the Company Reports or Company SAP Statements filed prior to the date hereof except as required by U.S. GAAP. Since the Audit Date, except as provided for herein or as disclosed in the Company Reports filed prior to the date hereof, there has not been any increase in the compensation payable or that could become payable by the Company or any of its Subsidiaries to officers or key employees or any amendment of any of the

Compensation and Benefit Plans (as defined in Section 5.1(h)) other than increases or amendments in the ordinary course consistent with past practice.

     (g) Litigation and Liabilities. Except as disclosed in the Company Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations, inquiries or proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or (ii) obligations or liabilities of any nature, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to matters involving any Environmental Law (as defined in Section 5.1(k)) and occupational safety and health matters, or any other facts or circumstances of which the Company has Knowledge that is reasonably likely to result in any claims against, or obligations or liabilities of, the Company or any of its Subsidiaries, except for those that are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

     (h) Employee Benefits.

     (i) A copy of each material bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, employment, termination, severance, compensation, medical, health, welfare, fringe benefits or other plan, agreement, policy or arrangement that covers employees, directors, former employees or former directors of the Company and its Subsidiaries (the "Compensation and Benefit Plans") and any trust agreement or insurance contract forming a part of such Compensation and Benefit Plans has been made available to Parent prior to the date hereof. The Compensation and Benefit Plans are listed in Section 5.1(h) of the Company Disclosure Letter and any Compensation and Benefit Plan containing a "change of control" or similar provision is identified in Section 5.1(h) of the Company Disclosure Letter. Neither the Company nor any of its Subsidiaries has any commitment, oral or written, to create any additional material Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan in a material respect.

     (ii) All Compensation and Benefit Plans are in substantial compliance with all applicable law, including the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and any regulations and rules promulgated thereunder, and all required filings and disclosures with respect to any Compensation and Benefit Plan have been made. Each Compensation and Benefit Plan that is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and that is intended to be qualified under
Section 401(a) of the Code has received all required favorable determination letters (including a determination that the related trust under such Compensation and Benefit Plan is exempt from tax under Section 501(a) of the
Code) from the Internal Revenue Service (the "IRS"), including with respect to "TRA" (as defined in Rev. Proc. 93-39), and the Company is not aware of any circumstances reasonably likely to result in revocation of any such favorable determination letter. There is no pending or, to the Knowledge of the Company, threatened legal action, suit, claim or governmental investigation relating to any of the Compensation and Benefit Plans. Neither the Company nor any of its Subsidiaries has engaged in a transaction with respect to any Compensation and Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would be reasonably likely to subject the Company or any of its Subsidiaries to a material tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA.

     (iii) No liability (other than for payment of premiums to Pension Benefit Guaranty Corporation ("PBGC")), under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by the Company or any Subsidiary with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity (an "ERISA Affiliate") which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate Plan"). The Company and its Subsidiaries have not contributed, or been obligated to contribute, to a multiemployer plan under Subtitle E of Title IV of ERISA at any time since September 26, 1980. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or any ERISA Affiliate Plan within the 12-month period ending on the date hereof.

     (iv) All contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan as of the date hereof have been made or have been reflected on the Company's most recent financial statements. Neither any Pension Plan nor any ERISA Affiliate Plan has an "accumulated funding deficiency" (whether or not waived) within the meaning of
Section 412 of the Code or Section 302 of ERISA. Neither the Company nor its Subsidiaries (A) has provided, or is required to provide, security to any Pension Plan or to any ERISA Affiliate Plan pursuant to Section 401(a)(29) of the Code or (B) has taken any action, or omitted to take any action, that has resulted, or would reasonably be expected to result, in the imposition of a lien under Section 412(n) of the Code or pursuant to ERISA.

     (v) Under each Pension Plan which is a single-employer plan and each ERISA Affiliate Plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the most recent actuarial valuation of such Pension Plan and ERISA Affiliate Plan), did not exceed the then current value of the assets of such Pension Plan or ERISA Affiliate Plan, and to the Knowledge of the Company, since such date there has been neither an adverse change in the financial condition of such Pension Plan or ERISA Affiliate Plan nor any amendment or other change to such Pension Plan or ERISA Affiliate Plan that would increase the amount of benefits thereunder which reasonably could be expected to change such result.

     (vi) Neither the Company nor any of its Subsidiaries have any obligations for retiree health and life benefits under any Compensation and Benefit Plan (other than benefits mandated under Section 4980B of the Code). The Company or its Subsidiaries may amend or terminate any such plan under the terms of such plan at any time without incurring any material liability thereunder.

     (vii) Except as set forth in the Company Disclosure Letter, the consummation of the Merger and the other transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) will not (A) entitle any employee, consultant or director of the Company or any of its Subsidiaries to any payment (including severance pay or similar compensation) or any increase in compensation, (B) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation and Benefit Plans, (C) result in any breach or violation of, or a default under, any of the Compensation and Benefit Plans or (D) result in any of Parent, the Company or the Surviving Corporation being obligated to make a payment that would be reasonably likely to be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code), without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

     (viii) Neither the Company nor any Subsidiary maintains any Compensation and Benefit Plan covering foreign employees.

     (ix) With respect to each Compensation and Benefit Plan, if applicable, the Company has provided, made available, or will make available upon request, to the Parent, true and complete copies of existing: (A) the two most recent Forms 5500 filed with the IRS; (B) the most recent actuarial report and financial statement; (C) the most recent summary plan description; (D) the forms filed with the PBGC (other than for premium payments); (E) the most recent determination letter issued by the IRS; and (F) any Form 5310 or Form 5330 filed with the IRS.

     (i) Compliance with Laws; Permits.

     (i) The business and operations of the Company Insurance Companies have been conducted in compliance with all applicable foreign, federal, state and local statutes and regulations regulating the business and products of insurance and all applicable orders and directives of insurance regulatory authorities (collectively, "Insurance Laws"), except where the failure to so conduct such business and operations would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. Notwithstanding the generality of the foregoing, except where the failure to do so would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, each Company Insurance

Company and, to the Company's Knowledge, its agents have marketed, sold and issued insurance and annuity and guaranteed investment products in compliance, in all material respects, with all Insurance Laws applicable to the business of such Company Insurance Company and such activities and in the respective jurisdictions in which such products have been sold, including, without limitation, in compliance with (A) all applicable prohibitions against withdrawal of business lines, (B) all applicable requirements relating to the disclosure of the nature of insurance products as policies of insurance, (C) all applicable requirements relating to insurance product projections and illustrations, and (D) all applicable requirements relating to the advertising, sales and marketing of insurance and annuity products and guaranteed investment contracts. In addition, (X) there is no pending or, to the Knowledge of the Company, threatened charge by any insurance regulatory authority that any of the Company Insurance Companies has violated, nor any pending or, to the Knowledge of the Company threatened investigation by any insurance regulatory authority with respect to possible violations of, any applicable Insurance Laws where such violations would, individually or in the aggregate, be reasonably like to have a Company Material Adverse Effect; (Y) none of the Company Insurance Companies is subject to any order or decree of any insurance regulatory authority relating specifically to such Company Insurance Company (as opposed to insurance companies generally) which would, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect; and (Z) the Company Insurance Companies have filed all reports required to be filed with any insurance regulatory authority on or before the date hereof as to which the failure to file such reports would, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

     (ii) In addition to Insurance Laws, except as set forth in the Company Reports filed prior to the date hereof or as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, the businesses of each of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any federal, state, local or foreign law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively with Insurance Laws, "Laws"). Except as set forth in the Company Reports filed prior to the date hereof or as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the Knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same. To the Knowledge of the Company, no material change is required in the Company's or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and the Company has not received any written notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof. The Company and its Subsidiaries each has all permits, licenses, trademarks, patents, tradenames, copyrights, servicemarks, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted except those the absence of which is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

     (iii) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, with respect to every syndication of property that was intended to allow investors to claim a low income housing tax credit or similar tax credit, the property so syndicated is eligible for the relevant credit in an amount no less than the amount that it was intended to produce.

     (j) Takeover Statutes. No restrictive provision of any "fair price," "moratorium," "control share acquisition," "interested shareholder" or other similar anti-takeover statute or regulation (each a "Takeover Statute") (including Sections 3-602 and 3-702 of the Maryland Code) or any restrictive provision of any applicable anti-takeover provision in the Company's charter and bylaws is, or at the Effective Time will be, applicable to the Company, Parent, the Shares, the Merger, the Voting Agreement or the other transactions contemplated by this Agreement.

     (k) Environmental Matters. Except as disclosed in the Company Reports filed prior to the date hereof: (i) the Company and its Subsidiaries have materially complied with all applicable Environmental Laws; (ii) the properties currently owned or operated by the Company (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substance which is reasonably likely to require remediation under any applicable Environmental Law; (iii) the properties formerly owned or operated by the Company or any of its Subsidiaries were not contaminated with any Hazardous Substance which could reasonably be expected to require remediation under any applicable Environmental Law during the period of ownership or operation by the Company or any of its Subsidiaries; (iv) neither the Company nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property which is reasonably likely to require remediation under applicable Environmental Laws;
(v) neither the Company nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information indicating that the Company or any of its Subsidiaries may be in material violation of or subject to liability under any Environmental Law; (vi) neither the Company nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or any material indemnity or other material agreement with any third party relating to any Environmental Law or Hazardous Substances; and (vii) there are no other circumstances or conditions involving the Company or any of its Subsidiaries that could reasonably be expected to result in any material claims, liability, investigations, costs or restrictions on the ownership, use, or transfer of any property of the Company pursuant to any Environmental Law.

     As used herein, the term "Environmental Law" means any federal, state, local or foreign law, statute, ordinance, regulation, judgment, order, decree, arbitration award, agency requirement, license, permit, authorization or common law, relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or
(C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

     As used herein, the term "Hazardous Substance" means any substance that is:
(A) listed, classified or regulated pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or
(C) any other substance which may be the subject of regulatory action by any Government Authority pursuant to any Environmental Law.

     (l) Taxes. The Company, and each of its Subsidiaries (which, for the purposes of this Section 5.1(l) shall include any predecessor of any Subsidiary)
(i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns (as defined below) required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects; (ii) have paid all Taxes that are shown as due and payable on such filed Tax Returns or that the Company or any of its Subsidiaries are obligated to pay without the filing of a Tax Return;
(iii) have paid all other charges, claims and assessments received to date in respect of Taxes other than those being contested in good faith for which provision has been made in accordance with U.S. GAAP on the most recent balance sheet included in the Company Reports; (iv) have withheld from amounts owing to any employee, creditor or other person all material Taxes required by law to be withheld and have paid over to the proper governmental authority in a timely manner all such withheld amounts to the extent due and payable; (v) as of the date hereof, have neither extended nor waived any applicable statute of limitations with respect to United States federal or state income or franchise Taxes and have not otherwise agreed to any extension of time with respect to a United States federal or state income or franchise Tax assessment or deficiency;
(vi) have never been members of any consolidated group for income tax purposes other than the consolidated group of which the Company is the common parent; and
(vii) are not parties to any tax sharing agreement or arrangement other than with each other. As of the date hereof, there are not pending or threatened in writing any audits, examinations, investigations, litigation, or other proceedings in respect of Taxes of the Company or any Subsidiary. There are not any unresolved questions or claims concerning the Company's or any of its Subsidiaries' Tax liability that are reasonably likely to have a Company Material Adverse Effect. No liens for Taxes exist with respect to any of the assets or properties of the Company or its Subsidiaries, except for statutory liens for Taxes not yet due or payable or that are being contested in good faith. Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, the assets of each Company Separate Account are adequately diversified within the meaning of Section 817(h) of the Code. Each of the Company Insurance Companies is treated for federal tax purposes, as the owner of the assets underlying the respective life insurance contracts and annuity contracts that such insurer has issued, entered into or sold. The Company has made available to Parent true and correct copies of the United States federal income Tax Returns filed by the Company and its Subsidiaries for each of the fiscal years ended September 30, 1997, 1996 and 1995.

     As used in this Agreement, (i) the term "Tax" (including, with correlative meaning, the terms "Taxes", and "Taxable") includes all federal, state, local and foreign income, profits, premium, franchise, gross receipts, environmental, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or governmental levies of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term "Tax Return" includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to a Tax authority relating to Taxes.

     (m) Intellectual Property.

     (i) Except as disclosed in Company Reports filed prior to the date hereof or as is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect: the Company does not have Knowledge of any valid grounds for any bona fide claims (A) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by the Company or any of its Subsidiaries, infringes on any copyright, patent, trademark, trade name, service mark or trade secret; (B) against the use by the Company or any of its Subsidiaries, of any copyrights, patents, trademarks, trade names, service marks, trade secrets, technology, know-how or computer software programs and applications used in the business of the Company or any of its Subsidiaries as currently conducted or as proposed to be conducted; (C) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights or other trade secret material to the Company; or (D) challenging the license or legally enforceable right to use of the Third-Party Intellectual Rights by the Company or any of its Subsidiaries.

     (ii) As used in this Agreement, the term (x) "Intellectual Property" means all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or materials;
(y) "Third-Party Intellectual Property Rights" means any third-party patents, trademarks, trade names, service marks and copyrights; and (z) "Company Intellectual Property Rights" means the patents, registered and material unregistered trademarks, trade names and service marks, registered copyrights, and any applications therefor owned by the Company or any of its Subsidiaries.

     (n) Brokers and Finders. Neither the Company nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the Merger or the other transactions contemplated in this Agreement except that the Company has employed Goldman, Sachs & Co. and Wasserstein Perella & Co., Inc. as its financial advisors, the arrangements with which have been disclosed to Parent prior to the date hereof.

     (o) No Regulatory Disqualifications. To the Knowledge of the Company, no event has occurred or condition exists or, to the extent it is within the reasonable control of the Company, will occur or exist with respect to the Company that, in connection with obtaining any regulatory Consents required for the Merger, would cause the Company to fail to satisfy on its face any applicable statute or written regulation of any applicable insurance regulatory authority, that is, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

     (p) Insurance Business.

     (i) Except as otherwise would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, all policies, binders, slips, certificates, guaranteed insurance contracts, annuity contracts and participation agreements and other agreements of insurance, whether individual or group, in effect as of the date hereof (including all applications, supplements, endorsements, riders and ancillary agreements in connection therewith) that are issued by the Company Insurance Companies (the "Company Insurance Contracts") and any and all marketing materials, are, to the extent required under applicable law, on forms approved by applicable insurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection, and such forms and marketing materials comply in all material respects with the insurance statutes, regulations and rules applicable thereto. As promptly as practicable following the date of this Agreement, the Company will deliver to Parent Section 5.1(p)(i) of the Company Disclosure Letter which contains a true and complete list of all forms of Company Insurance Contracts that (A) are currently used by any Company Insurance Company or (B) have been used by any Company Insurance Company for business which is still in force.

     (ii) Each insurance agent, third party administrator, manager, broker and distributor (each an "Agent"), at the time such Agent wrote, sold, produced or managed business for the Company Insurance Companies was duly licensed (for the type of business written, sold, produced or managed) and no such Agent violated (or with or without notice or lapse of time or both, would have violated) any term or provision of any Law applicable to the writing, sale, production or management of business for any Company Insurance Company, except for such failures to be licensed or such violations which have been cured, which have been resolved or settled through agreements with applicable Governmental Entities or which are barred by an applicable statute of limitations, or that, individually or in the aggregate, have not had or are not reasonably likely to have a Company Material Adverse Effect.

     (iii) As promptly as practicable following the date of this Agreement, the Company will deliver or make available to Parent a true and complete copy of all actuarial reports prepared by the Company's actuaries, and any actuarial reports prepared by other actuaries, independent or otherwise, with respect to any Company Insurance Company since December 31, 1995, and all attachments, addenda, supplements and modifications thereto (the "Company Actuarial Analyses"). To the Knowledge of the Company, the information and data furnished by the Company or any Company Insurance Company to its independent actuaries in connection with the preparation of the Company Actuarial Analyses were accurate in all material respects. Furthermore, each Company Actuarial Analysis was based upon an accurate inventory of policies in force for the Company Insurance Companies, at the relevant time of preparation, was prepared using appropriate modeling procedures accurately applied and in conformity with generally accepted actuarial standards consistently applied, and the projections contained therein were properly prepared in accordance with the assumptions stated therein.

     (iv) To the Knowledge of the Company, except as set forth in Section 5.1(p)(iv) of the Company Disclosure Letter or as reserved for or disclosed in the Company Reports, or as is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect all amounts recoverable under reinsurance, coinsurance or other similar Contracts to which any Company Insurance Company is a party (including, but not limited to, amounts based on paid and unpaid losses) are fully collectible.

     (v) Promptly following the date of this Agreement, the Company will deliver to Parent true and complete copies of all analyses, reports and other data prepared by the Company or any Company Insurance Company or submitted by the Company or any Company Insurance Company to any insurance regulatory authority or received by the Company or any Company Insurance Company relating to risk-based capital calculations or IRIS ratios for the years ended December 31, 1997 and 1996.

     (vi) Promptly following the date of this Agreement, the Company will deliver to Parent a true and correct list on a per risk and aggregate basis of the maximum underlying retentions (net of all reinsurance maintained) on all insurance and reinsurance policies written or entered into by any Company Insurance Company since December 31, 1995.

     (vii) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, all annuity contracts and life insurance policies issued by a Company Insurance Company meet all definitional or other requirements for qualification under the Code section applicable (or intended to be applicable) to such annuity contracts or life insurance policies. Except as set forth in Section 5.1(p)(vii) of the Company Disclosure Letter, which the Company will deliver to Parent promptly following the date of this Agreement, there are no material "hold harmless" indemnification agreements respecting the tax qualification or treatment of any product or plan sold, issued, entered into or administered by the Company Insurance Companies, and there have been no claims asserted by any Person under such

"hold harmless" indemnification agreements set forth in Section 5.1(p)(vii) of the Company Disclosure Letter.

     (q) Liabilities and Reserves.

     (i) The reserves carried on the books of each Company Insurance Company for future insurance policy benefits, losses, claims and similar purposes were, as of the respective dates of such Company SAP Statements, in compliance in all material respects with the requirements for reserves established by the insurance departments of the state of domicile of such Company Insurance Company, were determined in all material respects in accordance with generally accepted actuarial standards consistently applied, and were fairly stated in all material respects in accordance with sound actuarial and statutory accounting principles. Promptly following the date of this Agreement, the Company will deliver or make available to Parent true, correct and complete copies of the actuarial valuation reports delivered to the insurance department of the domiciliary state of each Company Insurance Company for the years ended December 31, 1997 and 1996. Promptly following the date of this Agreement, the Company will deliver or make available to Parent copies of all work papers used as the basis for establishing the reserves for the Company and the Company Insurance Companies at December 31, 1997 and December 31, 1996, respectively, as well as all reports with respect to the adequacy of such reserves.

     (ii) Except for regular periodic assessments in the ordinary course of business or as reserved for or disclosed in the Company Reports, no claim or assessment is pending nor, to the Knowledge of the Company, threatened against any Company Insurance Company by any state insurance guaranty associations in connection with such association's fund relating to insolvent insurers which if determined adversely, would, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

     (r) Separate Accounts.

     (i) Except as otherwise would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, each separate account maintained by a Company Insurance Company (a "Company Separate Account") is duly and validly established and maintained under the laws of its state of formation and is either excluded from the definition of an investment company pursuant to Section 3(c)(11) of the 1940 Act or is duly registered as an investment company under the 1940 Act. Except as otherwise would not, individually or in the aggregate, have a Company Material Adverse Effect, each such Company Separate Account, if registered, is operated in compliance with the 1940 Act, has filed all reports and amendments of its registration statement required to be filed, and has been granted all exemptive relief necessary for its operations as presently conducted. Except as otherwise would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, the Company Insurance Contracts under which the Company Separate Accounts assets are held are duly and validly issued and are either exempt from registration under the Securities Act pursuant to Section 3(a)(2) of the Securities Act or were sold pursuant to an effective registration statement under the Securities Act, and any such registration statement is currently in effect to the extent necessary to allow the appropriate Company Insurance Company to receive contributions under such policies. Such registration statements, at the time that each become effective, contained no untrue statement of a material fact, and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Each prospectus, statement of additional information, or private placement memorandum, as amended or supplemented, relating to any registered separate account and all supplemental advertising material relating to any registered separate account since January 1, 1995, as of their respective mailing dates or dates of use (A) contained no untrue statement of material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (B) complied with applicable law including but not limited to, state insurance laws, state securities laws, rules of the NASD, the Securities Act and the 1940 Act, except for such instances of non-compliance which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

     (s) Material Contracts. All of the material Contracts of the Company and its Subsidiaries that are required to be described in the Company Reports or to be filed as exhibits thereto are described in the Company Reports or filed as exhibits thereto, respectively, and are in full force and effect. Promptly following the date of this Agreement, true and complete copies of all such material Contracts will be delivered or made available by the Company to Parent. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party is in breach of or in default under any such Contract except for such breaches and defaults as are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is party to any Contract containing any provision or covenant limiting in any material respect the ability of the Company or any of its Subsidiaries or, except as specifically identified on Section 5.1(s) of the Company Disclosure Letter, assuming the consummation of the transactions contemplated by this Agreement, Parent or any of its Subsidiaries to (A) sell any products or services of or to any other person, (B) engage in any line of business or (C) compete with or to obtain products or services from any person or limiting the ability of any person to provide products or services to the Company or any of its Subsidiaries.

     (t) Year 2000 Compliance. The software and hardware operated by the Company and the Company Insurance Companies are capable of providing or are being adapted or replaced to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 and date-dependent data in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates and date-dependent data as of the date hereof, except for the failure to have such capability which would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

     (u) Investment Contracts, Funds and Clients.

     (i) Certain of the Company's Subsidiaries provide investment management, investment advisory, sub-advisory, administration, distribution or certain other services (each Contract for such services being referred to as an "Investment Contract", each other party thereto being referred to as a "Client", and each Client which is registered as an investment company under the 1940 Act being referred to as a "Fund Client") to the Fund Clients, a complete list of which has previously been made available by the Company to Parent. Each of the Fund Clients (or the trust of which it is a series) is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. The Boards of Trustees or Directors of the Fund Clients operate in all material respects in conformity with the requirements and restrictions of Sections 9, 10 and 16 of the 1940 Act.

     (ii) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, each of the Fund Clients is in compliance with all applicable laws of the SEC, the NASD, the IRS and any other governmental agency or self-regulatory body having jurisdiction over such Fund Client or its distributor or investment adviser and of any state in which such Fund Client is registered, qualified or sold and with its Prospectus and Statement of Additional Information. Except as would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, each Fund Client has elected to be treated as, and has qualified as, a "regulated investment company" under subchapter M of Chapter 1 of Subtitle A of the Code. Except as would not be, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect, each Fund Client that is intended to be a tax-exempt municipal bond fund has satisfied the requirements of Section 852(b)(5) of the Code and is qualified to pay exempt interest dividends as defined therein.

     (iii) Each of the Company's Subsidiaries (each an "Advisory Entity" and, collectively "Advisory Entities"), a complete list of which has previously been made available by the Company to the Parent, that provides investment management, investment advisory or sub-advisory services to any Fund Client or any other Person (each an "Advisory Client") is duly registered with the SEC as an investment adviser and is not subject to state regulation. The Company is not an Advisory Entity. No Advisory Client is exempt from registration under the 1940 Act by virtue of Sections 3(c)(1), 3(c)(7) or (except Company Separate Accounts) 3(c)(11).

     (iv) Each Fund Client and Advisory Entity has operated and is currently operating in compliance with all laws, rules, regulations and orders applicable to it or its business except for such noncompliance as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. Each

Advisory Entity has been and is in compliance with each Investment Contract to which it is a party, except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

     (v) The accounts of each Advisory Client subject to ERISA have been managed by the applicable Company Subsidiary in compliance in all material respects with the applicable requirements of ERISA.

     (v) Company Broker/Dealers.

     (i) The Company operates its broker/dealer operations exclusively through Advantage Capital Corporation, Royal Alliance Associates, Inc., SunAmerica Securities, Inc., Sentra Securities Corporation, SunAmerica Capital Services, Inc., Spelman & Co., Inc. and FSC Securities Corporation (collectively, the "Company Broker/Dealers"). Each Company Broker/Dealer that is required to be registered as a broker-dealer with the SEC or under applicable state laws, is so registered and is registered with each other Governmental Entity with which it is required to register in order to conduct its business as now conducted, and is and has been since January 1, 1995 in full compliance with all applicable Laws thereunder, except for any failures to register or comply which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect. Each Company Broker/Dealer is a member organization in good standing of the NASD and such other organizations in which its membership is required in order to conduct its business as now conducted except such failures to be in good standing or such memberships the failure to have or maintain which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

     (ii) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, no Company Broker/Dealer is, nor is any "associated person" of it, subject to a "statutory disqualification" (as such terms are defined in the Exchange Act) or subject to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of the registration of the Company as broker-dealer, municipal securities dealer, government securities broker or government securities dealer under Section 15, Section 15B or Section 15C of the Exchange Act and, to the Company's Knowledge, there are no proceedings or investigations pending by any Governmental Entity or self-regulatory organization that is reasonably likely to result in any such censure, limitations, suspension or revocation.

     (iii) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, since its inception, each Company Broker/Dealer has had net capital (as such term is defined in Rule 15c3-1 under the Exchange Act) that satisfies the minimum net capital requirements of the Exchange Act and of the laws of any jurisdiction in which such company conducts business.

     (w) Pooling of Interests; Reorganization. As of the date of this Agreement, the Company has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes or as a "reorganization" under Section 368(a) of the Code.

     (x) Derivatives. If the Company and its Subsidiaries had adopted Statement of Financial Accounting Standards No. 133 ("SFAS 133") as of the date of this Agreement, each financial instrument or other financial contract held by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party and that would constitute a "derivative instrument" for the purposes of SFAS 133 would properly be accounted for by the Company under SFAS 133 as a "fair value hedge", "cash flow hedge" or "foreign currency hedge" with respect to the assets or liabilities of the Company or one of its Subsidiaries.

     5.2. Representations and Warranties of Parent. Except as set forth in the disclosure letter delivered to the Company by Parent on or prior to entering into this Agreement (the "Parent Disclosure Letter"), Parent hereby represents and warrants to the Company that (it being understood that the words "to the Knowledge of Parent" or "Parent's Knowledge" and any words of similar import shall mean the actual knowledge of the persons whose names are set forth in
Section 5.2(a) of the Parent Disclosure Letter; provided, however, when such representations and warranties are given as of the Closing Date as conditions to Closing, such words shall mean to the actual knowledge of such persons after reasonable inquiry of others within Parent and its Subsidiaries):

     (a) Organization, Good Standing and Qualification. Each of Parent and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its properties or conduct of its business requires such qualification, except where the failure to be so qualified or in such good standing, when taken together with all other such failures, is not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect (as defined below). Parent has made available to the Company a complete and correct copy of the certificate of incorporation and bylaws or other comparable governing instruments of Parent, each as amended to date. Parent's certificate of incorporation and bylaws so delivered are in full force and effect.

     As used in this Agreement, the term "Parent Material Adverse Effect" means a material adverse effect on the financial condition, operations, properties, business or results of operations of Parent and its Subsidiaries taken as a whole or an effect which is reasonably likely to prevent, materially delay or materially impair the ability of Parent to consummate the transactions contemplated by this Agreement.

     (b) Capital Structure. The authorized capital stock of Parent consists of 2,000,000,000 shares of Parent Common Stock, of which 1,050,001,900 shares outstanding as of the close of business on June 30, 1998 (as adjusted to reflect the stock split effected as a stock dividend paid July 31, 1998), and 6,000,000 shares of Serial Preferred Stock, par value $5.00 per share (the "Parent Preferred Stock"), none of which was outstanding as of the close of business on July 31, 1998. All of the outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable.

     (c) Corporate Authority.

     (i) Parent has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate, subject only to approval of the Merger by the holders of at least a majority of the outstanding shares of Parent Common Stock (the "Parent Requisite Vote"), the Merger. This Agreement is a valid and binding agreement of Parent enforceable against Parent in accordance with its terms, subject to the Bankruptcy and Equity Exception.

     (ii) The Board of Directors of Parent (A) has unanimously adopted the plan of merger set forth herein and approved this Agreement and the other transactions contemplated hereby, (B) has declared that the Merger and this Agreement and the other transactions contemplated hereby are advisable, and (C) has received the opinion of its financial advisor, Morgan Stanley & Co., Incorporated, to the effect that as of the date hereof, the Exchange Ratio is fair to Parent from a financial point of view.

     (iii) Prior to the Effective Time, Parent will have taken all necessary action to permit it to issue the number of shares of Parent Common Stock required to be issued pursuant to Article IV. The Parent Common Stock, when issued, will be validly issued, fully paid and nonassessable, and no shareholder of Parent will have any preemptive right of subscription or purchase in respect thereof. The Parent Common Stock, when issued, will be registered under the Securities Act and Exchange Act and registered or exempt from registration under any applicable state securities or "blue sky" laws.

     (d) Governmental Filings; No Violations.

     (i) Other than the filings and/or notices (A) pursuant to Section 1.3, (B) under the HSR Act, the Securities Act, the Exchange Act and the Advisers Act,
(C) to comply with state securities or "blue sky" laws, (D) required to be made with the NYSE, the NASD, the Pacific Exchange, Inc. and other applicable self-regulatory organizations, applicable state banking authorities and applicable federal agencies including the Federal Deposit Insurance Corporation and the Office of Thrift Supervision, and (E) the filing of appropriate documents with, and, to the extent necessary, approval of, the respective Commissioners of Insurance of the states of Arizona, California, New York and the insurance authorities of the Cayman Islands and such notices and consents as may be required under the insurance laws of any jurisdiction in which the Company, Parent or any of their respective subsidiaries is domiciled or does business, no filings, reports or notices are required to be made by Parent with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent from, any Governmental Entity, in connection with the execution and delivery of this Agreement by Parent and the consummation by Parent of the Merger and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect.

     (ii) The execution, delivery and performance of this Agreement by Parent do not, and the consummation by Parent of the Merger and the other transactions contemplated hereby will not, constitute or result in (A) a breach or violation of, or a default under, the certificate of incorporation or bylaws of Parent or the comparable governing instruments of any of Parent's Subsidiaries, (B) a breach or violation of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of Parent or any of its Subsidiaries (with or without notice, lapse of time or both) pursuant to, any Contract binding upon Parent or any of its Subsidiaries (provided, as to consummation, the filings, reports and notices are made, and approvals are obtained, as referred to in Section 5.2(e)(i)) or any Law or governmental or non-governmental permit or license to which Parent or any of its Subsidiaries is subject or (C) any change in the rights or obligations of any party under any Contract, except, in the case of clause (B) or (C) above, for breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to have a Parent Material Adverse Effect.

     (e) Parent Reports; Financial Statements; Undisclosed Liabilities.

     (i) Parent has delivered or made available to the Company each registration statement, report, proxy statement or information statement prepared by it since December 31, 1995, including (A) Parent's Annual Report on Form 10-K for the year ended December 31, 1997 (the "Parent Audit Date"), and (B) Parent's Quarterly Reports on Form 10-Q for the periods ended March 31, 1998 and June 30, 1998, each in the form (including exhibits, annexes and any amendments thereto) filed with the SEC (collectively, including any such reports filed subsequent to the date hereof, the "Parent Reports"). As of their respective dates, the Parent Reports did not, and any Parent Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly presents, or will fairly present, the consolidated financial position of Parent and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Parent Reports (including any related notes and schedules) fairly presents, or will fairly present, the results of operations, retained earnings and changes in financial position, as the case may be, of Parent and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with U.S. GAAP consistently applied during the periods involved, except as may be noted therein.

     (ii) Except for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of Parent included in the Parent's Quarterly Report on Form 10-Q for the period ended June 30, 1998, and for liabilities incurred in the ordinary course of business consistent with past practice since June 30, 1998, neither Parent nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that individually or in the aggregate, has had or is reasonably likely to have a Parent Material Adverse Effect.

     (f) Absence of Certain Changes. Except as disclosed in the Parent Reports filed prior to the date hereof, since the Parent Audit Date Parent and its Subsidiaries have conducted the business of Parent and its Subsidiaries, taken as a whole, only in, and have not engaged in any transaction material to the Company and its Subsidiaries, taken as a whole, other than according to, the ordinary and usual course of such business, consistent with past practice and there has not been (i) any change in the financial condition, operations, properties, business or results of operations of Parent and its Subsidiaries or any development or combination of developments of which Parent has Knowledge that, individually or in the aggregate, has had or is reasonably likely to have a Parent Material Adverse Effect; (ii) any damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Parent or any of its Subsidiaries, whether or not covered by insurance or that, individually or in the aggregate, has had or is reasonably likely to have a Parent Material Adverse Effect; or (iii) any material change by Parent in accounting principles, practices or methods other than as required by U.S. GAAP or as disclosed in the Parent Reports filed prior to the date hereof.

     (g) Litigation and Liabilities. Except as disclosed in the Parent Reports filed prior to the date hereof, there are no (i) civil, criminal or administrative actions, suits, claims, hearings, investigations, inquiries or proceedings pending or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries or (ii) obligations or liabilities of any nature, whether or not accrued, contingent or otherwise and whether or not required to be disclosed, including those relating to environmental and occupational safety and health matters, or any other facts or circumstances of which Parent has Knowledge that is reasonably likely to result in any claims against, or obligations or liabilities of, Parent or any of its affiliates, except for those that are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect.

     (h) Compliance with Laws.

     (i) The business and operations of each Subsidiary of Parent through which Parent conducts its insurance operations (collectively, the "Parent Insurance Subsidiaries") have been conducted in compliance with all applicable Insurance Laws, except where the failure to so conduct such business and operations would not individually or in the aggregate have a Parent Material Adverse Effect. Notwithstanding the generality of the foregoing, except where the failure to do so would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect, each Parent Insurance Subsidiary and, to Parent's Knowledge, its agents have marketed, sold and issued insurance products in compliance, in all material respects, with all Insurance Laws applicable to the business of such Parent Insurance Subsidiary and such activities and in the respective jurisdictions in which such products have been sold, including, without limitation, in compliance with (A) all applicable prohibitions against withdrawal of business lines, (B) all applicable requirements relating to the disclosure of the nature of insurance products as policies of insurance and (C) all applicable requirements relating to insurance product projections and illustrations. In addition, (X) there is no pending or, to the Knowledge of Parent, threatened charge by any insurance regulatory authority that any of the Parent Insurance Subsidiaries has violated, nor any pending or, to the Knowledge of Parent, threatened investigation by any insurance regulatory authority with respect to possible violations of, any applicable Insurance Laws where such violations would, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect; (Y) none of the Parent Insurance Subsidiaries is subject to any order or decree of any insurance regulatory authority relating specifically to such Parent Insurance Subsidiary (as opposed to insurance companies generally) which would, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect; and (Z) the Parent Insurance Subsidiaries have filed all reports required to be filed with any insurance regulatory authority on or before the date hereof as to which the failure to file such reports would, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect.

     (ii) Except in each case as is not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect: (A) In addition to Insurance Laws, except as set forth in the Parent Reports filed prior to the date hereof, the businesses of each of Parent and its Subsidiaries have not been, and are not being, conducted in violation of any Laws; (B) Except as set forth in the Parent Reports filed prior to the date hereof, no investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries is pending or, to the Knowledge of Parent, threatened, nor has any Governmental Entity indicated an intention to conduct the same; (C) To the Knowledge of Parent, no material change is required in Parent's or any of its Subsidiaries' processes, properties or procedures in connection with any such Laws, and Parent has not received any written notice or communication of any material noncompliance with any such Laws that has not been cured as of the date hereof; and (D) Parent and its Subsidiaries each has all permits, licenses, trademarks, patents, trade names, copyrights, service marks, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct its business as presently conducted.

     (i) Year 2000 Compliance. The software and hardware operated by Parent and the Parent Insurance Subsidiaries are capable of providing or are being adapted or replaced to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 and date-dependent data in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates and date-dependent data as of the date hereof, except for the failure to have such capability which would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect.

     (j) Takeover Statutes. No Takeover Statute or any restrictive provision of any applicable anti-takeover provision in Parent's certificate of incorporation and bylaws is, or at the Effective Time will be, applicable to Parent, the Merger or the other transactions contemplated by this Agreement.

     (k) Pooling of Interests; Reorganization. As of the date of this Agreement, Parent has no reason to believe that the Merger will not qualify as a "pooling of interests" for accounting purposes or as a "reorganization" under
Section 368(a) of the Code.

     (l) Separate Operating Company. As of the date hereof, Parent intends to cause the business of the Company (as operated immediately prior to the Effective Time) to be operated separately from other Subsidiaries of Parent following the Effective Time.

                                   ARTICLE VI

                                   COVENANTS

     6.1. Company Interim Operations. The Company covenants and agrees as to itself and each of its Subsidiaries that, after the date hereof and prior to the Effective Time (unless Parent shall otherwise approve in writing and except as otherwise expressly contemplated by this Agreement) or as disclosed in Section
6.1 of the Company Disclosure Letter:

          (a) its and its Subsidiaries' business shall be conducted in the ordinary and usual course, consistent with past practice (it being understood and agreed that nothing contained herein shall permit the Company to enter into or engage in (through acquisition, product extension or otherwise) the business of selling any products or services materially different from existing products or services of the Company and its Subsidiaries or entering into or engaging in new lines of business without Parent's prior written approval), and, to the extent consistent therewith, it and its Subsidiaries shall use their respective best efforts to preserve its business organization intact and maintain its existing relations and goodwill with customers, suppliers, reinsurers, distributors, agents, regulators, creditors, lessors, employees and business associates;

          (b) it shall not (i) issue, sell, pledge, dispose of or encumber any capital stock owned by it in any of its Subsidiaries except in connection with the conversion of (x) the Preferred Shares (and the simultaneous conversion of the Depositary Shares), (y) the Security Units and (z) the Class B Shares, as described in Section 6.14, Section 6.15, and the Voting Agreement, respectively; (ii) amend its charter or bylaws or comparable governing instruments; (iii) split, combine or reclassify its outstanding shares of stock; (iv) authorize, declare, set aside or pay any dividend payable in cash, stock or property in respect of any capital stock other than dividends from its direct or indirect wholly-owned Subsidiaries and other than regular quarterly cash dividends paid by the Company not in excess of $0.15 per share and regular dividends and distributions on the Preferred Shares and the Security Units pursuant to the terms thereof; or
     (v) repurchase, redeem or otherwise acquire, except in connection with the Stock Plans and the conversions referred to in clause (i) of this Section 6.1(b), or permit any of its Subsidiaries to purchase or otherwise acquire, any shares of its stock or any securities convertible into or exchangeable or exercisable for any shares of its stock;

          (c) neither it nor its Subsidiaries shall (i) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable or exercisable for, or options, warrants, calls, commitments or rights or agreements of any kind to acquire, any shares of its capital stock of any class or any Voting

     Debt or any other property or assets (other than Shares issuable pursuant to options outstanding on the date hereof under the Stock Plans or upon conversion of the Preferred Shares (and the simultaneous conversion of the Depositary Shares), the Security Units or the Class B Shares, as described in Section 6.14, Section 6.15 and the Voting Agreement, respectively; or
     (ii) other than in the ordinary and usual course of business, transfer, lease, license, guarantee, sell, mortgage, pledge, dispose of or encumber any other property or assets (including capital stock of any of its Subsidiaries) or incur or modify any material indebtedness or other liability; or (iii) incur any long-term indebtedness (other than replacement debt as it matures) in excess of $250 million, incur any short-term indebtedness which is reflected on the Company's balance sheet (as determined in accordance with U.S. GAAP) at the end of the financial quarter in which such short-term indebtedness was incurred; or (iv) make or authorize or commit for any capital expenditures other than in amounts less than $25 million in the aggregate or, by any means, make any acquisition of, or investment in, assets or stock of any other Person or entity (other than in the ordinary course of business) in excess of $50 million; provided, however, that no such acquisition shall be of a controlling interest in any other Person;

          (d) neither it nor any of its Subsidiaries shall terminate, establish, adopt, enter into, make any new, or accelerate the vesting or payment of any existing, grants or awards under, amend or otherwise modify, any Compensation and Benefit Plans except in the ordinary course of business consistent with past practice or as may be required by law, or contractual obligations in effect as of the date of this Agreement, or as contemplated by this Agreement, or increase the salary, wage, bonus or other compensation of any employees other than normal base wage and base salary increases in the ordinary and usual course of business;

          (e) neither it nor any of its Subsidiaries shall (i) settle or compromise any material claims or litigation; (ii) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, liabilities or obligations in the ordinary and usual course of business and within the amounts reflected or reserved on the most recent consolidated financial statements contained in the Company Reports prior to the date hereof; or (iii) except in the ordinary and usual course of business, modify, amend or terminate any of its material Contracts or waive, release or assign any material rights or claims;

          (f) neither it nor any of its Subsidiaries shall make any material Tax election or permit any insurance policy naming it as a beneficiary or loss-payable payee to be canceled or terminated except in the ordinary and usual course of business;

          (g) neither it nor any of its Subsidiaries shall enter into any agreement containing any provision or covenant limiting in any material respect the ability of the Company or any Subsidiary or affiliate to (i) sell any products or services of or to any other person, (ii) engage in any line of business or (iii) compete with or to obtain products or services from any person or limiting the ability of any person to provide products or services to the Company or any of its Subsidiaries or affiliates;

          (h) neither it nor any of its Subsidiaries shall take any action that would cause any representation or warranty of the Company herein to become untrue in any material respect; and

          (i) neither it nor any of its Subsidiaries shall authorize or enter into an agreement to do any of the foregoing.

     6.2. Acquisition Proposals. The Company will not, and will not permit or cause any of its Subsidiaries or any of the officers and directors of it or its Subsidiaries to, and shall direct and cause its and its Subsidiaries' employees, agents and representatives (including any advisor, investment banker, attorney or accountant retained by it or any of its Subsidiaries) ("Representatives") not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate any inquiries or the making of any proposal or offer with respect to a merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of 50% or more of the assets or voting securities of, the Company and its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"). The Company will not, and will not permit or cause any

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

of its Subsidiaries or any of the officers and directors of it or its Subsidiaries to and shall direct and cause its and its Subsidiaries' employees, agents and Representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any Person relating to an Acquisition Proposal, whether made before or after the date of this Agreement, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that the Company may, and may authorize and permit its employees, agents and Representatives to, furnish or cause to be furnished confidential information and may participate in such negotiations and discussions if the Board of Directors of the Company determines in good faith (after having consulted with and considered the advice of outside legal counsel) that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company agrees that it will take the necessary steps to promptly inform the individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 6.2 and in the Confidentiality Agreement. The Company will notify Parent immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its officers, directors or its Representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers. The Company also will promptly request each Person that has heretofore executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal to return all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries.

     6.3. Information Supplied. The Company and Parent each agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (i) the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (including the joint proxy statement and prospectus (the "Joint Proxy Statement/Prospectus") constituting a part thereof) (the "S-4 Registration Statement") will, at the time the S-4 Registration Statement becomes effective under the Securities Act or (ii) the Joint Proxy Statement/Prospectus and any amendment or supplement thereto will, at the date of mailing to stockholders and at the times of the meetings of stockholders of Parent and the Company to be held in connection with the Merger, in either such case contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     6.4. Stockholders Meeting. Each of Parent and the Company will take, in accordance with applicable law and its charter and bylaws, all action necessary to convene a meeting of its respective stockholders (the "Stockholders Meeting") as promptly as practicable after the S-4 Registration Statement is declared effective to consider and vote upon the approval of the Merger. Subject to fiduciary obligations under applicable Law, the Board of Directors of each of Parent and the Company shall recommend such approval and shall take all lawful action to solicit such approval.

     6.5.  Filings; Other Actions; Notification.

     (a) Parent and the Company shall promptly prepare and file with the SEC the Joint Proxy Statement/ Prospectus, and Parent shall prepare and file with the SEC the S-4 Registration Statement as promptly as practicable. Parent and the Company each shall use all reasonable efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and promptly thereafter mail the Joint Proxy Statement/Prospectus to its respective stockholders. Parent shall also use all reasonable efforts to obtain prior to the effective date of the S-4 Registration Statement all necessary state securities law or "blue sky" permits and approvals required in connection with the Merger and to consummate the other transactions contemplated by this Agreement and will pay all expenses incident thereto.

     (b) The Company and Parent shall cooperate with each other and use (and shall cause their respective Subsidiaries to use) all reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement and as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports, applications and other filings and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement; provided, however, that nothing in this Section 6.5 shall require, or be construed to require, Parent or the Company, in connection with the receipt of any regulatory approval, to proffer to, or agree to (i) sell or hold separate and agree to sell, divest or to discontinue to or limit, before or after the Effective Time, any assets, businesses, or interest in any assets or businesses of Parent, the Company or any of their respective affiliates (or to consent to any sale, or agreement to sell, or discontinuance or limitation by Parent or the Company, as the case may be, of any of its assets or businesses) or (ii) agree to any conditions relating to, or changes or restriction in, the operations of any such asset or businesses which, in either case, is reasonably likely to materially and adversely impact the economic or business benefits to such party of the transactions contemplated by this Agreement. Subject to applicable Laws relating to the exchange of information, Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other with respect to all the information relating to Parent or the Company, as the case may be, and any of their respective Subsidiaries, that appear in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

     (c) The Company and Parent each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement/Prospectus, the S-4 Registration Statement or any other statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger and the transactions contemplated by this Agreement.

     (d) The Company and Parent each shall keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of notice or other communications received by Parent or the Company, as the case may be, or any of its Subsidiaries, from any third party and/or any Governmental Entity with respect to the Merger and the other transactions contemplated by this Agreement. The Company and Parent each shall give prompt notice to the other of any change that, individually or in the aggregate, is reasonably likely to result in a Company Material Adverse Effect or Parent Material Adverse Effect, respectively.

     6.6. Pooling. From and after the date hereof and until the Effective Time, none of Parent, the Company, or any of their respective Subsidiaries or other affiliates over which they exercise control, shall knowingly take any action, or knowingly fail to take any action, that is reasonably likely to jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes.

     6.7. Access. Upon reasonable notice, and except as may otherwise be required by applicable law, the Company shall (and shall cause its Subsidiaries to) afford Parent's officers, directors or Representatives access, during normal business hours throughout the period prior to the Effective Time, to the Company's and its Subsidiaries' properties, books, contracts and records and, during such period, shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning the Company's and its Subsidiaries' business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by the Company and provided, further, that the foregoing shall not require the Company to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality if the Company shall have used all reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section shall be directed to an executive officer of the Company or such Person as may be designated by either of the Company's officers. All such information shall be governed by the terms of the Confidentiality Agreement (as defined in Section 9.7).

     6.8. Affiliates. Not later than the fifteenth day prior to the mailing of the Joint Proxy Statement/ Prospectus, (i) the Company shall deliver to Parent a list of names and addresses of those Persons who are, in the opinion of the Company, as of the time of the Stockholders Meeting referred to in Section 6.4, "affiliates" of the Company within the meaning of Rule 145 under the Securities Act and for the purposes of applicable interpretations regarding the pooling of interests method of accounting, and (ii) Parent shall deliver to the Company a list of names and addresses of those Persons who are, in the opinion of Parent, as of the time of the Stockholders Meeting referred to in Section 6.4, "affiliates" of Parent for the purposes of applicable interpretations regarding the pooling of interests method of accounting. There shall be added to such list the names and addresses of any other Person subsequently identified by either Parent or the Company, as the case may be, as a Person who may be deemed to be such an affiliate; provided, however, that no such Person identified by Parent or the Company, as the case may be, shall remain on such list of affiliates if Parent or the Company, as the case may be, shall receive from the other party, on or before the date of the Stockholders Meeting, an opinion of counsel reasonably satisfactory to Parent or the Company, as the case may be, to the effect that such Person is not such an affiliate. Parent or the Company, as the case may be, shall exercise its best efforts to deliver or cause to be delivered to the other party, prior to the date of the Stockholders Meeting, from each such affiliate identified in the foregoing lists (as the same may be supplemented as aforesaid) a letter dated as of the Stockholders Meeting substantially in the form attached as Exhibit A-1 in the case of clause (i) above and in the form attached as Exhibit A-2 in the case of clause (ii) above (collectively, the "Affiliates Letter"). Parent shall use its reasonable best efforts to publish, not later than 45 days after the end of the month in which the Effective Time occurs, financial results covering at least 30 days of post-Merger combined operations as contemplated by and in accordance with the terms of SEC Accounting Series Release 135. Parent shall not be required to maintain the effectiveness of the S-4 Registration Statement or any other registration statement under the Securities Act for the purposes of resale of Parent Common Stock by such affiliates received in the Merger and the certificates representing Parent Common Stock received by such affiliates shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section.

     6.9. Stock Exchange Listing and De-listing. Parent shall use its best efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date. The Surviving Corporation shall use its best efforts to cause the Common Shares, the Depositary Shares and the Security Units to be de-listed from the NYSE and the Pacific Exchange, Inc. and de-registered under the Exchange Act as soon as practicable following the Effective Time.

     6.10. Publicity. The initial press release shall be a joint press release and thereafter the Company and Parent each shall consult with each other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities exchange.

     6.11.  Benefits.

     (a) Stock Options and Other Awards.

     (i) At the Effective Time, each Company Option whether vested or unvested, shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Option, the same number of shares of Parent Common Stock as the holder of such Company Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded to the nearest whole number), at a price per share (rounded to the nearest whole cent) equal to
(y) the aggregate exercise price for the Common Shares otherwise purchasable pursuant to such Company Option divided by (z) the number of full shares of Parent Common Stock deemed purchasable pursuant to such Company Option in accordance with the foregoing; provided, however, that in the case of any Company Option to which Section 422 of the Code applies, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in accordance with the foregoing, subject to such adjustments as are necessary in order to satisfy the requirements of Section 424(a) of the Code. At or prior to the Effective Time, the Company shall make all necessary arrangements with respect to the Stock Plans to permit the assumption of the unexercised Company Options by Parent pursuant to this Section.

     (ii) Effective at the Effective Time, Parent shall assume each Company Option in accordance with the terms of the relevant Stock Plan under which it was issued and the stock option agreement by which it is evidenced. At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Options assumed by it in accordance with this Section. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form (or shall cause such Company Option to be deemed to be an option issued pursuant to a Parent Stock Plan for which shares of Parent Common Stock have previously been registered pursuant to an appropriate registration form) with respect to the Parent Common Stock subject to such Company Options, and shall use its best efforts to maintain the effectiveness of such registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Options remain outstanding.

     (iii) At the Effective Time, each other right with respect to the Common Shares (a "Company Award"), whether vested or unvested, shall be deemed to constitute a right to receive or acquire, on the same terms and conditions as were applicable under the Company Award, the same number of shares of Parent Common Stock as the holder of such Company Award would have been entitled to receive pursuant to the Merger had such holder received such Company Award in full immediately prior to the Effective Time (rounded to the nearest whole number). Effective at the Effective Time, Parent shall assume each Company Award in accordance with the terms of the relevant Stock Plan under which it was issued and the award agreement by which it is evidenced. At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock with respect to the Company Awards assumed by it in accordance with this Section 6.11(a).

     (b) Employee Benefits.

     (i) Parent agrees that, during the period commencing at the Effective Time and ending on the first anniversary thereof, the employees of the Company and its Subsidiaries (the "Company Employees") will continue to be provided with benefits under employee benefit plans (other than plans involving the issuance of Shares) that are substantially similar in the aggregate than those currently provided by the Company and its Subsidiaries to such employees.

     (ii) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, recognize each Company Employee's service with the Company and any of its Subsidiaries, including any service credit with other entities acquired by the Company and its Subsidiaries (to the extent recognized under the Compensation and Benefit Plans), prior to the Effective Time, as service with the Surviving Corporation in connection with (A) any welfare benefit plan for all purposes (other than benefit levels or amounts) and (B) any pension plan for purposes of eligibility, vesting and benefit entitlement (but not benefit accruals or the amount or level of employer contributions), in which such Company Employee is eligible to participate following the Effective Time. From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, (Y) cause any pre-existing condition or limitation and any eligibility waiting periods (to the extent such limitations or waiting periods did not apply to the Company Employees under the Compensation and Benefit Plans) under any group health plans of Parent or any of its Subsidiaries to be waived with respect to Company Employees and their eligible dependents and (Z) to give each Company Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for expenses incurred prior to the Effective Time (or such later date on which participation commences) during the applicable plan year.

     (iii) Parent shall, and shall cause the Surviving Corporation to, honor all employee benefit obligations to current and former employees under the Compensation and Benefit Plans and all employee severance plans (or policies) in existence on the date hereof, all employment or severance agreements entered into by the Company or adopted by the Board of Directors of the Company prior to the date hereof and all employment agreements and amendments thereto authorized by the Board of Directors on or prior to the date hereof and set forth on Section 5.1(h) of the Company Disclosure Letter and the other actions set forth on or permitted by Section 5.1(h) of the Company Disclosure Letter. Nothing herein shall prevent Parent from terminating any Compensation and Benefit Plan (other than any Company severance plan or policy prior to the first anniversary of the Effective Time) in accordance with their terms and subject to applicable law.

     (iv) Prior to the Effective Time, the Company shall take such actions as may be necessary such that each outstanding limited stock appreciation right under the Stock Plans does not become exercisable with respect to the transactions contemplated by this Agreement.

     (v) The Company agrees to take such actions as may be necessary to provide that the exercise date in respect of the offering period under the Company's 1997 Employee Stock Purchase Plan (the "1997 ESPP") in which falls the Effective Time shall be accelerated, and all unexercised options granted in respect of such offering period shall be exercised immediately prior to the Effective Time. The Company further agrees to take all such actions as may be necessary to terminate the 1997 ESPP as of the Effective Time and in connection therewith cease all further offerings and payroll deductions under the 1997 ESPP.

     6.12. Expenses. The Surviving Corporation shall pay all charges and expenses, including those of the Exchange Agent, in connection with the transactions contemplated in Article IV. Except as otherwise provided in Section 8.4(b), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense, except that expenses incurred in connection with the filing fee for the S-4 Registration Statement and printing and mailing the Joint Proxy Statement/Prospectus and the S-4 Registration Statement shall be shared equally by Parent and the Company.

     6.13.  Indemnification; Directors' and Officers' Insurance.

     (a) From and after the Effective Time, Parent agrees that it will (to the fullest extent permitted by Delaware law and the Charter) indemnify and hold harmless each present and former director and officer of the Company (when acting in such capacity) determined as of the Effective Time (the "Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under Maryland law and its charter or bylaws in effect on the date hereof to indemnify such Person (and Parent shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided the Person to whom expenses are advanced provides
(i) a written affirmation of his or her good faith belief that the standard of conduct necessary for indemnification has been met, and (ii) an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification).

     (b) Any Indemnified Party wishing to claim indemnification under paragraph
(a) of this Section 6.13, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Parent thereof, but the failure to so notify shall not relieve Parent of any liability it may have to such Indemnified Party if such failure does not materially prejudice the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) Parent or the Surviving Corporation shall have the right to assume the defense thereof and Parent shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if Parent or the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Parent or the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Parent or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that Parent shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest, (ii) the

Indemnified Parties will cooperate in the defense of any such matter and (iii) Parent shall not be liable for any settlement effected without its prior written consent, which Parent will not unreasonably withhold; and provided, further, that Parent shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

     (c) The Surviving Corporation shall maintain a policy of officers' and directors' liability insurance for acts and omissions occurring prior to the Effective Time with coverage in amount and scope at least as favorable as the Company's existing directors' and officers' liability insurance coverage ("D&O Insurance") for a period of four years after the Effective Time so long as the annual premium therefor is not in excess of 150% of the last annual premium paid prior to the date hereof (the "Current Premium"); provided, however, if the existing D&O Insurance expires, is terminated or cancelled during such four year period, the Surviving Corporation will use all reasonable efforts to obtain D&O Insurance for the remainder of such period for a premium not in excess (on an annualized basis) of 150% of the Current Premium.

     (d) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

     6.14. Preferred Shares and Depositary Shares. The Company shall take all necessary action to call for redemption all of the outstanding Preferred Shares and Depositary Shares (and shall comply with all provisions relating thereto, including the notice provisions thereof) so that such securities are redeemed prior to or on October 31, 1998 and shall deliver to the holders thereof in exchange therefor Common Shares in accordance with the terms thereof.

     6.15. Security Units. The Company shall take all necessary action to call for redemption all of the outstanding Security Units (and shall comply with all provisions relating thereto, including the notice provisions thereof) so that such securities are redeemed prior to or on the day prior to the Effective Time and shall deliver to the holders thereof in exchange therefor Common Shares in accordance with the terms thereof.

     6.16.  Other Actions by the Company and Parent.

     (a) Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement or the Voting Agreement, each of Parent and the Company and its Board of Directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement, or the Voting Agreement or by the Merger, as the case may be, and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

     (b) Dividends. The Company shall coordinate with Parent the declaration, setting of record dates and payment dates of dividends on Common Shares so that holders of Common Shares do not receive dividends on both Common Shares and Parent Common Stock received in the Merger in respect of any calendar quarter or fail to receive a dividend on either Common Shares or Parent Common Stock received in the Merger in respect of any calendar quarter.

     6.17.  Compliance with 1940 Act Section 15.

     (a) Prior to the Closing, the Company shall use all commercially reasonable efforts to ensure compliance with Section 15(f) of the 1940 Act, so that the transactions contemplated by this Agreement will be in compliance at the Closing with Section 15(f) of the 1940 Act, including, to assure that at the time of the Closing at least 75% of the Board of Directors or Trustees of each Fund Client are not "interested persons" (as such term is defined in the 1940 Act) of the Surviving Corporation or the Company.

     (b) Parent will use all commercially reasonable efforts to assure compliance with the conditions of Section 15(f) of the 1940 Act as it applies to the transactions contemplated by the Agreement. From and after the Closing, Parent shall conduct the business of the Surviving Corporation, so as to assure that, insofar as within the control of Parent:

          (i) for a period of three years after the Closing Date, at least 75% of the members of the Board of Directors or Trustees of each Fund Client which enters into a replacement Investment Contract with an Advisory Entity that constitutes an investment advisory agreement are not (A) "interested persons" of the Surviving Corporation, or (B) "interested persons" of the Company; and

          (ii) there is not imposed on any Fund Client an "unfair burden" (within the meaning of Section 15(f) of the 1940 Act) as a result of the transactions contemplated by this Agreement, or any express or implied terms, conditions or understandings applicable thereto.

     6.18. Fund Client Contracts. The Company shall use its best efforts to cause (a) the consideration and due approval by the Board of Directors of each Fund Client, (b) to the extent required by the 1940 Act, the consideration and due approval by such Fund Client's securityholder, of a new Investment Contract (or, where permitted, approval of continuation of the existing Investment Contract) with the same Advisory Entity (or in the case of the Company, the Surviving Corporation) to become effective upon the Closing, in each case, on the same material terms as in effect on the date hereof under such Investment Contract for the performance by the relevant Advisory Entity of investment management, investment advisory, investment subadvisory, distribution or administration services and (c) to the extent necessary, the preparation and filing of an application with the SEC for exemptive relief under Section 15(a) of the 1940 Act to permit each Fund Client to operate under such new Investment Contract prior to such securityholder approval.

     6.19. Non-Fund Advisory Contracts. The Company or relevant Advisory Entity shall notify each Client other than Fund Clients (an "Advisory Client") of the transactions contemplated by this Agreement and use its best efforts to obtain, prior to the Closing, the consent of each Advisory Client to the "assignment" (as such term is used in the Advisers Act) of its Investment Contract involving investment advisory services as a result of the transactions contemplated hereby in a form reasonably satisfactory to Parent. The Company and Advisory Entity shall consult with Parent regarding all written communications with Advisory Clients concerning the obtaining of such assignments.

     6.20. Qualification of the Fund Clients; Fund Client Boards. Subject to applicable fiduciary duties to the Fund Clients, the Company will use its best efforts to cause the Fund Clients to take no action (i) that would prevent any Fund Client from qualifying as a "regulated investment company", within the meaning of Section 851 of the Code, or (ii) that would be inconsistent with any Fund Client's prospectus and other offering, advertising and marketing materials.

     6.21. Board of Directors of Parent. At the Effective Time, Parent shall cause to be elected to the Board of Directors of Parent two (2) persons to be designated by the Company and reasonably acceptable to Parent.

     6.22. Delivery of Disclosure Information. As promptly as practicable following the date of this Agreement, the Company will deliver to Parent those Sections of the Company Disclosure Letter as contemplated in Section 5.1 and, in each case, such disclosure shall be identified by the corresponding sections or subsections of Section 5.1 to which such disclosure relates, it being hereby agreed by the parties hereto that such disclosure information shall not modify any of the Company's representations set forth in Section 5.1 and shall not be taken into account for purposes of determining whether Section 7.2(a) has been satisfied.

     6.23. SunAmerica Inc. The Company shall cooperate with Parent and take all steps reasonably necessary to protect and if necessary to assign to Parent, all of the Company's right, title and interest in and to, the Intellectual Property associated with SunAmerica Inc.

     6.24. Thrift Application. At the request of Parent, the Company shall promptly withdraw any applications made to any applicable regulatory authority to convert Resources Trust Company to a thrift.

                                  ARTICLE VII

                                   CONDITIONS

     7.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

          (a) Stockholder Approval. This Agreement shall have been adopted and the Merger shall have been duly approved by the holders of Common Shares and Class B Shares constituting the Company Requisite Vote and by the holders of Parent Common Stock constituting the Parent Requisite Vote.

          (b) NYSE Listing. The shares of Parent Common Stock issuable to the Company stockholders pursuant to this Agreement shall have been authorized for listing on the NYSE upon official notice of issuance.

          (c) Regulatory Consents. The waiting period applicable to the consummation of the Merger under the HSR Act and applicable Insurance Laws shall have expired or been terminated, and, other than the filing provided for in Section 1.3, all notices, reports and other filings required to be made prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Company or Parent or any of their respective Subsidiaries or affiliates (as such term is defined in the Exchange Act) from any Governmental Entity (collectively, "Governmental Consents"), in connection with the execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated hereby shall have been made or obtained (as the case may be).

          (d) Litigation. No court or Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law, statute, ordinance, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Merger (collectively, an "Order"), and no Governmental Entity shall have instituted any proceeding or threatened to institute any proceeding seeking any such Order.

          (e) S-4. The S-4 Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued, and no proceeding for that purpose shall have been initiated or be threatened, by the SEC.

          (f) Blue Sky Approvals. Parent shall have received all state securities and "blue sky" permits and approvals, if any, necessary to consummate the transactions contemplated hereby.

          (g) Pooling of Interests. The Company and Parent shall each have received a letter from their respective independent accountants addressed to the Company or Parent, as the case may be, to the effect that the Merger will qualify for "pooling of interests" accounting treatment.

          (h) Affiliates Letters. Each of Parent and the Company shall have received an Affiliates Letter from each Person identified as an affiliate of the other pursuant to Section 6.8.

     7.2. Conditions to Obligations of Parent. The obligations of Parent to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct (without giving effect to any qualifications as to "Company Material Adverse Effect", "material" or similar qualifications) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date) except, in either case, where the failure of such representations and warranties to be so true and correct (without giving effect to any qualifications as to "Company Material Adverse Effect", "material" or similar qualifications) would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, and

     Parent shall have received a certificate signed on behalf of the Company by the Chairman and Chief Executive Officer of the Company to such effect.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chairman, President and Chief Executive Officer of the Company to such effect.

          (c) Consents. The Company shall have obtained the consent or approval of each Person whose consent or approval shall be required under any Contract to which the Company or any of its Subsidiaries is a party, except those for which the failure to obtain such consents or approvals, is not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect; and no such consent or approval, and no Governmental Consent shall impose any condition or conditions relating to, or requiring changes or restrictions in, the operations of any asset or businesses of the Company, Parent or their respective Subsidiaries which is reasonably likely to materially and adversely impact the economic or business benefits to Parent and its Subsidiaries of the transactions contemplated by this Agreement.

          (d) Tax Opinion. Parent shall have received the opinion of Sullivan & Cromwell, counsel to Parent, dated the Closing Date, to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) each of Parent and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code, and (iii) no gain or loss will be recognized by the stockholders of the Company who exchange all of their Common Shares solely for shares of Parent Common Stock pursuant to the Merger (except with respect to any cash received in lieu of a fractional share interest in Parent Common Stock). In rendering such opinion, Sullivan & Cromwell may rely upon and require such certificates of the Company and Parent and/or their officers or principal stockholders as are customary for such opinions.

          (e) Client Approvals.  The approvals contemplated in Sections 6.18 and
     6.19 shall have been obtained for Fund Clients and Advisory Clients representing at least 80% of the total assets, as of the date hereof, subject to Investment Contracts with all of the Company's Fund Clients and Advisory Clients.

     7.3. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent set forth in this Agreement shall be true and correct (without giving effect to any qualifications as to "Parent Material Adverse Effect", "material" or similar qualifications) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent any such representation or warranty expressly speaks as of an earlier date) except, in either case, where the failure of such representations and warranties to be so true and correct (without giving effect to any qualifications as to "Parent Material Adverse Effect", "material" or similar qualifications) would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

          (b) Performance of Obligations of Parent. Parent shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

          (c) Consents Under Agreements. Parent shall have obtained the consent or approval of each Person whose consent or approval shall be required in order to consummate the transactions contemplated by this Agreement under any Contract to which Parent or any of its Subsidiaries is a party, except those for which failure to obtain such consents or approvals is not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect.

          (d) Tax Opinion. The Company shall have received the opinion of Wachtell, Lipton, Rosen & Katz, counsel to the Company, dated the Closing Date, to the effect that (i) the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (ii) each of Parent and the Company will be a party to that reorganization within the meaning of Section 368(b) of the Code, and (iii) no gain or loss will be recognized by the stockholders of the Company who exchange all of their Common Shares solely for shares of Parent Common Stock pursuant to the Merger (except with respect to any cash received in lieu of a fractional share interest in Parent Common Stock). In rendering such opinion, Watchell, Lipton, Rosen & Katz may rely upon and require such certificates of the Company and Parent and/or their officers or principal stockholders as are customary for such opinions.

                                  ARTICLE VIII

                                  TERMINATION

     8.1. Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by stockholders of the Company and Parent referred to in Section 7.1(a), by mutual written consent of the Company and Parent by action of their respective Boards of Directors.

     8.2. Termination by Either Parent or the Company. This Agreement may be terminated and the Merger may be abandoned (i) by action of the Board of Directors of either Parent or the Company if the Merger shall not have been consummated by June 30, 1999, whether such date is before or after the date of approval by the stockholders of the Company (the "Termination Date"), (ii) by action of the Board of Directors of either Parent or the Company if the Company Requisite Vote shall not have been obtained at a meeting duly convened therefor or at any adjournment or postponement thereof, (iii) by action of the Board of Directors of either Parent or the Company if the Parent Requisite Vote shall not have been obtained at a meeting duly convened therefore or at any adjournment or postponement thereof, (iv) at any time prior to the Effective Time (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), by action of the Board of Directors of either Parent or the Company, as the case may be, in the event of any of (A) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 7.2(a) or 7.3(a), as the case may be), which breach cannot be or has not been cured within 20 days after the giving of written notice to the breaching party of such breach; (B) a material breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 20 days after the giving of written notice to the breaching party of such breach; or (C) a Company Material Adverse Effect exists (in which case Parent may terminate this Agreement) or a Parent Material Adverse Effect exists (in which case the Company may terminate this Agreement), or (v) by action of the Board of Directors of either Parent or the Company if any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable (whether before or after the approval by the stockholders of the Company or Parent); provided, that the right to terminate this Agreement pursuant to clause (i) above shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of the Merger to be consummated.

     8.3. Termination by Parent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the approval by the stockholders of Parent referred to in Section 7.1(a), by action of the Board of Directors of Parent if the Board of Directors of the Company shall have withdrawn or adversely modified its approval or recommendation of this Agreement contemplated by Section 6.4 or failed to reconfirm such recommendation of this Agreement within five business days after a written request by Parent to do so.

     8.4.  Effect of Termination and Abandonment.

     (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, this Agreement (other than as set forth in Section 9.1) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal and financial advisors or other representatives); provided, however, except as otherwise provided herein, no such termination shall relieve any party hereto of any liability or damages resulting from any breach of this Agreement.

     (b) In the event that this Agreement is terminated by Parent or the Company pursuant to Section 8.2(i), Section 8.2(ii) or Section 8.3 and, prior to the date of such termination, any Person (other than Parent) has made to the Company or any of its Subsidiaries a bona fide Acquisition Proposal or shall have publicly announced an intention (whether or not conditional) to make a proposal or offer relating to an Acquisition Proposal, then the Company shall pay Parent, no later than two days after the earlier to occur of (i) the date of entrance by the Company or any of its Subsidiaries into an agreement concerning a transaction that constitutes an Acquisition Proposal or (ii) the date any Person (other than Parent) purchases 50% or more of the assets or any voting securities of the Company and its Subsidiaries (provided that the entering of any definitive agreement referred to in clauses (i) and (ii) of this sentence is entered into by the Company or any of its Subsidiaries, or if there is no such agreement with respect to a purchase contemplated by clause (ii), any tender, exchange or other offer or arrangement for the Company's voting securities is first publicly disclosed, within 18 months of such termination of this Agreement), a termination fee of $500 million. In the event that this Agreement is terminated by Parent or the Company pursuant to Section 8.2(iii), then Parent shall pay the Company, no later than two days after this Agreement has been terminated, a termination fee of $500 million.

                                   ARTICLE IX

                           MISCELLANEOUS AND GENERAL

     9.1. Survival. This Article IX and the agreements of the Company and Parent contained in Sections 6.9 (Stock Exchange Listing and De-listing), 6.11 (Benefits) and 6.13 (Indemnification; Directors' and Officers' Insurance) shall survive the consummation of the Merger. This Article IX, the agreements of the Company and Parent contained in Section 6.12 (Expenses), Section 8.4 (Effect of Termination and Abandonment) and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement shall not survive the consummation of the Merger or the termination of this Agreement.

     9.2. Modification or Amendment. Subject to the provisions of the applicable law, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.

     9.3. Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

     9.4. Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

     9.5. GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State of New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.6 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

     (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.

     9.6. Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by facsimile:

     if to Parent

     70 Pine Street,
     New York, New York 10270.
     Attention: General Counsel
     facsimile: (212) 514-6894

     (with a copy to Neil T. Anderson, Esq.,
     Sullivan & Cromwell,
     125 Broad Street, New York, NY 10004.
     facsimile: (212) 558-3588.)

     if to the Company

     1999 Avenue of the Stars, 38th Floor,
     Los Angeles, California 90067.
     Attention: General Counsel
     facsimile: (310) 772-6565

     (with a copy to Craig Wasserman, Esq.,
     Wachtell, Lipton, Rosen & Katz,
     51 West 52nd Street,
     New York, New York 10019.
     facsimile: (212) 403-2000)

or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above.

     9.7. Entire Agreement; No Other Representations. This Agreement (including any exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter, the Confidentiality Agreement, dated July 27, 1998, between Parent and the Company (the "Confidentiality Agreement") constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.

     9.8. No Third Party Beneficiaries. Except as provided in Section 6.13 (Indemnification; Directors' and Officers' Insurance), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     9.9. Obligations of Parent and of the Company. Whenever this Agreement requires a Subsidiary of Parent to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Subsidiary to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of the Surviving Corporation to cause such Subsidiary to take such action.

     9.10. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

     9.11. Interpretation. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     9.12. Assignment. This Agreement shall not be assignable by operation of law or otherwise.

     9.13. Right to Revise Form of Merger. Notwithstanding anything to the contrary contained in this Agreement, the parties may mutually agree to revise the form of the Merger to the extent they determine such a change to be desirable to provide for a forward or reverse merger of the Company with a newly formed wholly owned subsidiary of Parent, provided any such change does not affect the consideration to be received by holders of the Common Shares, cause any material delay in the consummation of the Merger or adversely affect the ability of the Merger to qualify as a reorganization under the provisions of
Section 368(a) of the Code.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

                                          SUNAMERICA INC.

                                          By:         /s/ ELI BROAD
                                            ------------------------------------
                                            Name: Eli Broad
                                            Title: Chairman, President and Chief
                                                   Executive Officer

                                          AMERICAN INTERNATIONAL GROUP, INC.

                                          By:      /s/ M. R. GREENBERG
                                            ------------------------------------
                                            Name: M. R. Greenberg
                                            Title: Chairman and Chief Executive
                                                   Officer

                                   APPENDIX B

                                VOTING AGREEMENT

     THIS VOTING AGREEMENT (the "Agreement") is entered into as of August 19, 1998, between the undersigned stockholder (the "Stockholder") of SunAmerica Inc., a Maryland corporation (the "Company"), and American International Group, Inc., a Delaware corporation ("Parent").

     WHEREAS, concurrently with the execution and delivery of this Agreement, the Company and Parent have entered into an Agreement and Plan of Merger dated as of August 19, 1998 (the "Merger Agreement"), providing for the merger of the Company with and into Parent (the "Merger") pursuant to the terms and conditions of the Merger Agreement, and setting forth certain representations, warranties, covenants and agreements of the parties thereto in connection with the Merger; and

     WHEREAS, as an inducement and a condition to Parent entering into the Merger Agreement, pursuant to which the Stockholder will receive the Merger Consideration (as defined in the Merger Agreement) in exchange for each share of Common Stock, par value $1.00 per share, of the Company (the "Common Stock") owned by him, the Stockholder has agreed to enter into this Agreement;

     NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1.  Representations of Stockholder.  The Stockholder represents that such
Stockholder:

          (a) is the beneficial owner of that number of shares of Common Stock and that number of shares of Non-Transferable Class B Stock, par value $1.00 per share, of the Company (together with the Transferable Class B Stock, par value $1.00 per share, of the Company (the "Transferable Class B Stock"), the "Class B Stock") set forth opposite such Stockholder's name on Exhibit A (such Stockholder's "Shares");

          (b) does not beneficially own (as such term is defined in the Securities Exchange Act of 1934, as amended (the "1934 Act")) any shares of Common Stock or Class B Stock for which such Stockholder has the sole authority to vote other than his Shares, but excluding any shares of Common Stock or Class B Stock which such Stockholder has the right to obtain upon the exercise of stock options outstanding on the date hereof; and

          (c) has the right, power and authority to execute and deliver this Agreement and to perform his obligations under this Agreement, and this Agreement has been duly executed and delivered by such Stockholder and constitutes a valid and legally binding agreement of such Stockholder, enforceable in accordance with its terms; and such execution, delivery and performance by Shareholder of this Agreement will not (i) conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any contract, commitment or other obligation (written or oral) to which such Stockholder is a party or by which such Stockholder is bound; (ii) violate any order, writ, injunction, decree or statute, or any rule or regulation, applicable to Stockholder or any of the properties or assets of Stockholder; or (iii) result in the creation of, or impose any obligation on such Stockholder to create, any lien, charge or other encumbrance of any nature whatsoever upon the Shares.

The representations and warranties contained herein shall be made as of the date hereof and as of each date from the date hereof through and including the date that the Merger is consummated or this Agreement is terminated in accordance with its terms.

     2.  Agreement to Convert Class B Shares; Agreement to Vote Shares.

          (a) The Stockholder shall convert immediately prior to the Effective Time (as defined in the Merger Agreement) each share of Class B Stock held by him into one fully paid and nonassessable share of Common Stock, in accordance with the terms of the Class B Stock as set forth in the Articles of Restated Charter, dated October 3, 1991, as amended, of the Company.

          (b) The Stockholder shall vote his Shares and any New Shares (as defined in Section 6 hereof), and shall cause any holder of record of his Shares or New Shares to vote, in favor of adoption and approval of the Merger Agreement and the Merger (and each other action and transaction contemplated by the

     Merger Agreement or by this Agreement) at every meeting of the stockholders of the Company at which any such matters are considered and at every adjournment thereof. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. The Stockholder shall deliver to Parent upon request a proxy substantially in the form attached hereto as Exhibit B, which proxy shall be coupled with an interest and irrevocable to the extent permitted under Maryland law, with the total number of such Stockholder's Shares and any New Shares correctly indicated thereon. The Stockholder shall also use his reasonable efforts to take, or cause to be taken, all action, and do, or cause to be done, all things necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement.

     3. No Voting Trusts. After the date hereof, the Stockholder agrees that he will not, nor will he permit any entity under his control to, deposit any Shares in a voting trust or subject any Shares to any agreement, arrangement or understanding with respect to the voting of such Shares other than agreements entered into with Parent.

     4. Additional Purchases. The Stockholder agrees that in the event (a) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of stock of the Company on, of or affecting the Shares of such Stockholder, (b) such Stockholder purchases or otherwise acquires beneficial ownership of any shares of Common Stock or Class B Stock after the execution of this Agreement (including by conversion), or (c) such Stockholder voluntarily acquires the right to vote or share in the voting of any shares of Common Stock or Class B Stock other than the Shares (collectively, "New Shares"), such Stockholder shall deliver promptly to Parent upon request an irrevocable proxy substantially in the form attached hereto as Exhibit B with respect to such New Shares. The Stockholder also agrees that any New Shares acquired or purchased by him shall be subject to the terms of this Agreement and shall constitute Shares to the same extent as if they were owned by such Stockholder on the date hereof.

     5. Affiliates Letter. The Stockholder shall execute and deliver on a timely basis a letter agreement in the form of Exhibit A-1 to the Merger Agreement, when and if requested by Parent prior to the Effective Time (as defined in the Merger Agreement).

     6. Specific Performance. Each party hereto severally acknowledges that it will be impossible to measure in money the damage to the other party if the party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other party will not have an adequate remedy at law or damages. Accordingly, each party hereto severally agrees that injunctive relief or other equitable remedy, in addition to remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that the other party has an adequate remedy at law. Each party hereto severally agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any other party's seeking or obtaining such equitable relief.

     7. Heirs, Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns and shall not be assignable without the written consent of all other parties hereto.

     8. Entire Agreement. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by all the parties hereto. No waiver of any provisions hereof by any party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

     9.  Miscellaneous.

     (a) This Agreement shall be deemed a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

     (b) If any provision of this Agreement or the application of such provision to any person or circumstances shall be held invalid by a court of competent jurisdiction, the remainder of the provision held invalid and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, shall not be affected.

     (c) This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

     (d) This Agreement shall terminate upon the earlier to occur of (i) the Effective Time (as defined in the Merger Agreement) or (ii) termination of the Merger Agreement in accordance with its terms.

     (e) All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

     (f) The obligations of the Stockholder set forth in this Agreement shall not be effective or binding upon such Stockholder until after such time as the Merger Agreement is executed and delivered by the Company and Parent.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

                                          AMERICAN INTERNATIONAL GROUP, INC.

                                          By:      /s/ M. R. GREENBERG
                                            ------------------------------------
                                            Name: M. R. Greenberg
                                            Title: Chairman and Chief Executive
                                                   Officer

                                          THE STOCKHOLDER:

                                                     /s/ ELI BROAD
                                          --------------------------------------
                                                        ELI BROAD

                                                                       EXHIBIT A

                                  STOCKHOLDER

                                                          NUMBER OF        NUMBER OF
                                                          SHARES OF        SHARES OF       TYPE OF
                           NAME                          COMMON STOCK    CLASS B STOCK    OWNERSHIP
                           ----                          ------------    -------------    ---------
1.   Eli Broad.......................................      3,634,605       13,340,591

                                                                       EXHIBIT B

                                 FORM OF PROXY

     The undersigned stockholder, for consideration received, hereby appoints [PARENT DESIGNEES] and each of them as my proxies, with full power of substitution in each of them, to cast on behalf of the undersigned all votes entitled to be cast by the holder of the shares of Common Stock, par value $1.00 per share, of SunAmerica Inc., a Maryland corporation (the "Company"), all shares of Nontransferable Class B Stock, par value $1.00 per share, of the Company, and all shares of Transferable Class B Stock, par value $1.00 per share, of the Company, owned by the undersigned at the Special Meeting of Shareholders of the Company to be held [DATE, TIME AND PLACE] and at any adjournment thereof FOR approval and adoption of the Agreement and Plan of Merger, dated as of August 19, 1998, between the Company and American International Group, Inc., a Delaware corporation ("Parent"), providing for the merger (the "Merger") of the Company with and into Parent, and the Merger. This proxy is coupled with an interest and is irrevocable until such time as the Voting Agreement, dated as of August 19, 1998, between a certain stockholder of the Company, the undersigned, and Parent terminates in accordance with its terms.

Dated             , 1998

                                          --------------------------------------
                                                (Signature of Stockholder)

                                   APPENDIX C

MORGAN STANLEY DEAN WITTER

                                                   1585 Broadway
                                                   New York, New York 10036
                                                   (212) 761-4000

                                                            August 19, 1998

Board of Directors
American International Group, Inc.
70 Pine Street
New York, New York 10270
Members of the Board

     We understand that SunAmerica Inc. ("SunAmerica" or the "Company") and American International Group, Inc. ("AIG"), have entered into an Agreement and Plan of Merger, dated as of August 19, 1998 (the "Merger Agreement"), which provides, among other things, for the merger (the "Merger") of SunAmerica with and into AIG. Pursuant to the Merger, each issued and outstanding share of common stock, par value $1.00 per share (the "SunAmerica Common Stock") of SunAmerica, other than shares held in treasury or held by AIG or any affiliate of AIG, will be converted into the right to receive 0.855 shares (the "Exchange Ratio") of common stock, par value $2.50 per share, of AIG (the "AIG Common Stock"). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

     You have asked for our opinion as to whether the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to AIG.

     For purposes of the opinion set forth herein, we have:

      (i) reviewed certain publicly available financial statements and other information of the Company and AIG, respectively;

      (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

      (iii) analyzed certain financial projections prepared by the management of the Company;

      (iv) discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

      (v) discussed the past and current operations and financial condition and the prospects of AIG with senior executives of AIG;

      (vi) discussed with the senior managements of the Company and AIG the strategic objectives of the Merger and their estimates of the synergies, cost savings and other benefits expected to result from the Merger;

     (vii) analyzed the pro forma impact of the Merger on AIG's earnings per share;

    (viii) reviewed the reported prices and trading activity for the SunAmerica Common Stock and AIG Common Stock;

      (ix) compared the financial performance of the Company and AIG and the prices and trading activity of the SunAmerica Common Stock and the AIG Common Stock with that of certain other comparable publicly-traded companies and their securities;

                                                MORGAN STANLEY

      (x) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

      (xi) participated in discussions and negotiations among representatives of the Company and AIG and their financial and legal advisors;

     (xii) reviewed the Merger Agreement and certain related documents; and

    (xiii) performed such other analyses and considered such other factors as we have deemed appropriate.

     We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections of SunAmerica and the estimates of the synergies, cost savings and other benefits expected to result from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company and AIG. As you are aware, we have had limited access to internal financial or other operating data regarding AIG, and therefore the financial and other information regarding AIG reviewed by Morgan Stanley in connection with the rendering of this opinion was limited to publicly available information and certain discussions with AIG's senior management regarding AIG's financial condition and prospects and their strategic objectives of the Merger and their estimates of the synergies, cost savings and other benefits expected to result from the Merger. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, including, among other things, that the Merger will be accounted for as a "pooling-of-interests" business combination in accordance with U.S. Generally Accepted Accounting Principles and the Merger will be treated as a tax-free reorganization and/or exchange, each pursuant to the Internal Revenue Code of 1986. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     We have acted as financial advisor to the Board of Directors of AIG in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for SunAmerica and AIG and their affiliates and have received fees for the rendering of these services.

     It is understood that this letter is for the information of the Board of Directors of AIG, except that this opinion may be included in its entirety in any filing made by AIG with the Securities and Exchange Commission with respect to the Merger. In addition, this opinion does not in any manner address the prices at which AIG's Common Stock will trade following consummation of the Merger, and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of AIG should vote at its shareholder's meeting held in connection with the Merger.

     Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Exchange Ratio pursuant to the Merger Agreement is fair from a financial point of view to AIG.
                               Very truly yours,


                                          MORGAN STANLEY & CO. INCORPORATED

                                          By: /s/DOUGLAS L. BROWN
                                              ----------------------------------
                                              Douglas L. Brown
                                              Managing Director

                                   APPENDIX D

[GOLDMAN, SACHS & CO. ADDRESS]

                                                            [GOLDMAN SACHS LOGO]

PERSONAL AND CONFIDENTIAL

August 19, 1998

Board of Directors
SunAmerica Inc.
1 SunAmerica Center
Los Angeles, CA 90067

Gentlemen and Madame:

     You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value $1.00 per share (the "Shares"), of SunAmerica Inc. (the "Company") of the exchange ratio of 0.855 shares of Common Stock, par value $2.50 per share ("AIG Common Stock"), of American International Group, Inc. ("AIG") to be received for each Share (the "Exchange Ratio") pursuant to the merger (the "Merger") contemplated by the Agreement and Plan of Merger, dated as of August 19, 1998, between the Company and AIG (the "Agreement").

     Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company, having provided certain investment banking services to the Company from time to time, including having advised the Company in its acquisition of the annuity operations of John Alden Financial Corporation in 1997, having acted as co-manager of its offering of 10 million 8.50% Premium Equity Redemption Cumulative Security Units in 1996, and having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also have provided certain investment banking services to AIG from time to time, including having acted as financial advisor in AIG's acquisition of 20(th) Century Industries in 1994 and having acted as financial advisor in its bid for American Bankers Insurance Group Inc. in 1997, and we may provide investment banking services to AIG, including acting as financial advisor, in the future. Goldman, Sachs & Co. provides a full range of financial advisory and securities services and, in the course of its normal trading activities, may from time to time effect transactions and hold securities, including derivative securities, of the Company or AIG for its own account and for the accounts of customers and may hold, at any time, a long or short position in such securities. As of August 19, 1998, Goldman, Sachs & Co. and its wholly-owned subsidiaries held for their accounts and for the accounts of their customers a long position of 1,499,361 Shares of the Company and a short position of 651,056 Shares of the Company.

     In connection with this opinion, we have reviewed, among other things, the Agreement; Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended September 30, 1997; Annual Reports to Stockholders and Annual Reports on Form 10-K of AIG for the five years ended December 31, 1997; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and AIG; selected Statutory Annual Statements filed by certain insurance subsidiaries of the Company and AIG with the insurance departments of the states under the laws of which they are respectively organized; certain other communications from the Company and AIG to their respective stockholders; certain

   New York / London / Tokyo / Boston / Chicago / Dallas / Frankfurt / George
               Town / Hong Kong / Houston / Los Angeles / Memphis
         Miami / Milan / Montreal / Osaka / Paris / Philadelphia / San Francisco / Singapore / Sydney / Toronto / Vancouver / Zurich

SunAmerica Inc.
August 19, 1998
Page Two


internal financial and actuarial analyses for the Company and AIG and financial forecasts for the Company, each prepared by their respective managements and provided to us for purposes of our analysis; and estimates of certain cost savings and operating synergies that the management of the Company expects will result from the Merger. We also have held discussions with members of the senior managements of the Company and AIG regarding past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Shares and AIG Common Stock, compared certain financial and stock market information for the Company and AIG with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the insurance industry specifically and in other industries generally and performed such other studies and analyses and reviewed such other information as we considered appropriate. As you know, we requested but did not receive financial forecasts of AIG. Our review of such matters was limited to a discussion with AIG management of certain publicly available estimates of AIG's future financial performance provided by I/B/E/S International Inc.

     We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us, and have assumed such accuracy and completeness for purposes of rendering this opinion. In that regard, we have assumed and relied upon, with your consent, the reasonableness and accuracy of the financial forecasts of the Company, including, without limitation, the projected estimates of cost savings and operating synergies expected to result from the Merger. We are not actuaries and our services did not include actuarial determinations or evaluations by us or an attempt to evaluate actuarial assumptions. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or AIG or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. We were not requested to, and did not, solicit third party indications of interest in acquiring all or part of the Company or investigate any alternative transactions that might be available to the Company. We have assumed with your consent that the Merger will be accounted for as a pooling of interests under generally accepted accounting principles. We also have assumed with your consent that obtaining all regulatory and other approvals and third party consents required for consummation of the Merger will not have an adverse impact on the Company or AIG or on the anticipated benefits of the Merger.

     Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such transaction.

     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio to be received by the holders of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

/s/ GOLDMAN, SACHS & CO.

   New York / London / Tokyo / Boston / Chicago / Dallas / Frankfurt / George
               Town / Hong Kong / Houston / Los Angeles / Memphis
         Miami / Milan / Montreal / Osaka / Paris / Philadelphia / San Francisco / Singapore / Sydney / Toronto / Vancouver / Zurich

                                   APPENDIX E

[WASSERSTEIN LOGO]                  [WASSERSTEIN PERELLA & CO., INC. ADDRESS]

August 19, 1998

Board of Directors
SunAmerica Inc.
1 SunAmerica Center
Century City
Los Angeles, CA 90067

Members of the Board:

     You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of Common Stock, par value $1.00 per share (the "Shares"), of SunAmerica, Inc. (the "Company") of the exchange ratio of 0.855 shares of Common Stock, par value $2.50 per share, of American International Group, Inc. ("AIG") to be received for each Share (the "Exchange Ratio") pursuant to the merger (the "Merger") contemplated by the Agreement and Plan of Merger, dated as of August 19, 1998, between the Company and AIG (the "Agreement"). The terms and conditions of the Merger are set forth in more detail in the Agreement.

     In connection with rendering our opinion, we have reviewed, among other things, the Agreement. We have also reviewed Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended September 30, 1997; Annual Reports to Stockholders and Annual Reports on Form 10-K of AIG for the five years ended December 31, 1997; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and AIG; Statutory Annual Statements filed by certain insurance subsidiaries of the Company and AIG with the Insurance Departments of the States under the laws of which they are respectively organized for the five years ended December 31, 1997; certain other communications from the Company and AIG to their respective stockholders; certain internal financial and actuarial analyses for the Company and AIG and certain financial forecasts for the Company, in each case prepared by their respective managements and provided to us for purposes of our analysis; and estimates of certain cost savings and operating synergies that the management of the Company expects will result from the Merger. We also have held discussions with members of the senior managements of the Company and AIG regarding past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Shares and AIG's Common Stock, compared certain financial and stock market information for the Company and AIG with similar information for certain other companies, the securities of which are publicly traded, that we believe may be relevant or comparable in certain respects to the Company and AIG or one or more of their businesses or assets, and we have reviewed the financial terms of certain recent business combinations in the insurance industry specifically, and in other industries generally, that we believe to be reasonably comparable to the Merger or otherwise relevant to our inquiry. We have also performed such other financial studies, analyses, and investigations and reviewed such other information as we considered appropriate for purposes of this opinion. As you know, we requested but did not receive financial forecasts of AIG. Our review of such matters was limited to a discussion with AIG management of certain publicly available estimates of AIG's future financial performance provided by I/B/E/S International Inc.

     In our review and analysis and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to or discussed with us or publicly available, and we have not assumed any responsibility for independent verification of any of such information. In that regard, we have assumed and relied upon, with your consent, the reasonableness and accuracy of the financial forecasts of the Company, including, without limitation, the projected estimates of certain cost

New York   Chicago   Dallas  Frankfurt  Houston  London  Los Angeles  Paris  San
Francisco                                                                  Tokyo

SunAmerica Inc.
August 19, 1998
Page 2

savings and operating synergies expected to result from the Merger, and we have assumed that such forecasts, projections and estimates were reasonably prepared in good faith and on bases reflecting the best currently available judgments of the management of the Company and that such estimates will be realized in the amounts and the times contemplated thereby. We express no opinion with respect to such forecasts, projections and estimates or the assumptions upon which they are based. We are not actuaries and our advisory services did not include actuarial determinations or evaluations by us or an attempt to evaluate actuarial assumptions. In addition, we have not reviewed any of the books and records of the Company or AIG, or assumed any responsibility for conducting a physical inspection of the properties or facilities of the Company or AIG, or for making or obtaining an independent evaluation or appraisal of the assets and liabilities of the Company or AIG or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. We were not requested to, and did not, solicit third party indications of interest in acquiring all or part of the Company or investigate any alternative transactions that may be available to the Company. You have informed us, and we have assumed with your consent, that the Merger will qualify as a tax-free "reorganization" under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended, and will be accounted for as a pooling-of-interests under generally accepted accounting principles. We also have assumed that obtaining all regulatory and other approvals and third party consents required for consummation of the Merger will not have an adverse impact on the Company or AIG or on the anticipated benefits of the Merger, and we have assumed that the transactions described in the Agreement will be consummated without waiver or modification of any of the material terms or conditions contained therein by any party thereto. Our opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by us as of the date hereof. We are not expressing any opinion herein as to the prices at which any securities of AIG or the Company will actually trade at any time.

     We are acting as financial advisor to the Company in connection with the proposed Merger. In addition, we have performed various investment banking services for the Company and AIG from time to time in the past, and may provide such services to the Company and AIG in the future. In the ordinary course of our business, we may actively trade the debt and equity securities of the Company and AIG for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     Our opinion addresses only the fairness from a financial point of view to the holders of Shares of the Exchange Ratio to be received by such holders pursuant to the Agreement, and we do not express any views on any other terms of the Merger. Specifically, our opinion does not address the Company's underlying business decision to effect the transactions contemplated by the Agreement.

     Our advisory services and the opinion expressed herein are provided for the benefit and use of the Board of Directors of the Company in connection with its consideration of the Merger and may not be used, circulated, quoted, or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document without our prior written consent. This opinion does not constitute a recommendation to any holder of Shares as to how such holder should vote with respect to the Merger, and should not be relied upon by any holder as such.

     Based upon and subject to the foregoing, and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Exchange Ratio to be received by the holders of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

                                          Very truly yours,

                                          /s/ WASSERSTEIN PERELLA & CO., INC.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Restated Certificate of Incorporation of the Registrant (the "Certificate") provides that the Registrant shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Registrant or serves or served any other enterprise at the request of the Registrant. Section 6.4 of the Registrant's By-Laws contains a similar provision.

     The Certificate also provides that a director will not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such an exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law (the "DGCL").

     Section 145 of the DGCL permits a corporation to indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties, if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit, and only with respect to a matter as to which they will have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made if such person will have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought will determine upon application that the defendant officers or directors are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits

EXHIBIT
NUMBER
-------
  2      Agreement and Plan of Merger, dated as of August 19, 1998, between SunAmerica Inc. and American International Group,
         Inc. (included as Annex A to the Joint Proxy Statement/
         Prospectus contained in this Registration Statement).
3(i)(a)  Restated Certificate of Incorporation of American
         International Group, Inc., dated June 2, 1995, (incorporated herein by reference to Exhibit 3(i) to American
         International Group, Inc.'s Annual Report on Form 10-K for
         the year ended December 31, 1996 (File No. 1-8787)).
3(i)(b)  Certificate of Restated Amendment of Certificate of
         Incorporation of American International Group, Inc., filed
         June 3, 1998 (incorporated herein by reference to Exhibit
         3(i) of American International Group, Inc.'s Quarterly
         Report on Form 10-Q for the quarter ended June 30, 1998
         (File No. 1-8787)).
3(ii)    By-Laws of American International Group, Inc. (incorporated herein by reference to Exhibit 3(ii) to American
         International Group, Inc.'s Quarterly Report on Form 10-Q
         for the quarter ended September 30, 1997 (File No. 1-8787)).

EXHIBIT
NUMBER
-------
  4      See Exhibits 3(i)(a), 3(i)(b) and 3(ii) for provisions of
         the Restated Certificate of Incorporation, Certificate of
         Amendment of Restated Certificate of Incorporation and
         By-Laws of American International Group, Inc. defining
         rights of holders of common stock of American International
         Group, Inc.
  5      Opinion of Kathleen E. Shannon, Esq., Vice President and
         Associate General Counsel of American International Group,
         Inc., regarding the validity of securities being registered.
  8.1    Opinion of Sullivan & Cromwell dated October 7, 1998
         regarding certain federal income tax matters.
  8.2    Opinion of Wachtell, Lipton, Rosen & Katz dated October 7,
         1998 regarding certain federal income tax matters.
 10.1    Voting Agreement, dated as of August 19, 1998, between Eli
         Broad and American International Group, Inc. (included as
         Annex B to the Joint Proxy Statement/Prospectus contained in this Registration Statement).
 10.2    American International Group, Inc.'s 1996 Employee Stock
         Purchase Plan (incorporated herein by reference to exhibit to American International Group, Inc.'s Definitive Proxy
         Statement dated April 4, 1997 (File No. 1-8787)).
 10.3    American International Group, Inc.'s 1987 Employee Stock
         Option Plan (incorporated herein by reference to exhibit to
         American International Group, Inc.'s Definitive Proxy
         Statement dated April 6, 1987 (File No. 0-4652)).
 10.4    Amended and Restated American International Group, Inc.'s
         1991 Employee Stock Option Plan (incorporated herein by
         reference to exhibit to American International Group, Inc.'s
         Definitive Proxy Statement dated April 4, 1997 (File No.
         1-8787)).
 11      Statement re computation of per share earnings (incorporated herein by reference to Exhibit 11 to American International
         Group, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 1-8787)).
 12      Statements re computation of ratios (incorporated herein by reference to Exhibit 12 to American International Group,
         Inc.'s Quarterly Report on Form 10-Q for the quarter ended
         June 30, 1998 (File No. 1-8787)).
 21      List of Subsidiaries of American International Group, Inc.
         (incorporated herein by reference to Exhibit 21 to American
         International Group, Inc.'s Annual Report on Form 10-K for
         the year ended December 31, 1997 (File No. 1-8787)).
 23.1    Consent of PricewaterhouseCoopers LLP (New York).
 23.2    Consent of PricewaterhouseCoopers LLP (Los Angeles).
 23.3    Consent of Kathleen E. Shannon, Esq., Vice President and
         Associate General Counsel of American International Group,
         Inc. (included in the opinion filed as Exhibit 5 to this
         Registration Statement and incorporated herein by
         reference).
 23.4    Consent of Sullivan & Cromwell (included in the opinion
         filed as Exhibit 8.1 to this Registration Statement and
         incorporated herein by reference).
 23.5    Consent of Wachtell, Lipton, Rosen & Katz (included in the opinion filed as Exhibit 8.2 to this Registration Statement and incorporated herein by reference).
 23.6    Consent of Morgan Stanley & Co. Incorporated.
 23.7    Consent of Goldman, Sachs & Co.
 23.8    Consent of Wasserstein Perella & Co., Inc.
 23.9    Consent of Eli Broad.
 23.10   Consent of Jay S. Wintrob.
 24      Powers of Attorney (included in signature page to this
         Registration Statement).

EXHIBIT
NUMBER
-------
 99.1    Form of Proxy Cards of SunAmerica Inc.
 99.2    Form of Proxy Card of American International Group, Inc.
 99.3    Opinion of Morgan Stanley & Co. Incorporated (included as
         Annex C to the Joint Proxy Statement/Prospectus contained in this Registration Statement).
 99.4    Opinion of Goldman, Sachs & Co. (included as Annex D to the
         Joint Proxy Statement/ Prospectus contained in this
         Registration Statement).
 99.5    Opinion of Wasserstein Perella & Co., Inc. (included as
         Annex E to the Joint Proxy Statement/ Prospectus contained in this Registration Statement).

        (b)  Financial Statement Schedules

     All financial statement schedules of the Registrant and SunAmerica which are required to be included herein are included in the Annual Report of the Registrant on Form 10-K for the fiscal year ended December 31, 1997 (File No. 1-8787) or the Annual Report of SunAmerica on Form 10-K for the year ended September 30, 1997 (File No. 1-4618), respectively, which are incorporated herein by reference.

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        provided, however, that paragraphs (i) and (ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes as follows:

          (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

          (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of
     Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and SunAmerica, the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 7th day of October, 1998.

                                          AMERICAN INTERNATIONAL GROUP, INC.

                                          By: /s/    M. R. GREENBERG
                                            ------------------------------------
                                                (M. R. Greenberg, Chairman)

                            ------------------------

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS: that each person whose signature appears below constitutes and appoints M.R. Greenberg, Edward E. Matthews and Howard I. Smith, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                            ------------------------

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                     SIGNATURE                                   TITLE                       DATE
                     ---------                                   -----                       ----

                /s/ M. R. GREENBERG                      Chairman and Director         October 7, 1998
---------------------------------------------------  (Principal Executive Officer)
                 (M. R. Greenberg)

                /s/ HOWARD I. SMITH                     Executive Vice President       October 7, 1998
---------------------------------------------------           and Director
                 (Howard I. Smith)                      (Principal Financial and
                                                          Accounting Officer)

              /s/ M. BERNARD AIDINOFF                           Director               October 7, 1998
---------------------------------------------------
               (M. Bernard Aidinoff)
                                                                Director
---------------------------------------------------
                (Lloyd M. Bentsen)

                 /s/ PEI-YUAN CHIA                              Director               October 7, 1998
---------------------------------------------------
                  (Pei-yuan Chia)

               /s/ MARSHALL A. COHEN                            Director               October 7, 1998
---------------------------------------------------
                (Marshall A. Cohen)

            /s/ BARBER B. CONABLE, JR.                          Director               October 7, 1998
---------------------------------------------------
             (Barber B. Conable, Jr.)

                     SIGNATURE                                   TITLE                       DATE
                     ---------                                   -----                       ----

              /s/ MARTIN S. FELDSTEIN                           Director               October 7, 1998
---------------------------------------------------
               (Martin S. Feldstein)

                /s/ LESLIE L. GONDA                             Director               October 7, 1998
---------------------------------------------------
                 (Leslie L. Gonda)

               /s/ EVAN G. GREENBERG                            Director               October 7, 1998
---------------------------------------------------
                (Evan G. Greenberg)

                /s/ CARLA A. HILLS                              Director               October 7, 1998
---------------------------------------------------
                 (Carla A. Hills)

              /s/ FRANK J. HOENEMEYER                           Director               October 7, 1998
---------------------------------------------------
               (Frank J. Hoenemeyer)

              /s/ EDWARD E. MATTHEWS                            Director               October 7, 1998
---------------------------------------------------
               (Edward E. Matthews)

                /s/ DEAN P. PHYPERS                             Director               October 7, 1998
---------------------------------------------------
                 (Dean P. Phypers)

               /s/ THOMAS R. TIZZIO                             Director               October 7, 1998
---------------------------------------------------
                (Thomas R. Tizzio)

               /s/ EDMUND S. W. TSE                             Director               October 7, 1998
---------------------------------------------------
                (Edmund S. W. Tse)

                /s/ FRANK G. WISNER                             Director               October 7, 1998
---------------------------------------------------
                 (Frank G. Wisner)

                                 EXHIBIT INDEX

EXHIBIT                                                                  PAGE
NUMBER                             DESCRIPTION                           NO.
-------                            -----------                           ----
  2        Agreement and Plan of Merger, dated as of August 19, 1998, between SunAmerica Inc. and American International Group,
           Inc. (included as Annex A to the Joint Proxy
           Statement/Prospectus contained in this Registration
           Statement).
 3(i)(a)   Restated Certificate of Incorporation of American
           International Group, Inc., dated June 2, 1995, (incorporated herein by reference to Exhibit 3(i) to American
           International Group, Inc.'s Annual Report on Form 10-K for
           the year ended December 31, 1996 (File No. 1-8787)).
 3(i)(b)   Certificate of Restated Amendment of Certificate of
           Incorporation of American International Group, Inc., filed
           June 3, 1998 (incorporated herein by reference to Exhibit
           3(i) of American International Group, Inc.'s Quarterly
           Report on Form 10-Q for the quarter ended June 30, 1998
           (File No. 1-8787)).
 3(ii)     By-Laws of American International Group, Inc. (incorporated herein by reference to Exhibit 3(ii) to American
           International Group, Inc.'s Quarterly Report on Form 10-Q
           for the quarter ended September 30, 1997 (File No. 1-8787)).
  4        See Exhibits 3(i)(a), 3(i)(b) and 3(ii) for provisions of
           the Restated Certificate of Incorporation, Certificate of
           Amendment of Restated Certificate of Incorporation and By-
           Laws of American International Group, Inc. defining rights of holders of common stock of American International Group,
           Inc.
  5        Opinion of Kathleen E. Shannon, Esq., Vice President and
           Associate General Counsel of American International Group,
           Inc., regarding the validity of securities being registered.
  8.1      Opinion of Sullivan & Cromwell dated October 7, 1998
           regarding certain federal income tax matters.
  8.2      Opinion of Wachtell, Lipton, Rosen & Katz dated October 7,
           1998 regarding certain federal income tax matters.
 10.1      Voting Agreement, dated as of August 19, 1998, between Eli
           Broad and American International Group, Inc. (included as
           Annex B to the Joint Proxy Statement/Prospectus contained in this Registration Statement).
 10.2      American International Group, Inc.'s 1996 Employee Stock
           Purchase Plan (incorporated herein by reference to exhibit to American International Group, Inc.'s Definitive Proxy
           Statement dated April 4, 1997 (File No. 1-8787)).
 10.3      American International Group, Inc.'s 1987 Employee Stock
           Option Plan (incorporated herein by reference to exhibit to
           American International Group, Inc.'s Definitive Proxy
           Statement dated April 6, 1987 (File No. 0-4652)).
 10.4      Amended and Restated American International Group, Inc.'s
           1991 Employee Stock Option Plan (incorporated herein by
           reference to exhibit to American International Group, Inc.'s
           Definitive Proxy Statement dated April 4, 1997 (File No.
           1-8787)).
 11        Statement re computation of per share earnings (incorporated herein by reference to Exhibit 11 to American International
           Group, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (File No. 1-8787)).
 12        Statements re computation of ratios (incorporated herein by reference to Exhibit 12 to American International Group,
           Inc.'s Quarterly Report on Form 10-Q for the quarter ended
           June 30, 1998 (File No. 1-8787)).
 21        List of Subsidiaries of American International Group, Inc.
           (incorporated herein by reference to Exhibit 21 to American
           International Group, Inc.'s Annual Report on Form 10-K for
           the year ended December 31, 1997 (File No. 1-8787)).

EXHIBIT                                                                  PAGE
NUMBER                             DESCRIPTION                           NO.
-------                            -----------                           ----
 23.1      Consent of PricewaterhouseCoopers LLP (New York).
 23.2      Consent of PricewaterhouseCoopers LLP (Los Angeles).
 23.3      Consent of Kathleen E. Shannon, Esq., Vice President and
           Associate General Counsel of American International Group,
           Inc. (included in the opinion filed as Exhibit 5 to this
           Registration Statement and incorporated herein by
           reference).
 23.4      Consent of Sullivan & Cromwell (included in the opinion
           filed as Exhibit 8.1 to this Registration Statement and
           incorporated herein by reference).
 23.5      Consent of Wachtell, Lipton, Rosen & Katz (included in the opinion filed as Exhibit 8.2 to this Registration Statement and incorporated herein by reference).
 23.6      Consent of Morgan Stanley & Co. Incorporated.
 23.7      Consent of Goldman, Sachs & Co.
 23.8      Consent of Wasserstein Perella & Co., Inc.
 23.9      Consent of Eli Broad.
 23.10     Consent of Jay S. Wintrob.
 24        Powers of Attorney (included in signature page to this
           Registration Statement).
 99.1      Form of Proxy Cards of SunAmerica Inc.
 99.2      Form of Proxy Card of American International Group, Inc.
 99.3      Opinion of Morgan Stanley & Co. Incorporated (included as
           Annex C to the Joint Proxy Statement/Prospectus contained in this Registration Statement).
 99.4      Opinion of Goldman, Sachs & Co. (included as Annex D to the
           Joint Proxy Statement/ Prospectus contained in this
           Registration Statement).
 99.5      Opinion of Wasserstein Perella & Co., Inc. (included as
           Annex E to the Joint Proxy Statement/Prospectus contained in this Registration Statement).